As filed with the Securities and Exchange Commission on June 3, 2005.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZIFF DAVIS MEDIA INC.*
(Exact name of registrant as specified in its charter)

Delaware	2721	36-4336460
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

28 East 28th Street
New York, New York 10016
Telephone: (212) 503-3500
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Derek Irwin
Chief Financial Officer
28 East 28th Street
New York, New York 10016
Telephone: (212) 503-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gerald T. Nowak
Kirkland & Ellis LLP
200 E. Randolph Drive
Chicago, Illinois 60601
Telephone: (312) 861-2000
* The Co-Registrants listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.
      Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.
      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Exact Name of Additional Registrants*	Jurisdiction of Formation	I.R.S. Employer Identification No.

Ziff Davis Holdings Inc.	Delaware	36-4355050
Ziff Davis Publishing Holdings Inc.	Delaware	13-4105765
Ziff Davis Publishing Inc.	Delaware	13-4105763
Ziff Davis Development Inc.	Delaware	13-4105761
Ziff Davis Internet Inc.	Delaware	13-4105758

*	The address for each of the additional Registrants is c/o Ziff Davis Media Inc., 28 East 28th Street, New York, NY 10016, telephone: (212) 503-3500. The primary standard industrial classification number for each of the additional Registrants is 2721 except Ziff Davis Internet Inc., which is 7331. The name, address, including zip code, of the agent for service for each of the additional Registrants is Derek Irwin, Chief Financial Officer of Ziff Davis Media Inc., 28 East 28th Street, New York, NY 10016, telephone: (212) 503-3500.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell nor is it an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 3, 2005
PROSPECTUS
ZIFF DAVIS MEDIA INC.
EXCHANGE OFFER FOR
$205,000,000
SENIOR SECURED FLOATING RATE NOTES DUE 2012

We are offering to exchange:
up to $205,000,000 of our new Senior Secured Floating Rate Notes due 2012, series B for
a like amount of our outstanding Senior Secured Floating Rate Notes due 2012.
Material Terms of Exchange Offer

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

•	The exchange notes will be guaranteed on a senior secured basis by substantially all of our existing and future domestic subsidiaries and, for so long as our existing subordinated notes remain outstanding, Ziff Davis Holdings Inc.

•	The exchange notes will, subject to specified exceptions and permitted liens, be secured by a first priority security interest in substantially all of our existing and future assets. The guarantees will, subject to specified exceptions and permitted liens, be secured by a first priority security interest in substantially all of the existing and future assets of the applicable guarantor (but not including the guarantee of Ziff Davis Holdings Inc.).

•	There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system.

•	You may withdraw your tender of notes at any time before the expiration of the exchange offer. We will exchange all of the outstanding notes that are validly tendered and not withdrawn.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2005, unless extended.

•	The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

•	The exchange offer is not subject to any condition other than that it not violate applicable law or any applicable interpretation of the Staff of the SEC.

•	We will not receive any proceeds from the exchange offer.

      For a discussion of certain factors that you should consider before participating in this exchange offer, see “Risk Factors” beginning on page 11 of this prospectus.
      Neither the SEC nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
, 2005

      We have not authorized anyone to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on any unauthorized information or representations.
      Until                     , 2005, all dealers that, buy, sell or trade the exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

PRESENTATION OF INFORMATION
      Unless the context otherwise indicates, all references in this prospectus to the “Company,” “Ziff Davis,” “we,” “us” or “our” or similar words are to Ziff Davis Holdings Inc. and its subsidiaries. In those situations where it is important to distinguish between Ziff Davis Holdings Inc. and Ziff Davis Media Inc., we use the term “Ziff Davis Holdings” to refer to Ziff Davis Holdings Inc. and the term “Ziff Davis Media” to refer to Ziff Davis Media Inc. No separate consolidated financial information for Ziff Davis Media has been provided herein because Ziff Davis Holdings’ financial information is materially the same as Ziff Davis Media’s financial information as a result of the fact that: (1) Ziff Davis Holdings does not itself conduct any business but rather all of its operations are conducted by Ziff Davis Media and its direct and indirect subsidiaries; (2) Ziff Davis Holdings has no material assets other than its equity interest in Ziff Davis Media; and (3) Ziff Davis Holdings has unconditionally guaranteed the existing subordinated notes issued by Ziff Davis Media and, for so long as such notes remain outstanding, Ziff Davis Media’s senior secured floating rate notes. Unless otherwise indicated, the term “existing subordinated notes” collectively refers to Ziff Davis Media’s 12% senior subordinated notes due 2010 (the “12% notes”) and its senior subordinated compounding notes due 2009 (the “compounding notes”).

i

MARKET AND OTHER DATA
      Some of the data in this prospectus regarding the markets in which we compete are based on independent industry publications or other publicly available information. Although we believe that these independent sources are reliable, we have not independently verified and cannot assure you as to the accuracy or completeness of this information. In addition, information in this prospectus regarding the number of unique visitors to our various websites and readers of our print publications is not adjusted for the duplication of unique visitors and readers between all of these websites and our print publications.

ii

PROSPECTUS SUMMARY
      This summary highlights information about us and the exchange offer but it does not contain all of the information that would be important to you in making a decision to participate in the exchange offer. You should carefully read the entire prospectus, including “Risk Factors” and the financial statements and related notes.
The Company
      We are a leading integrated media company serving the technology and videogame markets. Over 80% of our 2004 revenue was generated from our brands having a #1 or #2 market position. Our U.S.-based media properties reach over 22 million people per month at work, home and play, based on syndicated research and management’s estimates. We believe our audiences, which range from corporate technology buyers, influencers and users to consumers, enthusiasts and gamers, represent an attractive demographic group to a wide range of advertisers. We report and manage our business along the following operating segments: the Consumer Tech Group (which includes PC Magazine and pcmag.com), the Enterprise Group (which includes eWEEK and eweek.com) and the Game Group (which includes Electronic Gaming Monthly and 1up.com).
Consumer Tech Group
      The Consumer Tech Group is principally comprised of three paid magazines, PC Magazine, Sync and ExtremeTech; a number of consumer-focused websites, including pcmag.com and extremetech.com; and our new consumer electronics event, DigitalLife.
      PC Magazine is one of the largest technology publications in the world and has U.S. readership of nearly 5.2 million readers, based on data compiled by MRI in Fall 2004. Reaching highly engaged technology influencers, PC Magazine differentiates itself through unique and extensive product reviews based on its exclusive benchmark testing performed at the PC Magazine Labs, supplemented by its “First Looks” section covering emerging technologies and products and opinion columns from its renowned technology authorities and writers.
      Our Consumer Tech Group Internet sites provide online destinations for IT and business professionals as well as technology enthusiasts. Similar to our print publications, our portfolio of online products is also grounded in a tradition of labs-based product reviews, advice and commentary from leading experts and in-depth analyses and reporting.
      In September 2003, we started the Event Marketing Group, a new business unit that develops and builds large-scale consumer events such as DigitalLife, a four-day special event that we launched in New York City in October 2004. DigitalLife brings together the latest in digital technology products for home, work and play. The 2004 event attracted over 25,000 attendees, including consumers, technology enthusiasts, retailers and members of the press.
Enterprise Group
      The Enterprise Group is comprised of several businesses in the magazine, Internet, event, research and marketing tools areas. The three controlled-circulation magazines in this segment are eWEEK, CIO Insight and Baseline. The Internet properties in this segment are primarily affiliated with the Enterprise Group’s brands, including eweek.com, cioinsight.com and baselinemag.com, but also include over 30 weekly eNewsletters and our eSeminars business. This segment also includes the Custom Conference Group, which each year creates and manages several hundred events sponsored by our advertisers; Business Information Services, a research and marketing tools unit launched in 2003; and Contract Publishing, which produces custom magazines, white papers, case studies and other sales and marketing collateral for customers.

      eWEEK is one of the largest controlled-circulation publications in the United States, reaching over 1.8 million enterprise technology decision-makers per week according to the May 2004 BPA Pass Along Audit. Controlled-circulation publications like eWEEK are distributed directly to qualified professionals for no charge and generate revenue principally from advertising. The criteria we use to qualify subscribers for this magazine are among the highest standards in the industry and help build a database that we use to extend our business into new product areas. eWEEK differentiates itself by delivering to its readers breaking news, technology product reviews and evaluations and strategic analyses of the companies, technologies and trends that impact enterprise-wide computing. This makes eWEEK extremely attractive to advertisers selling products and services to IT professionals and senior business readers.
      Our Enterprise Group Internet sites offer products and services consisting of Internet advertising, eNewsletters, select lead-generation programs, integrated e-commerce opportunities, email direct marketing, sponsorship and custom site development. The Enterprise Group also produces eSeminars, which are webcasts that connect IT experts, buyers and sellers in online interactive groups to explore the latest issues in technology. We held approximately 200 eSeminars in 2004 with an average of over 600 registrants per event.
Game Group
      The Game Group is focused on the videogame market and is principally comprised of three paid magazines, Electronic Gaming Monthly, Computer Gaming World, and Official U.S. PlayStation Magazine, and 1up.com, an innovative online destination for gaming enthusiasts. The paid publications are long-established leaders in the industry and are well-positioned to serve the core audience of the large and growing enthusiast market for videogames. Because readers of videogame magazines are principally 18-to-34 year old males, these publications also offer advertisers of non-videogame products and services access to a highly focused, difficult-to-reach readership with attractive demographics and spending patterns.
      In October 2003, we launched 1up.com, an online destination for videogame enthusiasts that provides up-to-the-minute news, multiple game reviews, tips and tricks and live forums with industry celebrities covering all game platforms. Unlike other competing videogame sites, 1up.com incorporates the editorial features from the Game Group’s industry-leading publications, together with innovative site functions and features for social networking, discussion groups, consumer news and lifestyle coverage of movies, music and gadgets.
Competitive Strengths
      Leading Provider of Integrated Marketing Solutions for the Technology and Videogame Markets. We are one of the largest media companies in the United States focusing on the technology and videogame markets. PC Magazine was the #1 technology magazine in the United States in 2004, as measured by the Publishers Information Bureau based on advertising pages. Our Enterprise Group publications and websites, led by eWEEK, reach over 2.7 million influential enterprise technology decision-makers each month. Our videogame publications led the market in 2004 in three major categories: IMS advertising pages (43.1% share); total circulation (35.5% share); and newsstand circulation (44.5% share).
      Strong Brands and Long Operating History. Publications associated with the Ziff Davis name have been published for nearly 80 years. Throughout this long history, we have developed many strong media brands. Our current brands reach over 22 million people per month. We believe the PC Magazine brand is one of the most recognized technology-related brands in the U.S. In addition, we also own several properties that are rapidly developing excellent reputations among both advertisers and readers. For example, Baseline magazine, launched in 2002, recently was awarded the Grand Neal Award, the highest distinction awarded by the American Business Media, The Association of Business Media Companies. We have also successfully developed several websites under the “Extreme” and “Insider” brands, such as extremetech.com and channelinsider.com, which leverage our high quality editorial content. These websites offer additional entry points for advertisers to reach a more targeted audience while broadening both our reader and advertiser bases.

      Established and Pre-Qualified Reader Base with Attractive Demographics. We have a large and loyal reader base that continues to grow as we launch new products and acquire strategic properties. The circulation of many of our magazines is controlled, or distributed free of charge, to qualifying readers that meet one of the most rigorous qualification standards in the industry. These readers must be employed as senior-level IT professionals with specific areas of budget responsibility and must also provide information annually for over 160 different qualifying criteria. As a result, our controlled-circulation database of over 3 million individuals is highly attractive to our advertisers based on its demographics and pre-qualified status. Our controlled-circulation database also generates substantial revenue through list rentals. Finally, we believe our large and highly targeted reader base represents a built-in audience for our new vertical market product introductions.
      Diversified Sources of Revenue. We continue to diversify our operations and revenue base and transition from a company that was predominantly print-based to one that is now a comprehensive provider of marketing solutions. Our non-print businesses contributed approximately 25.0% of our fiscal 2004 revenue and we expect this percentage to continue to increase in the future. In addition, we have launched several new initiatives over the last several years, such as the Custom Conference Group, eSeminars and 1up.com, which have further diversified our revenues and advertiser base. Our recent launch of Sync magazine also helps to diversify our operations by adding a broader range of consumer electronics and lifestyle advertisers than those targeted by our other publications (which primarily attract technology and videogame advertisers).
      State-of-the-Art In-House Testing Facilities. We believe our main testing facility, PC Magazine Labs, is the largest independent technology testing facility in the U.S. with over 2,000 products tested annually. Our facilities offer our audience renowned benchmark testing simulated in real-world environments. We believe that our state-of-the-art facilities provide a distinct advantage over our competitors who use third party testing facilities or who do not perform the same in-depth quantitative and qualitative product testing.
      Experienced Management Team. Our Chairman and Chief Executive Officer, Robert Callahan, and our President and Chief Operating Officer, Bart Catalane, each have over 25 years of senior executive experience in the media industry. Prior to joining Ziff Davis in October 2001, Mr. Callahan spent over 20 years with Capital Cities/ ABC Inc. and The Walt Disney Company in various senior leadership positions including President of the ABC Broadcast Group. Mr. Catalane most recently was the Chief Financial Officer of TMP Worldwide and has held senior management positions with Capital Cities/ ABC Inc. and The Walt Disney Company. In addition, the executives running our Consumer Tech and Enterprise Groups each have over 14 years of experience with Ziff Davis.
Business Strategy
      We intend to increase our revenue and cash flow by continuing to leverage our leading market positions and strong brands. The key elements of our strategy are:
      Continue to Capitalize on our Strong Brands. We intend to continue leveraging the strength of our leading brands such as PC Magazine and eWEEK, as well as our relationships with our advertisers and readers, to expand and transition our business platform.
      Increase Share of Customers’ Marketing Expenditures. We will continue to utilize our strong, long-standing relationships with advertisers to cross-sell new advertising programs and provide integrated marketing solutions to these customers.
      Continue Expansion of Online Media. We will continue to launch new online media products that offer new information and services that appeal to readers in the technology and videogame markets. These products include community websites that serve as discussion areas, eNewsletters that offer frequent market updates and virtual conferences and seminars that enable our advertisers to host online events.

      Pursue Strategic Acquisitions. Our management team has significant experience in evaluating and integrating acquisitions. As part of the strategy of broadening our coverage of the technology and videogame markets, we will continue to evaluate strategic acquisition opportunities that we believe will further enhance our leadership positions in these markets while providing an attractive return on investment.
      Continue to Capture Operating Efficiencies. During the past three years, we have taken numerous steps to respond to our customers’ needs, improve the speed and efficiency of our business and diversify our revenues. This has included the implementation of significant cost reductions to streamline our operations, the selected divestitures of non-performing assets, and the continued implementation of a financial restructuring plan.

Summary of the Exchange Offer

The Initial Offering of Outstanding Notes
We sold the outstanding notes on April 22, 2005 to Bear, Stearns & Co. Inc. and Lehman Brothers Inc. We collectively refer to those parties in this prospectus as the “initial purchasers.” The initial purchasers subsequently resold the outstanding notes: (i) to qualified institutional buyers pursuant to Rule 144A; or (ii) outside the United States in compliance with Regulation S, each as promulgated under the Securities Act of 1933, as amended.

Registration Rights Agreement	Simultaneously with the initial sale of the outstanding notes, we entered into a registration rights agreement for the exchange offer. In the registration rights agreement, we agreed, among other things, to use our reasonable best efforts to file a registration statement with the SEC and to commence and complete this exchange offer within 210 days of issuing the outstanding notes. The exchange offer is intended to satisfy your rights under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

The Exchange Offer	We are offering to exchange the exchange notes, which have been registered under the Securities Act, for your outstanding notes, which were issued on April 22, 2005 in the initial offering. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales	We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

• the exchange notes are being acquired in the ordinary course of your business;

• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

• you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-marking or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

Record Date	We mailed this prospectus and the related exchange offer documents to registered holders of outstanding notes on , 2005.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, , 2005, unless we decide to extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC.

Procedures for Tendering Outstanding Notes	If you wish to tender your notes for exchange in this exchange offer, you must transmit to the exchange agent on or before the expiration date either:

• an original or a facsimile of a properly completed and duly executed copy of the letter of transmittal, which accompanies this prospectus, together with your outstanding notes and any other documentation required by the letter of transmittal, at the address provided on the cover page of the letter of transmittal; or

• If the notes you own are held of record by The Depository Trust Company, or “DTC,” in book-entry form and you are making delivery by book-entry transfer, a computer-generated message transmitted by means of the Automated Tender Offer Program System of DTC, or “ATOP,” in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer. As part of the book-entry transfer, DTC will facilitate the exchange of your notes and update your account to reflect the issuance of the exchange notes to you. ATOP allows you to electronically transmit your acceptance of the exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the notes exchange agent.

In addition, you must deliver to the exchange agent on or before the expiration date:

• a timely confirmation of book-entry transfer of your outstanding notes into the account of the notes exchange agent at DTC if you are effecting delivery of book-entry transfer, or

• if necessary, the documents required for compliance with the guaranteed delivery procedures.

Special Procedures for Beneficial Owners
If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights	You may withdraw the tender of your outstanding notes at any time prior to 5:00 p.m., New York City time on , 2005.

Federal Income Tax Considerations	The exchange of outstanding notes will not be a taxable event for United States federal income tax purposes.

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange Agent	U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer.
Summary of Terms of the Exchange Notes
      The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes. The exchange notes represent the same debt as the outstanding notes. Both the outstanding notes and the exchange notes are governed by the same indenture. Unless the context otherwise requires, we use the term “notes” in this prospectus to collectively refer to the outstanding notes and the exchange notes.

Issuer	Ziff Davis Media Inc.

Securities	$205.0 million aggregate principal amount of Senior Secured Floating Rate Notes due 2012, Series B.

Maturity	May 1, 2012

Interest	Interest on the exchange notes will be set at a rate equal to three month LIBOR, which is reset quarterly, plus 6.0% on February 1, May 1, August 1 and November 1 of each year, commencing on August 1, 2005. The interest rate for the first interest period will be 9.145% per annum.

Security	The exchange notes will, subject to certain exceptions and permitted liens, be secured by a first priority security interest in substantially all of our existing and future assets. The guarantees (but not including the guarantee of Ziff Davis Holdings) will, subject to certain exceptions and permitted liens, be secured by a first priority security interest in substantially all of the existing and future assets of the applicable guarantor.

Guarantees	The exchange notes will be jointly, severally and unconditionally guaranteed by substantially all of our future and existing domestic subsidiaries and, for so long as our existing subordinated notes remain outstanding, Ziff Davis Holdings.

Ranking	The exchange notes and the guarantees will be senior secured obligations (but not including the guarantee of Ziff Davis Holdings which will be unsecured) of Ziff Davis Media and the guarantors and will rank equally in right of payment with all existing and future senior debt of Ziff Davis Media and the guarantors. The exchange notes and the guarantees (but not including the guarantee of Ziff Davis Holdings) will be effectively senior to any existing and future unsecured senior debt of Ziff Davis Media and the guarantors. The exchange notes and the guarantees will be senior to any existing and future subordinated debt of Ziff Davis Media and the guarantors.

Optional redemption	We may, at our option, redeem some or all of the exchange notes at any time on or after May 1, 2007, at the redemption prices listed under “Description of Notes — Optional Redemption.”

In addition, on or prior to May 1, 2006, we may, at our option, redeem up to 35% of the principal amount of the notes with the proceeds of certain sales of our equity securities at the redemption price listed under “Description of Notes — Optional Redemption.” We may make the redemption only if, after the redemption, at least 65% of the aggregate principal amount of the notes issued remains outstanding.

Mandatory repurchase offer	If we sell certain assets or experience specific kinds of changes in control, we must offer to repurchase the exchange notes at the prices listed under “Description of Notes — Repurchase at the Option of Holders.”

Covenants	The indenture under which the outstanding notes were issued will govern the exchange notes. The indenture contains covenants that, among other things, will limit our ability and the ability of our subsidiaries to:

• incur additional indebtedness;

• pay dividends on, redeem or repurchase our capital stock;

• make investments;

• create liens;

• enter into transactions with affiliates;

• merge or consolidate; and

• transfer, lease or sell assets.

These covenants are subject to a number of important exceptions and limitations, which are described under the heading “Description of the Notes” in this prospectus.

Risk Factors	You should consider carefully all of the information set forth in this prospectus and, in particular, you should evaluate the specific factors under “Risk Factors.”

      Our principal executive offices are located at 28 East 28th Street, New York, New York 10016. Our telephone number is (212) 503-3500. Our website address is www.ziffdavis.com. The information contained on our website is not a part of this prospectus.

Summary Historical and Other Consolidated Financial Data
      The following tables contain summary historical and other financial information as of the dates and for the periods indicated. The historical financial information as of and for the three months ended March 31, 2005 and 2004 has been derived from the unaudited interim consolidated financial statements and related notes of Ziff Davis Holdings included elsewhere in this prospectus. The historical information as of and for the years ended December 31, 2004, 2003 and 2002 has been derived from the audited consolidated financial statements and related notes of Ziff Davis Holdings included elsewhere in this prospectus. The following summary historical and other financial information should be read in conjunction with “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and related notes of Ziff Davis Holdings included elsewhere in this prospectus.

	Three Months Ended
	March 31,		Year Ended December 31,

	2005	2004	2004	2003	2002

	(unaudited)
	(dollars in thousands)
Statement of Operations Data:
Revenue, net	$42,681	$41,968	$204,477	$194,107	$209,037

Operating expenses:
Cost of production	11,781	12,933	59,743	60,622	75,835
Selling, general and administrative expenses	26,577	26,026	110,939	98,973	125,171
Depreciation and amortization of property, equipment and intangible assets	5,235	5,599	21,428	25,901	37,770
Restructuring charges (reductions), net(1)	—	—	5,491	(6,238)	48,950
Write-down of intangible assets(2)	—	—	—	—	79,241

Total operating expenses	43,593	44,558	197,601	179,258	366,967

Income (loss) from operations	$(912)	$(2,590)	$6,876	$14,849	$(157,930)

Net loss	$(26,322)	$(24,706)	$(85,186)	$(1,909)	$(196,840)

Cash Flows and Other Data:
Cash Flows:
Operating	$(6,106)	$(534)	$9,801	$8,535	$(48,002)
Investing	(1,032)	(1,342)	(8,982)	2,411	(1,013)
Financing	(4,324)	—	(15,535)	(4,928)	70,349
Capital expenditures	(955)	(1,342)	5,849	2,518	2,567
Balance Sheet Data (At End of Period):
Cash and cash equivalents	$21,130	$45,432	$32,592	$47,308	$41,290
Total assets	329,345	367,041	352,302	376,908	394,412
Total debt	308,748	312,472	308,857	309,031	301,266
Mandatorily redeemable preferred stock	834,493	757,366	814,459	739,602	673,577
Total stockholders’ deficit	$(974,859)	$(888,057)	$(948,537)	$(863,351)	$(796,763)

(1)	The restructuring charges incurred in 2002 and 2004 were primarily related to our exit from unprofitable operations, the consolidation of facilities and reductions to our workforce in order to decrease excess operating costs. The credit recorded in 2003 represents a reversal of a portion of the prior years’ accruals primarily relating to adjustments to our estimated future real estate lease costs after excess vacant space was sublet.

(2)	Reflects asset impairment charges primarily related to the closure of magazines.

RISK FACTORS
      You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before deciding on whether to participate in the exchange offer.
Risks Relating to the Exchange Offer

Because there is no public market for the notes, you may not be able to resell your notes.
      The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their exchange notes; or

•	the price at which the holders would be able to sell their exchange notes.
If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and our financial performance.
      We understand that the initial purchasers presently intend to make a market in the notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. Any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. In addition, some investors are prohibited from purchasing, or have policies against purchasing, non-investment grade debt. As a result, an active trading market may not exist for the notes or any trading market that does develop may not be liquid. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation on any automated trading system, and we cannot assure you that an active trading market will exist for the notes or that any trading market that does develop will be liquid.
      In addition, any holder of outstanding notes who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see “Exchange Offer.”

Your outstanding notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your notes will continue to be subject to existing transfer restrictions and you may not be able to sell your outstanding notes.
      We will not accept your notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of notes, we may not accept your notes for exchange. For more information, see “Exchange Offer.”

If you do not exchange your outstanding notes, your outstanding notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your outstanding notes.
      We did not register the outstanding notes, nor do we intend to do so following the exchange offer. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your outstanding notes, you will lose your right to have your outstanding notes registered under the federal securities laws. As a result, if you hold outstanding notes after the exchange offer, you may not be able to sell your outstanding notes.
Risks Relating to the Notes

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.
      Ziff Davis Media has a significant amount of indebtedness. On December 31, 2004, on an as adjusted basis giving effect to the issuance of the notes, we would have had total indebtedness of $339.7 million (of which $205.0 million would have consisted of the notes and $134.7 million would have consisted of our existing subordinated notes). In addition Ziff Davis Holdings had outstanding shares of mandatorily redeemable preferred stock with an aggregate redemption value of $814.5 million.
      Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds.
      In addition, the indentures governing the notes and the compounding notes contain restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our outstanding indebtedness.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.
      We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of our indentures do not fully prohibit us or our subsidiaries from doing so. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.
      Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Based on our current level of operations, we believe our cash flow from operations and available cash will be adequate to meet our future liquidity needs for 2005.
      We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms or at all.

We may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payment on the notes.
      Although much of our business is conducted through our subsidiaries, none of our subsidiaries are obligated to make funds available to us for payment on the notes. Accordingly, our ability to make payments on the notes is dependent on the earnings and the distribution of funds from our subsidiaries. The terms of any future credit facility may significantly restrict our subsidiaries from paying dividends and otherwise transferring assets to us. Furthermore, our subsidiaries will be permitted under the terms of our indentures to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.
      Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. In addition, the terms of the indentures governing the compounding notes also require us to offer to repurchase and redeem the existing subordinated notes upon certain change of control events. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the notes or that restrictions in any future credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture governing the notes. See “Description of Notes — Repurchase at the Option of Holders.”

An increase in short-term interest rates could adversely affect our cash flows.
      As of December 31, 2004, on an as adjusted basis giving effect to this offering and the use of proceeds therefrom, we would have had $205.0 million of outstanding floating rate debt. Any increase in short-term interest rates would result in higher interest costs and could have an adverse effect on our business. While we may seek to use interest rate swaps or other derivative instruments to hedge portions of our floating-rate exposure, we may not be successful in obtaining hedges on acceptable terms.

If there is a default, proceeds from sales of the collateral may not be sufficient to repay the holders of the notes.
      The value of the notes in the event of a liquidation will depend on market and economic conditions, the availability of buyers and similar factors. You should not rely upon the book value of the assets underlying the collateral as a measure of realizable value for such assets. By its nature, some or all the collateral may be illiquid and may not have readily ascertainable market value. Likewise, there is no assurance that the assets underlying the collateral will be saleable or, if saleable, that there will not be substantial delays in its liquidation. Accordingly, there can be no assurance that the proceeds of any sale of the collateral following any acceleration of the maturity of the notes would be sufficient to satisfy, or would not be substantially less than, amounts due on the notes.
      If the proceeds of any sale of the assets underlying the collateral are insufficient to repay all amounts due on the notes, the holders of the notes (to the extent the notes are not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against our remaining assets, which claim will rank equal in priority to our other unsecured senior indebtedness.

We may incur additional senior secured indebtedness, which would dilute the value of the collateral securing the notes.
      Under the indenture governing the terms of the notes, we are permitted in the future to incur additional indebtedness and other obligations that may share in the liens on the collateral securing the notes. If we incur any additional debt that is secured on an equal and ratable basis with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes and the value of the collateral securing the notes will be diluted. Any such dilution will increase the risk of the proceeds from the sale of the collateral not being sufficient to satisfy the amounts outstanding under the notes and all other obligations secured by such collateral. If such proceeds were not sufficient to repay amounts due on the notes, then holders of the notes (to the extent the notes are not repaid from the proceeds of the sale of the collateral) would only have an unsecured claim against our remaining assets.

It may be difficult to realize the value of the collateral securing the notes, and the proceeds from the sale of the collateral may be insufficient to repay the notes.
      The collateral securing the notes will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the trustee for the notes and any other creditors that also have the benefit of first liens on the collateral securing the notes from time to time, whether on or after the date the notes are issued. The initial purchasers have neither analyzed the effect of, nor participated in any negotiations relating to such exceptions, defects, encumbrances, liens and other imperfections. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the notes as well as the ability of the collateral trustee to realize or foreclose on such collateral.
      No appraisals of any collateral were prepared in connection with the offering of the notes. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. By their nature some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the collateral as of the date of this prospectus exceeds the principal amount of the debt secured thereby. The value of the assets pledged as collateral for the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future trends. In the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the notes and all other senior secured obligations, interest may cease to accrue on the notes from and after the date the bankruptcy petition is filed.
      The security interest of the collateral trustee will be subject to practical problems generally associated with the realization of security interests in collateral. For example, the collateral trustee may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the collateral trustee will be able to obtain any such consent. We cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the collateral trustee may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

We will in most cases have control over the collateral securing the notes, and the sale of particular assets by us or the guarantors could reduce the pool of assets securing the notes and the guarantees.
      The security documents allow us and the guarantors to remain in possession of, retain exclusive control over, to freely operate and to collect, invest and dispose of any income from, the collateral securing the notes. To the extent we sell any assets that constitute such collateral, the proceeds from such sale will be subject to the liens securing the notes only to the extent such proceeds would otherwise constitute “collateral” securing the notes and the guarantees under the security documents. To the extent the proceeds from any such sale of collateral do not constitute “collateral” under the security documents, the pool of assets securing the notes and the guarantees would be reduced and the notes and the guarantees would not be secured by such proceeds.

If we file for bankruptcy, the collateral securing the notes could be impaired.
      Upon the occurrence of an event of default, the collateral trustee will have certain rights to foreclose upon and sell the collateral. See “Description of Notes — Security — Collateral Trustee.” This right to foreclose, however, would be subject to limitations under applicable bankruptcy law if we become subject to a bankruptcy proceeding. Under the United States Bankruptcy Code, a secured creditor, such as the collateral trustee, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay or repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral trustee would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case.

Rights of holders of notes in the collateral securing the notes may be adversely affected by the failure to perfect security interests in certain collateral securing the notes.
      The security interest in the collateral securing the notes includes substantially all tangible and intangible assets of us and our guarantors (but not including the guarantee of Ziff Davis Holdings), whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can be perfected only at the time such property and rights are acquired and identified. We cannot assure you that the collateral trustee will monitor, or that we will timely inform the collateral trustee of, any future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the notes against third parties.

The security interests in certain of the collateral securing the notes will not be perfected.
      The security interests securing the notes created by the security documents with respect to cash and deposit accounts have not and will not be perfected. As a result, the notes do not have the benefit of a perfected security interest in the cash of our company and its restricted subsidiaries. As of December 31, 2004, after giving effect to the offering of the notes and the use of proceeds therefrom, we and our restricted subsidiaries would have had approximately $56.8 million of cash and cash equivalents, a substantial portion of which may be held in deposit accounts. In addition, the notes do not have a perfected security interest in any of the collateral to the extent perfection cannot be effected through filings under the uniform commercial code filings, mortgage filings and domestic intellectual property filings. To the extent that the security interest in any collateral is not perfected, the rights of the collateral trustee for the holders of the notes will be equal to the rights of our general unsecured creditors and the restricted subsidiaries in the event of a bankruptcy. Outside of a bankruptcy, the security interests of certain holders of liens, such as judgment creditors and any creditor who obtained a perfected security interest in any of such collateral would take priority over the security interest of the collateral trustee. Accordingly, it is possible that the assets in which the collateral agent’s security interest is unperfected will not be available to satisfy obligations under the notes. In addition, certain assets may be subject to liens that are permitted by the indenture governing the notes which would take priority over the security interests in such assets under the security documents applicable to the notes.

The guarantees and the liens securing the guarantees may not be enforceable because of fraudulent conveyance laws.
      The incurrence of the guarantees and the grant of liens by the guarantors (including any future guarantees and future liens) may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of the guarantors’ unpaid creditors. Under these laws, if in such a case or lawsuit a court were to find that, at the time such guarantor incurred a guarantee of the notes or granted the lien, such guarantor:

•	incurred the guarantee of the notes or granted the lien with the intent of hindering, delaying or defrauding current or future creditors;

•	received less than reasonably equivalent value or fair consideration for incurring the guarantee of the notes or granting the lien and such guarantor;

•	was insolvent or was rendered insolvent;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes);
then such court could avoid the guarantee or lien of such guarantor or subordinate the amounts owing under such guarantee or such lien to such guarantor’s presently existing or future debt or take other actions detrimental to you.
      It may be asserted that the guarantors incurred their guarantees for our benefit and they incurred the obligations under the guarantees or granted the liens for less than reasonably equivalent value or fair consideration.
      The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee, either:

•	the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation;

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; or

•	it could not pay its debts as they became due.
      If a guarantee or a lien is avoided as a fraudulent conveyance or found to be unenforceable for any reason, you will not have a claim against that obligor and will only be a creditor of our company or any guarantor whose obligation was not set aside or found to be unenforceable.
      We believe that each guarantor will receive, directly and indirectly, reasonably equivalent value for the incurrence of its respective guarantee and granting its respective lien. In addition, on the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its respective guarantee and respective lien, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

Any future pledge of collateral might be avoidable by a trustee in bankruptcy.
      Any future pledge of collateral in favor of the collateral trustee, including pursuant to security documents delivered after the date of the indenture, might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

The market price for the notes may be volatile.
      Historically, the market price for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes offered by this prospectus. For example, the difference in yield between investment grade and non-investment grade debt increased dramatically in 2001 and 2002, driving prices down on non-investment grade debt, following the September 11 terrorist attacks and a number of corporate accounting scandals. The market for the notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your notes. Future trading prices of the notes will depend on many factors, including, among other things, our ability to effect the exchange offer, prevailing interest rates, our operating results and the market for similar securities. Although the initial purchasers have informed us that they intend to make a market in the notes and, if issued, the exchange notes, they are not obligated to do so, and they may discontinue market-making at any time without notice. We cannot assure you that a liquid market for the notes and, if issued, the exchange notes, will develop or be maintained. We do not intend to apply for a listing of the notes or the exchange notes on any securities exchange.
Risks Related to Our Business and Industry

We depend on advertising as a principal source of revenue, which decreases during economic cycle downturns and fluctuates due to seasonal buying.
      We expect that advertising revenue will continue to be the principal source of our revenue in the foreseeable future. Most of our advertising contracts are either short-term contracts and/or can be terminated by the advertiser at any time with little notice. We cannot assure you that we will be able to retain current advertisers or obtain new advertising contracts. Advertising revenue for the magazine industry is cyclical and dependent upon general economic conditions. Advertising revenue for the technology magazine industry has decreased significantly over the last several years due to the downturn in the technology sector (and the general U.S. economy for much of that period). The technology sector has declined as technology capital spending has slowed dramatically which has led to further industry consolidation and reduction of advertising budgets. If the technology sector downturn continues or a general economic downturn resumes, our advertisers may continue to reduce their advertising budgets and any material decline in these revenues would have a material adverse effect on our business, results of operations and financial condition. In addition, factors such as competitive pricing pressures and delays in new product launches may affect technology product advertisers. We cannot assure you that advertisers will maintain or increase current levels of advertising in special-interest magazines.

We face significant competition for advertising and circulation.
      We face significant competition from a number of technology and website publishers, some of which may have greater financial and other resources than we have, which may enhance their ability to compete in the technology publishing market. We principally compete for advertising and circulation revenue with publishers of other technology publications. We also face broad competition from media companies, whose products include general-interest magazines, websites, newspapers, television and radio. Competition for advertising revenue is primarily based on advertising rates, the nature and scope of readership, reader response to advertisers’ products and services and the effectiveness of sales teams. Other competitive factors in publishing include product positioning, editorial quality, circulation, price and customer service, which impact readership audience, circulation revenues and, ultimately, advertising revenues. Because our industry presents few barriers to entry, we anticipate that additional competitors, some of whom have greater resources than we do, may enter these markets and intensify competition. We announced effective January 2005 a reduction in the rate base of PC Magazine to 700,000 as did our primary competitor, PC World, when it reduced its rate base to 850,000 effective January 2005. We also have announced reductions in rate base or target circulation for certain other of our magazines. Further reductions in circulation may negatively impact our business, financial condition or results of operations.

Our principal vendors are consolidating and this may adversely affect our business and operations.
      We rely on our principal vendors and their ability or willingness to sell goods and services to us at favorable prices and other terms. Many factors outside our control may harm these relationships and the ability and willingness of these vendors to sell these goods and services to us on such terms. Our principal vendors include paper suppliers, printers, subscription fulfillment houses and national newsstand wholesalers, distributors and retailers. Each of these industries is currently experiencing consolidation among its principal participants. Such consolidation may result in all or any of the following, which could adversely affect our results of operations:

•	decreased competition, which may lead to increased prices;

•	interruptions and delays in services provided by such vendors; and

•	greater dependence on certain vendors.

Our intellectual property rights may be inadequate to protect our business.
      We consider our trademarks, copyrights, trade secrets and similar intellectual property critical to our success and rely on trademark, copyright and trade secrets laws, as well as licensing and confidentiality agreements, to protect our intellectual property rights. We generally register our material trademarks in the U.S. and in certain other key countries in which these trademarks are used. Because of the differences in foreign trademark, copyright and other laws concerning proprietary rights, our intellectual property rights may not receive the same degree of protection in foreign countries as they would in the United States. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, results of operations and financial condition.
      We rely on our trademarks, trade names, and brand names to distinguish our publishing products and websites from the publishing products and websites of our competitors, and have registered or applied to register many of these trademarks. We cannot assure you that our trademark applications will be approved. Third parties may also oppose our trademark applications, or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition, and could require us to devote resources towards advertising and marketing new brands. Further, we cannot assure you that competitors will not infringe our trademarks, or that we will have adequate resources to enforce our trademarks. We also license to third parties, including publishers of foreign editions of our magazines and other magazines, the right to use our trademarks and copyrighted content. Although we make efforts to police the use of our trademarks and copyrighted content by our licensees, we cannot assure you that these efforts will be sufficient to ensure that our licensees abide by the terms of their licenses. In the event that our licensees fail to do so, our copyright and trademark rights could be diluted.
      Although we rely on copyright laws to protect the works of authorship created by us, we do not register the copyrights in many of our copyrightable works. Copyrights of U.S. origin must be registered before the copyright owner may bring an infringement suit in the United States. Furthermore, if a copyright of U.S. origin is not registered within three months of publication of the underlying work, the copyright owner is precluded from seeking statutory damages or attorneys fees in any United States enforcement action, and is limited to seeking actual damages and lost profits. Accordingly, if one of our unregistered copyrights of U.S. origin is infringed by a third party, we will need to register the copyright before we can file an infringement suit in the United States, and our remedies in any such infringement suit may be limited.
      If substantial unauthorized use of our intellectual property rights occurs, we may incur significant financial costs in prosecuting actions for infringement of our rights, as well as the diversion of management’s attention and resources.

If third parties claim that we infringe upon their intellectual property rights, our operating profits could be adversely affected.
      We face the risk of claims that we have infringed third parties’ intellectual property rights. We have been, and may in the future be, notified of claims that our publishing products or Internet activities may infringe trademarks, copyrights, patents and/or other intellectual property rights of others.
      Any claims of intellectual property infringement, even those without merit, could:

•	be expensive and time consuming to defend;

•	cause us to cease making, licensing or using products that incorporate the challenged intellectual property;

•	require us to rebrand our products or packaging, if feasible;

•	divert management’s attention and resources; or

•	require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.
      Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly license or royalty agreements, or stop the sale of certain publishing products or use of websites or website offerings, any of which could have a negative impact on our operating profits and harm our future prospects.
      In addition, certain of our publications, such as Official U.S. PlayStation Magazine, require us to obtain and maintain trademark and copyright licenses from third parties. If we are unable to do so, we may be unable to distribute such publications and content without infringing the proprietary rights of others.

We may be subject to system disruptions, which could adversely affect our Internet-derived revenues.
      Our ability to attract and maintain relationships with users, advertisers, merchants and strategic partners is dependent upon the performance, reliability and availability of our websites and network infrastructure. System interruptions or slower Internet response times could have a material adverse effect on our revenues and financial condition. Our Internet advertising revenues relate directly to the number of advertisements and other marketing opportunities delivered to our users. System interruptions or delays that result in the unavailability of Internet sites or slower response times for users would likely adversely impact advertising revenues from our websites by reducing the number of impressions delivered and the attractiveness of our websites to users, strategic partners and advertisers. It is possible that we will be affected by future interruptions from time to time whether due to natural disasters, telecommunications failures, power failures, other system failures, maintenance, viruses, hacking or other events.

Our websites and networks may be vulnerable to unauthorized persons accessing our systems, which could disrupt our operations and result in the theft of our and our users’ proprietary or personal information.
      Our Internet activities involve the storage and transmission of proprietary information and personal information of our users. We endeavor to protect our proprietary information and personal information of our users from third party access. However, it is possible that unauthorized persons may be able to circumvent our protections and misappropriate proprietary or personal information or cause interruptions or malfunctions in our Internet operations. We may be required to expend significant capital and other resources to protect against or remedy any such security breaches. Accordingly, security breaches could expose us to a risk of loss, or litigation and possible liability. Our security measures and contractual provisions attempting to limit our liability in these areas may not be successful or enforceable.

Our business involves risks of liability claims for publication and website content or technology, which could result in significant liability.
      As a publisher and a distributor of print publications and Internet content, we may face potential liability for:

•	defamation;

•	negligence;

•	copyright, patent or trademark infringement;

•	use or failure to protect personal information about our users collected on our websites or through subscriptions;

•	other claims based on the nature and content of the materials published or distributed.
      Our insurance may not cover these types of claims, and it may or may not apply to a particular claim or be adequate to reimburse us for all liability that may be imposed. Any liability we incur that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, operating results and financial condition.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results.
      Beginning with the year ending December 31, 2006, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, our management will be required to deliver a report that assesses the effectiveness of our internal control over financial reporting, and we will be required to deliver an attestation report from our auditors on our management’s assessment of and operating effectiveness of internal controls. We are taking steps to comply with Section 404 and other Sarbanes-Oxley Act requirements. The efficacy of the steps we are taking to ensure the reliability of our financial statements is subject to continued management review, as well as audit committee oversight. We cannot be certain that these measures will ensure that we maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to accurately meet our reporting obligations. In addition, if we fail to maintain effective controls and procedures, we may be unable to provide financial information in a timely and reliable manner. Any failure by us to timely provide the required financial information could materially and adversely impact our business, our financial condition and the market value of the notes.

Changes in regulations could adversely affect the way that we operate.
      The adoption of new laws and regulations in the U.S. and abroad could adversely affect our business, including laws and regulations in the following areas:

•	privacy;

•	use or ownership of copyrights, trademarks and domain names;

•	obscene or indecent communications;

•	pricing, characteristics and quality of Internet products and services;

•	the ability of children to access our services; and

•	taxation of Internet usage and transactions.
      In addition, increased government regulation of, or the application of certain existing laws to, the Internet could adversely impact our business by reducing our revenues, increasing our costs or exposing us to additional liabilities.
      Any of these occurrences could have a material adverse effect on our profits and revenues. We cannot be sure what effect any future material noncompliance by us with any new laws and regulations or any material changes in these laws and regulations could have on our business, operating results and financial condition.

Our business might suffer if we fail to retain our senior management or to recruit and retain key personnel.
      Our business is managed by a small group of key managers. The loss of services of one or more of these senior managers could adversely affect our ability to effectively manage our overall operations or successfully execute current or future business strategies. In addition, our success depends on our continued ability to recruit and retain highly skilled, knowledgeable and sophisticated editorial, sales and technical personnel. Competition for these key managers and personnel is intense. We cannot assure you of our ongoing ability to attract and retain such qualified employees. We have entered into employment agreements with the majority of our senior managers, including our Chief Executive Officer and our President. Our other senior managers are employed on an at-will basis. The expiration of these employment agreements ranges from 2005 — 2007. When the terms of these agreements expire, we may not be able to extend or renew these employment agreements on terms that are acceptable to us, or at all. See “Management — Executive Agreements.”

New product launches or acquired products may reduce our earnings or generate losses.
      Our future success will depend in part on our ability to continue offering new products and services that successfully gain market acceptance by addressing the needs of our current and future customers. Our efforts to introduce new or integrate acquired products may not be successful or profitable and may require the discontinuation or reduction in frequency of these new products. For example, in December 2004, we discontinued publishing GMR magazine and reduced the frequency of Xbox Nation magazine. The process of internally researching and developing, launching, gaining acceptance and establishing profitability for a new product or service, or assimilating and marketing an acquired product, is both risky and costly. New products generally incur initial operating losses.
      Costs related to the development of new products and services are generally expensed as incurred and, accordingly, our profitability from year to year may be adversely affected by the number and timing of new product launches.

We may be adversely affected by fluctuations in paper and postage costs.
      Our principal raw material is paper. Paper prices have fluctuated over the past several years. We generally enter into contracts for the purchase of paper that adjust the price on a quarterly basis. We have not entered, and do not currently plan to enter, into long-term forward price or option contracts for paper. Accordingly, significant increases in paper prices could adversely affect our future results of operations.
      Postage for magazine distribution is also one of our significant expenses. We primarily use the U.S. Postal Service to distribute magazine subscriptions. We may not be able to recover, in whole or in part, paper or postage cost increases. Postal rates increased 9.9% in January 2001, 2.6% in July 2001 and 9.9% in June 2002. Each of these price increases has had a significant adverse effect on our cash flow, and any further significant cost increases will also have an adverse effect on our cash flow. Due to legislation in 2003, the Postmaster General has announced that postage rates will not increase until 2006, however, current industry projections indicate that the 2006 postage increase could be in a range of 5% to 8%.

We may be adversely affected by a continued weakening of newsstand sales.
      The magazine industry has seen a weakening of newsstand sales during the past few years. A continuation of this decline could adversely affect our financial condition and results of operations by reducing our circulation revenue and thereby causing us to either incur higher circulation expense to maintain our rate bases, or to reduce our rate bases which could then cause further negative impacts to our revenue.

Our strategy to selectively pursue strategic acquisitions may present unforeseen integration obstacles or costs.
      We may selectively pursue strategic acquisitions, which inherently involve a number of risks and present financial, managerial and operational challenges, including:

•	potential disruption of our ongoing business and distraction of management;

•	difficulty with integration of personnel and financial and other systems;

•	hiring additional management and other critical personnel; and

•	increasing the scope and complexity of our operations.
      In addition, we may encounter unforeseen obstacles or costs in the integration of acquired businesses. Also, the presence of one or more material liabilities of an acquired company that are unknown to us at the time of acquisition may have a material adverse effect on our business. Our acquisition strategy may not be successfully received by customers, and we may not realize any anticipated benefits (and in fact could incur losses) from acquisitions.

If the U.S. economy worsens, we may have to implement further cost saving efforts to achieve the benefits we expect, which could result in further restructuring charges and materially impact our business.
      In 2001 and 2002, we experienced a significant decline in revenue and earnings, primarily due to weak economic conditions, which were exacerbated by the terrorist attacks of September 11, 2001. We took a number of steps designed to improve our profits and margins despite decreased revenue. We restructured a number of our businesses and support departments and reduced overhead infrastructure by consolidating and closing several offices and outsourcing certain corporate functions. As a result, we recorded special restructuring and writedown charges to our operations of $277.5 million in 2001 and $128.2 million during 2002 related to these operating and financial restructuring decisions. Additionally, due to marketplace conditions in the technology and videogame markets that our publishing and events operations serve, on December 31, 2004 we committed to a plan to restructure certain of our operations in order to improve our profitability. This included discontinuing the publication of GMR magazine, canceling the Business 4Site East event, reducing the frequency of Xbox Nation magazine and reducing certain other operating, general and administrative expenses. As a result, we recorded a restructuring charge of $5.5 million during the fourth quarter of 2004. If the U.S. economy worsens, our revenue would likely decline further. Because of our fixed cost structure, decreases in our revenue cause disproportionately greater decreases in our earnings. Accordingly, if revenue declines beyond our expectations, we will be forced to take additional cost-saving steps that may result in additional restructuring charges and materially adversely affect our business.

Our controlling stockholder may have interests that conflict with the interests of other investors.
      A majority of the equity securities of Ziff Davis Holdings are held by Willis Stein & Partners, a private equity firm, and its equity co-investors. Through their controlling interest in us and pursuant to the terms of an investor rights agreement among certain of Ziff Davis Holdings’ stockholders, Willis Stein has the ability to control our operations and policies. Circumstances may occur in which the interests of Willis Stein and its affiliates, as controlling stockholders, could be in conflict with the interests of the holders of the notes. In addition, our equity investors may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to holders of the notes.

The forward-looking statements contained in this prospectus are based on our predictions of future performance. As a result, you should not place undue reliance on these forward-looking statements.
      This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act including, in particular, the statements about our plans, strategies, and prospects under the headings “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that our plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward looking statements we make in this prospectus are set forth in this “Risk Factors” section and elsewhere in this prospectus. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
      This prospectus contains forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical facts included in this prospectus, including the statements under “Prospectus Summary,” “Business” and elsewhere regarding our strategy, future operations, financial position, estimated revenues, projected costs, projections, prospects, plans and objectives of management, are forward-looking statements. When used in this prospectus, the words “will,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “plan,” “should,” “potential,” “continue,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus. Neither we, the guarantors of the notes nor the initial purchasers undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved.
      You should read carefully the factors described in the section entitled “Risk Factors” of this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

EXCHANGE OFFER
Purpose and Effect of the Exchange Offer
      Ziff Davis Media, the guarantors and the initial purchasers entered into a registration rights agreement in connection with the issuance of the outstanding notes on April 22, 2005. Under the registration rights agreement, Ziff Davis Media and the guarantors have agreed to:

•	file a registration statement within 90 days after the issue date of the outstanding enabling holders of outstanding notes to exchange the privately placed outstanding notes for publicly registered exchange notes with identical terms;

•	use our commercially best efforts to cause the registration statement to become effective within 180 days after the issue date of the outstanding notes;

•	use our reasonable best efforts to complete the exchange offer within 210 days after the issue date of the outstanding notes; and

•	use our reasonable best efforts to file a shelf registration statement for the resale of the notes if we cannot effect an exchange offer within the time periods listed above and in other circumstances.
      We will pay additional interest on the notes for the periods described below if:

•	we and the subsidiary guarantors do not file the required registration statement on time;

•	the SEC does not declare the required registration statement effective on time;

•	the exchange offer is not consummated or a shelf registration statement is not declare effective on time; or

•	the shelf registration statement is declared effective but shall later become unusable in connection with resales of the notes during the periods specified in the registration rights agreement.
      You will not have any remedy other than liquidated damages on the notes if we fail to meet the deadlines listed above, which we refer to as a registration default. With respect to the first 90-day period immediately following a registration default, liquidated damages will be paid in an amount equal to $.05 per week per $1,000 principal amount of transfer restricted notes. The amount of liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of transfer restricted notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of $.50 per week per $1,000 principal amount of transfer restricted securities.
Terms of the Exchange Offer
      Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Upon expiration of the exchange offer, we will promptly issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Any holder may tender some or all of its outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.
      The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

•	the exchange notes bear a Series B designation and a different CUSIP Number from the outstanding notes;

•	the exchange notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

•	the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions providing for liquidated damages on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.
The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture relating to the outstanding notes.
      As of the date of this prospectus, $205,000,000 aggregate principal amount of the outstanding notes were outstanding. We have fixed the close of business on                     , 2005 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.
      Holders of outstanding notes do not have any appraisal or dissenters’ rights under the General Corporation Law of the State of Delaware or the indenture relating to the notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.
      We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.
      If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof promptly following the expiration date of the exchange offer.
      Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “— Fees and Expenses.”
Expiration Date; Extensions; Amendments
      The term “expiration date” will mean 5:00 p.m., New York City time, on                     , 2005, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.
      In order to extend the exchange offer, we will make a press release or other public announcement, notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.
      We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “— Conditions” have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Such decision will also be communicated in a press release or other public announcement prior to 9:00 a.m., New York City time on the next business day following such decision. Any announcement of delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. In the event of a material change in the offer, including a waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in the offer period following notice of the material change. In the event that the offer is terminated, we will return promptly any outstanding notes that have been tendered.

Interest on the Exchange Notes
      The exchange notes will bear interest from their date of issuance. Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes on August 1, 2005. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.
      Interest on the exchange notes is payable quarterly, in arrears, on each February 1, May 1, August 1 and November 1, commencing on August 1, 2005.
Procedures for Tendering
      Only a holder of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent’s message and other required documents must be completed and received by the exchange agent at the address set forth below under “— Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.
      The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.
      By executing the letter of transmittal, each holder will make to us the representations set forth above in the third paragraph under the heading “— Purpose and Effect of the Exchange Offer.”
      The tender by a holder and our acceptance thereof will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent’s message.
      The method of delivery of outstanding notes and the letter of transmittal or agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.
      Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. See “Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner” included with the letter of transmittal.
      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the outstanding notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal or

(2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.
      If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.
      If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.
      We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account with respect to the outstanding notes in accordance with DTC’s procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.
      All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes, provided however that, to the extent such waiver includes any condition to tender, we will waive such condition as to all tendering holders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.
Guaranteed Delivery Procedures
      Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

(A)	the tender is made through a member firm of the Medallion System;

(B)	prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

(C)	the properly completed and executed letter of transmittal of facsimile thereof, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.
      Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.
Withdrawal of Tenders
      Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.
      To withdraw a tender of outstanding notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

(1)	specify the name of the person having deposited the outstanding notes to be withdrawn;

(2)	identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

(3)	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

(4)	specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.
All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, which determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under “— Procedures for Tendering” at any time prior to the expiration date.
Conditions
      Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may, prior to the expiration of the exchange offer, terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

(1)	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which we reasonably believe might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

(2)	any law, statute, rule, regulation or interpretation by the Staff of the SEC is proposed, adopted or enacted, which we reasonably believe might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

(3)	any governmental approval has not been obtained, which approval we reasonably believe to be necessary for the consummation of the exchange offer as contemplated by this prospectus.
      If we determine in our reasonable discretion that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see “— Withdrawal of Tenders”) or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.
Exchange Agent
      U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:
By Hand, Overnight Courier or Registered/ Certified Mail:
60 Livingston Avenue
St. Paul, Minnesota 55107-2292
Attention: Specialized Finance
Facsimile Transmission (for Eligible Institutions only):
(651) 495-5158
Confirm by Telephone:
(800) 934-6802
Delivery to an address other than set forth above will not constitute a valid delivery.
Fees and Expenses
      We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates’ officers and regular employees.
      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

      We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.
Accounting Treatment
      The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the exchange notes.
Consequences of Failure to Exchange
      The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the outstanding notes may be resold only:

(1)	to us upon redemption thereof or otherwise;

(2)	so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3)	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4)	pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.
Resale of the Exchange Notes
      With respect to resales of exchange notes, based on interpretations by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the Staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

USE OF PROCEEDS
      This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus.
      The net proceeds from the issuance of the outstanding notes (after discounts to the initial purchasers and related expenses) was approximately $199.0 million. We used a portion of the net proceeds of the offering to repay all of the outstanding indebtedness under our senior credit facility (approximately $173 million, which includes accrued interest) and intend to use the remainder for general corporate purposes. The senior credit facility had a final maturity of March 2007 and bore interest at rates ranging from 6.58% to 7.08% at December 31, 2004.

CAPITALIZATION
      The following table sets forth the cash and capitalization of Ziff Davis Holdings as of March 31, 2005 on an actual basis and on an as adjusted basis after giving effect to the issuance of the outstanding notes. The information should be read in conjunction with “Use of Proceeds,” “Prospectus Summary — Summary Historical and Other Consolidated Financial Data,” “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Other Obligations” and the consolidated financial statements and accompanying notes thereto appearing elsewhere in this prospectus.

	As of March 31, 2005

	Actual	As adjusted

	(unaudited)
	(dollars in thousands)
Cash and cash equivalents	$21,130	$48,923

Debt:
Senior credit facility	$169,817	$—
Senior secured notes	—	205,000
12% senior subordinated notes	12,280	12,280
Compounding senior subordinated notes (including accrued interest)(1)	126,651	126,651

Total debt	$308,748	$343,931
Mandatorily redeemable preferred stock(2)	834,493	834,493
Total stockholders’ deficit(3)	(974,859)	(975,215)

Total capitalization	$142,585	$177,369

(1)	Excludes accrued interest related to the compounding notes which is classified as a non-current liability of $72,411 on our balance sheet at March 31, 2005. Such amount represents the unamortized difference in estimated cash payments under the compounding notes versus the previous debt agreement pursuant to SFAS 15. See Note 11 to the consolidated financial statements included elsewhere in this prospectus.

(2)	As of January 1, 2004, we adopted Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” Accordingly, we reclassified the mandatorily redeemable preferred stock to long-term liabilities and began recording dividends as interest expense.

(3)	As adjusted stockholders’ deficit reflects an increase of $356 for the write-off of the remaining unamortized debt issuance costs related to our senior credit facility. The write-off of such costs was recorded within interest expense upon completion of the offering of the notes.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
      The following table presents selected historical consolidated financial information of Ziff Davis Holdings. The selected financial information as of and for the three months ended March 31, 2005 and 2004 were derived from the unaudited consolidated financial statements and the related notes of Ziff Davis Holdings, which appear in another part of this prospectus. The selected financial information as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002, was derived from the audited consolidated financial statements, including the consolidated balance sheets as of December 31, 2004 and 2003 and the consolidated statements of operations and cash flows for the years ended December 31, 2004, 2003 and 2002, and the related notes of Ziff Davis Holdings, which appear in another part of this prospectus. The selected financial information for the periods ended December 31, 2001 and March 31, 2001 and as of December 31, 2002, 2001 and March 31, 2001 was derived from the audited consolidated financial statements and the related notes of Ziff Davis Holdings, which do not appear in this prospectus.
      The following selected historical financial and operating information of Ziff Davis Holdings should be read in conjunction with “Business,” “Use of Proceeds,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and related notes of Ziff Davis Holdings, which appear in another part of this prospectus.

	Three Months Ended					Nine Months	Fiscal Year
	March 31,		Year Ended December 31,			Ended	Ended
						December 31,	March 31,
	2005	2004	2004	2003	2002	2001	2001

	(unaudited)
	(dollars in thousands)
Statement of Operations Data:
Revenue, net	$42,681	$41,968	$204,477	$194,107	$209,037	$215,859	$430,925
Operating expenses:
Cost of production	11,781	12,933	59,743	60,622	75,835	81,726	139,284
Selling, general and administrative expenses	26,577	26,026	110,939	98,973	125,171	164,351	244,990
Depreciation and amortization of property, equipment and intangible assets(1)	5,235	5,599	21,428	25,901	37,770	62,636	66,098
Restructuring charges (reductions), net(2)	—	—	5,491	(6,238)	48,950	37,412	—
Write-down of intangible assets(3)	—	—	—	—	79,241	240,077	—

Total operating expenses	43,593	44,558	197,601	179,258	366,967	586,202	450,372

Income (loss) from operations	$(912)	$(2,590)	$6,876	$14,849	$(157,930)	$(370,343)	$(19,447)

Net loss(4)	$(26,322)	$(24,706)	$(85,186)	$(1,909)	$(196,840)	$(415,424)	$(76,028)

Cash Flows and Other Data:
Cash Flows:
Operating	$(6,106)	$(534)	$9,801	$8,535	$(48,002)	$(65,138)	$35,272
Investing	(1,032)	(1,342)	(8,982)	2,411	(1,013)	(8,704)	(802,546)
Financing	(4,324)	—	(15,535)	(4,928)	70,349	68,287	790,785
Capital expenditures	(955)	(1,342)	5,849	2,518	2,567	23,336	33,655
Ratio of earnings to fixed charges(5)	—		—	—	—	—	—
Balance Sheet Data (At End of Period):
Cash and cash equivalents	$21,130	$45,432	$32,592	$47,308	$41,290	$19,956	$25,511
Total assets	329,345	367,041	352,302	376,908	394,412	515,295	853,302
Total debt	308,748	312,472	308,857	309,031	301,266	429,201	459,167
Mandatorily redeemable preferred stock	834,493	757,366	814,549	739,602	673,577	515,987	375,585
Total stockholders’ deficit	$(974,859)	$(888,057)	$(948,537)	$(863,351)	$(796,763)	$(555,314)	$(96,645)

(1)	As of January 1, 2002, we adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangibles.” Accordingly, we ceased amortizing goodwill and indefinite-lived intangibles.

(2)	The restructuring charges incurred in 2001, 2002 and 2004 were primarily related to our exit from unprofitable operations, the consolidation of facilities and reductions to our workforce in order to decrease excess operating costs. The credit recorded in 2003 represents a reversal of a portion of the prior years’ accruals primarily relating to adjustments to our estimated future real estate lease costs after excess vacant space was sublet.

(3)	Reflects asset impairment charges primarily related to the closure of magazines.

(4)	As of January 1, 2004, we adopted Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” Accordingly, we reclassified the mandatorily redeemable preferred stock to long-term liabilities and began recording dividends as interest expense. The adoption of this standard increased interest expense for the period ended December 31, 2004 as compared to the period ended December 31, 2003 by $74.9 million.

(5)	For purposes of determining the ratio of earnings to fixed charges, earnings consist of (loss) before income taxes plus fixed charges. Fixed charges are defined as interest expense including amortization of debt issuance costs, preferred stock dividend requirements and one-third of gross rent expense relating to operating losses, which is deemed to be representative of interest. For the three months ended March 31, 2005 and March 31, 2004, the years ended December 31, 2004, 2003 and 2002, the nine months ended December 31, 2001 and the fiscal year ended March 31, 2001, our earnings were insufficient by $26,322, $24,706, $84,948, $67,709, $246,395, $456,619 and $116,783, respectively, to cover fixed charges.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
      The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes to those statements included in another part of this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Historical results and percentage relationships set forth in the audited consolidated financial statements, including trends that might appear, should not be taken as indicative of results of future operations.
Overview
      We are a leading integrated media company focused on the technology and videogame markets. We are an information services and marketing solutions provider of technology media including publications, websites, conferences, events, eSeminars, eNewsletters, custom publishing, list rentals, research and market intelligence. Ziff Davis Holdings is majority owned by various investment funds managed by Willis Stein, a private equity investment firm. Ziff Davis Holdings is a holding company that indirectly owns 100% of Ziff Davis Media. Ziff Davis Holdings does not conduct any business, but rather all operations are conducted by Ziff Davis Media and its direct and indirect subsidiaries. Ziff Davis Holdings has no material assets other than its investment in the capital stock of Ziff Davis Media. Ziff Davis Holdings was incorporated in the state of Delaware and was formed to acquire certain publishing assets from Ziff-Davis Inc., an unrelated company. Our major operating subsidiaries are Ziff Davis Publishing Inc., Ziff Davis Development Inc. and Ziff Davis Internet Inc. In January 2002, we changed our fiscal year-end from March 31 to December 31, effective December 31, 2001.
      We have historically reported and managed our business in conjunction with the reporting requirements set forth in our senior credit facility and indenture agreements which mandated certain restrictions on the source of funding provided to the Restricted Subsidiaries and Unrestricted Subsidiaries, as defined in these debt agreements. Effective July 1, 2004, we amended the terms of our senior credit facility, which eliminated the distinction between the Restricted and Unrestricted Subsidiaries and allows us to be viewed in our entirety for purposes of financial covenant compliance. As a result, effective July 1, 2004, we now report and manage our business along the following operating segments: the Consumer Tech Group, the Enterprise Group and the Game Group.
      The Consumer Tech Group is principally comprised of three paid publications, PC Magazine, Sync and ExtremeTech; a number of consumer-focused websites, including pcmag.com and extremetech.com; and our new consumer electronics event, DigitalLife.
      The Enterprise Group is comprised of several businesses in the magazine, Internet, event, research and marketing tools areas. The three controlled-circulation magazines in this segment are eWEEK, CIO Insight and Baseline. The Internet properties in this segment are primarily affiliated with the Enterprise Group’s brands, including eweek.com, cioinsight.com and baselinemag.com, but also include over 30 weekly eNewsletters and our eSeminars business. This segment also includes the Custom Conference Group, which each year creates and manages several hundred events sponsored by our advertisers; Business Information Services, a research and marketing tools unit launched in 2003; and Contract Publishing, which produces custom magazines, white papers, case studies and other sales and marketing collateral for customers.
      The Game Group is focused on the videogame market and is principally comprised of three paid magazines, Electronic Gaming Monthly, Computer Gaming World and Official U.S. PlayStation Magazine, and 1up.com, an innovative online destination for gaming enthusiasts, which was launched in October 2003. The Game Group discontinued publishing GMR magazine (a joint venture with Electronics Boutique), and reduced the frequency of Xbox Nation during the fourth quarter of 2004. The results of these publications are included in the financial statements.

      For additional information on our operating segments, see Note 21 to our consolidated financial statements included elsewhere in this prospectus.
      Ziff Davis Holdings’ financial statements as of December 31, 2004, 2003 and 2002, and for the years then ended are prepared on a consolidated basis and include the accounts of Ziff Davis Holdings and its subsidiaries. Separate financial statements for Ziff Davis Media are not prepared because Ziff Davis Holdings’ financial information is materially the same as Ziff Davis Media’s financial information as a result of the fact that: (1) Ziff Davis Holdings does not itself conduct any business but rather all of its operations are conducted by Ziff Davis Media and its direct and indirect subsidiaries; (2) Ziff Davis Holdings has no material assets other than its equity interest in Ziff Davis Media; and (3) Ziff Davis Holdings has unconditionally guaranteed the existing subordinated notes issued by Ziff Davis Media and, for so long as such notes remain outstanding, Ziff Davis Media’s senior secured floating rate notes.
Technology Sector and Economic Trends
      Our revenue and profitability are influenced by a number of external factors, including the volume of new technology product introductions; the amount and allocation of marketing expenditures by our clients; the extent to which sellers elect to advertise using print and online media; changes in paper prices and postage rates; and competition among computer technology marketers including print publishers and providers of other technology information services. Accordingly, we may experience fluctuations in revenue and profitability from period to period. Many of our large customers concentrate their advertising expenditures around major new product or service launches. Marketing expenditures by technology companies can also be affected by factors generally impacting the technology industry, including pricing pressures and temporary surpluses of inventory.
      Our revenue and profitability are also influenced by internal factors such as product mix and the timing and frequency of our new product launches. New publications generally require several years to achieve profitability and upon achieving initial profitability, often have lower operating margins than more established publications. Accordingly, our total revenue and profitability from year to year may be affected by the number and timing of new product launches. If we conclude that a new publication or service will not achieve certain milestones with regard to revenue, profitability and cash flow within a reasonable period of time, management may discontinue such publication or service or merge it into another existing publication or service.
      In 2001 and 2002, economic trends in the United States had a significant negative impact on our business. These trends included a general decline in overall advertising spending, consolidation among our technology and videogame advertisers and a significant decrease in core technology advertising spending. In response to this decline, we undertook a cost reduction and restructuring program in 2001, which continued into 2002, and as a result of which we discontinued unprofitable publications, consolidated operations and reduced our workforce. In August 2002, we also completed a comprehensive financial restructuring (see “Liquidity and Capital Resources — Financial Restructuring” and Note 12 to the Consolidated Financial Statements). In addition, due to marketplace conditions in the technology and videogame markets that our publishing and events operations serve, we committed to a plan to restructure certain of our operations in December 2004.

Results of Operations — Three Months Ended March 31, 2005 Compared to Three Months Ended March 31, 2004
      The table below presents results for the three months ended March 31, 2005 and compares this to the results for the three months ended March 31, 2004.

	Three Months Ended
	March 31,

	2005	2004

Revenue, net	$42,681	$41,968

Operating expenses:
Cost of production	11,781	12,933
Selling, general and administrative expenses	26,577	26,026
Depreciation and amortization of property and equipment	1,280	1,793
Amortization of intangible assets	3,955	3,806

Restructuring charges (reductions), net
Total operating expenses	43,593	44,558

Income (loss) from operations	(912)	(2,590)
Gain on sale of assets, net
Interest expense, net	(25,342)	(22,027)

Loss before income taxes	(26,254)	(24,617)
Income tax provision	68	89

Net loss	$(26,322)	$(24,706)

     Revenue
      Total Company revenue was $42.7 million for the three months ended March 31, 2005 compared to $42.0 million in the comparable prior period, an increase of $0.7 million or 2%.
      Revenue for the Consumer Tech Group for the first quarter ended March 31, 2005 was $14.3 million, reflecting a decrease of $0.9 million or 6% compared to the $15.2 million reported in the same period last year. The decrease was primarily due to lower advertising revenue for PC Magazine related to its first quarter rate base reduction of 33% to 700,000 as of January 1, 2005. However, the PC Magazine revenue decrease was partially offset by higher e-commerce revenue for the group’s Internet operations and incremental revenue for Sync and ExtremeTech magazines which started publication during the second and fourth quarters of 2004, respectively.
      Revenue for the Enterprise Group for the first quarter ended March 31, 2005 was $18.2 million compared to $15.5 million in the same period last year, reflecting a $2.7 million or 18% improvement. The increase was primarily related to higher advertising and eSeminars revenue from Internet operations, increased CCG event revenues and higher revenue from the BIS business in the first quarter of 2005.
      Revenue for the Game Group for the first quarter ended March 31, 2005 was $10.2 million, down $1.1 million or 10% compared to $11.3 million in the same period last year. The decrease was primarily due to continued softness in the videogame magazine advertising sector which experienced a 17% decline in advertising pages for the first quarter ended March 31, 2005. There were also six fewer issues published by the Game Group during the quarter ended March 31, 2005, primarily related to the discontinuation of GMR magazine and a reduction in the frequency of Xbox Nation magazine.

     Cost of production
      Cost of production was $11.8 million for the three months ended March 31, 2005 compared to $12.9 million for the comparable prior year period, a $1.1 million or 9% decrease.
      Total Company cost of production for the Consumer Tech Group for the first quarter ended March 31, 2005 was $3.1 million, down $0.7 million or 18% compared to $3.8 million in the prior year period. The decrease in production costs was primarily related to the PC Magazine rate base reduction which resulted in substantially lower manufacturing, paper and distribution costs. This decrease was partially offset by incremental costs associated with Sync and ExtremeTech magazines.
      Cost of production for the Enterprise Group was $3.4 million for both of the first quarters ended March 31, 2005 and 2004. Savings realized by the implementation of a number of new production and distribution initiatives and the impact of more favorable supplier contracts were offset by added costs from the increase in advertising pages for the group plus higher Internet costs due to more eSeminars.
      Cost of production for the Game Group for the first quarter ended March 31, 2005 was $5.3 million, reflecting a decrease of $0.4 million or 7% from $5.7 million in the prior year period. The savings realized by producing the six fewer magazines in the first quarter of 2005 and the decrease in the total number of advertising pages were partially offset by additional costs incurred for retail partner fees, videogame DVDs and premiums (e.g. posters, CDs, etc.) used to increase newsstand and subscriber sales.
     Selling, general and administrative expenses
      Total Company selling, general and administrative expenses for the three months ended March 31, 2005 were $26.6 million compared to $26.0 million for the comparable prior year period, a $0.6 million or 2% increase.
      Selling, general and administrative expenses for the Consumer Tech Group were $9.4 million for the first quarter ended March 31, 2005, reflecting an increase of $1.1 million or 13% from $8.3 million in the same prior year period. The increase was primarily due to incremental costs associated with Sync and ExtremeTech magazines, and increased content, marketing and sales costs due to higher Internet sales volume.
      Selling, general and administrative expenses for the Enterprise Group were $12.6 million for the first quarter ended March 31, 2005, reflecting an increase of $0.7 million or 6% from $11.9 million in the same prior year period. The increase was primarily due to higher sales volumes for CCG events, BIS, Internet advertising and eSeminars.
      Selling, general and administrative expenses for the Game Group were $4.6 million for the first quarter ended March 31, 2005, reflecting a decrease of $1.3 million or 22% from $5.9 million in the same prior year period. The decrease was primarily due to savings in editorial, circulation and other costs realized as a result of discontinuing the publication of GMR magazine, reducing the frequency of Xbox Nation magazine and decreasing other general expenses.
     Depreciation and amortization expense
      Depreciation and amortization expenses were $5.2 million and $5.6 million for the three months ended March 31, 2005 and 2004, respectively. The decrease is primarily attributable to a greater portion of assets being fully depreciated as of March 31, 2005 as compared to March 31, 2004.
     Interest expense, net
      Interest expense, net was $25.3 million for the three months ended March 31, 2005 compared to $22.0 million for the three months ended March 31, 2004. The increase in interest expense was due principally to increasing rates on the Company’s floating rate debt and higher carrying value on the Company’s Mandatorily Redeemable Preferred Stock. Interest expense for the quarter ended March 31, 2005 included the following non-cash items: (1) $19.9 million related to the accrued dividends on the mandatorily redeemable preferred stock (“Redeemable Preferred Stock”), (2) $0.3 million of interest accretion related to long-term real estate leases recorded in prior periods at their net present value, (3) $0.6 million of amortization of debt issuance costs and (4) $0.4 million of net interest expense related to the Senior Subordinated Compounding Notes due 2009 (the “Compounding Notes”). Our weighted average debt outstanding was approximately $310.1 million and $311.3 million, and our weighted average interest rate was 10.1% and 8.6%, for the three months ended March 31, 2005 and 2004, respectively.
     Income taxes
      Any tax benefit resulting from the Company’s loss before income taxes for the quarters ended March 31, 2005 and 2004 are offset in full by a valuation allowance. The income tax provision of $68,000 and $89,000 represent state and local taxes.
     Net loss
      Net loss of $26.3 million for the three months ended March 31, 2005 increased $1.6 million compared to net loss of $24.7 million for the three months ended March 31, 2004. The increased loss is primarily due to a $3.3 million increase in interest expense which primarily consists of a $2.2 million increase in accrued dividends on the mandatorily redeemable preferred stock and a $0.8 million increase in accrued interest from the compounding notes, partially offset by a $1.7 million improvement in loss from operations.
Results of Operations — Year Ended December 31, 2004 Compared to Year Ended December 31, 2003
      The table below presents results for the year ended December 31, 2004 and compares this to the results for the year ended December 31, 2003.

	Year Ended	Year Ended
	December 31,	December 31,
	2004	2003

	(dollars in thousands)
Revenue, net	$204,477	$194,107

Operating expenses:
Cost of production	59,743	60,622
Selling general and administrative expenses	110,939	98,973
Depreciation and amortization of property and equipment	6,202	10,793
Amortization of intangible assets	15,226	15,108
Restructuring charges (reductions), net	5,491	(6,238)

Total operating expenses	197,601	179,258

Income (loss) from operations	6,876	14,849
Gain on sale of assets, net	—	2,609
Interest expense, net	(91,824)	(19,142)

Loss before income taxes	(84,948)	(1,684)
Income tax provision	238	225

Net loss	$(85,186)	$(1,909)

     Revenue, net
      Revenue was $204.5 million for the year ended December 31, 2004, compared to $194.1 million in the comparable prior year period, an increase of $10.4 million, or 5.4%.
      Revenue for the Consumer Tech Group was $81.0 million compared to $77.0 million in the comparable prior year period, an increase of $4.0 million, or 5.2%. The increase was primarily related to higher advertising revenue for the Company’s Internet operations and incremental revenue for Sync and ExtremeTech magazines and DigitalLife, all three of which debuted in 2004. However, these gains were partially offset by lower advertising revenue for PC Magazine related to a decrease in advertising pages and average revenue per page. Total advertising pages for the Consumer Tech Group increased by 11.0% for the year ended December 31, 2004. Circulation revenue for the Consumer Tech Group decreased $0.5 million, or 3.4%, to $14.6 million, primarily due to decreased subscription revenue for PC Magazine, partially offset by incremental newsstand revenue for Sync and ExtremeTech. Other revenue related to the Consumer Tech Group increased $6.6 million, or 97.0%, primarily driven by increased PC Magazine branded event revenue, rights and permissions revenue and e-commerce revenue.
      Revenue for the Enterprise Group was $72.9 million compared to $60.2 million in the comparable prior year period, an increase of $12.7 million, or 21.1%. The increase primarily related to higher advertising revenue from CIO Insight and the Internet operations, substantially increased Custom Conference Group event revenues for eWEEK, Baseline and CIO Insight, and incremental revenue from the Business Information Services unit. There was also one additional issue of Baseline and CIO Insight published during year ended December 31, 2004 compared to the same prior year period. Total paid advertising pages for the Enterprise Group increased by 6.8% for the year ended December 31, 2004.
      Revenue for the Game Group was $50.6 million compared to $56.9 million in the comparable prior year period, a decrease of $6.3 million, or 11.1%. The decrease was primarily related to significant advertising page declines and five fewer issues published in the portfolio during the year, partially offset by an increase in the average revenue per page compared to the same prior year period. Circulation revenue for the Game Group also decreased $1.5 million, or 6.1%, to $23.2 million, primarily due to decreased newsstand revenue. These decreases were partially offset by increases in 1up.com revenue and other revenue, which increased $1.2 million, primarily driven by increased revenue from GMR magazine, a joint venture with Electronics Boutique that has been discontinued. Total paid advertising pages for the Game Group decreased by 23.2% for the year ended December 31, 2004.
     Cost of production
      Cost of production was $59.7 million for the year ended December 31, 2004, compared to $60.6 million for the comparable prior year period, a $0.9 million or 1.5% decrease.
      Cost of production related to the Consumer Tech Group decreased $0.2 million, or 1.0% from $20.8 million in 2003 to $20.6 million for the year ended December 31, 2004. The decrease primarily related to manufacturing, paper and distribution cost savings achieved through the implementation of a number of new production and distribution initiatives across all of our publications and the impact of more favorable supplier contracts. These savings were partially offset by the increase in advertising pages for the Consumer Tech Group and the incremental costs associated with DigitalLife. As a result, cost of production for the Consumer Tech Group as a percentage of revenue decreased from 27.0% to 25.4% for the years ended December 31, 2003 and 2004, respectively.
      Cost of production related to the Enterprise Group of $14.2 million remained flat in 2004 when compared to the comparable prior year period. Increased costs associated with the increase in advertising pages for the Enterprise Group and higher Internet costs due to more eSeminars and the Business 4Site West event were offset by lower manufacturing, paper and distribution cost savings achieved through the implementation of a number of new production and distribution initiatives across all of our publications and the impact of more favorable supplier contracts. As a result, cost of production for the Enterprise Group as a percentage of revenue decreased from 23.6% to 19.5% for the years ended December 31, 2003 and 2004, respectively.
      Cost of production related to the Game Group decreased $0.7 million, or 2.7% from $25.6 million in 2003 to $24.9 million in 2004. The decrease primarily relates to manufacturing, paper and distribution cost savings as a result of the significant decline in advertising pages, five fewer issues published within the portfolio during the year and lower manufacturing, paper and distribution costs achieved through the implementation of a number of new production and distribution initiatives across all of our publications. These savings were partially offset by additional costs incurred for retail partner fees and premiums (e.g., posters, CDs, etc.) used to stimulate newsstand and subscriber sales. As a result, cost of production for the Game Group as a percentage of revenue increased from 45.0% to 49.2% for the years ended December 31, 2003 and 2004, respectively.

     Selling, general and administrative expenses
      Selling, general and administrative expenses for the year ended December 31, 2004 were $110.9 million, compared to $99.0 million for the year ended December 31, 2003, a $11.9 million or 12.0% increase.
      Selling, general and administrative expenses related to the Consumer Tech Group increased $6.6 million, or 19.9%, from $33.2 million to $39.8 million. The increase was primarily due to incremental costs associated with Sync and ExtremeTech magazines and DigitalLife; increased Internet promotion, content and sales costs due to higher sales volume; costs associated with PC Magazine branded events; and non-cash employee stock option expense. These higher costs were partially offset by lower overhead costs as a result of our continued cost management efforts. As a result, selling, general and administrative expenses for the Consumer Tech Group as a percentage of revenue increased from 43.1% to 49.1% for the years ended December 31, 2003 and 2004, respectively.
      Selling, general and administrative expenses related to the Enterprise Group increased $4.0 million, or 9.4%, from $42.7 million to $46.7 million. The increase was primarily due to higher sales volumes for Custom Conference Group events; Business Information Services development costs; increased Internet promotion, content and sales costs due to higher sales volume; and non-cash employee stock option expense. These higher costs were partially offset by lower overhead costs as a result of our continued cost management efforts. As a result, selling, general and administrative expenses for the Enterprise Group as a percentage of revenue decreased from 70.9% to 64.1% for the years ended December 31, 2003 and 2004, respectively.
      Selling, general and administrative expenses related to the Game Group increased $1.3 million, or 5.6%, from $23.1 million to $24.4 million. The increase was primarily due to incremental costs associated with 1up.com and non-cash employee stock option expense, partially offset by lower overhead costs as a result of our continued cost management efforts. As a result, selling, general and administrative expenses for the Game Group as a percentage of revenue increased from 40.6% to 48.2% for the years ended December 31, 2003 and 2004, respectively.
     Depreciation and amortization
      Depreciation and amortization expenses were $21.4 million and $25.9 million for the years ended December 31, 2004 and 2003, respectively. The decrease is primarily attributable to a greater portion of fixed assets being fully depreciated as of December 31, 2004 as compared to December 31, 2003.
     Restructuring charges (reductions), net
      During the fourth quarter 2004, we implemented a comprehensive cost reduction and restructuring program. The program included the closure of GMR magazine, the reduction in frequency of Xbox Nation and canceling the Business 4Site East event scheduled for November 2004. The program was also designed to reduce our workforce in order to decrease excess operating costs. As a result of the restructuring, we recorded a restructuring charge of $5.5 million as of December 31, 2004 which is comprised of $3.3 million in employee severance costs and $2.2 million in costs to exit certain activities.
      For the year ended December 31, 2003, we reversed a portion of the prior years’ accrued restructuring balance and recognized a reduction or credit of $6.2 million to Restructuring charges (reductions), net in our Consolidated Statement of Operations. This credit primarily related to real estate lease costs and reflected our sublet of excess space in our New York headquarters for an amount higher than originally estimated.
     Gain on sale of assets, net
      In September 2003, we sold an international trademark to an unrelated third-party for approximately $5.0 million and realized a gain on sale of $2.5 million. We also received a final contingent payment of the

2002 sale of our eTESTING LABS, Inc. subsidiary that was recognized as a gain of $0.1 million during 2003.
     Interest expense, net
      Interest expense was $91.8 million for the year ended December 31, 2004, compared to $19.1 million for the year ended December 31, 2003. The increase was primarily due to the adoption of SFAS 150 related to accounting for the dividends accrued on our mandatorily redeemable preferred stock as interest expense. Our weighted average debt outstanding was approximately $310.2 million and $306.8 million, and our weighted average interest rate was 9.07% and 8.81% for the years ended December 31, 2004 and 2003, respectively.
      Interest expense at December 31, 2004 included the following non-cash items: (1) $74.9 million related to the accrued dividends on the mandatorily redeemable preferred stock (previously recorded in Accumulated deficit on the Condensed Consolidated Balance Sheet); (2) $1.5 million related to long-term real estate leases recorded in prior periods at their net present value; (3) $2.3 million of amortization of debt issuance costs; and (4) $1.5 million of net interest expense related to the compounding notes.
     Income tax provision
      The income tax provisions of $0.2 million for the years ended December 31, 2004 and 2003 represent effective rates of negative 0.4% and negative 13.4%, respectively. The negative effective rates result from foreign withholding taxes on our international licensing revenue as well as certain minimum state and local taxes, despite the consolidated entity having a pre-tax loss.
     Net loss
      Net loss of $85.2 million for the year ended December 31, 2004, represents a decrease of $83.3 million compared to net loss of $1.9 million for the year ended December 31, 2003. The increased loss is primarily due to the adoption of SFAS 150, the result of which we, effective January 1, 2004, recorded the accrued dividends on the mandatorily redeemable preferred stock of $74.9 million as interest expense; restructuring charges of $5.5 million; and non-cash employee stock option expense of $1.1 million for the year ended December 31, 2004.

Results of Operations — Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

	Year Ended	Year Ended
	December 31,	December 31,
	2003	2002

	(dollars in thousands)
Revenue, net	$194,107	$209,037

Operating expenses:
Cost of production	60,622	75,835
Selling general and administrative expenses	98,973	125,171
Depreciation and amortization of property and equipment	10,793	18,851
Amortization of intangible assets	15,108	18,919
Restructuring charges (reductions), net	(6,238)	48,950
Write-down of intangible assets	—	79,241

Total operating expenses	179,258	366,967

Income (loss) from operations	14,849	(157,930)
Gain on sale of assets, net	2,609	634
Interest expense, net	(19,142)	(39,286)

Loss before income taxes	(1,684)	(196,582)
Income tax provision	225	258

Net loss	$(1,909)	$(196,840)

     Revenue, net
      Revenue was $194.1 million for the year ended December 31, 2003, compared to $209.0 million in the comparable prior year period, a decrease of $14.9 million, or 7.1%. Excluding discontinued publications and a business sold in 2002 (Yahoo! Internet Life, Ziff Davis SMART BUSINESS, The Net Economy and eTESTING LABS, Inc.) revenue increased $3.9 million, or 2.1%.
      Revenue from the Consumer Tech Group was $77.0 million compared to $89.8 million in the comparable prior year period, a decrease of $12.8 million, or 14.3%. Excluding discontinued publications within the Consumer Tech Group (Yahoo! Internet Life, Ziff Davis SMART BUSINESS), revenue increased $0.3 million, or 0.4% from $76.6 million. The increase was primarily related to higher advertising revenue for our Internet operations. However, these gains were partially offset by lower advertising revenues for PC Magazine, related to a decrease in advertising pages and average revenue per page. Total paid advertising pages for the Consumer Tech Group decreased by 2.3% for the year ended December 31, 2003. Circulation revenue for the Consumer Tech Group decreased $1.1 million, or 6.8%, to $15.2 million, due to lower subscription and newsstand revenue.
      Revenue from the Enterprise Group was $60.2 million compared to $60.6 million in the comparable prior year period, a decrease of $0.4 million, or 0.7%. Excluding discontinued operations within the Enterprise Group (The Net Economy, eTESTING LABS, Inc.), revenue increased $5.3 million, or 9.7% from $54.9 million. The increase was primarily related to higher advertising revenue for Baseline and CIO Insight magazines and our Internet operations, increased Custom Conference Group event revenues for eWEEK, Baseline and CIO Insight and list rental revenue. Total advertising pages for the Enterprise Group increased 1.7% for the year ended December 31, 2003.
      Revenue from the Game Group was $56.9 million compared to $58.6 million in the comparable prior year period, a decrease of $1.7 million, or 2.9%. There were no discontinued operations in 2002 for the Game Group. The decrease in revenue was largely due to a decrease in videogame advertising pages due to fewer new game releases and “hit” games during the year. This decrease was partially offset by an increase in the average revenue per page for our videogame publications and incremental revenue from

1up.com. Total paid advertising pages for the Game Group decreased by 14.1% for the year ended December 31, 2003. Circulation revenue for the Game Group decreased $0.6 million, or 2.5%, to $24.6 million, primarily due to decreased newsstand revenue for our videogame publications, partially offset by an increase in subscription revenue for these publications. Other revenue related to the Game Group increased $1.1 million or 174.3%, primarily due to increased revenue from GMR magazine, list rental and insert revenue.
     Cost of production
      Cost of production was $60.6 million for the year ended December 31, 2003, compared to $75.8 million for the comparable prior year period, a $15.2 million or 20.1% decrease. Excluding discontinued publications and a business sold in 2002, cost of production decreased $7.8 million, or 11.4%.
      Cost of production related to the Consumer Tech Group decreased $8.8 million, or 29.7% from $29.6 million in 2002 to $20.8 million for the year ended December 31, 2003. Excluding discontinued operations within the Consumer Tech Group, cost of production decreased 8.4% from $22.7 million to $20.8 million. The decrease primarily related to manufacturing, paper and distribution cost savings achieved through the implementation of a number of new production and distribution initiatives across all of our publications, the impact of more favorable third-party supplier contracts, the decrease in the total number of advertising pages and reduced Internet infrastructure and operating costs resulting from our cost management initiatives. As a result, cost of production for continuing businesses in the Consumer Tech Group as a percentage of revenue decreased from 29.6% to 27.0% for the years ended December 31, 2002 and 2003 respectively.
      Cost of production related to the Enterprise Group decreased $4.1 million, or 22.4% from $18.3 million in 2002 to $14.2 million for the year ended December 31, 2003. Excluding discontinued operations within the Enterprise Group, cost of production decreased 20.7% from $17.9 million to $14.2 million. The decrease primarily related to manufacturing, paper and distribution cost savings achieved through the implementation of a number of new production and distribution initiatives across all of our publications, the impact of more favorable third-party supplier contracts, a re-design of eWEEK and reduced Internet infrastructure and operating costs resulting from our cost management initiatives, partially offset by the costs associated with the 1.7% increase in the number of advertising pages. As a result, cost of production for continuing businesses in the Enterprise Group as a percentage of revenue decreased from 32.6% to 23.6% for the years ended December 31, 2002 and 2003 respectively.
      Cost of production related to the Game Group decreased $2.2 million, or 7.9% from $27.9 million in 2002 to $25.7 million for the year ended December 31, 2003. There were no discontinued operations in 2002 for the Game Group. The decrease primarily related to manufacturing, paper and distribution cost savings achieved through the implementation of a number of new production and distribution initiatives across all of our publications, the impact of more favorable third-party supplier contracts and cost savings associated with the decrease in the total number of advertising pages. As a result, cost of production for the Game Group as a percentage of revenue decreased from 47.5% to 45.0% for the years ended December 31, 2002 and 2003, respectively.
     Selling, general and administrative expenses
      Selling, general and administrative expenses for the year ended December 31, 2003 were $99.0 million, compared to $125.2 million for the year ended December 31, 2002, a $26.2 million or 20.9% decrease. Excluding discontinued publications and a business sold in 2002, selling, general and administrative expenses decreased $4.0 million or 3.9%.
      Selling, general and administrative expenses related to the Consumer Tech Group decreased $16.5 million, or 33.2% from $49.7 million to $33.2 million for the year ended December 31, 2003. Excluding $12.8 million of expenses from discontinued publications within the Consumer Tech Group for the year ended December 31, 2002, selling, general and administrative expenses decreased $3.7 million or 10.0% from $36.9 million to $33.2 million. The decrease was primarily due to the workforce, facilities and other cost savings achieved as a result of cost management initiatives, our ability to reduce our bad debt expense from prior year levels and other year-end adjustments. The decrease was partially offset by incremental costs associated with our new business initiatives: Sync magazine and the Event Marketing Group and increased Internet audience promotion costs. As a result, selling, general and administrative expenses for continuing businesses in the Consumer Tech Group as a percentage of revenue decreased from 48.2% to 43.1% for the years ended December 31, 2002 and 2003, respectively.
      Selling, general and administrative expenses related to the Enterprise Group decreased $9.9 million, or 18.8% from $52.6 million to $42.7 million for the year ended December 31, 2003. Excluding $9.3 million of expenses from discontinued operations within the Enterprise Group for the year ended December 31, 2002, selling, general and administrative expenses decreased $0.6 million or 1.4% from $43.3 million to $42.7 million. The decrease was primarily due to the workforce, facilities and other cost savings achieved as a result of cost management initiatives, our ability to reduce our bad debt expense from prior year levels and other year-end adjustments. The decrease was partially offset by increased Internet audience promotion costs and higher eWEEK, Baseline and CIO Insight event costs due to higher sales volume in these areas. As a result, selling, general and administrative expenses for continuing businesses in the Enterprise Group as a percentage of revenue decreased from 78.9% to 70.9% for the years ended December 31, 2002 and 2003, respectively.
      Selling, general and administrative expenses related to the Game Group increased $0.2 million, or 0.9% from $22.9 million to $23.1 million for the year ended December 31, 2003. There were no discontinued publications within the Game Group for the year ended December 31, 2002. The increase was due to incremental costs associated with our new business initiative, 1up.com and was partially offset by facilities and other cost savings achieved as a result of cost management initiatives, our ability to reduce our bad debt expense from prior year levels and other year-end adjustments. As a result, selling, general and administrative expenses for the Game Group as a percentage of revenue increased from 39.0% to 40.6% for the years ended December 31, 2002 and 2003, respectively.
     Depreciation and amortization
      Depreciation and amortization expenses were $25.9 million and $37.8 million for the years ended December 31, 2003 and 2002, respectively. The decrease is principally attributable to lower depreciation and amortization expense resulting from the write-off of intangible assets and certain fixed assets as part of our 2002 cost reduction and restructuring program.
     Restructuring charges (reductions), net
      For the year ended December 31, 2003, we reversed a portion of the prior years’ accrued restructuring balance and recognized a reduction or credit of $6.2 million to Restructuring charges (reductions), net in our Consolidated Statement of Operations. This credit primarily related to real estate lease costs and reflected our sublet of excess space in our New York headquarters for an amount higher than originally estimated. As of December 31, 2003, there were $23.4 million of accrued restructuring charges included in our Consolidated Balance Sheet under the Accrued expenses and other current liabilities and Accrued expenses — long-term captions. The remaining accrued balance primarily relates to future real estate lease costs for vacated facilities.
      We incurred a total pre-tax charge of $128.2 million for the cost reduction and restructuring program for the year ended December 31, 2002, $79.2 million of which was recorded as a write-down of intangible assets and the remainder as Restructuring charges (reductions), net in our Consolidated Statement of Operations. The total charge of $128.2 million is comprised of non-cash asset impairment costs of $85.2 million, employee severance costs of $8.1 million and costs to exit certain activities of $34.9 million. These costs primarily relate to: (1) the discontinuation of Yahoo! Internet Life, Ziff Davis SMART BUSINESS and the Net Economy; (2) the write-down of certain intangible assets; and (3) the further consolidation of our real estate facilities.

     Gain on sale of assets, net
      In September 2003, we sold an international trademark to an unrelated third-party for approximately $5.0 million and realized a gain on sale of $2.5 million. We also received a final contingent payment of the 2002 sale of our eTESTING LABS, Inc. subsidiary that was recognized as a gain of $0.1 million. In July 2002, we sold our eTESTING LABS, Inc. subsidiary for approximately $1.6 million in net proceeds, realizing a gain of approximately $0.6 million.
     Interest expense, net
      Interest expense was $19.1 million for the year ended December 31, 2003, compared to $39.3 million for the year ended December 31, 2002. Our weighted average debt outstanding was approximately $306.8 million and $390.9 million, and our weighted average interest rate was 8.81% and 10.35% for the years ended December 31, 2003 and 2002, respectively.
      The decline in interest expense is a reflection of the full year benefit from our financial restructuring, which was completed in August 2002. As a result, we reduced our outstanding debt balance by $147.4 million and our senior credit facility was amended such that we were able to pay market interest rates. Interest expense for the year ended December 31, 2003, included the following non-cash items: (1) $2.1 million of amortization of debt issuance costs; (2) $1.9 million related to long-term real estate leases recorded in prior year periods at their net present value; and (3) $1.3 million of net interest expense related to the compounding notes. Of the $39.3 million of interest in 2002, $2.5 million and $0.5 million was non-cash in nature related to amortization of debt issuance costs and the compounding notes, respectively.
     Income tax provision
      The income tax provision of $0.2 million for the year ended December 31, 2003, and the income tax provision of $0.3 million for the year ended December 31, 2002, represent effective rates of negative 13.4% and negative 0.1%, respectively. The negative effective rates result from foreign withholding taxes on our international licensing revenue as well as certain minimum state and local taxes, despite the consolidated entity having a pre-tax loss.
     Net loss
      Net loss of $1.9 million for the year ended December 31, 2003, represents an improvement of $194.9 million compared to net loss of $196.8 million for the year ended December 31, 2002. The improvement is primarily due to the absence in 2003 of a write-down of intangible assets, the impact of our cost reduction and financial restructuring program and the continued progress of several of our new, developing businesses.
Liquidity and Capital Resources
      Total cash at March 31, 2005, on an as adjusted basis giving effect to the issuance of the outstanding notes, would have been $48.9 million. Total indebtedness at March 31, 2005, on an as adjusted basis giving effect to the issuance of the outstanding notes, would have been $331.6 million, consisting of $205.0 million aggregate principal amount of new notes and $126.6 of existing subordinated notes. Total debt does not include $834.5 million in aggregate redemption value of outstanding shares of mandatorily redeemable preferred stock of Ziff Davis Holdings.
      In April 2005, the Company closed a private placement transaction pursuant to which the Company issued $205.0 million of senior secured notes at a floating rate of 3-month LIBOR plus 6.00% which matures in 2012. Interest on the notes is payable quarterly with the first interest payment due on August 1, 2005. The proceeds were used to pay-off the Senior Credit Facility, including accrued interest, and to pay related fees and expenses. The remaining balance of approximately $27.0 million was added to our existing cash balance and is available for general corporate purposes. At March 31, 2005, the Company reclassified

$24.0 million of its short-term debt outstanding as long-term debt in accordance with the provisions of SFAS No. 6.
     Financial Restructuring
      In order to address certain liquidity and debt compliance issues, we initiated a financial restructuring plan in 2001, which was completed on August 12, 2002. As part of the restructuring, we exchanged a combination of cash, compounding notes, Series E Preferred Stock and warrants to purchase Ziff Davis Holdings common stock for most of our existing 12% notes. In addition, we amended and restated our senior credit facility which was subsequently repaid in April 2005 with proceeds received from the issuance of the senior secured floating rate notes.
      Key terms of the financial restructuring were as follows: (1) we received an equity contribution of $80.0 million from Willis Stein in exchange for the issuance of Series D Preferred Stock with an aggregate liquidation preference of $80.0 million, as well as approximately 38.6 million warrants, each representing the right to purchase one share of our common stock at an exercise price of $0.001 per share; (2) accredited investors holding approximately 95.1% in aggregate principal amount of our 12% notes tendered their notes and received an aggregate of approximately $21.2 million in cash and $90.3 million in aggregate principal amount of compounding notes. These holders also received an aggregate of approximately $28.5 million in liquidation preference of Series E Preferred Stock and warrants for the purchase of approximately 5.2 million shares of our common stock in exchange for their 12% notes; and (3) we amended and restated our senior credit facility which was subsequently repaid in April 2005 with proceeds received from the issuance of the senior secured floating rate notes providing for, among other terms: (a) waiver of all existing defaults, (b) deferral of principal payments for eight quarters, (c) removal of the obligation to pay the default interest rate on the outstanding principal, and (d) mandatory use of a portion of excess cash flows, as defined, to repay amounts owed under the senior credit facility.
      The financial restructuring was accounted for in accordance with the troubled debt restructuring provisions of SFAS 15. Accordingly, no gain was recognized on the exchange, but rather the value of the compounding notes as reported on our balance sheet increased by an amount deemed to be accrued interest. After completing the financial restructuring, our total debt was reduced by approximately $147.4 million.
     Liquidity Position
      We have historically relied upon cash flow from operating activities, borrowings and investments from our equity sponsors to finance our operations. We believe our cash on hand, coupled with future cash generated from operations will be sufficient to meet our liquidity, working capital and capital spending needs for 2005. In addition, we believe that, based upon current levels of operations, we will be able to meet our debt service obligations for 2005 when due and will also be able to comply with covenants contained in the indenture governing the new notes and the compounding notes indenture during 2005. As of March 31, 2005, we were in compliance with all of our debt covenants. Due to the recent refinancing, none of the Company’s outstanding indebtedness contains any covenants that require it to meet any financial covenants on a quarterly basis. The senior secured floating rate notes contain only incurrence-based covenants that require certain financial criteria if the Company intends to take certain actions such as incur additional debt or make a restricted payment. Significant assumptions and risks apply to these beliefs, including, among other things, that we will continue to be successful in implementing our business strategy and that there will be no material adverse developments in our business, liquidity or capital requirements. See “Risk Factors.”
Sources and Uses of Cash — Three Months Ended March 31, 2005 and 2004
      Details of changes in cash and cash equivalents during the three months ended March 31, 2005 and 2004 are discussed below.

      Operating Activities. Cash used by operating activities was $6.1 million for the three months ended March 31, 2005 compared to $0.5 million for the three months ended March 31, 2004, representing an increased use of $5.6 million. This increase was primarily attributable to an increase in accounts payable at December 31, 2004 versus the same prior year period and a 21% decrease in Days Payable outstanding. The Company is paying certain vendors more timely in order to take advantage of negotiated discounts. Additionally, we paid $2.8 million and $2.4 million for the three months ended March 31, 2005 and 2004, respectively, related to accrued restructuring costs.
      Investing Activities. Cash used by investing activities was $1.0 million and $1.3 million for the three months ended March 31, 2005 and 2004, respectively, and primarily represented capital expenditures in both periods.
      Financing Activities. Cash used by financing activities was $4.3 million and $0 for the three months ended March 31, 2005 and 2004. The $4.3 million represents a scheduled principal repayment made in March 2005 related to the Senior Credit Facility.
Contractual Obligations and Commitments
      As of December 31, 2004, on an as adjusted basis giving effect to the issuance of the new notes, we had long-term debt and mandatory redeemable preferred stock obligations totaling $339.7 million and $814.5 million, respectively. The long-term debt obligations include amounts outstanding under the new notes and existing subordinated notes. Such obligations were incurred to obtain proceeds for general corporate purposes, finance acquisitions and refinance other debt obligations.
      The following table sets forth our contractual obligations at December 31, 2004, excluding future interest and dividends, and after giving pro forma effect to the issuance of the outstanding notes:

	Balance at December 31, 2004

		Less Than	One to	Three to	After Five
	Total	One Year	Three Years	Five Years	Years

	(dollars in thousands)
Long-term debt	$339,716	$—	$—	$122,436	$217,280
Mandatorily redeemable preferred stock	814,549	—	—	—	814,549
Non-cancelable operating lease obligations	156,330	9,556	27,095	19,819	99,860

	$1,310,595	$9,556	$27,095	$142,255	$1,131,689

      The caption Non-cancelable operating lease obligations in the above table includes our real estate operating lease obligations, net of existing subleases, at December 31, 2004. However, the lease obligation amounts have not been reduced for estimated future sublease income related to vacated facilities that were not subleased as of December 31, 2004.
      In connection with our commercial agreements, we often provide indemnifications of varying scope and terms to customers, business partners and other parties with respect to certain matters, including, but not limited to, losses arising out of our breach of such agreements and out of intellectual property infringement claims made by third parties. In addition, we have entered into indemnification agreements with certain of our directors and officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. We maintain director and officer insurance, which may cover certain liabilities arising from our obligation to indemnify our directors and officers in certain circumstances. The indemnification provided by us to our officers and directors does not have a stipulated maximum, therefore we are not able to develop a reasonable estimate of the maximum liabilities. To date, we have not incurred material costs as a result of such obligations and have not accrued any liabilities related to such indemnification obligations in our financial statements.

      Lastly, certain legal proceedings described in this prospectus are potential contingencies, which could also affect our liquidity in future periods. See “Business — Litigation.”
Off-Balance-Sheet Arrangements
      At March 31, 2005, we did not have any relationships with variable interest (otherwise known as “special purpose”) entities that have been established for the purpose of facilitating off-balance-sheet debt.
      In the ordinary course of business, we have indemnification obligations with respect to letters of credit primarily used as security against non-performance in relation to certain of our non-cancelable operating lease obligations. The outstanding letters of credit approximated $0.8 million at March 31, 2005, and are not recorded on the Consolidated Balance Sheet as of March 31, 2005.
      We enter into certain incentive agreements, from time to time, with executives and senior management that include earn-out payments that are calculated based on the achievement of future revenue and other financial thresholds. Several of these agreements currently exist with measurement dates beginning with the close of our 2006 fiscal year. As of March 31, 2005, we cannot provide a reasonable estimate of the likelihood and amount we would be required to pay to fulfill these commitments. Based on this, we have not accrued any liabilities in relation to these incentive obligations as of March 31, 2005.
Cyclicality
      Revenue from print advertising accounted for approximately 51% of our total revenue for the year ended December 31, 2004. Cyclicality in advertising expenditures generally, or with respect to magazine-based advertising specifically, could therefore have a material effect on our business, financial condition and operating results with respect to comparability to prior periods.
Seasonality
      Historically, our business has been seasonal and we have earned a significant portion of our annual revenue in the fourth calendar quarter. This is largely due to the general increase in advertising revenue in the fourth quarter as a result of increased consumer buying activity during the holiday season. Other factors affecting the seasonality of our business are customer budgetary spending patterns, new product introductions and general economic trends. Quarterly results may also be affected by variations in the number of magazines sold in any quarter, timing and termination of existing contractual agreements, costs incurred in connection with internal growth, changes in our mix of customers, fluctuation in the costs of raw materials and other general economic conditions. Accordingly, our operating results in any particular quarter may not be indicative of the results that can be expected for any future quarter or for the entire year. We also cannot assure that our fourth quarter revenue will be higher than revenue for our other quarters.
Critical Accounting Policies and Estimates
      In December 2001, the SEC issued disclosure guidance for “critical accounting policies.” The SEC defines “critical accounting policies” as those that require application of management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.
      The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to allowances for doubtful accounts, reserves for sales returns and allowances, reserves for severance, closures and restructuring-related costs and the recoverability of long-lived assets, including the excess of purchase price over net assets acquired. We base our estimates on historical experience and on various assumptions that we believe are reasonable under the circumstances. These form the basis of our judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates which would affect our reported results of operations. We believe the following is a description of the critical accounting policies and estimates used in the preparation of our consolidated financial statements.
      Allowances for doubtful accounts are estimated losses resulting from our customers’ failure to make required payments. We continually monitor collections from customers and provide for estimated credit losses. We aggressively pursue collection efforts on these overdue accounts and upon collection reverse the write-off in future periods. If future payments by our customers were to differ from our estimates, we may need to increase or decrease our allowances for doubtful accounts.
      Reserves for sales returns and allowances are primarily related to our newsstand sales, and to a lesser extent, subscription sales in which subscribers are billed. We estimate and maintain these reserves based primarily on our distributors’ historical return practices, our subscribers’ historical payment rates and our actual return experience. If actual sales returns and allowances differ from the estimated returns and allowances rates used, we may need to increase or decrease our reserve for sales returns and allowances.
      Reserves for restructuring-related costs, including severance, magazine and facilities closures, are estimated costs resulting from management’s plans and actions to consolidate operations and eliminate headcount to reduce total operating costs. If the future payments of these costs were to differ from our estimates, we may need to increase or decrease our reserves. We recorded restructuring charges or (reductions) related to our cost reduction and restructuring programs of approximately $5.5 million, $(6.2) million and $49.0 million for the years ended December 31, 2004, 2003 and 2002, respectively.
      We periodically evaluate the recoverability of our long-lived assets, including property and equipment, goodwill and identifiable intangible assets, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or in connection with our annual financial review process. Our evaluations include analyses based on the cash flows generated by the underlying assets and profitability information, including estimated future operating results, trends or other determinants of fair value. If the fair value of the asset determined by these evaluations is less than its carrying amount, an impairment charge is recognized for the difference. Future adverse changes in market conditions or continuing poor operating results of certain businesses may also indicate an inability to recover the carrying value of the assets, thereby possibly requiring an impairment evaluation and charge. For the year ended December 31, 2002, we recognized a goodwill impairment charge of approximately $25.0 million, an impairment of our indefinite-lived intangible assets of approximately $16.9 million and wrote-off a net book value of approximately $6.0 million of fixed assets in connection with an assessment of the recoverability of such long-lived assets and our cost reduction and restructuring program.
Effect of Recently Issued Accounting Standards
      In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment”, or SFAS 123R, which replaces SFAS No. 123, “Accounting for Stock-Based Compensation”, or SFAS 123, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The pro forma disclosures previously permitted under SFAS 123, no longer will be an alternative to financial statement recognition. We are required to adopt SFAS 123R beginning January 1, 2006. Under SFAS 123R, we must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. We do not believe that adoption of SFAS 123R will have a material impact on our operating results or financial position.

      In December 2004, the FASB issued SFAS No. 153, “Exchange of Nonmonetary Assets”, which eliminated the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We do not believe the adoption of SFAS No. 153 will have a material impact on our operating results or financial position.
      In May 2003, the FASB issued Statement No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments that have characteristics of both liabilities and equity. It requires than an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The FASB has directed that the effective date of SFAS 150 be deferred for certain nonpublic entities with mandatorily redeemable financial instruments until fiscal periods beginning after December 31, 2003. We believe that under SFAS 150, we are defined as a nonpublic entity and have outstanding preferred stock that is considered mandatorily redeemable. Therefore, effective January 1, 2004, we recorded the accrued dividends on the mandatorily redeemable preferred stock as interest expense and classified the mandatorily redeemable preferred stock as a long-term liability on the Balance Sheet. The adoption of this statement increased our total liabilities by $814.5 million as of December 31, 2004, and increased our consolidated interest expense by approximately $74.9 million in 2004. This had no impact on our debt covenants or our ability to service our debt payments in 2004.
Quantitative and Qualitative Disclosures About Market Risk
     Interest Rate Risk
      The new notes have a floating interest rate based on LIBOR, but our existing subordinated notes have fixed rates. Accordingly, only $134.7 million or 39.7% of our total debt is effectively set at a fixed rate of interest as of December 31, 2004, on an as adjusted basis giving effect to the issuance of the new notes. Accordingly a 1.00% fluctuation in market interest rates would cause a $2.1 million fluctuation in interest expense.
     Inflation and Fluctuations in Paper Prices and Postage Costs
      Our principal raw material is paper. We continually assess the impact of inflation and changes in paper and postage prices as these costs represent a significant portion or our cost of production. Paper prices have fluctuated over the past several years. In 2001 and 2002, paper prices declined significantly, but started to increase moderately (3% to 5%) in both 2003 and 2004. In addition, during 2001, we outsourced the majority of our paper buying to our printers and entered into short-term rate protection agreements with them. As a result, we hold significantly lower levels of inventory and have generally been able to purchase paper at or below market prices at the time of use. However, there can be no assurance that these trends will continue or that we can recover future paper price increases. We have not entered, and do not currently plan to enter, into long-term forward price or option contracts for paper.
      Postage for magazine distribution is also one of our significant expenses. We primarily use the U.S. Postal Service to distribute magazine subscriptions. We may not be able to recover, in whole or in part, postage cost increases. Postal rates increased 9.9% in January 2001, 2.6% in July 2001 and 9.9% in June 2002. Each of these price increases has had a significant adverse effect on our cash flow, and any further significant cost increases will also have an adverse effect on our cash flow. Due to legislation in 2003, the Postmaster General has announced that postage rates will not increase until 2006, however, current industry projections indicate that the 2006 postage increase could be in a range of 5% to 8%.

BUSINESS
      We are a leading integrated media company serving the technology and videogame markets. Over 80% of our 2004 revenue was generated from our brands having a #1 or #2 market position. Our U.S.-based media properties reach over 22 million people per month at work, home and play, based on syndicated research and management’s estimates. We believe our audiences, which range from corporate technology buyers, influencers and users to consumers, enthusiasts and gamers, represent an attractive demographic group to a wide range of advertisers.
      Publications associated with the Ziff Davis name have been published for nearly 80 years. Throughout our long-standing presence in the print-media market, we have developed properties that appeal to our special-interest audiences and built strong relationships with advertisers. As the needs of our readers and advertisers have changed, we have evolved by successfully extending our brands online and developing new businesses that target vertical segments of our audience and strive to deliver returns to advertisers on their marketing investment.
      We are one of the largest technology magazine publishers in the United States as measured by revenue. Our portfolio of U.S. titles includes both paid and controlled circulation publications with a combined circulation of approximately 2.5 million. Our publications include such titles as PC Magazine, the leading paid consumer technology magazine, with a nearly 25 year publishing history, and eWEEK, a leading controlled-circulation weekly for senior IT decision makers. In 2004, we had an estimated 20.1% share of advertising revenue in the technology magazine industry based on data compiled by IMS.
      Our readers are well-educated, influential buyers of technology and other products and decision-makers in their professional fields and households, which makes them attractive to a wide range of advertisers. For example, the 2,971,000 estimated business professionals (individuals who are involved in purchasing technology for their businesses) who read PC Magazine each spend an estimated average of $211,314 per year on technology products and services according to the IntelliQuest CIMS 2004 Business Study released in 2004. Similarly, in December 2004, the average annual information technology budget for corporate business readers of eWEEK was approximately $44.4 million, according to our subscriber qualification surveys. Lastly, according to internal readership surveys, the average Game Group reader purchases approximately two games per month and influences approximately five other people regarding which games to buy.
      Over the last several years, we have successfully built numerous companion and standalone websites such as pcmag.com, extremetech.com, eweek.com and 1up.com which, in total, had over 7.6 million unique visitors in February 2005. Other recent business initiatives include the Custom Conference Group, eSeminars and other highly-targeted business-to-business and consumer technology events. We also export our brands internationally, licensing our content to publications in over 40 countries and in over 20 languages.
Competitive Strengths
      Leading Provider of Integrated Marketing Solutions for the Technology and Videogame Markets. We are one of the largest media companies in the United States focusing on the technology and videogame markets. PC Magazine was the #1 technology magazine in the United States in 2004, as measured by the Publishers Information Bureau based on advertising pages. Our Enterprise Group publications and websites, led by eWEEK, reach over 2.7 million influential enterprise technology decision-makers each month. Our videogame publications led the market in 2004 in three major categories: IMS advertising pages (43.1% share); total circulation (35.5% share); and newsstand circulation (44.5% share). Our top customers include blue chip technology companies such as Microsoft, Dell, Hewlett-Packard and IBM, each of which has been advertising in our publications for over 20 years. In addition, our non-print businesses have grown substantially over the last several years as advertisers look to new channels to reach potential customers. For example, in 2004 our websites had over 250 advertisers, 75 million unique visitors and 400 million page views and we held over 500 industry-focused events. Furthermore, we distinguish both our print and non-print products through our comprehensive labs-based evaluations, trusted buying advice, recognized industry experts, and thought-provoking news, reviews, opinions and insights.
      Strong Brands and Long Operating History. Publications associated with the Ziff Davis name have been published for nearly 80 years. Throughout this long history, we have developed many strong media brands. Our current brands reach over 22 million people per month. We believe the PC Magazine brand is one of the most recognized technology-related brands in the U.S. In addition, we also own several properties that are rapidly developing excellent reputations among both advertisers and readers. For example, Baseline magazine, launched in 2002, recently was awarded the Grand Neal Award, the highest distinction awarded by the American Business Media, The Association of Business Media Companies. Moreover, our acclaimed staff of editors and columnists consistently produces high-quality, award-winning editorial content. Such content has long been a cornerstone of our business and central to the success of our publications.
      We are able to leverage our strong brands through product line extensions, licensing opportunities and the launch of new international editions. We have also successfully developed several websites under the “Extreme” and “Insider” brands, such as extremetech.com and channelinsider.com, which leverage our high quality editorial content. These websites offer additional entry points for advertisers to reach a more targeted audience while broadening both our reader and advertiser bases.
      Established and Pre-Qualified Reader Base with Attractive Demographics. We have a large and loyal reader base that continues to grow as we launch new products and acquire strategic properties. The circulation of many of our magazines is controlled, or distributed free of charge, to qualifying readers that meet one of the most rigorous qualification standards in the industry. These readers must be employed as senior-level IT professionals with specific areas of budget responsibility and must also provide information annually for over 160 different qualifying criteria. As a result, our controlled-circulation database of over 3 million individuals is highly attractive to our advertisers based on its demographics and pre-qualified status. For example, due to the breadth of information collected from our readers, we can offer our advertisers turnkey and end-to-end channel marketing opportunities through our Business Information Services unit. Our controlled-circulation database also generates substantial revenue through list rentals. Finally, we believe our large and highly-targeted reader base represents a built-in audience for our new vertical market product introductions.
      Diversified Sources of Revenue. We continue to diversify our operations and revenue base and transition from a company that was predominantly print-based to one that is now a comprehensive provider of marketing solutions. Our non-print businesses contributed approximately 25.0% of our fiscal 2004 revenue and we expect this percentage to continue to increase in the future. In addition, we have launched several new initiatives over the last several years, such as the Custom Conference Group, eSeminars and 1up.com, which have further diversified our revenues and advertiser base. Our recent launch of Sync magazine also helps to diversify our operations by adding a broader range of consumer electronics and lifestyle advertisers than those targeted by our other publications (which primarily attract technology and videogame advertisers).
      State-of-the-Art In-House Testing Facilities. We believe our main testing facility, PC Magazine Labs, is the largest independent technology testing facility in the U.S. with over 2,000 products tested annually. Our facilities offer our audience renowned benchmark testing simulated in real-world environments. We believe that our state-of-the-art facilities provide a distinct advantage over our competitors who use third party testing facilities or who do not perform the same in-depth quantitative and qualitative product testing.
      Experienced Management Team. Our Chairman and Chief Executive Officer, Robert Callahan, and our President and Chief Operating Officer, Bart Catalane, each have over 25 years of senior executive experience in the media industry. Prior to joining Ziff Davis in October 2001, Mr. Callahan spent over 20 years with Capital Cities/ ABC Inc. and The Walt Disney Company in various senior leadership positions including President of the ABC Broadcast Group. Mr. Catalane most recently was the Chief Financial Officer of TMP Worldwide and has held senior management positions with Capital Cities/ ABC

Inc. and The Walt Disney Company. In addition, the executives running our Consumer Tech and Enterprise Groups each have over 14 years of experience with Ziff Davis.
Business Strategy
      We intend to increase our revenue and cash flow by continuing to leverage our leading market positions and strong brands. The key elements of our strategy are:
      Continue to Capitalize on our Strong Brands. We intend to continue leveraging the strength of our leading brands such as PC Magazine and eWEEK, as well as our relationships with our advertisers and readers, to expand and transition our business platform in the following manner:

•	Utilize Publishing and Technology Expertise to Develop Compelling Content. As technology advances continue to result in new and innovative products and services for businesses and consumers, we will use our expertise to provide new content and launch new product line extensions that position our publications, events and websites to be among the most influential and relevant to the audience and advertiser communities we serve.

•	Broaden Composition of Advertiser Base. As technology has become more mainstream with the growth in the mass-market consumer electronics industry and the Internet, our readership has broadened to include a more diverse group of IT and business professionals, videogame enthusiasts and consumers. We believe the future growth and demographics of this audience will be even more attractive to prospective non-technology advertisers, such as consumer goods, food and beverage and automotive companies. We are also targeting many new advertisers through products and services that leverage our editorial strength and database, such as online advertising, contract publishing, supplements in our existing publications, new special newsstand publications like ExtremeTech, branded events and our recently launched Web Buyer’s Guide.
      Increase Share of Customers’ Marketing Expenditures. We will continue to utilize our strong, long-standing relationships with advertisers to cross-sell new advertising programs and provide integrated marketing solutions to these customers. These programs can consist of the production of white papers and marketing materials in conjunction with branded custom events, but can also include pursuing non-traditional advertising revenues, such as sales lead generation, alliance marketing and public relations activities. In addition, we intend to continue to utilize our extensive database of individuals to maximize circulation cross-selling opportunities among our own titles.
      Continue Expansion of Online Media. We will continue to launch new online media products that offer new information and services that appeal to readers in the technology and videogame markets. These products include community websites that serve as discussion areas, eNewsletters that offer frequent market updates and virtual conferences and seminars that enable our advertisers to host online events. During 2004, we introduced a range of online initiatives including new site launches such as channelinsider.com and devsource.com, 24 topic centers and 6 industry centers primarily targeted to the eweek.com audience, 18 eNewsletters and several virtual tradeshows. We believe these new offerings, which can be developed quickly and cost-effectively, provide valuable information to our core audience and also generate additional traffic to our online sites. As a result, we are able to generate incremental revenue through additional online ads, eNewsletter sponsorships and eSeminar and virtual tradeshow sponsorships.
      Pursue Strategic Acquisitions. Our management team has significant experience in evaluating and integrating acquisitions. As part of the strategy of broadening our coverage of the technology and videogame markets, we will continue to evaluate strategic acquisition opportunities that we believe will further enhance our leadership positions in these markets while providing an attractive return on investment. During 2004, we acquired the assets of business-to-business online publishers Connexus Media, Inc. and DeviceForge, LLC. These acquisitions expanded our reader database and portfolio of vertical product and information websites. Going forward, we plan to continue to seek out similar acquisitions to strengthen our position in existing markets and to enable us to selectively enter adjacent markets.

      Continue to Capture Operating Efficiencies. During the past three years, we have taken numerous steps to respond to our customers’ needs, improve the speed and efficiency of our business and diversify our revenues. This has included the implementation of significant cost reductions to streamline our operations, the selected divestitures of non-performing assets, and the continued implementation of a financial restructuring plan. As a result of these initiatives, we have transformed our business and culture from that of a primarily print-based media company with over 1,000 employees to an integrated media company with approximately 550 employees serving the large and growing technology and videogame markets. We plan to continue our focus on operating efficiencies, while realizing the benefits of our transformation, including the high operating leverage and attractive cash flow profile associated with some of our new business initiatives.
Consumer Tech Group
      The Consumer Tech Group is principally comprised of three paid magazines, PC Magazine, Sync and ExtremeTech; a number of consumer-focused websites, including pcmag.com and extremetech.com; and our new consumer electronics event, DigitalLife.
      The following table sets forth information regarding the publications within the Consumer Tech Group:

	First	Frequency
Magazine Title	Issue	Per Year	Primary Audience	Circulation	Rate Base

PC Magazine	1981	22	Consumer/Business	Paid	700,000
Sync	2004	7	Consumer	Paid	250,000
ExtremeTech	2004	6	Consumer/Business	Paid	*

*	Newsstand publication only. No rate base is claimed for this publication.
      PC Magazine is one of the largest technology publications in the world, delivering the most authoritative, comprehensive labs-based reviews and trusted recommendations for buyers of technology products and services. PC Magazine publishes 22 times a year in print (plus occasional special issues) with a paid circulation of 700,000. PC Magazine has U.S. readership of nearly 5.2 million readers, based on data compiled by MRI in Fall 2004. Reaching highly engaged technology influencers, PC Magazine differentiates itself through unique and extensive product reviews based on its exclusive benchmark testing performed in the PC Magazine Labs, supplemented by its “First Looks” section covering emerging technologies and products and opinion columns from its renowned technology authorities and writers.
      Sync is our new technology consumer lifestyle magazine and our entrance into the growing consumer electronics market. According to the Consumer Electronics Association, this market is estimated to be nearly $100 billion in sales in 2005. Sync is designed to give readers a stylish, exciting look at how consumers can use digital products in the context of everyday life. Sync’s first issue debuted during the summer of 2004 and published four issues throughout the year. Sync launched with a target circulation of 200,000, consisting primarily of affluent readers, ages 25-44. The launch of Sync also coincides with the launch of our new consumer technology event, DigitalLife.
      ExtremeTech is our latest newsstand special magazine for the hardcore technology do-it-yourselfer, helping these users design and build their PC’s and related technology systems. Whether a reader is configuring the ultimate gaming PC or building a digital audio workstation, ExtremeTech provides the component reviews, how-to features and tips to help that reader succeed.
      Our Consumer Tech Group Internet sites provide online destinations for IT and business professionals as well as technology enthusiasts. Similar to our print publications, our portfolio of online products is also grounded in a tradition of labs-based product reviews, advice and commentary from leading experts and in-depth analyses and reporting.

      The following February 2005 monthly page view and unique visitor statistics show the relative scale of our Consumer Tech Group Internet properties:

Website Address	Page Views	Unique Visitors

www.pcmag.com	23,413,700	3,049,000
www.extremetech.com	7,939,700	1,247,600

Total	31,353,400	4,296,600
      Pcmag.com is a premier online destination for helping technology buyers make informed product choices for their business and personal lives. Offering labs-based reviews, solutions, leading columnists and articles from PC Magazine, pcmag.com also offers original content such as online-only reviews, product buying guides, proprietary downloads, eNewsletters, and special features by dedicated online editors. Once a user has made an informed product decision, pcmag.com’s online shopping features help the user find the best price and service options to complete the transaction.
      Extremetech.com follows the same do-it-yourself style as ExtremeTech, offering this passionate audience in-depth coverage of new and emerging technologies, community swapping tips and online shopping.
      In September 2003, we started the Event Marketing Group, a new business unit that develops and builds large-scale consumer events such as DigitalLife, a four-day special event that we launched in New York City in October 2004. DigitalLife brings together the latest in digital technology products for the home, work and play. The 2004 event attracted over 25,000 attendees, including consumers, technology enthusiasts, retailers and members of the press.
Enterprise Group
      The Enterprise Group is comprised of several businesses in the magazine, Internet, event, research and marketing tools areas. The three controlled-circulation magazines in this segment are eWEEK, CIO Insight and Baseline. The Internet properties in this segment are primarily those affiliated with the Enterprise Group’s brands, including eweek.com, cioinsight.com and baselinemag.com, but also include over 30 weekly eNewsletters and our eSeminars business. This segment also includes our Custom Conference Group, which each year creates and manages several hundred events sponsored by our advertisers; Business Information Services, a research and marketing tools unit launched in 2003; and Contract Publishing, which produces custom magazines, white papers, case studies and other sales and marketing collateral for customers.
      The following table sets forth information regarding the publications within the Enterprise Group:

	First	Frequency
Magazine Title	Issue	Per Year	Primary Audience	Circulation	Rate Base

eWEEK	1983	51	Business	Controlled	400,100
CIO Insight	2001	14	Business	Controlled	50,000
Baseline	2001	14	Business	Controlled	125,000
      eWEEK is one of the largest controlled-circulation publications in the United States, reaching over 1.8 million enterprise technology decision-makers per week who are evaluating and purchasing technology solutions for their companies, according to the May 2004 BPA Pass Along Audit. Controlled-circulation publications like eWEEK are distributed directly to qualified professionals for no charge and generate revenue principally from the sale of advertising. The criteria we use to qualify subscribers for this magazine are among the highest standards in the industry and help build a database that we use to extend our business into new product areas. eWEEK differentiates itself by delivering to its readers breaking news, technology product reviews and evaluations and strategic analyses of the companies, technologies and trends that impact enterprise-wide computing. This makes eWEEK extremely attractive to advertisers selling products and services to IT professionals and senior business readers.

      CIO Insight is a 50,000 subscriber, controlled-circulation strategic business journal for today’s senior IT decision makers. Its mission is to provide IT executives with cutting-edge strategies, management techniques and technology perspectives that align business with IT. Each month, CIO Insight provides senior-level technology executives with in-depth analysis and proprietary research about new trends in IT. Writers are either proven experts in their fields or journalists who are well-versed in technology and management issues. In order to qualify for a free subscription, CIO Insight subscribers must be senior IT executives actively charged with setting their company’s IT business goals, direction and strategy. These senior IT executives must also have personal purchase authority for IT within their organizations or have personal budgets in certain IT categories.
      Baseline is a 125,000 subscriber, controlled-circulation magazine that is a guide to selecting and managing the deployment of leading-edge information systems for senior IT and business leaders. Through case studies, news stories, company dossiers and financial tools, the publication provides these senior executives with a detailed look at how their peers are implementing strategic information technology projects and systems. The success, or failure, of each implementation is measured by the company’s actual progress against “baseline” expectations of financial returns and technology deliverables. In the four years since its inception, Baseline has won five Jesse H. Neal National Business Journalism Awards for its excellent editorial coverage of business and technology issues, and in March 2005 was awarded the Grand Neal award, the highest distinction awarded by the American Business Media, The Association of Business Media Companies. In order to qualify for a free subscription, Baseline subscribers must be actively involved in setting goals, evaluating or managing a company’s IT investment, or planning major IT projects or upgrades in the next 12 months. The subscriber must have a director-level title or higher, have a minimum personal budget authority of $50,000 and an organizational spending minimum of $100,000.
      Our Enterprise Group Internet sites offer products and services consisting of Internet advertising, eNewsletters, select lead-generation programs, integrated e-commerce opportunities, email direct marketing, sponsorship and custom site development. The Enterprise Group also produces eSeminars, which are webcasts that connect IT experts, buyers and sellers in online interactive groups to explore the latest issues in technology. We held approximately 200 eSeminars in 2004 with an average of over 600 registrants per event.
      The following February 2005 monthly page view and unique visitor statistics illustrate the relative scale of our Enterprise Group Internet properties:

Website Address	Page Views	Unique Visitors

www.eweek.com	5,870,300	1,671,900
www.cioinsight.com	179,900	67,000
www.baselinemag.com	261,500	92,000
Other targeted B2b Sites*	2,699,600	810,700

Total	9,011,300	2,641,600

*	Includes miscellaneous sites such as microsoft-watch.com, channelinsider.com, devsource.com and other targeted sites.
      Eweek.com is a real-time resource for IT professionals who evaluate and purchase technology solutions for their organizations. With a dedicated team of online journalists, eweek.com offers 24/7 technology news coverage, timely features, analysis and reports on major topical issues and technology vertical markets. Information can be accessed by topic or industry, helping IT professionals get the information they need in a fast and informative format. Eweek.com includes the award-winning journalism, reviews and insights of eWEEK, plus case studies, research and tools from CIO Insight and Baseline.
      Cioinsight.com is a valuable resource for Chief Information Officers and other senior-level technology decision-makers. It provides easy access to progressive articles, interviews, surveys and proprietary research on technology strategies and cost-cutting techniques through the lens of experienced industry journalists. As a result of its elevated editorial approach, cioinsight.com offers marketers a targeted subscriber readership that includes senior-level IT executives directly involved in their organization’s technology budget, direction and strategy.
      Baselinemag.com provides senior IT and business executives with timely case studies, cutting-edge articles and extensive interactive online tools so that they can make the best decisions about implementing information technology. Baselinemag.com’s content gets deep into project-based ROI goals, defining core and valuable metrics with the key players involved while profiling the specific technology solutions used. Baselinemag.com not only details what technology products and projects work best, but also which products and projects failed and why they failed.
Game Group
      The Game Group is focused on the videogame market and is now principally comprised of three paid magazines, Electronic Gaming Monthly, Computer Gaming World, and Official U.S. PlayStation Magazine, and 1up.com, an innovative online destination for gaming enthusiasts. The paid publications are long-established leaders in the industry and are well-positioned to serve the core audience of the large and growing enthusiast market for videogames. Because readers of videogame magazines are principally 18-to-34 year old males, these publications also offer advertisers access to a highly focused, difficult-to-reach readership with attractive demographics and spending patterns. For the year ended December 31, 2004, we were the leader in the United States in this valuable publishing segment in three major categories: IMS advertising pages (43.1% share); total circulation (35.5% share); and newsstand circulation (44.5% share). On average, our videogame publications sell nearly 420,000 copies at the newsstand per issue.
      The following table sets forth information regarding the publications within the Game Group segment:

	First	Frequency
Magazine Title	Issue	Per Year	Primary Audience	Circulation	Rate Base

Computer Gaming World	1981	11	Consumer	Paid	200,000	*
Electronic Gaming Monthly	1988	12	Consumer	Paid	500,000
Official U.S. PlayStation Magazine	1997	12	Consumer	Paid	300,000	*

*	Target circulation. No rate base is claimed for this publication.
      Computer Gaming World is an authoritative source in computer gaming, with over 20 years of editorial leadership. It provides readers with the informed, well-written and entertaining reviews, previews, features and strategies about PC games.
      Electronic Gaming Monthly is a valued guide to video gaming and leads the industry with exclusive scoops, authoritative articles and hard-hitting reviews. The magazine, which reaches influential and engaged videogame players, is about to celebrate its 200th issue.
      Official U.S. PlayStation Magazine is the only magazine that provides a disc supplied by Sony Computer Entertainment America, containing interactive samples of games and other materials. It is a critical voice, independent of SCEA, that helps readers get more out of their PlayStation systems (PS1 and PS2).
      In October 2003, we launched 1up.com, an online destination for videogame enthusiasts that provides up-to-the-minute news, multiple game reviews, tips and tricks and live forums with industry celebrities covering all game platforms. Unlike other competing videogame sites, 1up.com incorporates the editorial features from the Game Group’s industry-leading publications, together with innovative site functions and features for social networking, discussion groups, consumer news and lifestyle coverage of movies, music and gadgets. During February 2005, 1up.com generated over 15.5 million page views and attracted over 800,000 unique visitors.

Revenue
      Our principal sources of revenue for the year ended December 31, 2004 were advertising (63.7% of total revenue), circulation (18.6%) and other ancillary sources of revenue (17.7%). Circulation comprises both subscriptions (10.0%) and newsstand sales (8.6%). We record revenue net of agency commissions, estimated subscription cancellations and newsstand returns.
      Advertising. Advertising rates and rate structures vary among our publications and Internet properties and are based on, among other things, the circulation or audience of the particular property, the readership demographics, the scheduled frequency and the size and placement of the advertisement in the publication or website. Our advertising revenue is influenced by a number of external factors, including the volume of new technology product introductions, the amount and allocation of marketing expenditures by our advertising clients and the extent to which our customers elect to advertise using print and online media.
      Subscriptions. Generally, we sell subscriptions to our publications either directly by our circulation staff or by independent subscription direct marketing companies or agents. We receive approximately 11.3% of the total price of subscriptions sold through agents. In addition to agents, we have historically sold subscriptions using a variety of techniques including direct reply subscription cards, direct mail and the Internet.
      Newsstand. We sold approximately 5.1 million single copies of magazines for the year ended December 31, 2004. Generally we receive approximately 47.5% of the cover price of an individual magazine sold through the newsstand with the balance of the cover price going to the magazine’s distributor, wholesaler and retailer.
      Other Revenue Sources. We also derive revenue from a variety of ancillary activities, including mailing list rentals, custom conferences and events, royalty and license agreements and eNewsletters.
Operating Costs
      The principal components of our production costs are raw materials, printing and distribution, which represented 24.1%, 39.0% and 36.9%, respectively, of our publishing production expenses for the year ended December 31, 2004. Our principal raw material is paper. Paper supply and prices are subject to volatility and may be significantly affected by many factors, including market and economic conditions.
      We outsource the printing process, including the majority of our pre-press and paper buying operations, for all of our publications. To facilitate efficient and timely printing of our publications, we have established long-term contractual relationships with certain printing companies, including R.R. Donnelley and Brown Printing Company. For the year ended December 31, 2004, approximately 43.0% of our total production costs were for printing services and paper supplied by or through R.R. Donnelley.
      Our other principal operating costs are selling, general and administrative expenses. Included in these costs are compensation expenses (salaries, commissions and incentives), benefits, editorial costs and circulation, marketing and promotion expenses.
Circulation
      Our publications include paid-circulation magazines, which generate revenue principally from advertising, newsstand sales and subscriptions, and controlled-circulation publications, which in our case are distributed to qualified IT professionals and generate revenue principally from the sale of advertising. Our controlled-circulation publications offer technology content that appeals to a professional audience in need of technology information and enterprise IT solutions, specifically in the areas of news, lab testing reviews, analysis, opinion and case studies. Our paid-circulation publications offer consumer and business-oriented content that appeals to a broader audience interested in technology products and services, the Internet and/ or videogame hardware and software. As of December 31, 2004, we published six domestic paid-circulation publications and three domestic controlled-circulation publications.

      Our paid-circulation publications are distributed to subscribers and are also available for sale at newsstands and other retail outlets. We have an agreement with Warner Publishing Services to manage our newsstand and retail distribution. Warner Publishing Services in turn has agreements with magazine wholesalers to arrange for national and regional placements of our publications and to manage billing and collection of amounts due from the magazine retailers. Our paid subscribers receive their publications through the U.S. Postal Service and via Zinio Systems Inc. for digital delivery. We also have an agreement with Kable Fulfillment Services to manage our subscription billing, collection and processing, which includes providing mailing labels for each of the paid publications. Our controlled-circulation publications are distributed free of charge to individuals who meet demographic standards we established in an effort to make the publication attractive to advertisers. The qualified subscribers of our controlled-circulation publications receive these publications via the U.S. Postal Service and also via Zinio Systems Inc. for digital delivery. In addition, we have an agreement with Omeda Communications to manage our list and mailing labels for each of the controlled publications.
Customers
      The size and composition of our readership offers advertisers concentrated and efficient exposure to their critical target audiences. As a result, our top advertisers, including Microsoft, Computer Discount Warehouse, Dell Computer and Hewlett Packard, have consistently advertised in our publications and on our Internet sites. Importantly, as technology and videogames have become more mainstream and appeal to broader demographics, our publications are becoming increasingly more appealing to a larger range of advertisers who are interested in marketing lifestyle and other general consumer products to this reader audience.
      We had over 800 advertising customers in 2004 according to internal records and an average combined circulation of approximately 2.5 million. No single advertiser comprised more than 10.7% of our advertising revenue or 6.8% of total revenue for the year ended December 31, 2004. Our top ten advertisers accounted for 42.0% of our advertising revenue and 26.8% of our total revenue for the year ended December 31, 2004.
Competition
      The publishing industry is highly competitive. We compete with several much larger international companies that operate in many markets and have broad product offerings in publishing and trade shows and conferences. We compete for readers and advertisers in the general publishing marketplace, which is fragmented. According to SRDS Media, there are about 7,900 domestic magazine titles. We also compete for advertising and circulation revenue principally with publishers of other technology magazines and Internet sites with similar editorial content to ours. We believe our core competitive set includes approximately 20 print publishing and Internet companies. The technology magazine industry has traditionally been dominated by a small number of large publishers. In 2004, the three largest technology-publishing companies, Ziff Davis, International Data Group and CMP Media, accounted for 65.5% of total technology magazine gross advertising revenue and 69.0% of total technology advertising pages according to IMS.
      Our publications and Internet sites generally compete on the basis of:

•	editorial quality;

•	quantity and quality of circulation;

•	the strength of complementary products serving the same niche;

•	the effectiveness of sales, research efforts and customer service; and

•	advertising rates.
      We believe that we compete successfully with other technology and videogame publications and Internet sites based on our market-leading positions within the technology and videogame magazine sectors, the nature and quality of our magazines’ editorial content and the attractive demographics of our readers. In addition, our magazines also compete for advertising revenue with general-interest consumer and business magazines and other forms of media, including broadcast and cable television, radio, newspapers, direct marketing and other electronic media. In competing with general-interest consumer and business magazines and other forms of media, we rely on our ability to reach a targeted segment of the population in an efficient, cost-effective manner.
Certain License Agreements
      We were granted an exclusive license until March 31, 2007 to use certain trademarks owned by Sony Computer Entertainment America Inc. in connection with publishing Official U.S. PlayStation Magazine in the United States and Canada.
      We have also been granted a license to use certain trademarks owned by Microsoft Corporation in connection with publishing Xbox Nation both in print and online. The term of our right to use these trademarks expires on October 31, 2005.
      We also were licensed to use certain trademarks and copyrighted content owned by Electronics Boutique of America, Inc., in connection with our publication of GMR magazine. The parties agreed to terminate this license in connection with the discontinuation of GMR in February 2005.
      Lastly, we license various of our trademarks and copyrighted content to third parties, including publishers of foreign editions of our magazines and other magazines. Our brands and content currently appear in over 40 countries and over 20 languages worldwide.
Trademarks and Intellectual Property Rights
      We have developed strong brand awareness for our principal publications and services. Accordingly, we consider our trademarks, copyrights, trade secrets and similar intellectual property critical to our success and rely on trademark, copyright and trade secrets laws, as well as licensing and confidentiality agreements, to protect our intellectual property rights. We generally register our material trademarks in the U.S. and in certain other key countries in which these trademarks are used. Effective trademark, copyright and trade secret protection may not be available in every country where our publications and services are available.
      We may be subject to claims by third parties of alleged infringement of trademarks, copyrights, patents and other intellectual property rights, from time to time in the ordinary course of business. We do not believe there are any such legal proceedings or claims pending that are likely to have, individually or in the aggregate, a material adverse effect on our business, financial condition or results of operations.
Employees
      As of December 31, 2004, we had a total of approximately 525 employees, all based in the U.S. None of our employees are represented by a labor union. We believe that our relations with our employees are good.
Properties
      Our principal properties and the approximate square feet occupied by us (excluding excess space vacated or sublet to others) are currently as follows:

	Lease	Approximate
	Expiration	Square Feet

New York, New York (Headquarters)	2019	144,000
San Francisco, California	2010	35,000
Woburn, Massachusetts	2006	11,000

      Properties other than those listed above include smaller sales and/or general offices in Chicago, Illinois and Atlanta, Georgia, under leases expiring through 2007. We do not own real property and we lease all of our offices from third parties. We believe our facilities are in good operating condition and are suitable and adequate for our current operations.
      In connection with prior years’ cost reduction programs, we undertook a real estate consolidation and relocation project designed to reduce our total real estate costs and square feet leased. In 2001, we closed eight facilities covering approximately 60,000 square feet with lease terms expiring through 2006. Two of the facilities covering approximately 24,000 square feet have been subleased. We also subleased approximately 194,000 square feet of our New York headquarters with sublease terms expiring in 2019. In 2002, we closed three more facilities covering approximately 125,000 square feet with terms expiring in 2010 and vacated approximately 60,000 square feet in our New York headquarters, which runs through 2019. In 2003, we entered into a sublease agreement for the vacated space in our New York headquarters that will also expire in 2019. We are continuing the process of negotiating subleases or lease terminations relating to the remaining closed facilities and excess leased space. We cannot assure you, however, that we will successfully negotiate and execute these additional subleases or lease terminations, or comment as to the terms on which we could do so.
Litigation
      On October 17, 2001, the former Publisher of The Net Economy initiated a lawsuit in the Supreme Court of the State of New York, Nassau County, alleging breach of contract, fraudulent inducement and various other claims arising out of the termination of his employment. We filed a motion to dismiss in December 2001, which was subsequently denied as against Ziff Davis Media and granted as against defendants Alan Perlman and Willis Stein. In June 2003, the Appellate Division modified the lower court’s order to grant defendants’ motion to dismiss plaintiff’s claim for punitive damages and otherwise affirmed the lower court’s order. In November 2004 the Supreme Court granted in part and denied in part defendants’ motion for summary judgment, dismissing four of plaintiff’s six causes of action, and dismissed defendants’ counterclaim. In December 2004 plaintiff filed a notice of appeal of that order. In March 2005 a settlement agreement was executed pursuant to which the case is to be dismissed. This matter will not have a material effect on our financial condition or results of operations.
      In May 2004, we gave notice of our election not to renew the then-existing license agreement pursuant to which the licensee (the “Former Licensee”) was licensed to publish the Greek edition of PC Magazine. In July 2004, we were informed that the Former Licensee had commenced litigation against us in Greece. In December 2004, a Greek court denied plaintiff’s request for an injunction against us, and granted our request for an injunction against plaintiff related to the PC Magazine trademark in Greece. In December 2004, we were informed that the Former Licensee sued us in Greece for damages. We currently do not anticipate that this matter will have a material impact on our financial condition or results of operations. We cannot give any assurances as to the outcome of these matters, however.
      We are also subject to various claims and legal proceedings that arise in the ordinary course of business. However, we do not expect any of these claims or legal proceedings, either individually or in the aggregate, to have a material adverse effect on our financial condition, results of operations or liquidity.

MANAGEMENT
Directors and Executive Officers
      Ziff Davis Holdings is party to an investor rights agreement (the “Investor Rights Agreement”) with all of the current holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of Ziff Davis Holdings. The Investor Rights Agreement provides that the parties thereto will vote their shares such that Ziff Davis Holdings’ Board of Directors will be established at seven directors or such other number designated by Willis Stein. The agreement provides that the parties thereto will vote their shares such that the Board of Directors will consist of:

•	Ziff Davis Holdings’ Chief Executive Officer;

•	one person designated by DLJ Merchant Banking Partners II, L.P.; currently nobody has been designated, and

•	four persons designated by Willis Stein, who currently are Avy H. Stein, John R. Willis, Daniel H. Blumenthal and Bradley J. Shisler.
      The Board of Directors currently consists of eight directors (with one position vacant), including the five above-mentioned directors; Bart W. Catalane, who was appointed pursuant to an agreement with our Chief Executive Officer; and one independent, outside director, who is currently David M. Wittels.
      The following table contains information with respect to the executive officers and directors of Ziff Davis Holdings and Ziff Davis Media:

Name	Age	Position

Robert F. Callahan	53	Chairman of the Board of Directors and Chief Executive Officer
Bart W. Catalane	48	President, Chief Operating Officer and Director
Derek Irwin	40	Chief Financial Officer
Jason Young	35	President, Consumer Tech Group
Sloan Seymour	42	President, Enterprise Group
Scott McCarthy	39	President, Game Group
Gregory Barton	43	Executive Vice President of Licensing and Legal Affairs, General Counsel and Secretary
Michael J. Miller	46	Executive Vice President and Editorial Director, Ziff Davis Publishing, Editor In-Chief, PC Magazine
Jasmine Alexander	42	Senior Vice President, Technology and Sales Operations
Sara B. DeCarlo	41	Vice President of Consumer Marketing and Database Management
Paul O’Reilly	50	Vice President, Ziff Davis Event Marketing Group
Beth Repeta	38	Vice President of Human Resources
John R. Willis	55	Director
Avy H. Stein	50	Director
Daniel H. Blumenthal	41	Director
Bradley J. Shisler	34	Director
David M. Wittels	40	Director
      Robert F. Callahan joined the Company in October 2001 as Chairman, Chief Executive Officer and President. Prior to joining Ziff Davis Holdings and Ziff Davis Media, Mr. Callahan spent twenty years at

Capital Cities/ ABC and The Walt Disney Company. He spent ten years each in broadcast and publishing businesses. Mr. Callahan was most recently President of the ABC Broadcast Group where he managed the ABC Television Network including: ABC News, ABC Sports, ABC Primetime, ABC Daytime, ABC sales, marketing and financial operations; the 10 ABC-owned TV stations; the 54 ABC-owned radio stations and the ABC Radio Networks. Before moving into radio and television, Mr. Callahan was Senior Vice President, overseeing primarily business-to-business publications at Capital Cities’ Fairchild Publications division. Mr. Callahan began his career in planning and account management at Young & Rubicam, McCann Erickson and Wells, Rich, Greene.
      Bart W. Catalane was promoted to President as of June 2004. Mr. Catalane joined the Company in November 2001 as Chief Operating Officer, Chief Financial Officer and a Director. From June 1999 until he joined Ziff Davis Holdings and Ziff Davis Media, Mr. Catalane was Senior Vice President and Chief Financial Officer of TMP Worldwide Inc. From February 1996 to May 1999, Mr. Catalane held the Executive Vice President and Chief Financial Officer positions for the ABC Radio and then the ABC Broadcasting Division, units of The Walt Disney Company. Prior to that, Mr. Catalane held the Senior Vice President and Chief Financial Officer position at ABC Radio Networks from 1989 to 1996. Mr. Catalane started his career as a staff auditor at Coopers & Lybrand in New York.
      Derek Irwin was promoted to Chief Financial Officer as of December 2003. Mr. Irwin joined the Company in December 2002 as Senior Vice President, Finance. From December 1999 until he joined the Company, Mr. Irwin held various senior financial positions with TMP Worldwide Inc. Mr. Irwin was most recently Chief Financial Officer, TMP Advertising & Communications, Americas, and he also previously held the CFO positions for TMP’s Executive Search and eResourcing divisions in the Americas and for its Worldwide Executive Search Division. From 1992 to 1999, Mr. Irwin also held various senior financial positions for the American League and National League of Professional Baseball Clubs and was the Vice President, Finance from 1997 to 1999. Mr. Irwin began his career as a staff auditor at the international professional services firm Ernst & Young and has been a Certified Public Accountant in New York since 1991.
      Jason Young was named President of Ziff Davis Media’s Consumer Tech Group in October 2004. He was Senior Vice President and General Manager of Ziff Davis Internet since February 2002 and Vice President of Sales of Ziff Davis Internet since May 2001. From April 2000 to May 2001, Mr. Young was Vice President of Ad Sales and Business Development at TheStreet.com. Prior to that, from 1990, Mr. Young held a variety of roles with ZDI including Publisher of Windows Pro, National Ad Director for Windows Sources, Corporate Sales Director and Ad Director of ZDNet.
      Sloan Seymour was named President of Ziff Davis Media’s Enterprise Group in October 2004. Prior to that he was the Senior Vice President of Ziff Davis Media’s Enterprise Group since April 2003. Prior to April 2003, Mr. Seymour was the launch publisher of Baseline magazine. Mr. Seymour began his career at our predecessor company, Ziff-Davis Inc., in 1986. In addition to launching Baseline, he created Ziff Davis’ face-to-face events and eSeminars businesses. He began his career with PC Magazine and has also worked as the Vice President and Publisher of eWEEK.
      Scott McCarthy was named President of Ziff Davis Media’s Game Group in October 2004. Prior to joining Ziff Davis, Mr. McCarthy was Executive Vice President of the ABC Radio Networks Division of The Walt Disney Company, which provides programming and services to over 4,600 radio stations in the U.S., including ABC News and ESPN Radio.
      Gregory Barton was named Executive Vice President of Licensing and Legal Affairs, General Counsel and Secretary in October 2004. Mr. Barton joined the Company in November 2002 as Executive Vice President, General Counsel and Secretary. From September 1998 to November 2002, Mr. Barton held various positions (most recently President, CFO and General Counsel) of Index Development Partners, Inc., a public company based in New York City that published financial magazines and websites. From May 1995 to August 1998, Mr. Barton was employed by Alliance Semiconductor Corporation, a public company based in Santa Clara, California, that is a worldwide supplier of integrated circuits, where he served as General Counsel and, from September 1996 to August 1998, Vice President, Corporate and

Legal Affairs. Mr. Barton began his career at Gibson, Dunn & Crutcher, where he was an Associate in the Corporations and Litigation Departments.
      Michael J. Miller has been Editor-in-Chief, PC Magazine, Executive Vice President and Editorial Director since the acquisition of ZDP. Mr. Miller was Editorial Director for ZDI from 1997 to April 2000. From 1991 to 1997, Mr. Miller was Editor-in-Chief of PC Magazine. Prior to that time, Mr. Miller was Editor-in-Chief of InfoWorld, which he joined as executive editor in 1985 after serving as the West Coast Bureau Chief for Popular Computing and senior editor for Building Design & Construction.
      Jasmine Alexander has been Senior Vice President, Technology and Sales Operations since February 2002. She has more than 15 years of technology and operations experience in media and entertainment industries. Prior to joining Ziff Davis Media, Ms. Alexander was Vice President of Operations at OpenGlobe in 2001. From August 2000 to July 2001, Ms. Alexander served as Chief Technical Officer at Musicplex.com. Prior to that, Ms. Alexander was Vice President, Product Management and Development for CarParts.com, directing the company’s online strategies in 1999. Ms. Alexander was also Vice President, IT at Americast, where she started the company’s IT department from 1996 to 1999. From 1985 to 1996, Ms. Alexander held various positions at ABC, including Programmer/ Analyst, Manager, Director of IT at the Wilkes Barre Times Leader, a daily newspaper, and Vice President, IT with the ABC Radio Networks.
      Sara DeCarlo was promoted to Vice President, Consumer Marketing and Database Management in February 2004. Ms. DeCarlo joined Ziff Davis in 2000 as Director of Consumer Marketing and was responsible for the audience development for two new publication launches, Baseline and CIO Insight. She also held the responsibility for directing the circulation efforts for eWEEK, one of the largest enterprise publications serving the IT industry. Prior to joining Ziff Davis, Ms. DeCarlo was Vice President, Circulation and Marketing for Technology Investor Magazine where she helped the launch team develop an initial rate base of 267,000 within six months. In addition, she spent five years at Miller-Freeman where she held several senior-level circulation positions for both controlled and paid publications including Technology Learning, Network Magazine, Software Development and Web Techniques. Ms. DeCarlo also previously held circulation positions with Parenting Magazine and Martha Stewart Living.
      Paul O’Reilly has been Vice President, Ziff Davis Event Marketing Group since the executive team of TM Media Inc. joined the Company in September 2003. Mr. O’Reilly has held a number of senior positions in the events industry, including CFO of Blenheim USA, Inc. from 1992 to 1995 and CEO and co-founder of Kingbird Media Group, a company formed in 1998 to produce conferences and custom events for major IT vendors. Kingbird was later acquired by CMP Media, where Mr. O’Reilly was part of the management team until 2001, when he co-founded TaylorMcKnight LLC, a specialist event-marketing company. Prior to 1992, Mr. O’Reilly was an executive with KPMG in London.
      Beth Repeta has been the Vice President of Human Resources of Ziff Davis Media since January 2002 and held the position of Human Resources Manager from April 2000 to January 2002. Ms. Repeta is responsible for overseeing recruiting, employee relations, compensation, benefits and facilities. Ms. Repeta held a variety of Human Resources positions at ZDI from June 1991 to April 2000, including Director of Employee Relations and Human Resources Manager. Prior to 1991, Ms. Repeta was an analyst with PriceWaterhouse.
      John R. Willis has been a Director since April 2001. Mr. Willis is a Managing Director of Willis Stein. Prior to the formation of Willis Stein in 1994, Mr. Willis served as President and a Director of Continental Illinois Venture Capital Corporation (“CIVC”), a venture capital investment firm, from 1989 to 1994. In 1988, he founded Continental Mezzanine Investment Group and was its manager through 1990. From 1974 until 1988, Mr. Willis held various management positions at Continental Bank. He currently serves as a Director of several companies, including Aavid Thermal Technologies, Inc., Roundy’s, Inc. and other Willis Stein portfolio companies.
      Avy H. Stein has been a Director since the acquisition of ZDP. Mr. Stein is a Managing Director of Willis Stein. Prior to the formation of Willis Stein in 1994, Mr. Stein served as a Managing Director of

CIVC from 1989 to 1994. From 1984 to 1985, Mr. Stein was President of Cook Energy Corporation and Vice President of Corporate Planning and Legal Affairs at Cook International, Inc. From 1980 through 1983, Mr. Stein was an attorney with Kirkland & Ellis. Mr. Stein has also served as a special consultant for mergers and acquisitions to the Chief Executive Officer of NL Industries, Inc. and as the Chief Executive Officer of Regent Corporation. Mr. Stein currently serves as a Director of several companies, including Roundy’s, Inc. and other Willis Stein portfolio companies.
      Daniel H. Blumenthal has been a Director since the acquisition of ZDP. Mr. Blumenthal is a Managing Director of Willis Stein. Prior to the formation of Willis Stein in 1994, Mr. Blumenthal served as Vice President of CIVC from 1993 to 1994. From 1988 to 1993 he was a corporate tax attorney with Latham & Watkins. Mr. Blumenthal currently serves as a Director of several companies, including Aavid Thermal Technologies, Inc. and other Willis Stein portfolio companies.
      Bradley J. Shisler has been a Director since July 2003. Mr. Shisler is a Principal of Willis Stein. Mr. Shisler re-joined Willis Stein in 2000 after graduating from the Kellogg Graduate School of Management at Northwestern University. From 1996 to 1998, Mr. Shisler served as an Associate at Willis Stein. Prior to Willis Stein, Mr. Shisler worked in the corporate finance group at Simmons & Company International, a specialized investment banking firm, and as an engineer at Stone & Webster Engineering Corporation. He currently serves as a Director of several other Willis Stein portfolio companies.
      David M. Wittels has been a Director of Ziff Davis Holdings since May 2000. Mr. Wittels is a founding partner and Senior Managing Director of Diamond Castle Holdings, LLC, a private equity firm specializing in buyouts, growth capital and structured equity investments. Prior to the formation of Diamond Castle Holdings in 2004, he was a Managing Director of DLJ Merchant Banking Inc., an affiliate of Credit Suisse First Boston (“CSFB”). Mr. Wittels joined CSFB in November 2000 when the firm merged with Donaldson, Lufkin & Jenrette. Prior to the merger with CSFB, Mr. Wittels served in various capacities with DLJ Merchant Banking.
      There are no family relationships between any of our directors or executive officers.
Board Practices
      The members of Ziff Davis Holdings’ and Ziff Davis Media’s Boards of Directors are each elected annually at the ordinary general meeting of shareholders of such corporation. Each director is elected to serve until the next annual meeting of stockholders or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Certain of the current directors were elected pursuant to the terms of an Investor Rights Agreement. See “Certain Relationships and Related Transactions — Investor Rights Agreement.”
      We reimburse members of the Board of Directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity. David M. Wittels serves as our audit committee chairman and receives compensation of $50,000 per annum plus reimbursement of expenses.
      We have adopted a code of ethics applicable to our directors, officers (including our principal executive officer and principal financial officer) and employees, known as the Code of Ethics. In the event that we amend or waive any of the provisions of the Code of Ethics applicable to our principal executive officer and principal financial officer, we intend to disclose the same in a Current Report on Form 8-K filed with the SEC and on the Company’s website at www.ziffdavis.com.
      The Boards of Directors of Ziff Davis Holdings and Ziff Davis Media each may appoint or designate one or more committees, each committee to consist of one or more of the directors of such company, which to the extent provided in such resolution or the by-laws will have and may exercise the powers of the Board of Directors in the management and affairs of such company except as otherwise limited by law. We currently have an audit committee and a compensation committee. The audit committee consists of Mr. Wittels, who chairs the committee, Mr. Blumenthal and Mr. Shisler. The Company’s board members have determined that Mr. Wittels is an “audit committee financial expert” as defined in Item 401 of

Regulation S-K and is “independent” according to the listing rules of the New York Stock Exchange. The compensation committee consists of Messrs. Callahan, Catalane, Stein and Blumenthal.
      Our executive officers are appointed by their respective Boards of Directors for an indefinite term. The President may appoint other officers to serve for such terms as he or she deems desirable. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal must be without prejudice to the contract rights, if any, of the person so removed.
EXECUTIVE COMPENSATION
      The following table sets forth certain information concerning the compensation earned during the years ended December 31, 2004, 2003 and 2002 by Ziff Davis Media’s Chief Executive Officer (“CEO”) and the four most highly compensated executive officers other than the CEO of Ziff Davis Media:

				Other		Securities
				Annual		Under
		Salary	Bonus	Compensation		Options
Name and Principal Position	Year	($)	($)	($)		Granted (#)

Robert F. Callahan	2004	1,000,000	—	100,000	(1)	1,216,566
Chairman and Chief Executive Officer	2003	1,000,000	1,000,000	100,000	(1)
of Ziff Davis Holdings, Ziff Davis Media	2002	1,000,000	500,000	125,000	(1)
and Ziff Davis Publishing Inc.
Bart W. Catalane	2004	525,667	—	—		811,832
President and Chief Operating Officer	2003	500,000	500,000	—
of Ziff Davis Holdings, Ziff Davis Media	2002	500,000	250,000	—
and Ziff Davis Publishing Inc.
Jason Young	2004	262,500	438,321	—		603,937
President, Consumer Tech Group	2003	250,000	378,156	—
	2002	250,000	169,170	—
Michael J. Miller	2004	370,000	—	—		301,903
Executive Vice President and Editorial	2003	370,000	125,000	—
Director, Ziff Davis Publishing,	2002	370,000	100,000	—
Editor In-Chief, PC Magazine
Thomas McGrade(2)	2004	350,000	—	—		301,903
Senior Executive Vice President of	2003	350,000	275,000	—
Ziff Davis Media and Ziff Davis	2002	350,000	175,000
Publishing Inc.

(1)	Allowance, without need for accounting, for reimbursement of expenses in addition to expenses eligible for reimbursement under our existing policies.

(2)	Mr. McGrade’s employment with the Company terminated as of May 6, 2005.
Stock Option/ SAR Grants in Last Fiscal Year
      We granted to our named executive officers the following stock options during the year ended December 31, 2004:

	Number of	% of Total	Weighted	Weighted
	Securities	Options Granted	Average	Average
	Underlying	to Employees in	Exercise	Expiration	Grant Date
Executive	Options Granted	Fiscal Year	Price	Date	Present Value

Robert F. Callahan
Series D	2,612	21.2%	$1,000.00	6/30/2013	$327,767
Series B	3,209	21.7%	1,000.00	6/30/2013	—
Series A	10,745	21.4%	0.01	6/30/2013	—
Common Stock	1,200,000	15.0%	0.001	6/30/2013	—

	Number of	% of Total	Weighted	Weighted
	Securities	Options Granted	Average	Average
	Underlying	to Employees in	Exercise	Expiration	Grant Date
Executive	Options Granted	Fiscal Year	Price	Date	Present Value

Bart W. Catalane
Series D	1,865	15.2%	1,000.00	6/30/2013	234,030
Series B	2,292	15.5%	1,000.00	6/30/2013	—
Series A	7,675	15.7%	0.01	6/30/2013	—
Common Stock	800,000	10.0%	0.001	6/30/2013	—
Jason Young
Series D	700	5.7%	1,348.39	2/12/2014	87,840
Series B	769	5.2%	1,000.00	1/12/2014	—
Series A	2,468	5.0%	0.01	12/31/2013	—
Common Stock	600,000	7.5%	0.001	12/31/2013	—
Michael J. Miller
Series D	300	2.4%	1,000.00	3/3/2013	37,646
Series B	369	2.5%	1,000.00	3/3/2013	—
Series A	1,234	2.5%	0.01	3/3/2013	—
Common Stock	300,000	3.8%	0.001	3/3/2013	—
Thomas McGrade
Series D	300	2.4%	1,000.00	3/3/2013	37,646
Series B	369	2.5%	1,000.00	3/3/2013	—
Series A	1,234	2.5%	0.01	3/3/2013	—
Common Stock	300,000	3.8%	0.001	3/3/2013	—
Stock Option/ SAR Exercised in Last Fiscal Year
      Our named executive officers did not exercise any stock options or SARs as of December 31, 2004 (see Note 16 to our Consolidated Financial Statements).
Executive Agreements
      Mr. Callahan. On March 24, 2005, Ziff Davis Holdings and Ziff Davis Publishing Inc. entered into an executive agreement with Robert Callahan. This agreement provides, among other things, that he serves as Chairman and Chief Executive Officer of Ziff Davis Holdings, Ziff Davis Media and certain affiliates of Ziff Davis Holdings, during a term expiring on December 31, 2007. Pursuant to this agreement, his base salary is $1.0 million per year, subject to annual cost of living adjustments, and he is eligible to receive an annual bonus of $1.0 million, payable if certain targeted annual operating goals are met and an additional bonus of $1.0 million if he remains employed by Ziff Davis Holdings through December 31, 2007 and Ziff Davis Holdings generates consolidated EBITDA (as defined therein) for the twelve-month period ended December 31, 2007 of at least $100.0 million. Mr. Callahan’s executive agreement provides for severance payments upon termination of his employment by Ziff Davis Publishing Inc. without cause or his resignation for good reason (as such terms are defined in the agreement) conditioned upon Mr. Callahan delivering a general release in favor of Ziff Davis Holdings and its affiliates. The severance provisions provide that Mr. Callahan will receive, subject to compliance with certain non-compete, non-solicitation and other obligations, his annual base salary for twelve to eighteen months after the termination date (the length of which depends upon the date of termination) and a bonus of 50% of the amount of bonus, if any, paid him in respect of the immediately prior calendar year.
      Mr. Catalane. On March 24, 2005, Ziff Davis Holdings and Ziff Davis Publishing Inc. entered into an executive agreement with Bart Catalane. This agreement provides, among other things, that he serves as President and Chief Operating Officer of Ziff Davis Holdings, Ziff Davis Media and certain affiliates of

Ziff Davis Holdings, during a term expiring on December 31, 2007. Pursuant to this agreement, his base salary is $600,000 per year, subject to annual cost of living adjustments, and he is eligible to receive an annual bonus of $600,000, payable if certain targeted annual operating goals are met and an additional bonus of $600,000 if he remains employed by Ziff Davis Holdings through December 31, 2007 and Ziff Davis Holdings generates consolidated EBITDA (as defined therein) for the twelve-month period ended December 31, 2007 of at least $100.0 million. Mr. Catalane’s executive agreement provides for severance payments upon termination of his employment by Ziff Davis Publishing Inc. without cause or his resignation for good reason (as such terms are defined in the agreement) conditioned upon Mr. Catalane delivering a general release in favor of Ziff Davis Holdings and its affiliates. The severance provisions provide that Mr. Catalane will receive, subject to compliance with certain non-compete, non-solicitation and other obligations, his annual base salary for twelve to eighteen months after the termination date (the length of which depends upon the date of termination) and a bonus of 50% of the amount of bonus, if any, paid to him in respect of the immediately prior calendar year.
      Mr. Young. Ziff Davis Media entered into an executive agreement with Mr. Young as of June 1, 2003. This agreement provides, among other things, that he serves as the Senior Vice President — General Manager of Ziff Davis Internet during a term expiring on June 30, 2006. In October 2004, Mr. Young was promoted to President of the Consumer Tech Group. Pursuant to this agreement, his base salary is at least $250,000 per year, subject to annual cost of living adjustments (his current salary is $300,000 per year), and he is eligible to receive an annual bonus, payable if certain targeted annual operating goals are met. Mr. Young’s executive agreement provides for severance payments upon termination of his employment by the Company without cause or his resignation for good reason (as such terms are defined in the agreement) conditioned upon Mr. Young delivering a general release in favor of Ziff Davis Holdings and its affiliates. The severance provisions provide Mr. Young will receive his annual base salary for twelve months after the termination date and a portion of the bonus paid to him during the preceding fiscal year related to specified lines of business (as defined), subject to compliance with certain non-compete and non-solicitation obligations.
      Mr. Miller. In October 2004, Ziff Davis Media entered into an executive agreement with Mr. Miller. The agreement provides, among other things, that he will serve as Executive Vice President and Editorial Director of Ziff Davis Publishing Inc., and Editor-in-Chief of PC Magazine, during a term expiring on August 30, 2007. Pursuant to this agreement, his base salary is at least $370,000 per year. Mr. Miller will be eligible to receive an annual bonus of not less than $50,000, payable at the Company’s discretion. Mr. Miller’s executive agreement provides for severance payments upon termination of his employment by the Company without cause or by him for good reason (as such terms are defined in the agreement) conditioned upon Mr. Miller delivering a general release in favor of Ziff Davis Holdings and its affiliates. The severance provisions provide that Mr. Miller will receive his annual base salary and possibly certain insurance premiums for twelve months after the termination date, subject to compliance with certain non-compete and non-solicitation obligations.
      Mr. McGrade. In connection with the acquisition of ZDP in April 2000, Ziff Davis Holdings and Ziff Davis Publishing Inc. entered into an executive agreement with Mr. McGrade. The agreement provides, among other things, that he serves as Senior Executive Vice President of Ziff Davis Publishing Inc. during a term ending on April 5, 2005. Pursuant to this agreement, his base salary is $350,000 per year, subject to annual cost of living adjustments, and he is eligible to receive an annual bonus of $250,000, payable at the discretion of Ziff Davis Holdings’ Board of Directors. Mr. McGrade’s executive agreement provides for severance payments upon termination of his employment by Ziff Davis Media without cause (as such term is defined in the agreement) conditioned upon Mr. McGrade delivering a general release in favor of Ziff Davis Holdings and its affiliates. The severance provisions provide Mr. McGrade will receive his annual base salary until the one-year anniversary of the termination of his employment, subject to compliance with certain non-compete and non-solicitation obligations.

Equity Incentive Plans
      Following our formation, we implemented an equity incentive program. The program provides for the issuance of, or the grant of options to purchase, restricted common stock to certain of our employees, directors and officers. Under the program, Ziff Davis Holdings reserved 87,667 shares (as adjusted for a subsequent reverse stock split) of its fully diluted common equity, and Ziff Davis Development Inc. and Ziff Davis Internet Inc. also reserved certain shares of their common equity, for employees, directors and officers. In connection with the issuance of, or the grant of options to acquire, these equity interests, the participants in the program are entitled to customary drag-along restrictions in the event of a sale of the entity in which they hold equity interests. We also have the option to repurchase the participant’s option shares if his/her employment terminates for any reason, including upon his/her death, disability or resignation.
2002 Stock Option Plan
      Upon the consummation of our financial restructuring, the Board of Directors established a new management incentive plan pursuant to which Ziff Davis Holdings may grant participants options to purchase its common stock, Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock. We also entered into arrangements with the holders of Series D Preferred Stock to protect the holders of Series E Preferred Stock from dilution resulting from issuances of Series D Preferred Stock upon exercise of these options by management participants while the Series E Preferred Stock remains outstanding. See “Certain Relationships and Related Transactions — Distribution and Payment Arrangements.” The 2002 Stock Option Plan provides for the grant of options to purchase up to 9,619,171 shares of common stock, 58,081 shares of Series A Preferred Stock, 17,344 shares of Series B Preferred Stock, and 14,117 shares of Series D Preferred Stock.
      All options granted pursuant to the 2002 Stock Option Plan are subject to vesting and exercisability limitations. Except as may be set forth in specified option agreements, Ziff Davis Holdings will retain the right to repurchase participants’ capital stock upon termination of employment. Each participant is subject to customary drag-along restrictions. The following options were granted under the 2002 Stock Option Plan during 2004: 12,302 of the Series D options; 14,769 of the Series B options; 48,893 of the Series A options; and 8,000,000 of the common stock (see Note 16 to the Company’s Consolidated Financial Statements).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Investor Rights Agreement
      Ziff Davis Holdings is party to an Investor Rights Agreement dated as of April 5, 2000, with certain of the stockholders of Ziff Davis Holdings, including the holders of all of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. As a result, a majority of Ziff Davis Holdings’ outstanding capital stock is subject to the terms of the Investor Rights Agreement. The Investor Rights Agreement provides that Ziff Davis Holdings’ Board of Directors will be established at seven directors or such other number designated by Willis Stein. The agreement provides that parties thereto shall vote their shares such that the Board of Directors will consist of:

•	Ziff Davis Holdings’ Chief Executive Officer;

•	one person designated by DLJ Merchant Banking Partners II, L.P.; currently nobody has been designated; and

•	four persons designated by Willis Stein, who currently are Avy H. Stein, John R. Willis, Daniel H. Blumenthal and Bradley J. Shisler.
      The Board of Directors currently consists of eight directors (with one position vacant), including the five above-mentioned directors; Bart W. Catalane, who was appointed pursuant to an agreement with our Chief Executive Officer; and David M. Wittels, an independent, outside director.
      The stockholders executing the Investor Rights Agreement, other than DLJ Merchant Banking, have agreed to vote their shares as directed by Willis Stein in matters relating to any amendment of Ziff Davis Holdings’ certificate of incorporation, any merger or other business combination, any sale by Ziff Davis Holdings of substantially all of the assets of Ziff Davis Holdings or any liquidation of Ziff Davis Holdings. Willis Stein may also control the circumstances under which a public offering of Ziff Davis Holdings’ equity securities may take place. References in this section to “DLJ Merchant Banking” refer to DLJ Merchant Banking Partners II, L.P. and its affiliates that are holders of Ziff Davis Holdings’ stock.
      The Investor Rights Agreement generally restricts the transfer of shares of Ziff Davis Holdings’ capital stock. The parties to the Investor Rights Agreement have granted Ziff Davis Holdings a right of first refusal with respect to its stock, which, if not exercised by Ziff Davis Holdings, may be exercised by Willis Stein and certain other of Ziff Davis Holdings’ stockholders. Each other party to the Investor Rights Agreement generally has the right to participate in any transfer of shares by Willis Stein, with certain exceptions. In addition, Ziff Davis Holdings has agreed not to issue new equity securities (or securities with equity features) without giving Willis Stein and certain other of Ziff Davis Holdings’ stockholders an opportunity to purchase their pro rata share of the new securities on substantially the same terms, with certain exceptions. Each of the parties to the Investor Rights Agreement has agreed to consent to a sale of Ziff Davis Holdings or the assets of Ziff Davis Holdings if Willis Stein votes to approve the sale.
      The Investor Rights Agreement also provides that Willis Stein may request at any time that all or any portion of its common stock be registered with the SEC. If Willis Stein no longer owns at least 50% of the common stock specified in the Investor Rights Agreement, DLJ Merchant Banking may also make one such request. In the event that Willis Stein or DLJ Merchant Banking makes such a request for registration, the other parties to the Investor Rights Agreement that hold common stock will be entitled to participate in the registration. Ziff Davis Holdings has also granted the parties to the Investor Rights Agreement “piggyback” registration rights with respect to registrations by it, and Ziff Davis Holdings has agreed to pay all expenses relating to any such registrations.
Subscription Services
      Investment funds affiliated with Willis Stein are shareholders of USApubs Inc., a marketer of magazine subscriptions and other services. We sell subscriptions to our publications both directly and through independent subscription-marketing companies, including USApubs. For the year ended December 31, 2004, we paid approximately $635,000 in fees to USApubs. In management’s opinion, our transactions with USApubs are representative of arm’s-length transactions.

Willis Stein
      We reimburse travel and other out-of-pocket expenses of Ziff Davis Holdings’ directors and staff, including the directors from Willis Stein. For the year ended December 31, 2004, we paid approximately $80,000 of such expenses, which was recorded as accounts payable at December 31, 2004. Additionally, as fully described in Note 12 of our consolidated financial statements included elsewhere in this prospectus, Willis Stein was involved in our financial restructuring in 2002 including through: (1) the purchase of Series D Preferred Stock; (2) the exchange of its 12% notes; and (3) the amendment and restatement of our senior credit facility.
Distribution and Payment Arrangements
      The Series D Preferred Stock has a preference over the Series E Preferred Stock upon any liquidation of Ziff Davis Holdings, and Ziff Davis Holdings may not redeem, purchase or otherwise acquire any Series E Preferred Stock and may not directly or indirectly pay or declare any dividend or make any distribution upon any Series E Preferred Stock as long as any Series D Preferred Stock remains outstanding. As such, any additional issuance of Series D Preferred Stock adversely impacts the ability of the holders of the Series E Preferred Stock to receive cash payment in the event of a liquidation or redemption.
      Under the 2002 Stock Option Plan, Ziff Davis Holdings may issue to executives and other key personnel options to purchase, among other things, up to an aggregate of 14,117 shares of its Series D Preferred Stock. In order to reduce the adverse impact of the issuance of Series D Preferred Stock pursuant to the 2002 Stock Option Plan, Ziff Davis Holdings and Willis Stein have entered into arrangements such that Willis Stein has placed into escrow up to 14,117 shares of Series D Preferred Stock, and has agreed to retain in escrow at all times not less than the number of shares of Series D Preferred Stock that were issued, plus the number of shares of Series D Preferred Stock issuable upon exercise of options issued, pursuant to the 2002 Stock Option Plan. In the event that any key executive person exercises his or her option to acquire any Series D Preferred Stock under the 2002 Stock Option Plan, Ziff Davis Holdings will place the proceeds obtained in connection therewith into a separate interest-bearing escrow account for the benefit of Willis Stein. In the event that any payment is made to the holders of Series E Preferred Stock pursuant to a liquidation, dissolution or winding up of Ziff Davis Holdings, any portion of the escrow account allocable to such option exercise proceeds shall be paid to Willis Stein. If Ziff Davis Holdings makes any payment or distribution to the holders of Series D Preferred Stock or redeems, repurchases or otherwise acquires any Series D Preferred Stock or any third party acquires the escrowed shares, and if Willis Stein is required to place proceeds of any such transaction into the escrow account to satisfy its obligations under these arrangements or any escrowed shares are not entitled to participate in any such transaction, a portion of the escrow account allocable to option exercise proceeds placed in the escrow account will be paid to Willis Stein if such amounts do not exceed the proceeds of such a transaction.
      Willis Stein has agreed that it is not entitled to receive any distributions or payments from Ziff Davis Holdings on the shares held in escrow until the earliest of: (1) such time as of which all of the outstanding shares of Series E Preferred Stock have been redeemed, repurchased or otherwise acquired by Ziff Davis Holdings, or have been converted into common stock of Ziff Davis Holdings; or (2) such time as of which all of the outstanding shares of Series E Preferred Stock have been acquired or transferred to a third party or third parties in connection with a transaction in which a person or group of persons (other than Willis Stein) acquires the power to elect a majority of Ziff Davis Holdings’ Board of Directors.
Indemnification of Directors and Officers
      Article Eight of each of Ziff Davis Holdings’ and Ziff Davis Media’s certificates of incorporation provides that to the fullest extent permitted by the General Corporation Law of the State of Delaware, Ziff Davis Holdings’ and Ziff Davis Media’s directors shall not be liable to Ziff Davis Holdings or Ziff Davis Media, respectively, or their respective stockholders for monetary damages for a breach of their fiduciary duties as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS
      The table below lists information about the beneficial ownership of Ziff Davis Holdings’ capital stock, as of December 31, 2004, by each person whom we know to own beneficially more than 5% of any class of Ziff Davis Holdings’ stock, by each of Ziff Davis Holdings’ directors, by the executive officers named in the Summary Compensation table and by all of our directors and executive officers as a group. Willis Stein owns 100% of Ziff Davis Holdings’ outstanding Series B, Series C and Series D Preferred Stock. Unless otherwise noted, the address of each director and executive officer is c/o Ziff Davis Media Inc., 28 East 28th Street, New York, New York 10016.
      Ziff Davis Media is authorized to issue a total of 1,000 shares of common stock, par value $0.01 per share. There are 1,000 shares of common stock issued and outstanding. All of Ziff Davis Media’s outstanding capital stock is owned by Ziff Davis Holdings. The following table sets forth beneficial ownership of Ziff Davis Holdings’ capital stock as of December 31, 2004:

	Beneficial Ownership(1)

		Percent of		Percent of
	Shares of	Outstanding	Shares of	Outstanding		Percent of
	Series A	Series A	Series E	Series E	Shares of	Outstanding
	Preferred	Preferred	Preferred	Preferred	Common	Common
Beneficial Owner	Stock	Stock	Stock	Stock	Stock	Stock

Willis Stein Entities(2)	281,627.5	85.57%	8,088.6	28.35%	50,650,938	99.35%
DLJ Entities(3)	47,500.0	14.43	—	—	333,333	14.42
MacKay Shields LLP(4)	—	—	10,360.8	36.32	1,921,502	45.40
Robert F. Callahan	—	—	—	—	—	—
Bart W. Catalane	—	—	—	—	—	—
Jason Young	—	—	—	—	—	—
Thomas McGrade	142.5	*	—	—	1,000	*
Michael J. Miller	—	—	—	—	—	—
John R. Willis(2)	281,627.5	85.57	8,088.6	28.35	50,650,938	99.35
Avy H. Stein(2)	281,627.5	85.57	8,088.6	28.35	50,650,938	99.35
Daniel H. Blumenthal(2)	281,627.5	85.57	8,088.6	28.35	50,650,938	99.35
Bradley J. Shisler	—	—	—	—	—	—
David M. Wittels	—	—	—	—	—	—
All directors and executive officers as a group (22 persons)	281,627.5	85.57%	8,088.6	28.35%	50,650,938	99.35%

*	Less than 1% of outstanding series of stock.

(1)	“Beneficial ownership” generally means voting or investment power with respect to a security or the right to acquire such power within 60 days. Unless otherwise indicated, we believe that each holder has sole voting and investment power with regard to the equity interests listed as beneficially owned.

(2)	Includes 213,750 shares of Series A Preferred Stock (64.9%), 8,088.6 shares of Series E Preferred Stock (28.4%) and 50.2 million shares of common stock (including approximately 8.6 million shares issuable upon conversion of Series C Preferred Stock and approximately 40.1 million shares issuable upon the exercise of warrants to purchase common stock) held by Willis Stein & Partners II, L.P., Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P., and Willis Stein & Partners III-C, L.P. (collectively, the “Willis Stein Entities”). Also includes 67,877.5 shares of Series A Preferred Stock and 477,716 shares of common stock held by the stockholders executing the Investor Rights Agreement (other than the DLJ Entities). Such stockholders have agreed pursuant to the terms of the Investor Rights Agreement to vote their shares as directed by the Willis Stein Entities in certain matters as described more fully in “Certain Relationships and Related Transactions — Investor Rights Agreement.” As a result of the foregoing, the Willis Stein Entities may be deemed to have beneficial ownership with respect to the shares held by the stockholders executing the Investor Rights Agreement (other than the DLJ Entities). The Willis Stein Entities disclaim beneficial ownership of such shares held by such stockholders. Messrs. John R. Willis, Avy H. Stein and Daniel H. Blumenthal are Managing Directors of each of the ultimate general partners of the Willis Stein Entities, and, as a result, may be deemed to have beneficial ownership with respect to the shares held by and deemed to be beneficially owned by the Willis Stein Entities. Each disclaims beneficial ownership of such shares held by and deemed to be beneficially owned by such funds. The address for Willis Stein and Messrs. Willis, Stein and Blumenthal is One North Wacker Drive, Suite 4800, Chicago, Illinois 60606.

(3)	Includes shares held by DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ EAB Partners, L.P., DLJ ESC II L.P., DLJ First Esc L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, CV. and DLJMB Funding II, Inc., which are private equity investment funds affiliated with DLJ Merchant Banking, Inc. The address for DLJ Merchant Banking, Inc. is Eleven Madison Avenue, New York, New York 10010.

(4)	Based on the most recent information available to the Company, includes 10,361 shares of Series E Preferred Stock of Ziff Davis Holdings and 1,921,502 shares issuable upon the exercise of warrants to purchase shares of common stock of Ziff Davis Holdings held by MacKay Shields LLP as investment manager on behalf of its managed funds for which it has discretionary authority. The address for MacKay Shields LLP is 9 West 57th Street, 33rd Floor, New York, New York 10019.

Equity Compensation Plans
      The following table sets forth information regarding securities authorized for issuance under Ziff Davis Holdings’ equity compensation plans as of December 31, 2004:

			(c)
			Number of Securities
	(a)	(b)	Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance under
	be Issued upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Plan category:
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders:
2001 Stock Option Plan	18,078	$7.50
2002 Stock Option Plan
Series D	11,816	1,098.05
Series B	14,172	1,007.05
Series A	46,895	0.01
Common Stock	7,605,000	0.001

Total	7,695,961	—	2,030,830	*

*	Comprised of 2,301 shares of Series D Preferred Stock, 3,172 shares of Series B Preferred Stock, 11,186 shares of Series A Preferred Stock and 2,014,171 shares of common stock.

DESCRIPTION OF OTHER OBLIGATIONS
Senior Subordinated Compounding Notes
      In August 2002, Ziff Davis Media issued $90.3 million in aggregate principal amount of senior subordinated compounding notes, which mature in August 2009, in connection with a financial restructuring. The compounding notes pay interest semi-annually at rates of 12.0% to 14.0%. Until August 2006, interest may be paid, at our option, either in cash or by compounding such interest on the compounding notes. For all payments of interest after August 2006, interest shall be payable in cash at a rate of 12.0% per annum. During the years ended December 31, 2004 and 2003, we compounded interest in the amounts of $14.9 million and $12.7 million, respectively. The compounding notes are senior subordinated, unsecured obligations of Ziff Davis Media and are subordinated in right of payment to all existing and future senior indebtedness. The compounding notes are guaranteed on a senior subordinated basis by Ziff Davis Holdings and all of Ziff Davis Media’s existing and future domestic subsidiaries. The indenture governing the compounding notes limits Ziff Davis Media’s and the guarantors’ ability to: incur additional debt, make restricted payments and investments, undertake transactions with affiliates, enter into agreements restricting dividends and other payment restrictions, create liens, transfer or sell assets and merge or consolidate with another company unless specified conditions are satisfied. Beginning in August 2006, Ziff Davis Media may redeem the compounding notes at a redemption price equal to 106% of the principal amount thereof, declining to 103% in 2007 and 100% in 2008 and thereafter. The new notes are senior to the compounding notes.
12% Senior Subordinated Notes
      In July 2000, Ziff Davis Media issued $250 million in aggregate principal amount of 12% senior subordinated notes, which mature in July 2010. The outstanding principal amount of the 12% notes was reduced to approximately $12.3 million in connection with our 2002 financial restructuring. The 12% notes pay interest semi-annually, and are unsecured obligations of Ziff Davis Media, subordinated in right of payment to all existing and future senior indebtedness, and are guaranteed on a senior subordinated basis by Ziff Davis Holdings and all of Ziff Davis Media’s existing and future domestic subsidiaries. The indenture governing the 12% notes was amended in connection with our financial restructuring to eliminate most of the affirmative and negative covenants contained therein. The new notes are senior to the 12% notes.
Mandatorily Redeemable Preferred Stock
      Series A Redeemable Preferred Stock. Ziff Davis Holdings is authorized to issue 400,000 shares of series A redeemable preferred stock, par value $0.01 per share (the “Series A Preferred Stock”). At December 31, 2004 there were approximately 329,128 shares issued and outstanding. Prior to March 6, 2002, dividends on the Series A Preferred Stock accrued at a rate of 12% per annum. Commencing on March 6, 2002, dividends on the Series A Preferred Stock have accrued at a rate of 6.5% per annum. Each share of Series A Preferred Stock has that number of votes equal to $1,000 per share, plus all accrued and unpaid dividends, divided by $7.50 (which amount may be adjusted from time to time to account for stock splits, subdivisions and other similar events). The Series A Preferred Stock has a liquidation preference of $1,000 per share, plus all accrued and unpaid dividends and a scheduled mandatory redemption date of March 31, 2010. In the event of an initial public offering of our common stock, holders of the Series A Preferred Stock may require us, upon written notice, to redeem all or any portion (as specified by such holders) of the outstanding shares of Series A Preferred Stock (plus all accrued and unpaid dividends thereon) at a price of $1,000 per share or convert all or any portion (as specified by such holders) of the outstanding shares of Series A Preferred Stock (plus all accrued and unpaid dividends thereon) into a number of shares of common stock equal to $1,000 per share of Series A Preferred Stock divided by the price per share of common stock received by us in the initial public offering.

      Series B Redeemable Preferred Stock. Ziff Davis Holdings is authorized to issue 142,500 shares of series B redeemable preferred stock, par value $0.01 per share (the “Series B Preferred Stock”). At December 31, 2004 there were approximately 98,286 shares issued and outstanding. Prior to March 6, 2002, dividends on the Series B Preferred Stock accrued at a rate of 12.632% per annum. Commencing on March 6, 2002, dividends on the Series B Preferred Stock have accrued at a rate of 10.85% per annum. Each share of Series B Preferred Stock has that number of votes equal to $1,000 per share, plus all accrued and unpaid dividends, divided by $7.50 (which amount may be adjusted from time to time to account for stock splits, subdivisions and other similar events). The Series B Preferred Stock has a liquidation preference of $1,000 per share, plus all accrued and unpaid dividends and a scheduled mandatory redemption date of March 31, 2010. In the event of an initial public offering of our common stock, holders of the Series B Preferred Stock may require us, upon written notice, to redeem all or any portion (as specified by such holders) of the outstanding shares of Series B Preferred Stock (plus all accrued and unpaid dividends thereon) at a price of $1,000 per share or convert all or any portion (as specified by such holders) of the outstanding shares of Series B Preferred Stock (plus all accrued and unpaid dividends thereon) into a number of shares of common stock equal to $1,000 per share of Series B Preferred Stock divided by the price per share of common stock received by us in the initial public offering.
      Series C Convertible Preferred Stock. Ziff Davis Holdings is authorized to issue 7,500 shares of series C convertible preferred stock, par value $0.01 per share (the “Series C Preferred Stock”). At December 31, 2004 there were approximately 5,173 shares issued and outstanding. The Series C Preferred Stock shall not be entitled to receive any regularly scheduled dividend; however, holders would be entitled to dividends in the amount which would have been paid with respect to the common stock issuable upon conversion of the Series C Preferred Stock in the event cash dividends be paid upon our common stock. Each share of Series C Preferred Stock has that number of votes equal to $1,000 per share, plus all accrued and unpaid dividends, divided by the conversion price of the Series C Preferred Stock (which currently is $0.60 but which may be adjusted from time to time to account for stock splits, subdivisions and other similar events). The Series C Preferred Stock is convertible by the holders thereof at any time into shares of common stock. The number of shares of common stock obtained per share of Series C Preferred Stock will be determined by dividing $1,000, plus all accrued and unpaid dividends, by the conversion price, which currently is $0.60, but which may be adjusted from time to time to account for stock splits, subdivisions and other similar events. The Series C Preferred Stock has a liquidation preference of $1,000 per share, plus all accrued and unpaid dividends and a scheduled mandatory redemption date of March 31, 2010. In the event of an initial public offering of our common stock, holders of the Series C Preferred Stock may require us, upon written notice, to redeem all or any portion (as specified by such holders) of the outstanding shares of Series C Preferred Stock (plus all accrued and unpaid dividends thereon) at a price of $1,000 per share or convert all or any portion (as specified by such holders) of the outstanding shares of Series C Preferred Stock (plus all accrued and unpaid dividends thereon) into a number of shares of common stock equal to $1,000 per share of Series C Preferred Stock divided by the price per share of common stock received by us in the initial public offering.
      Series D Redeemable Preferred Stock. Ziff Davis Holdings is authorized to issue 100,000 shares of series D redeemable preferred stock, par value $0.01 per share (the “Series D Preferred Stock”). At December 31, 2004 there were approximately 80,207 shares issued and outstanding. Dividends on the Series D Preferred Stock accrue at a rate of 22.0% per annum. Each share of Series D Preferred Stock has that number of votes equal to $1,000 per share, plus all accrued and unpaid dividends, divided by $7.50 (which amount may be adjusted from time to time to account for stock splits, subdivisions, reverse stock splits and other similar events). The Series D Preferred Stock has a liquidation preference of $1,000 per share, plus all accrued and unpaid dividends and a scheduled mandatory redemption date on the earlier of (1) March 31, 2010 or (2) the date of the consummation of a change of control of our company at a price per share of Series D Preferred Stock equal to $1,000, plus all accrued and unpaid dividends thereon. In the event of an initial public offering of our common stock, holders of the Series D Preferred Stock may require us, upon written notice, to redeem all or any portion (as specified by such holders) of the outstanding shares of Series D Preferred Stock (plus all accrued and unpaid dividends thereon) at a price of $1,000 per share or convert all or any portion (as specified by such holders) of the outstanding shares of Series D Preferred Stock (plus all accrued and unpaid dividends thereon) into a number of shares of common stock equal to $1,000 per share of Series D Preferred Stock divided by the price per share of common stock received by us in the initial public offering.
      Series E Redeemable Preferred Stock. Ziff Davis Holdings is authorized to issue 30,000 shares of series E redeemable preferred stock, par value $0.01 per share (the “Series E Preferred Stock”). At December 31, 2004 there were approximately 28,526 shares issued and outstanding. Dividends on the Series E Preferred Stock accrue at a rate of 10% per annum. Each share of Series E Preferred Stock has that number of votes equal to $1,000 per share, plus all accrued and unpaid dividends thereon, divided by $7.50 (which amount may be adjusted from time to time to account for stock splits, subdivisions, reverse stock splits and other similar events). The Series E Preferred Stock has a liquidation preference of $1,000 per share, plus all accrued and unpaid dividends thereon and a scheduled mandatory redemption date on the earlier of (1) March 31, 2010 or (2) the date of the consummation of a change of control of our company at a price per Series E Preferred Share equal to $1,000, plus all accrued and unpaid dividends thereon. In the event of an initial public offering of our common stock, holders of the Series E Preferred Stock may require us, upon written notice, to redeem all or any portion (as specified by such holders) of the outstanding shares of Series E Preferred Stock (plus all accrued and unpaid dividends thereon) at a price of $1,000 per share or convert all or any portion (as specified by such holders) of the outstanding shares of Series E Preferred Stock (plus all accrued and unpaid dividends thereon) into a number of shares of common stock equal to $1,000 per share of Series E Preferred Stock divided by the price per share of common stock received by us in the initial public offering.

DESCRIPTION OF NOTES
      You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the words “Ziff Davis” refer only to Ziff Davis Media Inc. and not to any of its subsidiaries or Ziff Davis Holdings Inc.
      Ziff Davis issued the outstanding notes under an indenture among itself, the Guarantors and U.S. Bank National Association, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.
      The following description is a summary of the material provisions of the indenture, the registration rights agreement, the collateral trust agreement and the security documents. It does not restate those agreements in their entirety. We urge you to read the indenture, the registration rights agreement, the collateral trust agreement and the security documents because they, and not this description, define your rights as holders of the notes. Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture. Unless the context otherwise requires, references to the “notes” in this description include the notes issued to the initial purchasers in a private transaction that was not subject to the registration requirements of the Securities Act and the exchange notes, which have been registered under the Securities Act.
      The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture. Any notes that remain outstanding after completion of the exchange offer, together with the exchange notes issued in the exchange offer, will be treated as a single class of securities under the indenture.
Brief Description of the Notes and the Note Guarantees

The Notes
      The notes:

•	will be general secured obligations of Ziff Davis;

•	will be secured on a first-priority basis, equally and ratably with all obligations of Ziff Davis under any present or future First Lien Debt (including Indebtedness under any future Credit Facility), by Liens on all of the assets of Ziff Davis other than the Excluded Assets;

•	will be effectively junior to any Permitted Prior Liens, to the extent of the value of the assets of Ziff Davis subject to those Permitted Prior Liens;

•	will be pari passu in right of payment with all other senior indebtedness of Ziff Davis, including Indebtedness under any future Credit Facility;

•	will be effectively senior in right of payment to any Second Lien Debt;

•	will be senior in right of payment to any future subordinated Indebtedness of Ziff Davis, if any; and

•	will be guaranteed by the Guarantors.

The Note Guarantees
      Each guarantee of the notes:

•	will be a general secured obligation of each Guarantor (but not including the Guarantee of Holdings, which will be a general unsecured obligation);

•	will be secured on a first-priority basis (but not including the Guarantee of Holdings which, will be a general unsecured obligation), equally and ratably with all obligations of that Guarantor under any present or future First Lien Debt (including any Guarantees of that Guarantor of Indebtedness under any future Credit Facility), by Liens on all of the assets of that Guarantor other than the Excluded Assets;

•	will be effectively junior to any Permitted Prior Liens, to the extent of the value of the assets of that Guarantor subject to those Permitted Prior Liens;

•	will be pari passu in right of payment with all other senior indebtedness of that Guarantor, including its guarantee of any Indebtedness under any future Credit Facility;

•	will be effectively senior in right of payment to any Second Lien Debt (but not including the Guarantee of Holdings which will be effectively junior in right of payment to any Second Lien Debt of Holdings); and

•	will be senior in right of payment to any future subordinated Indebtedness of that Guarantor, if any.

      Pursuant to the indenture, Ziff Davis will be permitted to incur additional Secured Debt subject to the covenants described below under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and “— Certain Covenants — Liens.”
      The notes will be guaranteed by all of Ziff Davis’ Domestic Subsidiaries (other than Immaterial Subsidiaries) and, for so long as any Subordinated Notes remain outstanding, Holdings. Holdings will not be a Restricted Subsidiary, and as such, will not be subject to any of the restrictive covenants in the indenture, nor will the notes be secured by a Lien on the assets of Holdings.
      As of the date of the indenture, all of our Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.
Principal, Maturity and Interest
      Ziff Davis will issue up to $205.0 million in aggregate principal amount of exchange notes in the exchange offer. Ziff Davis may issue additional notes under the indenture from time to time having the same terms in all respects as the notes, except for the payment of interest on the notes (1) scheduled and paid prior to the date of issuance of those additional notes and (2) payable on the first interest payment date following that date of issuance. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Any additional notes subsequently issued will be secured, equally and ratably with the notes, by the Collateral described below under the caption “— Collateral.” As a result, the issuance of any additional notes, as well as any other Secured Debt, will have the effect of diluting the value of the security interest in the Collateral for the then outstanding notes. Ziff Davis will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on May 1, 2012.
      Interest on the notes will accrue at a rate equal to the Applicable Eurodollar Rate from the most recent date to which interest has been paid or, if no interest has been paid, from April 22, 2005. The Applicable Eurodollar Rate will be reset quarterly. The Applicable Eurodollar Rate for the first quarterly period will be 9.145%. We will pay interest on the notes quarterly, in arrears, every February 1, May 1, August 1 and November 1, commencing on August 1, 2005 to holders of record on the immediately preceding January 15, April 15, July 15 and October 15, and at maturity. Interest on overdue principal and interest and Liquidated Damages, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes.

      Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Methods of Receiving Payments on the Notes
      If a holder of notes has given wire transfer instructions to Ziff Davis, Ziff Davis will pay all principal, interest and premium and Liquidated Damages, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Ziff Davis elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.
Paying Agent and Registrar for the Notes
      The trustee will initially act as paying agent and registrar. Ziff Davis may change the paying agent or registrar without prior notice to the holders of the notes, and Ziff Davis or any of its Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
      A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Ziff Davis will not be required to transfer or exchange any note selected for redemption. Also, Ziff Davis will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed. The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture, the security documents and the registration rights agreement.
Note Guarantees
      The notes will be guaranteed by each of Ziff Davis’ current and future Domestic Subsidiaries (other than Immaterial Subsidiaries) and, for so long as any Subordinated Notes remain outstanding, Holdings. The notes will not be secured by a Lien on the assets of Holdings. These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.”
      A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Ziff Davis or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental indenture and appropriate Collateral Documents satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

      The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Ziff Davis or a Restricted Subsidiary of Ziff Davis, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Ziff Davis or a Restricted Subsidiary of Ziff Davis, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(3) if Ziff Davis designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4) upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge;” or

(5) in the case of Holdings’ Note Guarantee, upon legal defeasance or satisfaction and discharge of the Subordinated Note Indentures in compliance with the terms of such Subordinated Note Indentures.
      See “— Repurchase at the Option of Holders — Asset Sales.”
Security
      The Obligations of Ziff Davis with respect to the notes, the Obligations of the Guarantors under the guarantees, all other First Lien Obligations and the performance of all other Obligations of Ziff Davis, the Guarantors and Ziff Davis’ other Restricted Subsidiaries under the Note Documents will be secured equally and ratably by first-priority Liens in the Collateral granted to the collateral trustee for the benefit of the holders of the First Lien Obligations. These Liens will be senior in priority to the Liens securing any Second Lien Obligations, which will be secured equally and ratably by second-priority Liens in the Collateral granted to the collateral trustee for the benefit of the holders of Second Lien Obligations. The Collateral comprises substantially all of the assets of Ziff Davis and the other Pledgors, other than the Excluded Assets.
Perfection and Non-Perfection of Security Interests in Collateral
      The security interests created by the security documents have not been and will not be perfected with respect to certain items of Collateral. To the extent that such actions are not sufficient to perfect a security interest in certain items of Collateral (as will be the case, for example, for Collateral consisting of deposit accounts and securities accounts, and may also be the case for certain investment property and equipment, including equipment affixed to real property so as to constitute fixtures), the collateral trustee’s rights will be equal to the rights of the general unsecured creditors of Ziff Davis and its Restricted Subsidiaries in the event of a bankruptcy. Outside of bankruptcy, the security interests of certain other lienholders, such as judgment creditors and any creditors who obtain a perfected security interest in any items of Collateral in which the collateral trustee’s security interest is unperfected, would take priority over the collateral trustee’s security interest in such items of Collateral. Accordingly, there can be no assurance that the assets in which the collateral agent’s security interest is unperfected will be available upon the occurrence of an Event of Default or a default under the other Secured Documents to satisfy the Obligations under the notes.
Collateral Trust Agreement
      On the date of the indenture, Ziff Davis and the other Pledgors will enter into a collateral trust agreement with the collateral trustee. The collateral trust agreement will set forth the terms on which the collateral trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all Secured Liens upon any property of Ziff Davis or any other Pledgor at any time held by it, in trust for the benefit of the present and future holders of Secured Obligations.

Collateral Trustee
      U.S. Bank National Association has been appointed pursuant to the collateral trust agreement to serve as the collateral trustee for the benefit of the holders of:

•	the notes;

•	all other First Lien Obligations outstanding from time to time; and

•	all Second Lien Obligations outstanding from time to time.
      The collateral trust agreement will provide that the collateral trustee may be the same institution serving as a Secured Debt Representative; provided, that to the extent a conflict of interest arises between its roles as Secured Debt Representative and collateral trustee, such Secured Debt Representative shall resign as collateral trustee.
      The collateral trustee will hold (directly or through co-trustees or agents), and will be entitled to enforce, all Liens on the Collateral created by the security documents.
      Except as provided in the collateral trust agreement or as directed by an Act of Required Debtholders in accordance with the collateral trust agreement, the collateral trustee will not be obligated:

(1)	to act upon directions purported to be delivered to it by any Person;

(2)	to foreclose upon or otherwise enforce any Lien; or

(3)	to take any other action whatsoever with regard to any or all of the security documents, the Liens created thereby or the Collateral.
      Ziff Davis will deliver to each Secured Debt Representative copies of all security documents delivered to the collateral trustee.

Enforcement of Liens
      If the collateral trustee at any time receives written notice that any event has occurred that constitutes a default under any Secured Debt Document entitling the collateral trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, it will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the collateral trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the collateral trustee’s interests, rights, powers and remedies in respect of the Collateral or under the security documents or applicable law and, following the initiation of such exercise of remedies, the collateral trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the collateral trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the holders of Secured Obligations.

Restrictions on Enforcement of Second Priority Liens
      Until the Discharge of First Lien Obligations, the holders of First Lien Obligations will have, subject to the exceptions set forth below in clauses (1) through (4) and the provisions described below under the caption “— Provisions of the Indenture Relating to Security — Relative Rights,” and subject to the rights of the holders of Permitted Prior Liens, the exclusive right to authorize and direct the collateral trustee with respect to the security documents and the Collateral including, without limitation, the exclusive right to authorize or direct the collateral trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral and neither the trustee nor the holders of Second Lien Obligations may authorize or direct the collateral trustee with respect to such matters. Notwithstanding the foregoing, the Second Lien Representatives and the holders of Second Lien Obligations may, subject to the rights of the holders of other Permitted Prior Liens, direct the collateral trustee:

(1) without any condition or restriction whatsoever, at any time after the Discharge of First Lien Obligations;

(2) as necessary to redeem any Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of First Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of First Lien Obligations in the event of foreclosure or other enforcement of any Permitted Prior Lien;

(3) as necessary to perfect or establish the priority (subject to First Priority Liens and other Permitted Prior Liens) of the Secured Liens upon any Collateral; provided that, unless otherwise agreed to by the collateral trustee in the security documents, the Second Lien Representatives on behalf of the holders of Second Lien Obligations may not require the collateral trustee to take any action to perfect any Collateral through possession or control; or

(4) as necessary to create, prove, preserve or protect (but not enforce) the Liens upon any Collateral.
      Subject to the provisions described below under the caption “— Provisions of the Indenture Relating to Security — Relative Rights,” until the Discharge of First Lien Obligations, none of the holders of Second Lien Obligations, the collateral trustee or any Second Lien Representative will:

(1) request judicial relief, in an insolvency or liquidation proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of First Lien Obligations in respect of the First Priority Liens or that would limit, invalidate, avoid or set aside any First Priority Lien or subordinate the First Priority Liens to the Second Priority Liens or grant the Second Priority Liens equal ranking to the First Priority Liens;

(2) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of First Priority Liens made by any holder of First Lien Obligations or any First Lien Representative in any insolvency or liquidation proceedings;

(3) oppose or otherwise contest any lawful exercise by any holder of First Lien Obligations or any First Lien Representative of the right to credit bid First Lien Debt at any sale in foreclosure of First Priority Liens;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of First Lien Obligations or any First Lien Representative relating to the lawful enforcement of any First Priority Lien; or

(5) challenge the validity, enforceability, perfection or priority of the First Priority Liens.
      Notwithstanding the foregoing, both before and during an insolvency or liquidation proceeding, the holders of Second Lien Obligations and the Second Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an insolvency or liquidation proceeding against Ziff Davis or any other Pledgor in accordance with applicable law; provided that, by accepting a note, each holder of Second Lien Obligations will agree not to take any of the actions prohibited under clauses (1) through (5) of the preceding paragraph or oppose or contest any order that it has agreed not to oppose or contest under the provisions described below under the caption “— Insolvency or Liquidation Proceedings.”
      At any time prior to the Discharge of First Lien Obligations and after (a) the commencement of any insolvency or liquidation proceeding in respect of Ziff Davis or any other Pledgor or (b) the collateral trustee and each Second Lien Representative have received written notice from any First Lien

Representative at the direction of an Act of Required Debtholders stating that (i) any Series of First Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (ii) the holders of First Priority Liens securing one or more Series of First Lien Debt have become entitled under any First Lien Documents to and desire to enforce any or all of the First Priority Liens by reason of a default under such First Lien Documents, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by Ziff Davis or any other Pledgor to the collateral trustee, any Second Lien Representative or any other holder of Second Lien Obligations (including, without limitation, payments and prepayments made for application to Second Lien Obligations and all other payments and deposits made pursuant to any provision of any Second Lien Document).
      Subject to the provisions described below under the caption “— Provisions of the Indenture Relating to Security — Relative Rights,” all proceeds of Collateral received by the collateral trustee, any Second Lien Representative or holder of Second Lien Obligations in violation of the immediately preceding paragraph will be held by the collateral trustee, the applicable Second Lien Representative or the applicable holder of Second Lien Obligations for the account of the holders of First Priority Liens and remitted to any First Lien Representative upon demand by such First Lien Representative. The Second Priority Liens will remain attached to and, subject to the provisions described under the caption “— Provisions of the Indenture Relating to Security — Ranking of Second Priority Liens,” enforceable against all proceeds so held or remitted. All proceeds of Collateral received by the collateral trustee, any Second Lien Representative or any holder of Second Lien Obligations not in violation of the immediately preceding paragraph will be received by the collateral trustee, such Second Lien Representative or such holder of Second Lien Obligations free from the First Priority Liens and all other Liens except the Second Priority Liens.

Waiver of Right of Marshalling
      The collateral trust agreement will provide that, prior to the Discharge of First Lien Obligations, the holders of Second Lien Obligations, each Second Lien Representative and the collateral trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of First Priority Liens (in their capacity as priority lienholders). Following the Discharge of First Lien Obligations, the holders of Second Lien Obligations and any Second Lien Representative may assert their right under the Uniform Commercial Code or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of First Lien Obligations.
     Insolvency or Liquidation Proceedings
      If in any insolvency or liquidation proceeding and prior to the Discharge of First Lien Obligations, the holders of First Lien Obligations by an Act of Required Debtholders consent to any order:

(1) for use of cash collateral;

(2) approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all First Priority Liens upon any property of the estate in such insolvency or liquidation proceeding;

(3) granting any relief on account of First Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of First Lien Obligations in the collateral subject to First Priority Liens; or

(4) relating to a sale of assets of Ziff Davis or any other Pledgor that provides, to the extent the assets sold are to be free and clear of Liens, that all Secured Liens will attach to the proceeds of the sale;
then, the holders of Second Lien Obligations, in their capacity as holders of secured claims, and each Second Lien Representative will not oppose or otherwise contest the entry of such order, so long as none of the holders of First Lien Obligations or any First Lien Representative in any respect opposes or otherwise contests any request made by the holders of Second Lien Obligations or a Second Lien

Representative for the grant to the collateral trustee, for the benefit of the holders of Second Lien Obligations, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the First Lien Obligations, co-extensive in all respects with, but subordinated (as set forth herein under the caption “— Provisions of the Indenture Relating to Security — Ranking of Second Priority Liens”) to, such Lien and all First Priority Liens on such property.
      Notwithstanding the foregoing, both before and during an insolvency or liquidation proceeding, the holders of Second Lien Obligations and the Second Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of insolvency or liquidation proceedings against Ziff Davis or any other Pledgor in accordance with applicable law; provided that, by becoming a holder of any Second Lien Obligations, each holder of Second Lien Obligations will agree not to take any of the actions prohibited under clauses (1) through (5) of the second paragraph of the provisions described above under the caption “— Restrictions on Enforcement of Second Priority Liens” or oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through (4) of the preceding paragraph.
      The holders of Second Lien Obligations or any Second Lien Representative will not file or prosecute in any insolvency or liquidation proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Second Priority Liens, except that:

(1) they may freely seek and obtain relief: (a) granting a junior Lien co-extensive in all respects with, but subordinated (as set forth herein under the caption “— Provisions of the Indenture Relating to Security — Ranking of Second Priority Liens”) to, all Liens granted in the insolvency or liquidation proceeding to, or for the benefit of, the holders of First Lien Obligations; or (b) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

(2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of First Lien Obligations.
     Order of Application
      The collateral trust agreement will provide that if any Collateral is sold or otherwise realized upon by the collateral trustee in connection with any foreclosure, collection or other enforcement of Liens granted to the collateral trustee in the security documents, the proceeds received by the collateral trustee from such foreclosure, collection or other enforcement will be distributed by the collateral trustee in the following order of application:
      FIRST, to the payment of all amounts payable under the collateral trust agreement on account of the collateral trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the collateral trustee or any co-trustee or agent of the collateral trustee in connection with any security document;
      SECOND, to the repayment of Indebtedness and other Obligations, other than Secured Debt, secured by a Permitted Prior Lien on the Collateral sold or realized upon;
      THIRD, to the respective First Lien Representatives for application to the payment of all outstanding First Lien Debt and any other First Lien Obligations that are then due and payable in such order as may be provided in the First Lien Documents in an amount sufficient to pay in full in cash all outstanding First Lien Debt and all other First Lien Obligations that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the First Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable First Lien Document) of all outstanding letters of credit, if any, constituting First Lien Debt);

      FOURTH, to the respective Second Lien Representatives for application to the payment of all outstanding Second Lien Debt and any other Second Lien Obligations that are then due and payable on a pro rata basis in such order as may be provided in the Second Lien Documents in an amount sufficient to pay in full in cash all outstanding Second Lien Debt and all other Second Lien Obligations that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at a rate, including any applicable post-default rate, specified in the Second Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Second Lien Document) of all outstanding letters of credit, if any, constituting Second Lien Debt); and
      FIFTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to Ziff Davis or the applicable Pledgor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.
      If any Second Lien Representative or any holder of a Second Lien Obligation collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the First Lien Obligations in accordance with the paragraph above, whether after the commencement of an insolvency or liquidation proceeding or otherwise, such Second Lien Representative or such holder of a Second Lien Obligation, as the case may be, will forthwith deliver the same to the collateral trustee, for the account of the holders of the First Lien Obligations and other Obligations secured by a Permitted Prior Lien, to be applied in accordance with the provisions set forth above under this caption “— Order of Application.” Until so delivered, such proceeds will be held by that Second Lien Representative or that holder of a Second Lien Obligation, as the case may be, for the benefit of the holders of the First Lien Obligations and other Obligations secured by a Permitted Prior Lien.
      The provisions set forth above under this caption “— Order of Application” are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative and the collateral trustee as holder of Secured Liens. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Lien Sharing and Priority Confirmation to the collateral trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.
     Release of Liens on Collateral
      The collateral trust agreement will provide that the collateral trustee’s Liens on the Collateral will be released automatically with no further action on the part of any Person:

(1) in whole, upon (a) payment in full and discharge of all outstanding Secured Debt and (b) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

(2) as to any Collateral that is sold, transferred or otherwise disposed of by Ziff Davis or any other Pledgor to a Person that is not (either before or after such sale, transfer or disposition) Ziff Davis or a Restricted Subsidiary of Ziff Davis in a transaction or other circumstance that complies with the “Asset Sale” provisions of the indenture and is permitted by all of the other Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the collateral trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to the covenant described below under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets;”

(3) as to a release of less than all or substantially all of the Collateral, if consent to the release of all Secured Liens on such Collateral has been given by an Act of Required Debtholders; and

(4) as to a release of all or substantially all of the Collateral, if (a) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (b) Ziff Davis has delivered an officers’ certificate to the collateral trustee certifying that all such necessary consents have been obtained.
      The indenture will provide that the trustee will execute and deliver any document reasonably requested by Ziff Davis (at the expense of Ziff Davis) to evidence any release of the Collateral provided in the indenture.
      The security documents provide that the Liens securing the Secured Debt will extend to the proceeds of any sale of Collateral. As a result, the collateral trustee’s Liens will apply to the proceeds of any such Collateral received in connection with any sale or other disposition of assets described in the preceding paragraph.
     Release of Liens in Respect of Notes
      The indenture and the collateral trust agreement will provide that the collateral trustee’s Secured Liens upon the Collateral will no longer secure the notes outstanding under the indenture or any other Obligations under the indenture, and the right of the holders of the notes and such Obligations to the benefits and proceeds of the collateral trustee’s Secured Liens on the Collateral will automatically terminate and be discharged with no further action on the part of any Person:

(1) upon satisfaction and discharge of the indenture as set forth under the caption “— Satisfaction and Discharge;”

(2) upon a Legal Defeasance or Covenant Defeasance of the notes as set forth under the caption “— Legal Defeasance and Covenant Defeasance;”

(3) upon payment in full and discharge of all notes outstanding under the indenture and all Obligations that are outstanding, due and payable under the indenture at the time the notes are paid in full and discharged; or

(4) in whole or in part, with the consent of the holders of the requisite percentage of notes in accordance with the provisions described below under the caption “— Amendment, Supplement and Waiver.”
      The indenture and the collateral trust agreement will provide that the trustee will execute and deliver any document reasonably requested by Ziff Davis (at the expense of Ziff Davis) to evidence any release of the Collateral provided in the indenture.

Amendment of Security Documents
      The collateral trust agreement will provide that no amendment or supplement to the provisions of any security document will be effective without the approval of the collateral trustee acting as directed by an Act of Required Debtholders, except that:

(1) any amendment or supplement that has the effect solely of adding or maintaining the Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Secured Liens thereon or the rights of the collateral trustee therein will become effective when executed and delivered by Ziff Davis or any other applicable Pledgor party thereto and the collateral trustee;

(2) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Obligations:

(a) to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required Debtholders”),

(b) to share in the order of application described above under “— Order of Application” in the proceeds of enforcement of or realization on any Collateral, or

(c) to require that Liens securing Secured Obligations be released only as set forth in the provisions described above under the caption “— Release of Liens on Collateral,”

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Document; and

(3) no amendment or supplement that imposes any obligation upon the collateral trustee or any Secured Debt Representative or adversely affects the rights of the collateral trustee or any Secured Debt Representative, respectively, in its individual capacity as such will become effective without the consent of the collateral trustee or such Secured Debt Representative, respectively.
      Any amendment or supplement to the provisions of the security documents that releases Collateral will be effective only in accordance with the requirements set forth in the applicable Secured Debt Document referenced above under the caption “— Release of Liens on Collateral.” Any amendment or supplement that results in the collateral trustee’s Liens upon the Collateral no longer securing the notes and the other Obligations under the indenture may only be effected in accordance with the provisions described above under the caption “— Release of Liens in Respect of Notes.”
      The collateral trust agreement will provide that, notwithstanding anything to the contrary under the caption “— Amendment of Security Documents,” but subject to clauses (2) and (3) above:

(1) any mortgage or other security document that secures Second Lien Obligations (but not First Lien Obligations) may be amended or supplemented with the approval of the collateral trustee acting as directed in writing by the Required Second Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of the collateral trust agreement; and

(2) any amendment or waiver of, or any consent under, any provision of the collateral trust agreement or any other security document that secures First Lien Obligations will apply automatically to any comparable provision of any comparable Second Lien Document without the consent of or notice to any holder of Second Lien Obligations and without any action by Ziff Davis or any other Pledgor or any holder of Second Lien Obligations.

Voting
      In connection with any matter under the collateral trust agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt, as applicable, will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will vote the total amount of Secured Debt under that Series as a block in respect of any vote under the collateral trust agreement.

Equal and Ratable Sharing of Collateral by Holders of Second Lien Debt
      The indenture will provide that, notwithstanding:

(1) anything to the contrary contained in the security documents;

(2) the time of incurrence of any Series of Second Lien Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Second Lien Debt;

(4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Second Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens:

(a) all Second Priority Liens granted at any time by Ziff Davis or any other Pledgor will secure, equally and ratably, all present and future Second Lien Obligations; and

(b) all proceeds of all Second Priority Liens granted at any time by Ziff Davis or any other Pledgor will be allocated and distributed equally and ratably on account of the Second Lien Debt and other Second Lien Obligations.
      This section is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Second Lien Obligations, each present and future Second Lien Representative and the collateral trustee as holder of Second Priority Liens. The Second Lien Representative of each future Series of Second Lien Debt will be required to deliver a Lien Sharing and Priority Confirmation to the collateral trustee and the trustee at the time of incurrence of such Series of Second Lien Debt.
Provisions of the Indenture Relating to Security

Ranking of Second Priority Liens
      The indenture will provide that, notwithstanding:

(1) anything to the contrary contained in the security documents;

(2) the time of incurrence of any Series of Secured Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt;

(4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any First Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens, all Second Priority Liens at any time granted by Ziff Davis or any other Pledgor will be subject and subordinate to all First Priority Liens securing First Lien Obligations.
      The provisions under the caption “— Ranking of Second Priority Liens” are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of First Lien Obligations, each present and future First Lien Representative and the collateral trustee as holder of First Priority Liens. No other Person will be entitled to rely on, have the benefit of or enforce those provisions.

The Second Lien Representative of each Series of Second Lien Debt will be required to deliver a Lien Sharing and Priority Confirmation to the collateral trustee and each First Lien Representative at the time of incurrence of such Series of Second Lien Debt.
      In addition, the provisions under the caption “— Ranking of Secured Liens” are intended solely to set forth the relative ranking, as Liens, of the Liens securing Second Lien Debt as against the First Priority Liens. Neither the Second Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Relative Rights
      Nothing in the Note Documents will:

(1) impair, as to Ziff Davis and the holders of the notes, the obligation of Ziff Davis to pay principal of, premium and interest and Liquidated Damages, if any, on the notes in accordance with their terms or any other obligation of Ziff Davis or any other Pledgor;

(2) affect the relative rights of holders of notes as against any other creditors of Ziff Davis or any other Pledgor (other than holders of Permitted Prior Liens or other Second Priority Liens);

(3) restrict the right of any holder of notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions described above under the captions “— Collateral Trust Agreement — Restrictions on Enforcement of Second Priority Liens” or “— Collateral Trust Agreement — Insolvency and Liquidation Proceedings”);

(4) restrict or prevent any holder of notes or other Second Lien Obligations, the collateral trustee or any Second Lien Representative from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by (a) “— Collateral Trust Agreement – Restrictions on Enforcement of Second Priority Liens” or (b) “— Collateral Trust Agreement — Insolvency and Liquidation Proceedings”; or

(5) restrict or prevent any holder of notes or other Second Lien Obligations, the collateral trustee or any Second Lien Representative from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by (a) “— Collateral Trust Agreement — Restrictions on Enforcement of Second Priority Liens” or (b) “— Collateral Trust Agreement — Insolvency and Liquidation Proceedings.”

Compliance with Trust Indenture Act
      The indenture will provide that Ziff Davis will comply with the provisions of TIA §314.
      To the extent applicable, Ziff Davis will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities subject to the Lien of the security documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of Ziff Davis except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the trustee. Notwithstanding anything to the contrary in this paragraph, Ziff Davis will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

Further Assurances; Insurance
      The indenture and the security documents will provide that Ziff Davis and each of the other Pledgors will do or cause to be done all acts and things that may be required, or that the collateral trustee from time to time may reasonably request, to assure and confirm that the collateral trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.
      Upon the reasonable request of the collateral trustee or any Secured Debt Representative at any time and from time to time, Ziff Davis and each of the other Pledgors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the collateral trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Obligations.
      Ziff Davis and the other Pledgors will:

(1) keep their properties adequately insured at all times by financially sound and reputable insurers;

(2) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), as is customary with companies in the same or similar businesses operating in the same or similar locations;

(3) maintain such other insurance as may be required by law; and

(4) maintain title insurance on all real property Collateral insuring the collateral trustee’s Lien on that property, subject only to Permitted Prior Liens and other exceptions to title approved by the collateral trustee.
      Upon the request of the collateral trustee, Ziff Davis and the other Pledgors will furnish to the collateral trustee full information as to their property and liability insurance carriers. Holders of Secured Obligations, as a class, will be named as additional insureds, with a waiver of subrogation, on all insurance policies of Ziff Davis and the other Pledgors and the collateral trustee will be named as loss payee, with 30 days’ (10 days’ for non-payment of premiums) notice of cancellation or material change, on all property and casualty insurance policies of Ziff Davis and the other Pledgors.

Optional Redemption
      At any time prior to May 1, 2006, Ziff Davis may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price equal to 100% of the principal amount plus the Applicable Eurodollar Rate then in effect, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by Ziff Davis and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.
      Except pursuant to the preceding paragraph, the notes will not be redeemable at Ziff Davis’ option prior to May 1, 2007. Ziff Davis is not, however, prohibited from acquiring the notes by means other than a mandatory or optional redemption, whether pursuant to an issuer tender offer, in open market purchases or otherwise, so long as such acquisition does not otherwise violate the terms of the indenture or violate applicable securities law.
      On or after May 1, 2007, Ziff Davis may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage

2007	103.000%
2008	102.000%
2009	101.000%
2010 and thereafter	100.000%
      Unless Ziff Davis defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.
Mandatory Redemption
      Ziff Davis is not required to make mandatory redemption or sinking fund payments with respect to the notes.
Repurchase at the Option of Holders

Change of Control
      If a Change of Control occurs, each holder of notes will have the right to require Ziff Davis to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture (a “Change of Control Offer”). In the Change of Control Offer, Ziff Davis will offer a Change of Control Payment in cash (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, Ziff Davis will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Ziff Davis will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Ziff Davis will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.
      On the Change of Control Payment Date, Ziff Davis will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Ziff Davis.
      The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000. Ziff Davis will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
      The provisions described above that require Ziff Davis to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Ziff Davis repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
      Ziff Davis will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Ziff Davis and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.
      The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Ziff Davis and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Ziff Davis to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Ziff Davis and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales
      Ziff Davis will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Ziff Davis (or the Restricted Subsidiary, as the case may be) receives consideration at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by Ziff Davis or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on Ziff Davis’ most recent consolidated balance sheet, of Ziff Davis or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets who releases Ziff Davis or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by Ziff Davis or any such Restricted Subsidiary from such transferee that are, within 180 days of their receipt, converted by Ziff Davis or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

(c) any Designated Non-Cash Consideration received by Ziff Davis or any of its Restricted Subsidiaries in any Asset Sale having a Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at the time outstanding, not to exceed 3.5% of Consolidated Net Assets at the time of receipt of such Designated Non-Cash Consideration.
      Within 365 days after the receipt of any Net Proceeds from an Asset Sale that constitutes a Sale of Collateral or from a Casualty Event, Ziff Davis (or the Restricted Subsidiary that owned those assets, as the case may be) shall apply those Net Proceeds to purchase other long-term assets that would constitute Collateral or to repay First Lien Debt.

      Within 365 days after the receipt of any Net Proceeds from an Asset Sale (other than a Sale of Collateral), Ziff Davis (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1) to repay Indebtedness and other Obligations under a Credit Facility or to reduce Indebtedness or other Obligations of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to Ziff Davis or a Restricted Subsidiary;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Ziff Davis;

(3) to make a capital expenditure; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.
      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within 30 days thereof, Ziff Davis will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Ziff Davis may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
      Ziff Davis will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Ziff Davis will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.
      The agreements governing Ziff Davis’ other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. The exercise by the holders of notes of their right to require Ziff Davis to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Ziff Davis. In the event a Change of Control or Asset Sale occurs at a time when Ziff Davis is prohibited from purchasing notes, Ziff Davis could seek the consent of its other lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Ziff Davis does not obtain a consent or repay those borrowings, Ziff Davis will remain prohibited from purchasing notes. In that case, Ziff Davis’ failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other Indebtedness. Finally, Ziff Davis’ ability to pay cash to the holders of notes upon a repurchase may be limited by Ziff Davis’ then existing financial resources. See “Risk Factors — We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.”

Selection and Notice
      If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not listed on any national securities exchange, on a pro rata basis.
      No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.
      If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.
Certain Covenants

Restricted Payments
      Ziff Davis will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Ziff Davis’ or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Ziff Davis or any of its Restricted Subsidiaries) or to the direct or indirect holders of Ziff Davis’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Ziff Davis and other than dividends or distributions payable to Ziff Davis or a Restricted Subsidiary of Ziff Davis);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Ziff Davis) any Equity Interests of Ziff Davis or any direct or indirect parent of Ziff Davis;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Ziff Davis or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Ziff Davis and any of its Restricted Subsidiaries), except a payment of interest or principal that is paid within one year prior to the Stated Maturity thereof; or

(4) make any Restricted Investment
(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) Ziff Davis would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the

Leverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Ziff Davis and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) (i) the aggregate Consolidated Cash Flow of Ziff Davis for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing on January 1, 2005 to the end of Ziff Davis’ most recently ended fiscal quarter for which financial statements are publicly available at the time of such Restricted Payment (or, in the event aggregate Consolidated Cash Flow for such period is a deficit, then minus such deficit) less (ii) 1.4 times the aggregate Total Interest Expense of Ziff Davis for such period; plus

(b) 100% of the aggregate net proceeds (including the Fair Market Value of assets other than cash) received by Ziff Davis since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Ziff Davis (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Ziff Davis that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Ziff Davis); plus

(c) to the extent that any Restricted Investment that was made after the date of the indenture is sold or otherwise liquidated or repaid, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(d) to the extent that any Unrestricted Subsidiary designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the Fair Market Value of Ziff Davis’ Investment in such Subsidiary as of the date of such redesignation; plus

(e) 100% of any dividends received by Ziff Davis or a Restricted Subsidiary after the date of the indenture from an Unrestricted Subsidiary, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Ziff Davis for such period.
      The preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 90 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Ziff Davis) of, Equity Interests of Ziff Davis (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Ziff Davis; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Ziff Davis or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Ziff Davis to the holders of its Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value (or any dividend or distribution made to fund such repurchase, redemption or other acquisition or retirement for value) of any Equity Interests of Ziff Davis or any Restricted Subsidiary of Ziff Davis or Parent held by any current or former officer, director, employee or consultant (or any estate, spouse or former spouse of the foregoing) of Ziff Davis, any of its Restricted Subsidiaries or Parent pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.0 million in any twelve-month period; provided that:

(i) Ziff Davis may carry forward and make in a subsequent calendar year, in addition to the amounts permitted for such calendar year, the amount of such repurchases, redemptions or other acquisitions or retirements for value permitted to have been made but not made in any calendar year; and

(ii) such amount in any calendar year may be increased by the cash proceeds of key man life insurance policies received by Ziff Davis and its Restricted Subsidiaries after the date of the indenture less any amount previously applied to the payment of Restricted Payments pursuant to this clause (5);

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants;

(7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Ziff Davis or any Restricted Subsidiary of Ziff Davis issued on or after the date of the indenture in accordance with the Leverage Ratio test described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of the Subordinated Notes outstanding on the date of the indenture; provided that the First Lien Leverage Ratio for Ziff Davis’ most recently ended four full fiscal quarters for which financial statements are publicly available immediately preceding the date of such repurchase, redemption or other acquisition or retirement, would have been no greater than 4.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such repurchase, redemption or other acquisition or retirement had occurred at the beginning of such four-quarter period;

(9) payments not to exceed $250,000 in the aggregate solely to enable either of Ziff Davis or Parent, as the case may be, to make payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock;

(10) the purchase of Equity Interests in a Subsidiary of Ziff Davis that were not previously owned by Ziff Davis or a Subsidiary of Ziff Davis so long as after giving effect to such purchase such Subsidiary is a Restricted Subsidiary of Ziff Davis;

(11) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the notes pursuant to the indenture (including the repurchase of notes tendered), any purchase or redemption of subordinated Indebtedness required pursuant to the terms thereof as a result of such Change of Control at a purchase price not to exceed the outstanding principal amount thereof, plus any accrued and unpaid interest and premium, plus Liquidated Damages, if any; provided, however, that:

(A) at the time of such repurchase or redemption no Event of Default shall have occurred an be continuing (or would result therefrom),

(B) Ziff Davis would be able to incur an additional $1.00 of Indebtedness pursuant to Leverage Ratio test set forth in the “— Incurrence of Indebtedness and Issuance of Preferred Stock” covenant after giving pro forma effect to such Restricted Payment, and

(C) such repurchase or redemption shall be included in the calculation of the amount of Restricted Payments pursuant to clause (3) above;

(12) Permitted Payments to Parent; and

(13) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $10.0 million since the date of the indenture.
      The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Ziff Davis or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Ziff Davis whose resolution with respect thereto will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $20.0 million.

Incurrence of Indebtedness and Issuance of Preferred Stock
      Ziff Davis will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Ziff Davis will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Ziff Davis may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Leverage Ratio for Ziff Davis’ most recently ended four full fiscal quarters for which financial statements are publicly available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been no greater than 7.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
      The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Ziff Davis and any Guarantor of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1)(with letters of credit being deemed to have a principal amount equal to the maximum face amount thereunder whether or not drawn and revolving credit facilities measured at entry of such facility, not at the date of drawdown) not to exceed the greater of (x) $20.0 million or (y) 50% of Consolidated Cash Flow for the most recently ended four full fiscal quarters for which financial statements are publicly available;

(2) the incurrence by Ziff Davis and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by Ziff Davis and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

(4) the incurrence by Ziff Davis or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement or lease of property, plant or equipment used in the business of Ziff Davis or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $15.0 million;

(5) the incurrence by Ziff Davis or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (8), (9), (13), (14) or (15) of this paragraph;

(6) the incurrence by Ziff Davis or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Ziff Davis and any of its Restricted Subsidiaries; provided, however, that:

(a) if Ziff Davis or any Guarantor is the obligor on such Indebtedness and the payee is not Ziff Davis or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Ziff Davis, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Ziff Davis or a Restricted Subsidiary of Ziff Davis and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Ziff Davis or a Restricted Subsidiary of Ziff Davis, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Ziff Davis or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of Ziff Davis’ Restricted Subsidiaries to Ziff Davis or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Ziff Davis or a Restricted Subsidiary of Ziff Davis; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either Ziff Davis or a Restricted Subsidiary of Ziff Davis, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by Ziff Davis or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9) the guarantee by Ziff Davis or any of the Guarantors of Indebtedness of Ziff Davis or a Restricted Subsidiary of Ziff Davis that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10) the incurrence by Ziff Davis or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, completion guarantees (including related letters of credit), performance, surety, appeal and other similar bonds in the ordinary course of business;

(11) the incurrence by Ziff Davis or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(12) the incurrence by Ziff Davis or any Restricted Subsidiary of Indebtedness arising from agreements of Ziff Davis or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligation, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(13) the incurrence by Ziff Davis or any Restricted Subsidiary of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit to procure raw materials;

(14) the incurrence by Foreign Subsidiaries of Ziff Davis of Indebtedness in the ordinary course of business for working capital purposes in an amount not to exceed $5.0 million at any time outstanding;

(15) the incurrence by Ziff Davis or any Restricted Subsidiary of Second Lien Debt for the sole purpose of repurchasing, redeeming or otherwise acquiring or retiring for value the Subordinated Notes outstanding on the date of the indenture; provided that the First Lien Leverage Ratio for Ziff Davis’ most recently ended four full fiscal quarters for which financial statements are publicly available immediately preceding the date of such incurrence, would have been no greater than 4.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such incurrence had occurred at the beginning of such four-quarter period; and

(16) the incurrence by Ziff Davis or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed $35.0 million.
      Ziff Davis will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Ziff Davis or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Ziff Davis solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.
      For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Ziff Davis will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Ziff Davis or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
      The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Liens
      Ziff Davis will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.

Dividend and Other Payment Restrictions Affecting Subsidiaries
      Ziff Davis will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Ziff Davis or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Ziff Davis or any of its Restricted Subsidiaries;

(2) make loans or advances to Ziff Davis or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to Ziff Davis or any of its Restricted Subsidiaries.
      However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2) the indenture and the notes, the Note Guarantees and security documents;

(3) applicable law, rule, regulation or order;

(4) any agreement or instrument binding a Person acquired by Ziff Davis or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such agreement or instrument was entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5) customary non-assignment provisions in contracts, leases and licenses entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of assets or Capital Stock, including customary restrictions on a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of Ziff Davis’ Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business

(12) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the preceding paragraph imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the contracts, instruments or obligations referred to clauses (1) through (3) above; provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is (in the good faith judgment of the Board of Directors) no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such contracts, instruments or obligations prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(13) restrictions contained in agreements governing Indebtedness incurred by Foreign Subsidiaries permitted to be incurred under the provisions of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(14) any agreement relating to a sale and leaseback transaction or Capital Lease Obligation, but only on the property subject to such transaction or Capital Lease Obligation and only to the extent that such restrictions or encumbrances are customary with respect to a sale and leaseback transaction or Capital Lease Obligation.

Merger, Consolidation or Sale of Assets
      Ziff Davis will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Ziff Davis is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Ziff Davis and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) Ziff Davis is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Ziff Davis) or to which such sale, assignment, transfer, conveyance or other disposition has been made is either (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii) is a partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia that has at least one Restricted Subsidiary that is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia which corporation becomes a co-issuer of the notes pursuant to a supplemental indenture duly and validly executed by the trustee;

(2) the Person formed by or surviving any such consolidation or merger (if other than Ziff Davis) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Ziff Davis under the notes, the indenture, the registration rights agreement and the security documents pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) Ziff Davis or the Person formed by or surviving any such consolidation or merger (if other than Ziff Davis), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) have a Leverage Ratio that is no greater than the Leverage Ratio of Ziff Davis immediately prior to such transaction.

      In addition, Ziff Davis will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
      This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1) a merger of Ziff Davis with an Affiliate solely for the purpose of reincorporating Ziff Davis in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Ziff Davis and its Restricted Subsidiaries.

Transactions with Affiliates
      Ziff Davis will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Ziff Davis (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to Ziff Davis or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Ziff Davis or such Restricted Subsidiary with an unrelated Person; and

(2) Ziff Davis delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of Ziff Davis set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Ziff Davis; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to Ziff Davis or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
      The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment or consulting agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Ziff Davis or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among Ziff Davis and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of Ziff Davis) that is an Affiliate of Ziff Davis solely because Ziff Davis owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors’ fees and expenses to Persons who are not otherwise Affiliates of Ziff Davis;

(5) any issuance of Equity Interests (other than Disqualified Stock) of Ziff Davis to Affiliates of Ziff Davis;

(6) Restricted Payments that do not violate the provisions of the indenture described above under the caption “— Restricted Payments;”

(7) payments, loans or advances to employees incurred in the ordinary course of business or approved by the Board of Directors not to exceed $1.0 million in the aggregate at any one time outstanding;

(8) any contracts or arrangements between Ziff Davis and USApubs Inc. (or any of its subsidiaries, successors or assigns) entered into in the ordinary course of business consistent with past practice, except and to the extent that the aggregate net amount of all such payments and consideration relating thereto exceeds $10.0 million;

(9) Permitted Payments to Parent;

(10) transaction permitted by the provisions under the caption “— Merger, Consolidation or Sale of Assets”;

(11) transactions with customers, clients, suppliers, purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture that are fair to Ziff Davis and any Restricted Subsidiary, as applicable, or on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(12) payments by Ziff Davis or any Restricted Subsidiary, directly or indirectly, to WSP made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by the Board of Directors in an amount not to exceed $5.0 million;

(13) performance of obligations of Ziff Davis or any Restricted Subsidiary under the terms of any agreement to which Ziff Davis or such Restricted Subsidiary is a party or bound as of the date of the indenture and which is described above under the caption “Certain Relationships and Related Party Transactions” as such agreements may be amended or modified from time to time; provided, however, the existence of, or the performance by Ziff Davis or any Restricted Subsidiary of obligations under any future amendment to any such agreement shall be permitted by this clause to the extent that the terms of any such amendment are not disadvantageous to the holders of notes in any material respect;

(14) the grant of stock options, restricted stock or similar rights to employees, officers, directors or consultants pursuant to plans approved by the Board of Directors; and

(15) payment of earnouts, transaction bonuses, commissions, finder’s fees, special payments or other compensation to current or former employees, officers, directors or consultants of Ziff Davis or any Restricted Subsidiary in connection with any Permitted Investment described in clause (3) thereof or any such payments to current or former employees, officers, directors or consultants in the Person in which such Investment is made.

Business Activities
      Ziff Davis will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Ziff Davis and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees
      If Ziff Davis or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a

Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 30 business days of the date on which it was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary; provided further that any Domestic Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with the indenture shall not be required to become a Guarantor so long as it continues to constitute an Unrestricted Subsidiary.

Designation of Restricted and Unrestricted Subsidiaries
      The Board of Directors of Ziff Davis may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Ziff Davis and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “— Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by Ziff Davis. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Ziff Davis may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
      Any designation of a Subsidiary of Ziff Davis as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Ziff Davis as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” Ziff Davis will be in default of such covenant. The Board of Directors of Ziff Davis may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Ziff Davis; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Ziff Davis of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

No Amendment to Subordination Provisions
      Without the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding, Ziff Davis will not amend, modify or alter any Subordinated Note Indentures in any way to:

(1) increase the rate of or change the time for payment of interest on any Subordinated Notes;

(2) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Subordinated Notes;

(3) alter the redemption provisions or the price or terms at which Ziff Davis is required to offer to purchase any Subordinated Notes in a manner that is materially detrimental to the holders of notes; or

(4) amend the provisions of or definitions related to (i) Article 10 of the 2010 Subordinated Note Indenture and (ii) Article X of the 2009 Subordinated Note Indenture (each of which relate to subordination) in a manner that is materially detrimental to holders of notes.

Payments for Consent
      Ziff Davis will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Reports
      Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Ziff Davis will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Ziff Davis were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Ziff Davis were required to file such reports.
      All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Ziff Davis’ consolidated financial statements by Ziff Davis’ certified independent accountants. In addition, Ziff Davis will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.
      If, at any time, Ziff Davis is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Ziff Davis will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Ziff Davis will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Ziff Davis’ filings for any reason, Ziff Davis will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Ziff Davis were required to file those reports with the SEC.
      In addition, Ziff Davis and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Events of Default and Remedies
      Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3) failure by Ziff Davis or any of its Restricted Subsidiaries for 60 days after notice to Ziff Davis by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture or the security documents;

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Ziff Davis or any Restricted Subsidiaries (or the payment of which is guaranteed by Ziff Davis or any Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(5) failure by Ziff Davis or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days after such judgments have become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;

(6) except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(7) the occurrence of any of the following:

(a) except as permitted by the indenture, any security document ceases for any reason to be fully enforceable; provided, that it will not be an Event of Default under this clause (7)(a) if the sole result of the failure of one or more security documents to be fully enforceable is that any First Priority Lien purported to be granted under such security documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $10.0 million ceases to be an enforceable and perfected (to the extent such Collateral may be perfected pursuant to UCC filings, mortgage filings, and domestic intellectual property filings) first-priority Lien, subject only to Permitted Prior Liens;

(b) any First Priority Lien purported to be granted under any security document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $10.0 million ceases to be an enforceable and perfected (to the extent such Collateral may be perfected pursuant to UCC filings, mortgage filings, and domestic intellectual property filings) first-priority Lien, subject only to Permitted Prior Liens; or

(c) Ziff Davis or any other Pledgor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of Ziff Davis or any other Pledgor set forth in or arising under any security document; and

(8) certain events of bankruptcy or insolvency described in the indenture with respect to Ziff Davis or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.
      In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Ziff Davis, any Restricted Subsidiary of Ziff Davis that is a Significant Subsidiary or any group of Restricted Subsidiaries of Ziff Davis that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other

Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.
      Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or Liquidated Damages, if any.
      Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Liquidated Damages, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.
      The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the notes.
      Ziff Davis is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Ziff Davis is required to deliver to the trustee a statement specifying such Default or Event of Default.
No Personal Liability of Directors, Officers, Employees and Stockholders
      No director, officer, employee, incorporator or stockholder (other than Holdings with respect to its Note Guarantee) of Ziff Davis or any Guarantor, as such, will have any liability for any obligations of Ziff Davis or the Guarantors under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance
      Ziff Davis may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such notes when such payments are due from the trust referred to below;

(2) Ziff Davis’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and Ziff Davis’ and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.
      In addition, Ziff Davis may, at its option and at any time, elect to have the obligations of Ziff Davis and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.
      In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Ziff Davis must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Ziff Davis must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, Ziff Davis must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Ziff Davis has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Ziff Davis must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Ziff Davis or any Guarantor is a party or by which Ziff Davis or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which

Ziff Davis or any of its Subsidiaries is a party or by which Ziff Davis or any of its Subsidiaries is bound;

(6) Ziff Davis must deliver to the trustee an officers’ certificate stating that the deposit was not made by Ziff Davis with the intent of preferring the holders of notes over the other creditors of Ziff Davis with the intent of defeating, hindering, delaying or defrauding any creditors of Ziff Davis or others; and

(7) Ziff Davis must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

      The Collateral will be released from the Lien securing the notes, as provided under the caption “— Collateral Trust Agreement — Release of Liens in Respect of Notes,” upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.
Amendment, Supplement and Waiver
      Except as provided in the next three succeeding paragraphs, the indenture or the notes or the Note Guarantees or the security documents may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Note Guarantees or the security documents may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).
      Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on, the notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment and waiver provisions.

      In addition, any amendment to, or waiver of, the provisions of the indenture or any security document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the notes will require the consent of the holders of at least 66 2/3% in aggregate principal amount of the notes then outstanding.
      Notwithstanding the preceding, without the consent of any holder of notes, Ziff Davis, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of Ziff Davis’ or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Ziff Davis’ or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to conform the text of the indenture, the Note Guarantees, the security documents or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees, the security documents or the notes;

(7) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

(8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; and

(9) to make, complete or confirm any grant of Collateral permitted or required by the indenture or any of the security documents or any release of Collateral that becomes effective as set forth in the indenture or any of the security documents.
Satisfaction and Discharge
      The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Ziff Davis, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Ziff Davis or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Ziff Davis or any Guarantor is a party or by which Ziff Davis or any Guarantor is bound;

(3) Ziff Davis or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4) Ziff Davis has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

      In addition, Ziff Davis must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
      The Collateral will be released from the Lien securing the notes, as provided under the caption “— Collateral Trust Agreement — Release of Liens in Respect of Notes,” upon a satisfaction and discharge in accordance with the provisions described above.
Concerning the Trustee
      If the trustee becomes a creditor of Ziff Davis or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.
      The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.
Additional Information
      Anyone who receives this prospectus may obtain a copy of the indenture, the registration rights agreement and the security documents without charge by writing to Ziff Davis Media Inc., 28 East 28th Street, New York, New York 10016, Attention: General Counsel.
Book-Entry System
      The notes will be initially issued in the form of one or more Global Notes registered in the name of The Depository Trust Company (“DTC”) or its nominee.
      Upon the issuance of a Global Note, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the notes represented by such Global Notes purchased by such Persons in the offering. Such accounts shall be designated by the initial purchasers. Ownership of beneficial interests in a Global Note will be limited to Persons that have accounts with DTC (“participants”) or Persons that may hold interests through participants. Any Person acquiring an interest in a Global Note through an offshore transaction in reliance on Regulation S of the Securities Act may hold such interest through Clearstream Banking, S.A. or Euroclear Bank S.A./N.V., as operator of the Euroclear System. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such

Global Notes other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.
      Payment of principal of and interest on notes represented by a Global Note will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented thereby for all purposes under the indenture. Ziff Davis has been advised by DTC that upon receipt of any payment of principal of or interest on any Global Note, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Note as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants.
      A Global Note may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A Global Note is exchangeable for certificated notes only if:

(a) DTC notifies Ziff Davis that it is unwilling or unable to continue as a depositary for such Global Note or if at any time DTC ceases to be a clearing agency registered under the Exchange Act,

(b) Ziff Davis in its discretion at any time determines not to have all the notes represented by such Global Note, or

(c) there shall have occurred and be continuing a Default or an Event of Default with respect to the notes represented by such Global Note.
      Any Global Note that is exchangeable for certificated notes pursuant to the preceding sentence will be exchanged for certificated notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Note may direct. Subject to the preceding, a Global Note is not exchangeable, except for a Global Note of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global Note becomes exchangeable for certificated notes,

(a) certificated notes will be issued only in fully registered form in denominations of $1,000 or integral multiples of $1,000,

(b) payment of principal of, and premium, if any, and interest on, the certificated notes will be payable, and the transfer of the certificated notes will be registrable, at the office or agency of Ziff Davis maintained for such purposes, and

(c) no service charge will be made for any registration of transfer or exchange of the certificated notes, although Ziff Davis may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.
      So long as DTC or any successor depositary for a Global Note, or any nominee, is the registered owner of such Global Note, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the indenture and the notes. Except as set forth above, owners of beneficial interests in a Global Note will not be entitled to have the notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owners or holders of any notes under such Global Note. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the indenture. Ziff Davis understands that under existing industry practices, in the event that Ziff Davis requests any action of holders or that an owner of a beneficial interest in a Global Note desires to give or take any action which a holder is entitled to give or take under the indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.
      DTC has advised Ziff Davis that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
      Although DTC has agreed to the preceding procedures in order to facilitate transfers of interests in Global Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Ziff Davis, the trustee or the initial purchasers will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Same Day Settlement and Payment
      Ziff Davis will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Ziff Davis will make all payments of principal, interest and premium, if any, and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in The PORTALsm Market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Ziff Davis expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
      Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Ziff Davis that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Registration Rights; Liquidated Damages
      The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of the notes. See “— Additional Information.”
      Ziff Davis, the Guarantors and the initial purchasers entered into the registration rights agreement on the closing of the issuance of the outstanding notes. Pursuant to the registration rights agreement, Ziff Davis and the Guarantors agreed to file with the SEC the Exchange Offer Registration Statement (as defined in the registration rights agreement) on the appropriate form under the Securities Act with respect to the exchange notes. Upon the effectiveness of the Exchange Offer Registration Statement, Ziff Davis and the Guarantors will offer to the holders of Transfer Restricted Securities pursuant to the Exchange Offer (as defined in the registration rights agreement) who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange notes.
      If:

(1) Ziff Davis and the Guarantors are not

(a) required to file the Exchange Offer Registration Statement; or

(b) permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or

(2) any holder of Transfer Restricted Securities notifies Ziff Davis prior to the 20th business day following consummation of the Exchange Offer that:

(a) it is prohibited by law or SEC policy from participating in the Exchange Offer;

(b) it may not resell the exchange notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(c) it is a broker-dealer and owns notes acquired directly from Ziff Davis or an affiliate of Ziff Davis,
Ziff Davis and the Guarantors will file with the SEC a Shelf Registration Statement (as defined in the registration rights agreement) to cover resales of the notes by the holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.
      For purposes of the preceding, “Transfer Restricted Securities” means each note until the earliest to occur of:

(1) the date on which such note has been exchanged by a Person other than a broker-dealer for an exchange note in the Exchange Offer;

(2) following the exchange by a broker-dealer in the Exchange Offer of a note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

(3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

(4) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.
      The registration rights agreement provides that:

(1) Ziff Davis and the Guarantors will file an Exchange Offer Registration Statement with the SEC on or prior to 90 days after the closing of the issuance of the outstanding notes;

(2) Ziff Davis and the Guarantors will use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 180 days after the closing of the issuance of the outstanding notes;

(3) unless the Exchange Offer would not be permitted by applicable law or SEC policy, Ziff Davis and the Guarantors will:

(a) commence the Exchange Offer; and

(b) use all commercially reasonable efforts to issue on or prior to 40 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, exchange notes in exchange for all notes tendered prior thereto in the Exchange Offer; and

(4) if obligated to file the Shelf Registration Statement, Ziff Davis and the Guarantors will use all commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 60 days after such filing obligation (but no earlier than 90 days after the closing of this offering) arises and to cause the Shelf Registration to be declared effective by the SEC on or prior to 120 (but no earlier than 180 days after the closing of this offering) days after such obligation arises.
      If:

(1) Ziff Davis and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

(2) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”);

(3) Ziff Davis and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

(4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”), then Ziff Davis and the Guarantors will pay Liquidated Damages to each holder of Transfer Restricted Securities.
      With respect to the first 90-day period immediately following the occurrence of the first Registration Default, Liquidated Damages will be paid in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Transfer Restricted Securities.
      All accrued Liquidated Damages will be paid by Ziff Davis and the Guarantors on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.
      Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.
      Holders of notes will be required to make certain representations to Ziff Davis (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify Ziff Davis and the Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from Ziff Davis.

Certain Definitions
      Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.
      “2009 Subordinated Note Indenture” means that certain indenture, dated as of August 12, 2002, among Ziff Davis, the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee.
      “2010 Subordinated Note Indenture” means that certain indenture, dated as of July 21, 2000, among Ziff Davis, the guarantors named therein and Bankers Trust Company, as trustee.
      “Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
      “Act of Required Debtholders” means, as to any matter at any time:

(1) prior to the Discharge of First Lien Obligations, a direction in writing delivered to the collateral trustee by or with the written consent of the holders of more than 50% of the sum of:

(a) the aggregate outstanding principal amount of First Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

(b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute First Lien Debt; and

(2) at any time after the Discharge of First Lien Obligations, a direction in writing delivered to the collateral trustee by or with the written consent of the holders of Second Lien Debt representing the Required Second Lien Debtholders.
      For purposes of this definition, (a) First Lien Debt or Second Lien Debt registered in the name of, or beneficially owned by, Ziff Davis or any Affiliate of Ziff Davis will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions described above under the caption “— Collateral Trust Agreement — Voting.”
      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
      “Applicable Eurodollar Rate” means, for each quarterly period during which any note is outstanding subsequent to the initial quarterly period, 600 basis points over the rate determined by Ziff Davis (notice of such rate to be sent to the trustee by Ziff Davis on the date of determination thereof) equal to the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars for a period of three months as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two business days prior to the first day of such quarterly period; provided that, if no such British Bankers’ Association LIBOR rate is available to Ziff Davis, the Applicable Eurodollar Rate for the relevant quarterly period shall instead be the rate at which Bear, Stearns & Co. Inc. or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of three months at approximately 11:00 a.m. (London time) two business days prior to the first day of such quarterly period, in amounts equal to $1.0 million. Notwithstanding the foregoing, the Applicable Eurodollar Rate for the initial quarterly period shall be 9.145%.
      “Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Ziff Davis and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of Ziff Davis’ Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.
      Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.0 million;

(2) a transfer of assets between or among Ziff Davis and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of Ziff Davis to Ziff Davis or to a Restricted Subsidiary of Ziff Davis;

(4) the disposition, sale or lease of products, services, accounts receivable, inventory, equipment, including, without limitation, the sale or lease of databases, software, subscriber lists or office or laboratory space or the licensing of intellectual property in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets whether or not in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the publishing industry;

(7) a Restricted Payment that does not violate the covenant described above under the caption “— Certain Covenants — Restricted Payments” or a Permitted Investment; and

(8) foreclosures on assets.
      “Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.
      “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
      “Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.
      “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.
      “Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
      “Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 12 months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having a rating of no lower than “A-2” from Moody’s or “P2” from S&P and, in each case, maturing within 12 months after the date of acquisition;

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof, in either case having one of the two highest rating categories obtainable from either Moody’s or S&P.
      “Casualty Event” means any taking under power of eminent domain or similar proceeding and any insured loss, in each case in excess of $2.0 million and relating to property or other assets that constituted Collateral.
      “Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ziff Davis and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than the Permitted Holders and their Related Parties;

(2) the adoption of a plan relating to the liquidation or dissolution of Ziff Davis;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Permitted Holders and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Ziff Davis, measured by voting power rather than number of shares; or

(4) the first day on which a majority of the members of the Board of Directors of Ziff Davis are not Continuing Directors.

      “Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.
      “Class” means (1) in the case of Second Lien Debt, every Series of Second Lien Debt, taken together, and (2) in the case of First Lien Debt, every Series of First Lien Debt, taken together.
      “Collateral” means all properties and assets at any time owned or acquired by Ziff Davis or any of the other Pledgors, except:

(1) Excluded Assets;

(2) any properties and assets in which the collateral trustee is required to release its Liens pursuant to the provisions described above under the caption “— Collateral Trust Agreement — Release of Liens on Collateral;” and

(3) any properties and assets that no longer secure the notes or any Obligations in respect thereof pursuant to the provisions described above under the caption “— Collateral Trust Agreement — Release of Liens in Respect of Notes,”
provided that, in the case of clauses (2) and (3), if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of Ziff Davis or any other Pledgor, such assets or properties will cease to be excluded from the Collateral if Ziff Davis or any other Pledgor thereafter acquires or reacquires such assets or properties.
      “collateral trustee” means U.S. Bank National Association, in its capacity as collateral trustee under the collateral trust agreement, together with its successors in such capacity.
      “Commission” means the Securities and Exchange Commission.
      “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (without giving effect to the threshold set forth in the definition thereof) or Casualty Event, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such

Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, plus

(6) all non-cash charges relating to employee benefit or other management compensation plans of Ziff Davis or any of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of Ziff Davis or any of its Restricted Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period), in each case, to the extent that such non-cash charges were deducted in computing Consolidated Net Income; plus

(7) all items classified as extraordinary, unusual or nonrecurring non-cash losses or charges (including, without limitation, severance, relocation and other restructuring costs) and related tax effects according to GAAP to the extent such non-cash charges or losses were deducted in computing Consolidated Net Income; minus

(8) any fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition or recapitalization or Indebtedness permitted to be incurred by the indenture (whether or not consummated); plus

(9) the amount of any minority interest expense deducted in calculating Consolidated Net Income; minus

(10) non-cash items increasing Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.
      “Consolidated Net Assets” means, with respect to Ziff Davis, the total of all assets appearing on the consolidated balance sheet of Ziff Davis and its majority owned or Wholly Owned Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP.
      “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (except to the extent of the amount of dividends or distributions that have actually been paid in the calculation period);

(3) the cumulative effect of a change in accounting principles will be excluded; and

(4) the net loss of any Person that is not a Restricted Subsidiary will be excluded.
      “Consolidated Net Indebtedness” means the aggregate amount of Indebtedness of Ziff Davis and its Restricted Subsidiaries (net of cash and Cash Equivalents on a consolidated basis on the date of determination) on a consolidated basis outstanding at the date of determination.

      “Consolidated Net First Lien Indebtedness” means the aggregate amount of First Lien Debt of Ziff Davis and its Restricted Subsidiaries (net of cash and Cash Equivalents on a consolidated basis on the date of determination) on a consolidated basis outstanding at the date of determination.
      “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Ziff Davis who:

(1) was a member of such Board of Directors on the date of the indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
      “Credit Facilities” means, one or more indentures, agreements, debt facilities or commercial paper facilities, in each case, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
      “Designated Non-Cash Consideration” means any non-cash consideration received by Ziff Davis or any of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-Cash Consideration pursuant to an officers’ certificate setting forth the Fair Market Value of such non-cash consideration and the basis for such valuation.
      “Discharge of First Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute First Lien Debt;

(2) payment in full in cash of the principal of and interest and premium (if any) on all First Lien Debt (other than undrawn letters of credit);

(3) discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable First Lien Document) of all outstanding letters of credit constituting First Lien Debt; and

(4) payment in full in cash of all other First Lien Obligations that are outstanding and unpaid at the time the First Lien Debt is paid full in cash (other than any obligations for loans, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).
      “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Ziff Davis to repurchase such Capital Stock upon the occurrence of a change of control, asset sale or other corporate events will not constitute Disqualified Stock if the terms of such Capital Stock provide that Ziff Davis may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Ziff Davis and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
      “Domestic Subsidiary” means any Restricted Subsidiary of Ziff Davis that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Ziff Davis.
      “equally and ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Debt within the same Class, that such Liens or proceeds:

(1) will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on each outstanding Series of Secured Debt within that Class when the allocation or distribution is made, and thereafter, and

(2) will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Secured Obligations within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the collateral trustee) prior to the date such distribution is made.
      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
      “Equity Offering” means a public or private offering of common equity securities effected by Ziff Davis or Ziff Davis’ direct or indirect parent company (so long as the proceeds of such equity offering are substantially concurrently contributed to Ziff Davis).
      “Excluded Assets” means each of the following:

(1) any lease, license, contract, property right or agreement to which Ziff Davis or any other Pledgor is a party or bound or any of its rights or interests thereunder if and only for so long as the grant of a Lien under the security documents will constitute or result in a breach, forfeiture, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity); provided that such lease, license, contract, property right or agreement will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the security documents, immediately and automatically, at such time as such consequences will no longer result;

(2) real property owned by Ziff Davis or any other Pledgor that has a Fair Market Value not exceeding $5.0 million in the aggregate, or any real property leased by Ziff Davis or any other Pledgor;

(3) all “securities” of any of Ziff Davis’s “affiliates” (as the terms “securities” and “affiliates” are used in Rule 3-16 of Regulation S-X under the Securities Act); and

(4) any other property or assets in which a Lien cannot be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdiction, so long as the aggregate

Fair Market Value of all such property and assets does not at any one time exceed $10.0 million or, if greater, 5.0% of the aggregate Fair Market Value of all properties and assets of Ziff Davis and the other Pledgors.

      “Existing Indebtedness” means Indebtedness of Ziff Davis and its Subsidiaries in existence on the date of the indenture, until such amounts are repaid.
      “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller, determined in good faith by the Board of Directors of Ziff Davis (unless otherwise provided in the indenture).
      “First Lien Debt” means:

(1) the notes issued on the date of the indenture (including any related exchange notes); and

(2) any other Indebtedness of Ziff Davis (including additional notes) that is secured equally and ratably with the notes by a First Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(a) on or before the date on which such Indebtedness is incurred by Ziff Davis, such Indebtedness is designated by Ziff Davis, in an officers’ certificate delivered to each Secured Debt Representative and the collateral trustee, as “First Lien Debt” for the purposes of the indenture and the collateral trust agreement; provided that no Series of Secured Debt may be designated as both First Lien Debt and Second Lien Debt;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c) all requirements set forth in the collateral trust agreement as to the confirmation, grant or perfection of the collateral trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if Ziff Davis delivers to the collateral trustee an officers’ certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “First Lien Debt”).
      “First Lien Documents” means the Secured Documents as related to the notes or other First Lien Debt.
      “First Lien Leverage Ratio” means, with respect to any Person as of any date of determination, the ratio of (x) the Consolidated Net First Lien Indebtedness of such Person as of such date of determination to (y) the Consolidated Cash Flow of such Person for the four full fiscal quarters ending on or immediately preceding such date of determination for which financial statements are publicly available (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the date of determination).
      In the event that the referent Person or any of its Subsidiaries incurs, assumes, guarantees or redeems any First Lien Debt or issues or redeems preferred stock subsequent to the commencement of the period for which the First Lien Leverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the First Lien Leverage Ratio is made, then the First Lien Leverage Ratio shall be calculated giving pro forma effect to that incurrence, assumption, guarantee or redemption of First Lien Debt, or that issuance or redemption of preferred stock and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
      For purposes of making the computation referred to above, acquisitions that have been made by Ziff Davis or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in good faith by the chief financial officer of Ziff Davis (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission).
      “First Lien Obligations” means First Lien Debt and all other Obligations in respect thereof.
      “First Lien Representative” means:

(1) in the case of the notes, the trustee; or

(2) in the case of any other Series of First Lien Debt, the trustee, agent or representative of the holders of such Series of First Lien Debt who maintains the transfer register for such Series of First Lien Debt and (a) is appointed as a First Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of First Lien Debt, together with its successors in such capacity, and (b) has become a party to the collateral trust agreement by executing a joinder in the form required under the collateral trust agreement.
      “First Priority Liens” means a Lien granted by a security document to the collateral trustee, at any time, upon any property of Ziff Davis or any other Pledgor to secure First Lien Obligations.
      “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Ziff Davis (other than Disqualified Stock) or to Ziff Davis or a Restricted Subsidiary of Ziff Davis, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.
      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.
      “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

      “Guarantors” means each of:

(1) Ziff Davis Publishing Holdings Inc., Ziff Davis Publishing Inc., Ziff Davis Development Inc., Ziff Davis Internet Inc. and Holdings; and

(2) any other Domestic Subsidiary of Ziff Davis that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.
      “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
      “Holdings” means Ziff Davis Holdings Inc., a Delaware corporation.
      “Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of Ziff Davis.
      “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than twelve months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
      “insolvency or liquidation proceeding” means:

(1) any case commenced by or against Ziff Davis or any other Pledgor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Ziff Davis or any other Pledgor, any receivership or assignment for the benefit of creditors relating to Ziff Davis or any other Pledgor or any similar case or proceeding relative to Ziff Davis or any other Pledgor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to Ziff Davis or any other Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of Ziff Davis or any other Pledgor are determined and any payment or distribution is or may be made on account of such claims.

      “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Ziff Davis or any Subsidiary of Ziff Davis sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Ziff Davis such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Ziff Davis, Ziff Davis will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Ziff Davis’ Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
      “Leverage Ratio” means, with respect to any Person as of any date of determination, the ratio of (x) the Consolidated Net Indebtedness of such Person as of such date of determination to (y) the Consolidated Cash Flow of such Person for the four full fiscal quarters ending on or immediately preceding such date of determination for which financial statements are publicly available (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the date of determination).
      In the event that the referent Person or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Leverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Leverage Ratio is made, then the Leverage Ratio shall be calculated giving pro forma effect to that incurrence, assumption, guarantee or redemption of Indebtedness, or that issuance or redemption of preferred stock and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
      For purposes of making the computation referred to above, acquisitions that have been made by Ziff Davis or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in good faith by the chief financial officer of Ziff Davis (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission).
      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      “Lien Sharing and Priority Confirmation” means:

(1) as to any Series of Second Lien Debt, the written agreement of the holders of such Series of Second Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Second Lien Debt, for the enforceable benefit of all holders of each existing and future Series of First Lien Debt, each existing and future First Lien Representative and each existing and future holder of Permitted Prior Liens:

(a) that all Second Lien Obligations will be and are secured equally and ratably by all Second Priority Liens at any time granted by Ziff Davis or any other Pledgor to secure any Obligations in respect of such Series of Second Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Second Lien Debt, and that all such Second Priority Liens will be enforceable by the collateral trustee for the benefit of all holders of Second Lien Obligations equally and ratably;

(b) that the holders of Obligations in respect of such Series of Second Lien Debt are bound by the provisions of the collateral trust agreement, including the provisions relating to the ranking of Second Priority Liens and the order of application of proceeds from the enforcement of Second Priority Liens; and

(c) consenting to and directing the collateral trustee to perform its obligations under the collateral trust agreement and the other security documents; and

(2) as to any Series of First Lien Debt, the written agreement of the holders of such Series of First Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of First Lien Debt, for the enforceable benefit of all holders of each Series of Second Lien Debt, each Second Lien Representative and each existing and future holder of Permitted Prior Liens:

(a) that all First Lien Obligations will be and are secured equally and ratably by all First Priority Liens at any time granted by Ziff Davis or any other Pledgor to secure any Obligations in respect of such Series of First Lien Debt, whether or not upon property otherwise constituting collateral for such Series of First Lien Debt, and that all such First Priority Liens will be enforceable by the collateral trustee for the benefit of all holders of First Lien Obligations equally and ratably;

(b) that the holders of Obligations in respect of such Series of First Lien Debt are bound by the provisions of the collateral trust agreement, including the provisions relating to the ranking of First Priority Liens and the order of application of proceeds from enforcement of First Priority Liens; and

(c) consenting to and directing the collateral trustee to perform its obligations under the collateral trust agreement and the other security documents.
      “Liquidated Damages” means all liquidated damages then owing pursuant to the registration rights agreement.
      “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

      “Net Proceeds” means the aggregate cash proceeds received by Ziff Davis or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness where payment of such Indebtedness is secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
      “Non-Recourse Debt” means Indebtedness:

(1) as to which neither Ziff Davis nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Ziff Davis or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Ziff Davis or any of its Restricted Subsidiaries.
      “Note Documents” means the indenture, the notes, the Note Guarantees and the security documents.
      “Note Guarantee” means the Guarantee by each Guarantor of Ziff Davis’ obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.
      “Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, damages, expenses and other liabilities payable under the documentation governing any Indebtedness.
      “Parent” means any direct or indirect parent of Ziff Davis Media Inc.
      “Permitted Business” means the lines of business conducted by Ziff Davis and its Subsidiaries on the date of the indenture and any businesses similar, incidental or ancillary thereto or that constitutes a reasonable extension or expansion thereof.
      “Permitted Holder” means WSP.
      “Permitted Investments” means:

(1) any Investment in Ziff Davis or in a Restricted Subsidiary;

(2) any Investment in Cash Equivalents;

(3) any Investment by Ziff Davis or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Ziff Davis or a Restricted Subsidiary;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Ziff Davis;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Ziff Davis or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations;

(8) loans and advances to or guarantees of third-party loans to officers, directors, employees or consultants for bona fide business purposes in an aggregate principal amount not to exceed $2.0 million in each year and $5.0 million in the aggregate;

(9) repurchases of the notes;

(10) Investments consisting of licenses or leases of intellectual property in the ordinary course of business;

(11) any Investment acquired by Ziff Davis or any Restricted Subsidiary:

(a) in exchange for any other Investment or accounts receivable held by Ziff Davis or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or

(b) as a result of a foreclosure by Ziff Davis or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(12) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business;

(14) Investments consisting of endorsements for collection or deposit in the ordinary course of business;

(15) Guarantees by Ziff Davis or any Restricted Subsidiary of Indebtedness otherwise permitted to be incurred by Ziff Davis or such Restricted Subsidiary, as the case may be, under the indenture;

(16) any Investments existing on the date of the indenture;

(17) the conversion or exchange of any Permitted Investment for another Investment without additional consideration; and

(18) other Investments in any Person other than an Affiliate of Ziff Davis having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding not to exceed $25.0 million.

      “Permitted Liens” means:

(1) Liens created pursuant to the security documents securing:

(a) equally and ratably, the notes and any future First Lien Debt (including additional notes), permitted to be incurred pursuant to clause (1) of the definition of Permitted Debt; and

(b) any future Second Lien Debt permitted to be incurred pursuant to clause (15) of the definition of Permitted Debt;

(2) Liens in favor of Ziff Davis or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Ziff Davis or any Subsidiary of Ziff Davis; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Ziff Davis or the Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Ziff Davis or any Subsidiary of Ziff Davis; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the date of the indenture;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law, such as carriers’, repairman’s, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10) survey exceptions, defects or irregularities in title, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business;

(14) licenses, sublicenses, leases or subleases granted to others that do not materially interfere with the ordinary course of business of Ziff Davis and its Restricted Subsidiaries, taken as a whole;

(15) Liens incurred or pledges or deposits made in connection with workmen’s compensation, unemployment insurance and other types of social security or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(16) Liens incurred in the ordinary course of business of Ziff Davis or any Subsidiary of Ziff Davis with respect to obligations that do not exceed $10.0 million at any one time outstanding;

(17) deposits to secure the performance of tenders, bids, sales, trade and government contracts, leases, statutory obligations, surety, appeal, and supersedeas bonds, customs, performance and return-of-money bonds and other obligations of a like nature in the ordinary course of business whether pursuant to statutory requirements, common law or consensual arrangements;

(18) any interest or title of a lessor under any lease entered into by Ziff Davis or any Restricted Subsidiary in the ordinary course of business;

(19) any interest or title of any lessee under any leases or subleases of real property of Ziff Davis or any Restricted Subsidiary;

(20) Liens in respect of judgments not constituting an Event of Default;

(21) customary rights of setoff, revocation, refund or chargeback under deposit agreements or under the UCC of banks or other financial institutions where Ziff Davis or any Restricted Subsidiary maintains deposits in the ordinary course of business;

(22) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;

(23) Liens in favor of cash sellers under Article 2 of the UCC;

(24) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(25) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(26) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Ziff Davis or any Restricted Subsidiary, including rights of offset and set-off;

(27) Liens encumbering initial deposits and margin deposits, and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business;

(28) Liens solely on any cash earnest money deposits made by Ziff Davis or any Restricted Subsidiary in connection with any letter of intent or purchase agreement entered into by it in compliance with the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(29) Liens securing Hedging Obligations that are permitted by the indenture to be incurred; and

(30) Liens relating solely to assets to be sold in any Asset Sale permitted by the indenture arising pursuant to the sale agreements governing such Asset Sale.
      “Permitted Payments to Parent” means, without duplication as to amounts:

(1) the payment of dividends, other distributions, loans, advances or other amounts by Ziff Davis to Parent to pay corporate overhead incurred in the ordinary course of business; and

(2) for so long as Ziff Davis is a member of a group filing a consolidated or combined tax return with the Parent, payments to the Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to Ziff Davis and its Subsidiaries, taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Ziff Davis and such Subsidiaries from other taxable years (“Tax Payments”). Any Tax Payments received from Ziff Davis shall be paid over to the appropriate taxing authority within 30 days of the Parent’s receipt of such Tax Payments or refunded to Ziff Davis.
      “Permitted Prior Liens” means:

(1) Liens described in clauses (3), (4), (6) or (7) of the definition of “Permitted Liens”; and

(2) Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the security documents.
      “Permitted Refinancing Indebtedness” means any Indebtedness of Ziff Davis or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, restructure, defease or discharge other Indebtedness of Ziff Davis or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by Ziff Davis or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.
      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
      “Pledgors” means Ziff Davis, the Guarantors (but not including Holdings) and any other Person (if any) that provides collateral security for any Secured Obligations.
      “Related Party” means:

(1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

      “Required Second Lien Debtholders” means, at any time, the holders of more than 50% of the sum of:

(a) the aggregate outstanding principal amount of Second Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

(b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Second Lien Debt.
      For purposes of this definition, (a) Second Lien Debt registered in the name of, or beneficially owned by, Ziff Davis or any Affiliate of Ziff Davis will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions described above under the caption “— Collateral Trust Agreement — Voting.”
      “Restricted Investment” means an Investment other than a Permitted Investment.
      “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
      “Sale of Collateral” means any Asset Sale involving a sale or other disposition of Collateral.
      “Second Lien Debt” means any Indebtedness of Ziff Davis (including second-priority notes) that is secured equally and ratably by a Second Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(1) on or before the date on which such Indebtedness is incurred by Ziff Davis, such Indebtedness is designated by Ziff Davis, in an officers’ certificate delivered to each Secured Debt Representative and the collateral trustee, as “Second Lien Debt” for the purposes of the indenture and the collateral trust agreement; provided that no Series of Secured Debt may be designated as both First Lien Debt and Second Lien Debt;

(2) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(3) all requirements set forth in the collateral trust agreement as to the confirmation, grant or perfection of the collateral trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (3) will be conclusively established if Ziff Davis delivers to the collateral trustee an officers’ certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Second Lien Debt”).
      “Second Lien Documents” means the Secured Debt Documents as related to Second Lien Debt.
      “Second Lien Obligations” means Second Lien Debt and all other Obligations in respect thereof.
      “Second Lien Representative” means in the case of any Series of Second Lien Debt, the trustee, agent or representative of the holders of such Series of Second Lien Debt who maintains the transfer register for such Series of Second Lien Debt and (a) is appointed as a Second Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Second Lien Debt, together with its successors in such capacity, and (b) has become a party to the collateral trust agreement by executing a joinder in the form required under the collateral trust agreement.
      “Second Priority Liens” means a Lien granted by a security document to the collateral trustee, at any time, upon any property of Ziff Davis or any other Pledgor to secure Second Lien Obligations.
      “Secured Debt” means any First Lien Debt and any Second Lien Debt.

      “Secured Debt Documents” means First Lien Documents and Second Lien Documents.
      “Secured Debt Representative” means any First Lien Representative and any Second Lien Representative.
      “Secured Liens” means all First Priority Liens and all Second Priority Liens.
      “Secured Obligations” means all First Lien Obligations and all Second Lien Obligations.
      “security documents” means the collateral trust agreement, each Lien Sharing and Priority Confirmation, and all security documents, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by Ziff Davis or any other Pledgor creating (or purporting to create) a Lien upon Collateral in favor of the collateral trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions described above under the caption “— Collateral Trust Agreement — Amendment of Security Documents.”
      “Series of First Lien Debt” means, severally, the notes and each other issue or series of First Lien Debt for which a single transfer register is maintained.
      “Series of Second Lien Debt” means, severally, any issue or series of Second Lien Debt for which a single transfer register is maintained.
      “Series of Secured Debt” means each Series of First Lien Debt and each Series of Second Lien Debt.
      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.
      “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
      “Subordinated Note Indentures” means the 2010 Subordinated Note Indenture and the 2009 Subordinated Note Indenture.
      “Subordinated Notes” means the 12% Senior Subordinated Notes due 2010 issued by Ziff Davis pursuant to the 2010 Subordinated Note Indenture and the Senior Subordinated Compounding Notes due 2009 issued by Ziff Davis pursuant to the 2009 Subordinated Note Indenture.
      “Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
      “Total Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense on Indebtedness determined in accordance with GAAP of such Person and its Restricted Subsidiaries for such period, whether paid or accrued in the relevant period, but excluding, without limitation, amortization and write-off of debt issuance costs, dividends

(including, without limitation, dividends on preferred stock) and net payments, if any, pursuant to Hedging Obligations; plus

(2) the component of consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest payment paid by such Person on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon and limited to the amount of such Guarantee or the fair market value of the property secured by such Lien, as the case may be.

      “Unrestricted Subsidiary” means any Subsidiary of Ziff Davis that is designated by the Board of Directors of Ziff Davis as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by the covenant described above under the caption “— Certain Covenants — Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Ziff Davis or any Restricted Subsidiary of Ziff Davis unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Ziff Davis or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Ziff Davis;

(3) is a Person with respect to which neither Ziff Davis nor any Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Ziff Davis or any Restricted Subsidiaries.
      “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
      “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.
      “Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.
      “WSP” means Willis Stein & Partners II, L.P., Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P., and Willis Stein & Partners III-C, L.P. and funds associated with or limited partners of any of the foregoing.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
      The following summary discusses the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated or proposed thereunder, and administrative and judicial interpretations of the foregoing, all as in effect as of the date hereof and all of which are subject to change, possibly on a retroactive basis. Except where otherwise stated, this summary deals only with notes held as capital assets within the meaning of the Code, and is applicable only to persons purchasing the notes for cash in the original issuance and at their “issue price” within the meaning of Section 1273 of the Code.
      Additionally, this summary does not deal with special situations. For example, this summary does not address tax consequences to holders who may be subject to special tax treatment, including but not limited to dealers in securities or currencies, brokers, financial institutions or “financial services entities,” tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, insurance companies, retirement plans, former citizens or long-term residents of the United States, partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such partnerships or other pass-through entities, persons holding notes as part of a straddle, hedging, integrated, constructive sale or conversion transaction, and U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar. This summary also does not consider the effect of any applicable foreign, state, local or other tax laws, alternative minimum tax considerations, or estate or gift tax considerations for holders of the notes.
      We have not sought any rulings from the Internal Revenue Service (the “IRS”) nor an opinion of counsel with respect to the U.S. federal income tax consequences discussed below. The discussion below is not binding on the IRS or the court. Accordingly, there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.
      As used herein, a “U.S. holder” is any beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation), created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.
      A “Non-U.S. holder” is any individual, corporation, trust or estate that is a beneficial owner of a note and is not a U.S. holder. If a partnership holds notes, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors.
      If you are considering the purchase of notes, you should consult your own tax advisor concerning the U.S. federal income tax consequences to you of owning and disposing of the notes, as well as any tax consequences that may arise under the laws of any other foreign, state, local or other taxing jurisdiction.
Consequences to U.S. Holders

Interest on the Notes
      Interest on a note generally will be taxable to a U.S. holder as ordinary (interest) income either at the time it accrues or is received, in accordance with the U.S. holder’s method of accounting for federal income tax purposes. Because the notes provide for a floating rate of interest, a U.S. holder must include in income interest on such notes at the floating rate in effect for the first accrual period. The amount of interest actually recognized for any subsequent period may increase (or decrease) if interest actually paid during the period is more (or less) than the amount included at the initial floating rate.

Additional Amounts
      In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. According to Treasury regulations, the possibility that any such payments in excess of stated interest or principal will be made will not cause the notes to be subject to the special rules applicable to contingent payment debt instruments if there is only a remote chance as of the date the notes were issued that such payments will be made. We believe that the likelihood that we will be obligated to make any such payments is remote and, accordingly, we do not intend to treat the notes as contingent payment debt instruments. Our determination that these contingencies are remote is binding on a U.S. holder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations to the IRS. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, a U.S. holder might be required to include in its gross income an amount of ordinary interest income in excess of that described above, and might be required to treat income realized on the taxable disposition of a note before the resolution of the contingencies as ordinary interest income rather than capital gain. In the event a contingency occurs, it would affect the amount character, and timing of the income recognized by a U.S. holder.

Sale or Other Taxable Disposition of the Notes
      Unless a non-recognition provision applies, a U.S. holder generally will recognize gain or loss upon the sale, exchange, retirement (including a redemption) or other taxable disposition of a note in an amount equal to the difference, if any, between the amount realized upon the sale, exchange, retirement (including a redemption) or other taxable disposition (not including the amount allocable to accrued and unpaid interest not previously included in gross income, which will be treated as ordinary income), and such holder’s adjusted tax basis in the note. The amount realized will be equal to the sum of the amount of cash and the fair market value of any property received in exchange for the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount paid by such holder for the note reduced by any principal payments on the note received by such holder. Generally, such gain or loss will be capital gain or loss. If the U.S. holder is an individual or other noncorporate taxpayer and has held the notes for more than one year, such capital gain generally will be eligible for reduced rates of taxation. The deductibility of net capital losses is subject to certain limitations.

Exchange Offer
      The exchange of notes for the exchange notes will not constitute a taxable exchange for United States federal income tax purposes. See “Exchange Offer.” As a result, (1) a U.S. holder will not recognize taxable gain or loss as a result of exchanging such holder’s notes, (2) the holding period of the exchange notes will include the holding period of the notes exchanged therefor, and (3) the adjusted tax basis of the exchange notes received will be the same as the adjusted tax basis of the noted exchanged therefor immediately before such exchange.
Consequences to Non-U.S. Holders
      For purposes of the discussion below, payments of interest and any gain on the sale, exchange, retirement (including a redemption) or other disposition of a note will be considered to be “U.S. trade or business income” if such income or gain is (1) effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business, and (2) in the case of a treaty resident, is attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. holder in the United States.

Payment of Interest
      Subject to the discussion below concerning backup withholding, generally, interest income of a Non-U.S. holder with respect to the notes will not be subject to U.S. federal income or withholding tax if such interest is not U.S. trade or business income and is “portfolio interest.” Generally, interest on the notes will qualify as portfolio interest and will be eligible for the portfolio interest exemption if the Non-U.S. holder (1) does not actually or constructively own 10% or more of the total combined voting power of all of our classes of stock entitled to vote, (2) is not a “controlled foreign corporation” with respect to which we are a “related person,” as such terms are defined in the Code, (3) is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, and (4) provides the required certifications, under penalties of perjury, that the beneficial owner of the notes is not a U.S. person on a properly completed and executed IRS Form W-8BEN prior to the payment.
      The gross amounts of interest that do not qualify for the portfolio interest exemption and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate such withholding tax. U.S. trade or business income will be taxed on a net basis at regular graduated U.S. federal income tax rates rather than the 30% gross rate. In the case of a Non-U.S. holder that is a corporation, such U.S. trade or business income also may be subject to the branch profits tax. To claim an exemption from withholding in the case of U.S. trade or business income, or to claim the benefits of a treaty, a Non-U.S. holder must provide a properly completed and executed IRS Form W-8ECI (in the case of U.S. trade or business income) or IRS Form W-8BEN (in the case of a treaty), or any successor form as the IRS designates, as applicable, prior to the payment of interest.
      Special procedures relating to U.S. withholding taxes are provided under applicable Treasury regulations for payments through qualified intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

Sale or Other Taxable Disposition of Notes
      Except as described below and subject to the discussion below on backup withholding, gain realized by a Non-U.S. holder on the sale, exchange, retirement (including a redemption) or other disposition (not including the amount allocable to accrued and unpaid interest not previously included in gross income, which is taxed as described above) of a note generally will not be subject to U.S. federal income or withholding tax unless (1) such gain constitutes U.S. trade or business income, which will be taxed as discussed above; or (2) in the case of an individual, the Non-U.S. holder is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.
Information Reporting and Backup Withholding

U.S. Holders
      In general, information reporting requirements will apply to certain payments of principal and interest paid on notes and the gross proceeds of sale or other disposition of a note.
      Backup withholding tax will apply at the applicable rate (currently 28%) with respect to payments of interest if a U.S. holder, among other things, fails to furnish a Social Security Number or other taxpayer identification number (“TIN”) certified under penalties of perjury within a reasonable time after the request therefor; furnishes an incorrect TIN; fails to properly report interest or dividends; or under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such U.S. holder is not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and tax-exempt entities, provided their exemption from backup withholding is properly established. U.S. holders should consult their tax advisors as to their qualifications for exemption from withholding and the procedure for obtaining such exemption.

Non-U.S Holders
      We must report annually to the IRS and to each Non-U.S. holder any interest that is paid to the Non-U.S. holder. Copies of these information returns also may be made available to the tax authorities of the country in which the Non-U.S. holder resides under the provisions of various treaties or agreements for the exchange of information.
      Backup withholding will not apply to payments of interest on the notes to a Non-U.S. holder if the Non-U.S. holder properly certifies that it is not a U.S. person or otherwise establishes an exemption. However, such certification or exemption is not effective if we or our paying agent has actual knowledge, or reason to know, that such holder is a U.S. person or that the conditions of another exemption relied upon by the Non-U.S. holder are not, in fact, satisfied.
      The payment of the gross proceeds from the sale, exchange or retirement (including a redemption) of the notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possibly backup withholding unless the Non-U.S. holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge, or reason to know, that the Non-U.S. holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the gross proceeds from the sale, exchange or retirement (including a redemption) of the notes to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the gross proceeds from the sale, exchange or retirement (including a redemption) of the notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury regulations require information reporting (but generally not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is not a U.S. person and the broker has no knowledge, or reason to know, to the contrary.
      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. holder will be allowed as a refund or credit against such Non-U.S. holder’s federal income tax liability, provided that the required information is timely provided to the IRS. Non-U.S. holders should consult their tax advisors regarding the application of withholding and backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury regulations.
      The preceding discussion of the material federal income tax consequences of the acquisition, ownership and disposition of the notes is for general information only and is not tax advice. Accordingly, each investor should consult his, her or its own tax advisor as to particular tax consequences to it of purchasing, holding and disposing of notes, including the applicability and effect of federal, state, local or foreign tax laws, and of any proposed changes in applicable law.

PLAN OF DISTRIBUTION
      Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received by it in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.
      We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
      For a period of one year after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.
      Prior to the exchange offer, there has not been any public market for the outstanding notes. The outstanding notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for exchange notes by holders who are entitled to participate in this exchange offer. The holders of outstanding notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we may be required to file a shelf registration statement with respect to their outstanding notes. The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The initial purchasers have advised us that they currently intend to make a market in the exchange notes. Such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of any shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time.

LEGAL MATTERS
      The validity of the exchange notes and the guarantees and other legal matters, including the tax-free nature of the exchange, will be passed upon on our behalf by Kirkland & Ellis LLP, a partnership that includes professional corporations, Chicago, Illinois. Certain partners of Kirkland & Ellis LLP are members of a limited liability company that is an investor in funds associated with Willis Stein. Kirkland & Ellis LLP has from time to time represented, and expects to continue to represent, Willis Stein and certain of its affiliates in connection with certain legal matters.
EXPERTS
      The financial statements as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
      We have filed with the SEC a registration statement on Form S-4 (Reg. No. 333-          ) with respect to the securities being offered hereby. This prospectus does not contain all of the information contained in the registration statement, including the exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities being offered hereby. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.
      We currently file reports and other information with the SEC. Under the terms of the indenture, we have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, we will furnish to the trustee and the holders of the notes and file with the SEC, unless the SEC will not accept such a filing: (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by our independent accountants and (ii) all reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. In addition, for so long as any of the notes remain outstanding, we have agreed to make available to any prospective purchaser of the notes or beneficial owner of the notes in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act and the information set forth in the preceding sentence.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
Ziff Davis Holdings Inc.
      In our opinion, the accompanying consolidated balance sheets and the related statements of operations, cash flows and stockholders’ equity present fairly, in all material respects, the financial position of Ziff Davis Holdings Inc. and its subsidiaries (the Company) at December 31, 2004 and 2003, and the results of their operations and cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      As discussed in Note 2 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” effective January 1, 2004.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
March 21, 2005

ZIFF DAVIS HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	December 31,

	2004	2003

ASSETS
Current assets:
Cash and cash equivalents	$32,592	$47,308
Accounts receivable, net	34,776	32,836
Inventories	575	321
Prepaid expenses and other current assets	6,661	7,010

Total current assets	74,604	87,475
Property and equipment, net	15,004	15,206
Intangible assets, net	207,141	220,544
Goodwill, net	39,903	38,139
Other assets, net	15,650	15,544

Total assets	$352,302	$376,908

Current liabilities:
Accounts payable	$20,280	$13,938
Accrued expenses and other current liabilities	25,804	31,706
Current portion of long-term debt	23,991	15,766
Unexpired subscriptions and deferred revenue, net	20,327	25,170

Total current liabilities	90,402	86,580
Long-term debt	284,866	293,265
Accrued interest — compounding notes	76,190	89,532
Accrued expenses — long-term	14,978	14,027
Mandatorily redeemable preferred stock	814,549	—
Other non-current liabilities	19,854	17,253

Total liabilities	1,300,839	500,657

Commitments and contingencies (Notes 17 and 18)
Mandatorily redeemable preferred stock	—	739,602

Stockholders’ deficit:
Common stock — $0.001 par value, 100,000,000 shares authorized, 2,311,049 and 2,312,928 issued and outstanding as of December 31, 2004 and 2003, respectively	17,329	17,343
Stock subscription loans	—	(14)
Additional paid-in capital	8,468	8,468
Accumulated deficit	(974,334)	(889,148)

Total stockholders’ deficit	(948,537)	(863,351)

Total liabilities and stockholders’ deficit	$352,302	$376,908

The accompanying notes are an integral part of these consolidated financial statements.

ZIFF DAVIS HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2004	2003	2002

Revenue, net	$204,477	$194,107	$209,037

Operating expenses:
Cost of production	59,743	60,622	75,835
Selling general and administrative expenses	110,939	98,973	125,171
Depreciation and amortization of property and equipment	6,202	10,793	18,851
Amortization of intangible assets	15,226	15,108	18,919
Restructuring charges (reductions), net	5,491	(6,238)	48,950
Write-down of intangible assets	—	—	79,241

Total operating expenses	197,601	179,258	366,967

Income (loss) from operations	6,876	14,849	(157,930)
Gain on sale of assets, net	—	2,609	634
Interest expense, net	(91,824)	(19,142)	(39,286)

Loss before income taxes	(84,948)	(1,684)	(196,582)
Income tax provision	238	225	258

Net loss	$(85,186)	$(1,909)	$(196,840)

The accompanying notes are an integral part of these consolidated financial statements.

ZIFF DAVIS HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2004	2003	2002

Cash flows from operating activities:
Net loss	$(85,186)	$(1,909)	$(196,840)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	21,428	25,901	37,770
Provision for doubtful accounts	(769)	557	1,331
Non-cash rent (income) expense	(389)	(1,617)	2,452
Non-cash interest expense on compounding notes, net	1,531	1,316	459
Amortization of debt issuance costs	2,236	2,158	2,473
Non-cash compensation	1,109	—	—
Gain on sale of assets	—	(2,609)	(634)
Non-cash restructuring charges	—	(6,238)	5,974
Accrued dividends on mandatorily redeemable preferred stock	74,947	—	—
Write-down of intangible assets	—	—	79,241
Changes in operating assets and liabilities:
Accounts receivable	(1,171)	(2,797)	12,354
Inventories	(254)	13	26
Accounts payable and accrued expenses	322	(3,328)	6,371
Unexpired subscriptions and deferred revenue, net	(4,843)	(4,697)	(1,327)
Prepaid expenses and other, net	840	1,785	2,348

Net cash provided (used) by operating activities	9,801	8,535	(48,002)

Cash flows from investing activities:
Capital expenditures	(5,849)	(2,518)	(2,567)
Net proceeds from sale of assets	13	4,929	1,554
Acquisitions and investments, net of cash acquired	(3,146)	—	—

Net cash provided (used) by investing activities	(8,982)	2,411	(1,013)

Cash flows from financing activities:
Proceeds from issuance of preferred and common stock	—	—	77,631
Net borrowings under senior credit facilities	—	—	21,000
Repayment of borrowings under senior credit facilities	(15,047)	(4,928)	(6,085)
Debt issuance costs	(488)	—	(1,039)
Payments to 12% Note holders in connection with restructuring	—	—	(21,158)

Net cash provided (used) by financing activities	(15,535)	(4,928)	70,349

Net increase (decrease) in cash and cash equivalents	(14,716)	6,018	21,334
Cash and cash equivalents at beginning of period	47,308	41,290	19,956

Cash and cash equivalents at end of period	$32,592	$47,308	$41,290

Cash paid during the period for:
Interest	$11,743	$14,444	$33,701
Income taxes	15	33	90
Supplemental non-cash financing activities in connection with financial restructuring:
Issuance of preferred stock	—	—	(35,895)
Issuance of compounding notes	—	—	(90,334)
Accrued interest — compounding notes	—	—	(104,986)
Conversion of 12% Notes	—	—	233,163
Write-off of debt issuance costs	—	—	(1,948)
The accompanying notes are an integral part of these consolidated financial statements.

ZIFF DAVIS HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
(Dollars in thousands)

						Accumulated
	Common Stock		Stock	Additional		Other	Total
			Subscription	Paid-In	Accumulated	Comprehensive	Stockholders’	Comprehensive
	Shares	Amount	Loans	Capital	Deficit	Loss	Deficit	Loss

Balance at December 31, 2001	74,985,785	$18,743	$(1,164)	$3,468	$(574,561)	$(1,800)	$(555,314)	$(417,224)

Reverse stock split	(72,486,259)	—	—	—	—	—	—
Cancellation of shareholder loans	(164,778)	(842)	592	250	—	—	—
Change in fair value of interest rate swap	—	—	—	—	—	454	454	$454
Return of preferred stock in settlement with former CEO	—	—	—	4,750	—	—	4,750
Dividends payable on preferred stock	—	—	—	—	(49,813)	—	(49,813)
Net loss	—	—	—	—	(196,840)	—	(196,840)	(196,840)

Balance at December 31, 2002	2,334,748	$17,901	$(572)	$8,468	$(821,214)	$(1,346)	$(796,763)	$(196,386)

Cancellation of shareholder loans	(21,820)	(558)	558	—	—	—	—
Change in fair value of interest rate swap	—	—	—	—		1,346	1,346	$1,346
Dividends payable on preferred stock	—	—	—	—	(66,025)	—	(66,025)
Net loss	—	—	—	—	(1,909)	—	(1,909)	(1,909)

Balance at December 31, 2003	2,312,928	$17,343	$(14)	$8,468	$(889,148)	$—	$(863,351)	$(563)

Cancellation of shareholder loans	(1,879)	(14)	14	—	—	—	—
Net loss	—	—	—	—	(85,186)	—	(85,186)	(85,186)

Balance at December 31, 2004	2,311,049	$17,329	$—	$8,468	$(974,334)	$—	$(948,537)	$ (85,186)

The accompanying notes are an integral part of these consolidated financial statements.

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)
Note 1 — Organization and Basis of Presentation

Formation of Ziff Davis Holdings Inc.
      Ziff Davis Holdings Inc. (“Ziff Davis Holdings” or, collectively with its subsidiaries, the “Company”) is majority owned by various investment funds managed by Willis Stein & Partners Management III, L.L.C. (“Willis Stein” or “controlling stockholders”), a private equity investment firm. Ziff Davis Holdings is a holding company which indirectly owns 100% of Ziff Davis Media Inc. (“Ziff Davis Media”). Ziff Davis Holdings does not conduct any business, but rather all operations are conducted by Ziff Davis Media and its direct and indirect subsidiaries. Ziff Davis Holdings has no material assets other than its investment in the capital stock of Ziff Davis Media.
      The Company is an integrated media company focused on the technology and videogame markets. The Company is an information services and marketing solutions provider of technology media including publications, websites, conferences, events, eSeminars, eNewsletters, custom publishing, list rentals, research and market intelligence. Ziff Davis Holdings was incorporated in the state of Delaware and was formed to acquire certain publishing assets (“Ziff-Davis Publishing”, “ZDP” or “Predecessor”) from Ziff-Davis Inc. (“ZDI”), an unrelated company. The Company’s major operating subsidiaries are Ziff Davis Publishing Inc., Ziff Davis Development Inc. and Ziff Davis Internet Inc..
      The Company had no operations prior to April 5, 2000 when it completed the acquisition of ZDP for $780,000 plus expenses (see Note 3). This acquisition was accounted for under the purchase method of accounting and was funded by: (1) issuing preferred and common stock for $353,700 in proceeds; (2) executing a $405,000 senior credit facility (“Senior Credit Facility”) of which $355,000 was borrowed at closing; and (3) issuing a bridge loan totaling $175,000 in proceeds. Fees and expenses, including debt issuance costs associated with the acquisition of ZDP, which totaled approximately $30,000, were paid with the equity and debt proceeds. On July 18, 2000, the Company issued $250,000 of 12% Senior Subordinated Notes due 2010 (the “12% Notes”). The proceeds from the offering were used to repay the bridge loan and approximately $59,700 of the Senior Credit Facility. In addition, proceeds from the offering of the 12% Notes were used to pay approximately $8,500 of expenses associated with the offering and approximately $6,800 of accrued interest.
      In connection with the acquisition of ZDP, the Company determined that ZDP’s wholly-owned international operations (excluding international licensing operations and international joint ventures) did not meet its long-term strategic objectives. As a result, the operations were sold on August 4, 2000 (see Note 3).
      During 2002, the Company restructured certain debt obligations in connection with its financial restructuring (see Note 12).

Operations
      The Company has historically reported and managed its business in conjunction with the reporting requirements set forth in the Company’s Senior Credit Facility and indenture agreements which mandated certain restrictions on the source of funding provided to the Restricted Subsidiaries and Unrestricted Subsidiaries, as defined in these debt agreements. Effective July 1, 2004, the Company amended the terms of its Senior Credit Facility which eliminated the distinction between the Restricted and Unrestricted Subsidiaries (as defined in the Senior Credit Facility) and allows the Company to be viewed in its entirety for purposes of financial covenant compliance. As a result, effective July 1, 2004, the Company now reports and manages its business along the following operating segments: the Consumer Tech Group, the Enterprise Group and the Game Group.

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
      The Consumer Tech Group is principally comprised of three of the Company’s magazine publications, PC Magazine, Sync and ExtremeTech; a number of consumer-focused websites, including pcmag.com and extremetech.com; and the Company’s new consumer electronics event, DigitalLife.
      The Enterprise Group is comprised of several businesses in the magazine, Internet, event, research and marketing tools areas. The three magazine publications in this segment are eWEEK, CIO Insight and Baseline. The Internet properties in this segment are primarily those affiliated with the Company’s enterprise brands, including eweek.com, cioinsight.com and baselinemag.com, but also include over 30 weekly eNewsletters and the eSeminars area, which produces sponsored interactive webcasts. This segment also includes the Company’s Custom Conference Group, which creates and manages several hundred face-to-face events for marketing clients per year; Business Information Services, a research and marketing tools unit launched in 2003; and Contract Publishing, which produces custom magazines, white papers, case studies and other sales and marketing collateral for customers.
      The Game Group is focused on the videogame market and is now principally comprised of three magazine publications (Electronic Gaming Monthly, Computer Gaming World and Official U.S. PlayStation Magazine) and 1up.com, the online destination for gaming enthusiasts, which was launched in October 2003. The Game Group discontinued GMR and reduced the frequency of Xbox Nation during the fourth quarter of 2004 (see Note 9). The results of these publications are included in the financial statements.
      For additional information on the Company’s operating segments, see Note 21.
Note 2 — Summary of Significant Accounting Policies

Principles of Consolidation
      The financial statements of the Company as of December 31, 2004 and 2003, and for the years ended December 31, 2004, 2003 and 2002 are prepared on a consolidated basis and include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents
      The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk
      The Company places its temporary cash investments with high credit quality financial institutions. At times, such investments may be in excess of federally insured limits. The Company has not experienced losses in such accounts.
      The Company’s advertisers primarily include customers who represent a variety of technology companies in the United States and some overseas countries. The Company extends credit to its customers and historically has not experienced significant losses relating to receivables from individual customers or groups of customers. No one customer accounted for more than 10% of total revenue or total accounts receivable for the years ended December 31, 2004, 2003 and 2002.

Inventories
      Inventories, which consist of paper, are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis. The Company does not carry any significant paper inventory as it has outsourced its

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
paper buying function to its printer suppliers. The inventories amount reflected on the Consolidated Balance Sheet is primarily related to the production of eWEEK.

Property and Equipment
      Property and equipment have been recorded at cost or their estimated fair value at the date of acquisition. Depreciation is computed using the straight-line method over the estimated useful lives of the acquired assets, ranging from 2 to 20 years. Leasehold improvements are amortized using the straight-line method over the service life of the improvement or the life of the related lease, whichever is shorter. Maintenance and repair costs are charged to expense as incurred.

Capitalized Software
      In accordance with Statement of Position 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” the Company capitalizes certain costs incurred for the development of internal use software. Capitalized costs include direct labor and related overhead for software produced by the Company and the cost of software purchased from third parties. These costs are included in property, plant and equipment in the accompanying Consolidated Balance Sheet. Costs incurred in connection with business process re-engineering are expensed as incurred. The Company capitalized approximately $3,300, $1,700 and $1,400 of internal use software costs, principally in connection with its Internet properties, during the years ended December 31, 2004, 2003 and 2002, respectively. Approximately $3,500 and $2,100 of unamortized software costs remained at December 31, 2004 and 2003, respectively. As part of the Company’s cost reduction and restructuring program further described in Note 9, a write-off of $1,238 of capitalized software was recorded in the year ended December 31, 2002.

Intangible Assets
      Intangible assets consist principally of advertising lists, subscriber lists, trademarks and trade names and goodwill. Amortization of the definite-lived assets is computed on a straight-line basis over estimated useful lives, ranging from 2 to 20 years.
      Goodwill represents the excess purchase price over the fair value of identifiable net assets of businesses acquired. The Company reviews the recoverability of goodwill and indefinite-lived intangible assets in the fourth quarter of each year and also performs such tests if any event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. The Company compares the estimated fair values of reporting units with their respective net book values. Fair value is generally determined based on estimated future cash flows of the related assets. If the fair value of a reporting unit equals or exceeds its carrying amount, the goodwill and indefinite-lived intangible assets of the reporting unit is not considered impaired. If the carrying amount of the reporting unit exceeds its fair value, the goodwill and indefinite-lived intangible assets impairment loss is measured as the excess of the carrying value of goodwill over its implied fair value. The Company did not recognize any impairment of its indefinite-lived intangible assets for the years ended December 31, 2004 and 2003, however, the Company did recognize a goodwill impairment charge of $25,025 and an impairment of its indefinite-lived intangible assets of $16,934 for the year ended December 31, 2002. See Notes 7 and 9 for further information about intangible assets and related impairment charges.

Impairment of Long-lived Assets
      The Company reviews long-lived assets, including definite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
Impairment losses for assets to be held and used are recognized in operating results in the event that the undiscounted expected future cash flows to be generated by the related asset are less than the carrying value of the asset. If undiscounted expected future cash flows are not sufficient to support the recorded value of the assets, an impairment loss is recognized for the difference between fair value and the carrying value to reduce the intangible assets to their estimated recoverable value. Fair value is determined using quoted market prices in an active market (if available). If quoted market prices are not available, management estimates the fair market value using the best information available including prices for similar assets and the results of established valuation techniques. The Company wrote-off fixed assets, including capitalized software described above, and intangible assets and goodwill during the year ended December 31, 2002 as part of its cost reduction and restructuring program (see Notes 6, 7 and 9).

Debt Issuance Costs
      The cost to issue debt is recorded in other assets and amortized to interest expense over the term of the related debt using the effective interest rate method. At December 31, 2004 and 2003, the Consolidated Balance Sheet included $10,964 and $12,712 in net debt issuance costs, respectively, within Other assets, net. The Company wrote off approximately $1,948 of debt issuance costs for the year ended December 31, 2002 in connection with its financial restructuring and amortized $1,748, $2,158 and $2,473 for the years ended December 31, 2004, 2003 and 2002, respectively.

Revenue, Net
      Advertising revenue for the Company’s magazine publications, less agency commissions and sales incentives, is recognized as income in the month that the related publications are sent to subscribers or become available for sale at newsstands. Circulation revenue consists of both subscription and single copy newsstand sales. Subscription revenue (which is net of agency fees), less estimated cancellations, is deferred when paid and then recognized as income in the month that the related publications are sent to subscribers. Newsstand sales, less estimated returns and certain sales incentives, are recognized in the month that the related publications are sold at newsstands. The Company also derives revenue from Internet advertising, royalty agreements, list rentals, custom conferences and other sources. These other revenues are recognized over the terms of related agreements or when services are provided.

Operating Costs and Expenses
      Cost of production includes the direct costs of producing magazines, which are primarily paper, manufacturing, distribution and fulfillment expenses. It also includes the direct costs of the Company’s Internet operations, such as telecommunication and hosting fees.
      Selling, general and administrative costs include compensation, editorial, product development, advertising and subscriber acquisition costs, sales and marketing and other general and administrative costs. Editorial and product development costs, including pre-publication expenses, are expensed as incurred. Product development costs include the cost of artwork, graphics, prepress, plates and photography for new products. Advertising costs are expensed as incurred.

Stock-based Compensation
      SFAS No. 123, “Accounting for Stock-based Compensation,” requires that companies with stock-based compensation plans either recognize compensation expense based on the fair value of options granted or continue to apply the existing accounting rules and disclose pro forma net income and earnings per share assuming the fair value method had been applied. The Company has chosen to continue applying Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employers” and

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
related interpretations in accounting for the 2001 Stock Option Plan. The Company has applied SFAS No. 123 for the Amended and Restated 2002 Employee Stock Option Plan (the “2002 Stock Option Plan”) (see Note 16).

Comprehensive Loss
      Comprehensive loss, which is reported on the accompanying Consolidated Statement of Changes in Stockholders’ Deficit as a component of Accumulated other comprehensive loss, consists of net income (loss) and other gains and losses affecting stockholders’ equity (deficit) that, under generally accepted accounting principles, are excluded from net income (loss). The only such change was the change in certain derivative financial instruments as detailed in the Consolidated Statement of Changes in Stockholders’ Deficit.

Income Taxes
      Income taxes are based upon income for financial reporting purposes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefit, or that future deductibility is uncertain (see Note 10).

Interest Rate Swaps
      The Company utilized an interest rate swap to reduce the impact of fluctuating interest rates on its variable rate debt and interest expense. Under its interest rate swap agreement, the Company agreed with the counter parties to exchange, at quarterly intervals, the difference between the Company’s fixed pay rate and the counter parties’ variable pay rate based on three-month London Inter-Bank Offering Rate (“LIBOR”). The Company’s interest rate swap agreement ended on October 31, 2003 and was not renewed.

Fair Value of Financial Investments
      The Company’s financial instruments recorded on the Consolidated Balance Sheet include cash and cash equivalents, accounts receivable, accounts payable, preferred stock, interest rate swap agreements and debt. Because of their short maturity, the carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximate fair value. Fair value of long-term bank debt is based on rates available to the Company for debt with similar terms and maturities. Fair value of public debt is based on quoted market prices, where available, or quoted market prices of comparable instruments. Fair value of preferred stock is based on the present value of expected future cash flows, discounted at a risk-adjusted required rate of return (see Note 23).

Use of Estimates
      The preparation of financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures of contingent liabilities. On an ongoing basis, the Company evaluates its estimates, including those related to allowances for doubtful accounts, reserves for sales returns and allowances, reserves for severance, closures and restructuring related costs and the recoverability of long-lived assets, including the excess of purchase price over net assets acquired. The Company bases its estimates on historical experience and on various other assumptions that the Company believes are reasonable under the circumstances. These form the basis of the Company’s judgments about the carrying values of assets and liabilities that are not readily

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
apparent from other sources. Actual results may differ materially from these estimates which would effect the Company’s reported results of operations. The Company believes the following is a description of the policies related to recording estimates used in the preparation of its consolidated financial statements.
      Allowances for doubtful accounts are estimated losses resulting from its customers’ failure to make required payments. The Company continually monitors collections from customers and provides for estimated credit losses. The Company aggressively pursues collection efforts on these overdue accounts and upon collection reverses the allowance in future periods. If future payments by the Company’s customers were to differ from its estimates, the Company may need to increase or decrease the Company’s allowances for doubtful accounts.
      Reserves for sales returns and allowances are primarily related to the Company’s newsstand sales, and to a lesser extent, subscription sales in which subscribers are billed. The Company estimates and maintains these reserves based primarily on the distributors’ historical return practices, our subscribers’ historical collection rates and the Company’s actual return experience. If actual sales returns and allowances differ from the estimated returns and allowances rates used, the Company may need to increase or decrease the reserve for sales returns and allowances.
      Reserves for restructuring related costs including severance, magazine and facilities closures are estimated costs resulting from management’s plans and actions to consolidate operations and eliminate headcount to reduce total operating costs. If the future payments of these costs were to differ from its estimates, the Company may need to increase or decrease its reserves. The Company recorded restructuring charges or (credits) related to its 2001, 2002 and 2004 cost reduction and restructuring programs of $5,491, $(6,238) and $49,950 for the years ended December 31, 2004, 2003 and 2002, respectively.
      The Company periodically evaluates the recoverability of its long-lived assets, including property and equipment, goodwill and intangible assets, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or in connection with its annual financial review process. The Company’s evaluations include analyses based on the cash flows generated by the underlying assets and profitability information, including estimated future operating results, trends or other determinants of fair value. If the fair value of the asset determined by these evaluations is less than its carrying amount, an impairment charge is recognized for the difference. Future adverse changes in market conditions or continuing poor operating results of certain businesses may also indicate an inability to recover the carrying value of the assets, thereby possibly requiring an impairment evaluation and charge.

Recent Accounting Pronouncements

      In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment”, or SFAS 123R, which replaces SFAS No. 123, “Accounting for Stock-Based Compensation”, or SFAS 123, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The pro forma disclosures previously permitted under SFAS 123, no longer will be an alternative to financial statement recognition. The Company is required to adopt SFAS 123R beginning January 1, 2006. Under SFAS 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive option, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
at the beginning of the first quarter of adoption of SFAS 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company is evaluating the requirements of SFAS 123R and expects that the adoption of SFAS 123R will not have a material impact on our consolidated results of operations.
      In December 2004, the FASB issued SFAS No. 153, “Exchange of Nonmonetary Assets”, which eliminated the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe the adoption of SFAS No. 153 will have a material impact on its operating results or financial position.
      In May 2003, the FASB issued Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments that have characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The FASB has directed that the effective date of SFAS 150 be deferred for certain nonpublic entities with mandatorily redeemable financial instruments until fiscal periods beginning after December 31, 2003. The Company believes that under SFAS 150 it is defined as a nonpublic entity and has outstanding preferred stock that is considered mandatorily redeemable. Effective January 1, 2004, the Company recorded the accrued dividends on the mandatorily redeemable preferred stock as interest expense and classified the mandatorily redeemable preferred stock as a long term liability on the Consolidated Balance Sheet. The adoption of this statement increased the Company’s total liabilities by $814,549 as of December 31, 2004 and increased the Company’s consolidated interest expense by $74,947 in 2004. This had no impact on the Company’s debt covenants or its ability to service its debt payments in 2004.

Reclassifications
      Certain amounts have been reclassified, where appropriate, to conform to the current financial statement presentation.
Note 3 — Acquisitions and Dispositions

Sale of International Trademark
      In September 2003, the Company sold an international trademark to an unrelated third-party generating net proceeds of $4,929. The Company realized a gain of $2,544 related to the sale.

eTESTING LABS Inc. Sale
      On July 15, 2002, the Company sold its subsidiary, eTESTING LABS Inc. to Lionbridge Technologies, Inc. (“Lionbridge”) for approximately $2,250. The Company further agreed to license its proprietary benchmark software to Lionbridge for its commercial testing purposes and also entered into a two-year agreement with them for reciprocal software development, testing and marketing services. The Company realized a gain on sale of approximately $65 and $634 for the years ended December 31, 2003 and 2002, respectively.

Acquisition of ZDP
      The acquisition of ZDP was accounted for using the purchase method of accounting. The assets and liabilities of ZDP acquired by the Company on April 5, 2000, have been recorded at estimated fair value

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
as of the acquisition date with the excess of purchase price over net assets acquired being allocated to intangible assets, including goodwill (see Note 7).

Sale of International Operations
      In connection with the acquisition of ZDP in April 2000, the Company determined that ZDP’s wholly-owned international operations (excluding international licensing operations and international joint ventures) did not meet its long-term strategic objectives and initiated a plan to sell these operations. As a result, the operations were sold on August 4, 2000. The net proceeds from this sale were $38,767. The remaining net assets and liabilities related to these operations have been recorded in the Consolidated Balance Sheet as Other non-current liabilities. As of December 31, 2004, the balance was $5,072 and represents contingent tax liabilities for the Company’s former European operations.

Other Acquisitions
      In October 2004, the Company acquired Connexus Media, Inc. (“CMI”), a business-to-business online publishing company based in Topsfield, Massachusetts. Under the terms of the agreement, the Company acquired CMI’s portfolio of 25 prominent business-to-business, vertical and technology-specific websites, 10 weekly eNewsletters, 25 list rental databases and other ancillary paid content programs. CMI resides in the Enterprise Group segment for reporting purposes.
      In December 2004, the Company acquired DeviceForge, LLC (“DeviceForge”), a vertical online business-to-business publishing company for the application developers, business executives and technologists. DeviceForge resides in the Enterprise Group segment for reporting purposes.
      The purchase price of these acquisitions was $3,146 of which $1,356 was allocated to intangible assets, $1,764 was allocated to goodwill and the remainder was allocated to tangible assets. These acquisitions are accounted for in the Enterprise Group. There would not be a material impact to the financial statements had these acquisitions occurred at the beginning of any year presented.
Note 4 — Accounts Receivable, Net
      Trade accounts receivable are recorded at the invoiced amount and do not reflect interest although the Company may have the right to demand interest for certain delinquent accounts. The allowance for doubtful accounts is the best estimate of the amount of probable credit losses in our existing accounts receivable. The Company determines the allowance based on historical write-off experience. The Company reviews the allowance for doubtful accounts on a monthly basis and assigns an estimate reserve to the balances. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. All other balances are reviewed on a pooled basis by type of receivable. Account balances are charged off against the allowance when it is probable the receivable will not be recovered. The Company does not have any off-balance-sheet credit exposure related to its customers.
      Gross accounts receivable consists of the following at December 31, 2004 and 2003:

	2004	2003

Trade	$22,497	$21,688
Circulation	39,956	27,631
Other	6,109	4,607

Total	$68,562	$53,926

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
      Following are the changes in allowance for doubtful accounts, returns and cancellations during the years ended December 31, 2004 and 2003:

			Write-offs
	Balance at	Net	Net of	Balance at
	Beginning of Year	Additions	Recoveries	End of Year

December 31, 2004	$21,090	$15,922	$(3,226)	$33,786
December 31, 2003	24,926	160	(3,996)	21,090
Note 5 — Prepaid Expenses and Other Current Assets
      Prepaid expenses and other current assets consist of the following:

	December 31,

	2004	2003

Deferred expenses and deposits	$6,178	$6,358
Production expenses	54	223
Other	429	429

	$6,661	$7,010

      Deferred expenses and deposits primarily represent prepaid postage and other deferred expenses related to future issues of our publications or future conferences and events. Production expenses represent prepaid manufacturing and distribution expenses related to future issues of our publications.
Note 6 — Property and Equipment, Net
      Property and equipment, net consist of the following:

	December 31,

	2004	2003

Computers and equipment	$26,778	$24,798
Capitalized computer software	21,068	17,803
Leasehold improvements	19,491	18,992
Furniture and fixtures	6,512	6,295

	73,849	67,888
Accumulated depreciation and amortization	(58,845)	(52,682)

	$15,004	$15,206

      In connection with the facilities consolidation aspect of the 2002 cost reduction and restructuring program, the Company wrote-off fixed assets with a net book value of $5,974 consisting of capitalized computer software ($1,238), leasehold improvements ($4,443) and furniture and fixtures ($293) during the year ended December 31, 2002 (see Note 9).
Note 7 — Intangible Assets, Net
      The purchase price of acquisitions is allocated to tangible and identifiable intangible assets with the remaining amount being allocated to goodwill. Advertising lists and subscriber lists were recorded at estimated fair value as determined by an income approach. Trademarks/trade names were recorded at estimated fair value using a relief from royalty approach.
      Definite-lived intangible assets are being amortized using the straight-line method over estimated useful lives, ranging from 2 to 20 years. In determining the estimated useful lives, the Company considered

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
its competitive position in the markets in which it operates, the historical attrition rates of advertisers and subscribers, legal and contractual obligations, and other factors.
      Recoverability of goodwill and intangible assets is assessed both on an annual basis or on an interim basis if events or circumstances change that would likely reduce the fair value of related assets below their carrying values. During 2004 and 2003, the Company recorded no impairment of its intangible assets. During 2002, the Company recorded impairments of $79,241 related primarily to trademarks/trade names, advertiser lists and goodwill related to the closures of Ziff Davis SMART BUSINESS and Yahoo! Internet Life and the impairment of certain other intangible assets.
      In September 2003, the Company sold an international trademark to an unrelated third party which had a gross book value of $2,669 and accumulated amortization of $284.
      As of December 31, 2004 and December 31, 2003, the Company’s intangible assets and related accumulated amortization consisted of the following:

	As of December 31, 2004			As of December 31, 2003

		Accumulated			Accumulated
	Gross	Amortization	Net	Gross	Amortization	Net

Amortized intangible assets:
Advertising lists	$184,178	$(60,146)	$124,032	$183,729	$(46,318)	$137,411
Trademark/trade names	14,300	(4,104)	10,196	14,300	(2,707)	11,593
Subscriber lists and other	12,973	(11,600)	1,373	11,600	(11,600)	—

Total amortized intangible assets	211,451	(75,850)	135,601	209,629	(60,625)	149,004

Unamortized intangible assets:
Trademark/trade names	78,443	(6,903)	71,540	78,443	(6,903)	71,540
Goodwill	47,170	(7,267)	39,903	45,406	(7,267)	38,139

Total unamortized intangible assets	125,613	(14,170)	111,443	123,849	(14,170)	109,679

Total intangible assets	$337,064	$(90,020)	$247,044	$333,478	$(74,795)	$258,683

      During the year ended December 31, 2003 a reversal of unused purchase accounting reserves resulted in a $201 net book value reduction of goodwill.
      During the fourth quarter of 2004, the Company made two acquisitions for $3,146 in which $1,764 was recorded to goodwill (see Note 3). Also, pursuant to the closing of GMR, the Company acquired the subscriber list from Electronics Boutique which is included in Intangible assets as of December 31, 2004.
      The majority of goodwill relates to the Consumer Tech Group.
      Based on the current amounts of intangible assets subject to amortization, the estimated amortization expense for each of the next 5 years ending December 31, are as follows:

2005	$15,544
2006	15,544
2007	15,544
2008	15,338
2009	15,226

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
Note 8 — Accrued Expenses and Other Current Liabilities
      Accrued expenses and other current liabilities consist of the following:

	December 31,

	2004	2003

Accrued operating and production costs	$11,606	$10,116
Accrued restructuring costs — short-term	7,977	9,365
Accrued interest	1,329	1,040
Payroll and related employee benefits	3,037	8,731
Other taxes payable	845	942
Other	1,010	1,512

Accrued expenses and other current liabilities	$25,804	$31,706

Note 9 —	Cost Reduction and Restructuring Program, Asset Impairment and Related Charges
      During the fourth quarter 2004, the Company implemented a comprehensive cost reduction and restructuring program. This program included the closure of GMR, the reduction in frequency of Xbox Nation and canceling the Business 4Site show scheduled for November 2004. The program was also designed to reduce the Company’s workforce in order to decrease excess operating costs. This charge is reported in the Consolidated Statement of Operations for 2004 and is comprised of the following:

Year Ended
December 31,
2004

Employee severance costs(b)	$3,320
Costs to exit certain activities(c)	2,171

$5,491

      During 2002 and 2001, the Company implemented a cost reduction and restructuring program. This program included the 2002 sale of The Net Economy and eTESTING LABS, Inc. and the closure of Ziff Davis SMART BUSINESS and Yahoo! Internet Life. The program was designed to eliminate unprofitable operations, consolidate facilities and reduce the Company’s workforce in order to decrease excess operating costs. As a result of this restructuring, the Company incurred a total pre-tax charge of $128,191 for the year ended December 31, 2002. This charge is reported in the Consolidated Statement of Operations for 2002 as a $79,241 write-down of intangible assets and a $48,950 net restructuring charge and is comprised of the following:

Year Ended
December 31,
2002

Intangible asset impairment costs(a)	$79,241
Fixed asset impairment costs(a)	5,974
Employee severance costs(b)	8,137
Costs to exit certain activities(c)	34,839

$128,191

(a)	Intangible asset impairment and fixed asset impairment costs are non-cash write-offs of fixed assets and intangible assets, primarily subscriber lists, tradenames, goodwill, capitalized software and leasehold improvements associated with discontinued publications and other businesses. These

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)

impairments are included in Writedown of intangible assets in the Consolidated Statements of Operations.

(b)	Employee severance costs relate to severance benefits and other related costs that are calculated pursuant to the Company’s employee severance plan or individual employee contracts, as applicable.

(c)	Costs to exit certain activities relate to the termination of contracts, closure or consolidation of offices and other related costs associated with the closure of publications and other businesses.
      The accrued restructuring costs balance of $22,955 at December 31, 2004 is included on the Consolidated Balance Sheet in Accrued expenses and other current liabilities and Accrued expenses — long-term. Of the total accrued, $7,977 is short-term and $14,978 is long-term. The remaining accrued balance primarily relates to future real estate lease costs. During the year ended December 31, 2004, the Company made $9,334 of payments primarily related to real estate leases for vacant space. The Company anticipates making approximately $8,000 in cash payments related to this accrual in 2005, with the remainder being paid through 2019 due to the long-term nature of related real estate lease agreements. During the year ended December 31, 2003, the Company also recorded an adjustment of $6,238 to Restructuring charges, net in the Consolidated Statements of Operations relating to the reversal of a portion of the prior years’ accruals. This adjustment primarily related to real estate lease costs and reflected the Company’s recent sublet of excess space in its New York headquarters for an amount higher than originally estimated.
      The following tables summarize the activity with respect to the accrued restructuring charge balances from January 1, 2002 through December 31, 2004:

		Activity for the Year Ended December 31, 2002

				Applied
	Balance			Against	Balance
	December 31,	Expenses/		Related	December 31,
	2001	Adjustments	Payments	Assets	2002

Employee severance costs	$5,826	$8,137	$(10,047)	$—	$3,916
Write-down of intangible assets	—	79,241	—	(79,241)	—
Facility consolidation and other costs	11,794	40,813	(12,336)	(5,974)	34,297

Total	$17,620	$128,191	$(22,383)	$(85,215)	$38,213

		Activity for the Year Ended December 31, 2003

	Balance			Accretion	Balance
	December 31,	Expenses/		of	December 31,
	2002	Adjustments	Payments	Liability	2003

Employee severance costs	$3,916	$(485)	$(1,457)	$—	$1,974
Facility consolidation and other costs	34,297	(3,815)	(10,941)	1,877	21,418

Total	$38,213	$(4,300)	$(12,398)	$1,877	$23,392

		Activity for the Year Ended December 31, 2004

	Balance			Accretion	Balance
	December 31,	Expenses/		of	December 31,
	2003	Adjustments	Payments	Liability	2004

Employee severance costs	$1,974	$3,320	$(1,374)	$—	$3,920
Facility consolidation and other costs	21,418	2,171	(7,960)	3,406	19,035

Total	$23,392	$5,491	$(9,334)	$3,406	$22,955

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
Note 10 — Income Taxes
      The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, deferred tax assets and liabilities are computed based on the differences between the financial statement and income tax bases of assets and liabilities using the effective tax rates. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. Due to the Company’s negative earnings in recent years, a valuation allowance equal to the net deferred tax asset has been established.
      Loss before income taxes is all attributable to the United States.
      Components of the provision for income taxes are as follows:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2004	2003	2002

U.S. federal income taxes:
Current	$—	$—	$—
Deferred	—	—	—
State and local taxes:
Current	30	30	61
Deferred	—	—	—
Foreign income taxes:	—	—
Current	208	195	197

Total provision	$238	$225	$258

      A reconciliation of the U.S. federal statutory tax rate to the Company’s effective tax rate on loss before income taxes is as follows:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2004	2003	2002

Federal statutory tax rate	35.0%	35.0%	35.0%
State and local taxes (net of federal tax benefit)	—	(1.1)	(0.1)
Permanent differences	(31.5)	(8.9)	(0.2)
Valuation allowance	(3.6)	(26.8)	(34.8)
Foreign operations	(0.3)	(11.6)	(0.1)
Other	—	—	0.1

Effective tax rate	(0.4)%	(13.4)%	(0.1)%

      The increase in permanent differences in 2004 relates to the preferred stock accretion that, as of January 1, 2004, is now recorded as interest expense in accordance with SFAS 150.

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
      Following is a summary of the components of the deferred tax accounts at December 31, 2004 and 2003:

	December 31,

	2004	2003

Current deferred tax assets and (liabilities):
Allowance for doubtful accounts	$1,124	$909
Prepaid expenses	(108)	(191)
Other	—	—

Current deferred net tax assets, net	1,016	718

Non-current deferred tax assets and (liabilities):
Basis difference in intangible assets	97,195	110,993
Basis difference in property and equipment	(3,849)	1,477
Start-up costs capitalized	1,357	3,149
Deferred rent	3,073	2,560
Other	584	124
Net operating loss and other carryforwards	169,790	153,894

Non-current deferred tax assets, net	268,150	272,197

Gross deferred tax assets	269,166	272,915
Valuation allowance	(269,166)	(272,915)

Net deferred tax assets	$—	$—

      The Company’s total deferred tax assets were $273,124 and $273,106 at December 31, 2004 and 2003, respectively. Total deferred tax liabilities were $3,958 and $191 at December 31, 2004 and 2003, respectively. Furthermore, in order to properly reflect the Company’s deferred tax assets, each year reflects the inclusion of the state deferred tax asset computed at an effective state income tax rate of 11.5%.
      The Company’s provision for foreign taxes relates to withholding taxes paid on royalty income remitted from foreign intangible asset licensees.
      At December 31, 2004, the Company had aggregate net operating loss carryforwards for Federal and state income tax purposes of approximately $386,646 which will be available to reduce future taxable income. The net operating loss carryforwards will expire between March 31, 2021 and December 31, 2024 for Federal income tax purposes and between March 31, 2006 and December 31, 2024 for state income tax purposes.
Note 11 — Debt

General
      As of December 31, 2004, total indebtedness was $308,857 and consisted of $165,941 of outstanding principal under the term loan portion of the Senior Credit Facility, $8,200 of outstanding principal under the revolving credit portion of the Senior Credit Facility, $12,280 of 12% Notes and $122,436 of senior subordinated compounding notes due 2009 (the “Compounding Notes”). In August 2002, the Company restructured its debt agreements (see Note 12); in July 2004, the Company amended its Senior Credit Facility; and at December 31, 2004, the Company was in compliance with all of the restrictive and information covenants related to these debt agreements.

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)

Senior Credit Facility
      The Senior Credit Facility is collateralized by a first priority security interest in substantially all of the Company’s existing and future tangible and intangible assets. The Senior Credit Facility requires the Company to meet certain financial tests, including a maximum total leverage ratio and a maximum senior leverage ratio, a minimum interest coverage ratio, a minimum fixed charge coverage ratio and a maximum capital expenditure amount. The Senior Credit Facility contains certain restrictive covenants, including restrictions on: (1) indebtedness, liens and guarantees; (2) mergers, consolidations and certain types of acquisitions and asset sales; and (3) dividends and stock repurchases.
      At December 31, 2004, approximately $1,000 of borrowing capacity was available under the Senior Credit Facility and existing borrowings bore interest at rates ranging from 6.58% to 7.08%. The Company made scheduled principal repayments on September 30, 2004 and December 31, 2004 totaling $8,648. The Company was also required to make an annual “excess cash flow” payment, as defined in its Senior Credit Facility, of $6,400 on April 14, 2004. This represented a mandatory repayment of its term loans under the Senior Credit Facility.
      The Company is required to make another “excess cash flow” payment, as defined in its Senior Credit Facility, on or before April 15, 2005, which the Company estimates will be approximately $7,280. This amount, along with the Company’s scheduled principal payments of $16,711 in 2005, has been classified as Current portion of long-term debt on the Consolidated Balance Sheet as of December 31, 2004.
      In connection with the Senior Credit Facility, the Company entered into an interest rate swap agreement on September 27, 2000 for the notional amount of $25,000 and a maturity date of October 11, 2003. Under this swap agreement, the Company received a floating interest rate based on the three-month LIBOR, which reset quarterly, and paid a fixed rate of interest each quarter for the term of the agreement. This swap was accounted for as a cash flow hedge and any change in the fair market value of the swap was recognized as other comprehensive income or loss within Accumulated other comprehensive loss in the Company’s Consolidated Balance Sheet and Consolidated Statement of Stockholders’ Deficit. The mark-to-market adjustment for the year ended December 31, 2003 was an unrealized gain of $1,346. The interest rate swap agreement ended on October 11, 2003 and was not renewed.

Compounding Notes
      As described in Note 12, the Company issued $90,334 of the Compounding Notes in August 2002 in connection with a financial restructuring. The Compounding Notes accrue interest in semi-annual periods at rates of 12.0% to 14.0%. For the first four years, interest may be paid, at the Company’s option and subject to certain restrictions under the Senior Credit Facility, either in cash or by compounding such interest on the Compounding Notes. For all payments of interest after August 12, 2006, interest shall be payable in cash at a rate of 12.0% per annum. During the years ended December 31, 2004 and 2003, the Company compounded interest in the amount of $14,874 and $12,728, respectively. This compounding interest, net of the repayments of the Senior Credit Facility mentioned above, accounts for the change in Long-term debt on the Consolidated Balance Sheet between December 31, 2003 and 2004.
      The issuance of the Compounding Notes are being accounted for in accordance with the provisions of SFAS No. 15. Accordingly, a liability representing accrued interest on the Compounding Notes was recorded at the date of issuance. This liability represents the difference in estimated cash payments under the new debt agreements as compared to the previous debt agreements. This balance is included within long-term liabilities in the Company’s Consolidated Balance Sheet as Accrued interest — compounding notes in the amount of $76,190 and $89,532 at December 31, 2004 and 2003, respectively. It is being amortized as a reduction of interest expense over the remaining term of the Compounding Notes. During

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
the years ended December 31, 2004 and 2003, the Company amortized $13,341 and $11,416, respectively, against interest expense.

12% Notes
      On July 18, 2000, the Company issued $250,000 of the 12% Notes. Interest is paid semi-annually and the outstanding principal, which was reduced to $12,280 as part of the financial restructuring (See Note 12), is payable on July 15, 2010. The 12% Notes are unsecured and subordinated to all existing and future senior indebtedness. All existing and future domestic subsidiaries currently guarantee or will guarantee the 12% Notes.

Maturities
      Borrowings under the revolving portion of the Senior Credit Facility are due September 30, 2006 and may be repaid and reborrowed prior to maturity. Borrowings under the term loan portion of the Senior Credit Facility are payable in varying quarterly installments beginning September 2004 through March 2007.
      The scheduled annual maturities of the Senior Credit Facility, 12% Notes and Compounding Notes at December 31, 2004 are as follows:

2005	$23,991
2006	83,124
2007	67,026
2008	—
2009	122,436
Thereafter	12,280

$308,857

Note 12 —	Financial Restructuring
      In order to address certain liquidity and debt compliance issues, the Company initiated a financial restructuring in 2001, which was completed on August 12, 2002. As part of the restructuring, the Company exchanged a combination of cash, Compounding Notes, preferred stock and warrants to purchase Ziff Davis Holdings common stock for most of the existing 12% Notes (collectively, the “Exchange Offer”). In addition, the Company amended and restated its Senior Credit Facility and received an equity contribution from Willis Stein.
      Key terms of the financial restructuring were as follows:

•	The Company received an equity contribution of $80,000 from Willis Stein in exchange for the issuance of a new series D redeemable preferred stock (the “Series D Preferred Stock”) with an aggregate liquidation preference of approximately $80,000 as well as approximately 38.6 million warrants, each representing the right to purchase one share of the common stock of Ziff Davis Holdings at an exercise price of $0.001 per share. The contribution was comprised of $10,100 of cash received during the quarter ended June 30, 2002, approximately $62,531 of cash received in August 2002, and approximately $7,369 in liquidation preference of Series D Preferred Stock issued by Ziff Davis Holdings in lieu of a cash payment which otherwise would have been owed to Willis Stein by Ziff Davis Media with respect to the 12% Notes held by Willis Stein.

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)

•	Accredited investors representing approximately 95.1% in aggregate principal amount of the Company’s 12% Notes who tendered their notes received an aggregate of approximately $21,158 in cash and $90,334 in aggregate principal amount of Compounding Notes. These holders also received an aggregate of approximately $28,526 in liquidation preference of a new series of preferred stock (“Series E Preferred Stock”) and warrants for the purchase of approximately 5.2 million shares of common stock of Ziff Davis Holdings in exchange for their 12% Notes.

•	The Compounding Notes accrue interest in semi-annual periods, commencing on February 15 and August 15 of each year, with the first period starting on February 15, 2003. For the first four years, interest accrues at rates ranging from 12% to 14% and may be paid, at the Company’s option and subject to certain restrictions under the Senior Credit Facility, either in cash or by compounding such interest on the Compounding Notes. For all payments of interest accruing after August 12, 2006, interest shall be payable in cash at a rate of 12% per annum.

•	The Series E Preferred Stock accrues dividends at a rate of 10% per annum and is subject to mandatory redemption on the earlier of March 31, 2010 or the date of a change in control. Dividends will only be paid in cash if declared for payment by the Company’s Board of Directors. In addition, so long as any Series D Preferred Stock remains outstanding, and without the prior written consent of Willis Stein, together with the holder or holders of a majority of the outstanding shares of Series D Preferred Stock, Ziff Davis Holdings will not be permitted directly or indirectly to pay or declare any cash dividend or make any distribution to the holders of Series E Preferred Stock (see Note 13), and the Senior Credit Facility and the indenture governing the Compounding Notes each restricts the payment of dividends to holders of capital stock of Ziff Davis Holdings.

•	Interest due to holders of the $12,280 principal amount of the 12% Notes not tendered previously due on July 15, 2002, was funded on August 14, 2002.

•	The Company amended and restated its Senior Credit Facility providing for, among other terms: (1) waiver of all existing defaults; (2) deferral of principal payments for eight quarters; (3) removal of the obligation to pay the default interest rate on the outstanding principal; and (4) mandatory use of a portion of excess cash flows, as defined, to repay amounts owed under the Senior Credit Facility.
      The financial restructuring was accounted for in accordance with the troubled debt restructuring provisions of SFAS 15. Accordingly, no gain was recognized on the exchange, but rather the value of the Compounding Notes increased by an amount representing accrued interest (see Note 11).
      As a result of the financial restructuring and cost reduction program, the Company believes its cash on hand, coupled with future cash generated from operations, will be sufficient to meet its liquidity, working capital and capital spending needs for 2005. The Company believes that, based upon current levels of operations it will be able to meet its debt service obligations for 2005 when due. The Company also believes that its Senior Credit Facility and Compounding Notes indenture contain achievable restrictive and information covenants which it will be able to meet in 2005. Significant assumptions and risks apply to this belief, including, among other things, that the Company will continue to be successful in implementing its business strategy and that there will be no material adverse developments in its business, liquidity or capital requirements. (See “Business — Certain Risk Factors”).

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)

Note 13 —	Capital Structure
      The Company is authorized to issue 100,680,000 shares of capital stock and the Company’s balances at December 31, 2004 consist of:

Redeemable Preferred Stock
      Series A Redeemable Preferred Stock — The Company is authorized to issue 400,000 shares of series A redeemable preferred stock, $0.01 par value per share, (the “Series A Preferred Stock”). At December 31, 2004 and 2003 there were approximately 329,128 shares issued and outstanding. Prior to March 6, 2002, dividends on the Series A Preferred Stock accrued at a rate of 12% per annum. Commencing on March 6, 2002, dividends on the Series A Preferred Stock have accrued at a rate of 6.5% per annum. Each share of Series A Preferred Stock has that number of votes equal to $1,000 per share, plus all accrued and unpaid dividends, divided by $7.50. The Series A Preferred Stock has a liquidation preference of $1,000 per share, plus all accrued and unpaid dividends and a scheduled mandatory redemption date of March 31, 2010. In the event of an initial public offering of the Company’s common stock, holders of the Series A Preferred Stock may require the Company, upon written notice, to redeem all or any portion (as specified by such holders) of the outstanding shares of Series A Preferred Stock (plus all accrued and unpaid dividends thereon) at a price of $1,000 per share or convert all or any portion (as specified by such holders) of the outstanding shares of Series A Preferred Stock (plus all accrued and unpaid dividends thereon) into a number of shares of common stock equal to $1,000 per share of Series A Preferred Stock divided by the price per share of common stock received by the Company in the initial public offering.
      Series B Redeemable Preferred Stock — The Company is authorized to issue 142,500 shares of series B redeemable preferred stock, $0.01 par value per share, (the “Series B Preferred Stock”). At December 31, 2004 and 2003 there were approximately 98,286 shares issued and outstanding. Prior to March 6, 2002, dividends on the Series B Preferred Stock accrued at a rate of 12.632% per annum. Commencing on March 6, 2002, dividends on the Series B Preferred Stock have accrued at a rate of 10.85% per annum. Each share of Series B Preferred Stock has that number of votes equal to $1,000 per share, plus all accrued and unpaid dividends, divided by $7.50. The Series B Preferred Stock has a liquidation preference of $1,000 per share, plus all accrued and unpaid dividends and a scheduled mandatory redemption date of March 31, 2010. In the event of an initial public offering of the Company’s common stock, holders of the Series B Preferred Stock may require the Company, upon written notice, to redeem all or any portion (as specified by such holders) of the outstanding shares of Series B Preferred Stock (plus all accrued and unpaid dividends thereon) at a price of $1,000 per share or convert all or any portion (as specified by such holders) of the outstanding shares of Series B Preferred Stock (plus all accrued and unpaid dividends thereon) into a number of shares of common stock equal to $1,000 per share of Series B Preferred Stock divided by the price per share of common stock received by the Company in the initial public offering.
      Series C Convertible Preferred Stock — The Company is authorized to issue 7,500 shares of series C convertible preferred stock, $0.01 par value per share, (the “Series C Preferred Stock”). At December 31, 2004 and 2003 there were approximately 5,173 shares issued and outstanding. The Series C Preferred Stock shall not be entitled to receive any regularly scheduled dividend, however, holders would be entitled to dividends in the amount which would have been paid with respect to the common stock issuable upon conversion of the Series C Preferred Stock, in the event cash dividends be paid upon the Company’s common stock. Each share of Series C Preferred Stock has that number of votes equal to $1,000 per share, plus all accrued and unpaid dividends, divided by the conversion price of the Series C Preferred Stock (which currently is $0.60 but which may be adjusted from time to time to account for stock splits,

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
subdivisions and other similar events). The Series C Preferred Stock is convertible by the holders thereof at any time into shares of common stock. The number of shares of common stock obtained per share of Series C Preferred Stock will be determined by dividing $1,000, plus all accrued and unpaid dividends, by the conversion price, which currently is $0.60, but which may be adjusted from time to time to account for stock splits, subdivisions and other similar events. The Series C Preferred Stock has a liquidation preference of $1,000 per share, plus all accrued and unpaid dividends and a scheduled mandatory redemption date of March 31, 2010. In the event of an initial public offering of the Company’s common stock, holders of the Series C Preferred Stock may require the Company, upon written notice, to redeem all or any portion (as specified by such holders) of the outstanding shares of Series C Preferred Stock (plus all accrued and unpaid dividends thereon) at a price of $1,000 per share or convert all or any portion (as specified by such holders) of the outstanding shares of Series C Preferred Stock (plus all accrued and unpaid dividends thereon) into a number of shares of common stock equal to $1,000 per share of Series C Preferred Stock divided by the price per share of common stock received by the Company in the initial public offering.
      Series D Redeemable Preferred Stock — The Company is authorized to issue 100,000 shares of Series D Preferred Stock. At December 31, 2004 and 2003 there were approximately 80,207 shares issued and outstanding. Dividends on the Series D Preferred Stock accrue at a rate of 22.0% per annum. Each share of Series D Preferred Stock has that number of votes equal to $1,000 per share, plus all accrued and unpaid dividends, divided by $7.50. The Series D Preferred Stock has a liquidation preference of $1,000 per share, plus all accrued and unpaid dividends and a scheduled mandatory redemption date on the earlier of (1) March 31, 2010 or (2) the date of the consummation of a change of control of the Company at a price per share of Series D Preferred Stock equal to $1,000, plus all accrued and unpaid dividends thereon. In the event of an initial public offering of the Company’s common stock, holders of the Series D Preferred Stock may require the Company, upon written notice, to redeem all or any portion (as specified by such holders) of the outstanding shares of Series D Preferred Stock (plus all accrued and unpaid dividends thereon) at a price of $1,000 per share or convert all or any portion (as specified by such holders) of the outstanding shares of Series D Preferred Stock (plus all accrued and unpaid dividends thereon) into a number of shares of common stock equal to $1,000 per share of Series D Preferred Stock divided by the price per share of common stock received by the Company in the initial public offering.
      Series E Redeemable Preferred Stock — The Company is authorized to issue 30,000 shares of Series E Preferred Stock. At December 31, 2004 and 2003 there were approximately 28,526 shares issued and outstanding, respectively. Dividends on the Series E Preferred Stock accrue at a rate of 10% per annum. Such dividends will be payable in cash only if declared for payment by the Company’s Board of Directors. Each share of Series E Preferred Stock has that number of votes equal to $1,000 per share, plus all accrued and unpaid dividends thereon, divided by $7.50. The Series E Preferred Stock has a liquidation preference of $1,000 per share, plus all accrued and unpaid dividends thereon and a scheduled mandatory redemption date on the earlier of (1) March 31, 2010 or (2) the date of the consummation of a change of control of the Company at a price per Series E Preferred Share equal to $1,000, plus all accrued and unpaid dividends thereon. In the event of an initial public offering of the Company’s common stock, holders of the Series E Preferred Stock may require the Company, upon written notice, to redeem all or any portion (as specified by such holders) of the outstanding shares of Series E Preferred Stock (plus all accrued and unpaid dividends thereon) at a price of $1,000 per share or convert all or any portion (as specified by such holders) of the outstanding shares of series E preferred stock (plus all accrued and unpaid dividends thereon) into a number of shares of common stock equal to $1,000 per share of Series E Preferred Stock divided by the price per share of common stock received by the Company in the initial public offering.

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
      The following table presents cumulative activity for each of the preferred stock accounts:

	Preferred Stock Series

	A	B	C	D	E	Loans	Total

Balance at December 31, 2001	$414,568	$100,151	$4,973	$—	$—	$(3,705)	$515,987
Issued	—	13,395	705	—	—	—	14,100
Issued in connection with financial restructuring	—	—	—	69,901	28,526	—	98,427
Converted	—	(9,799)	(505)	10,304	—	—	—
Dividends payable	29,183	12,570	—	6,948	1,112	—	49,813
Return of former CEO shares	(8,455)	—	—	—	—	3,705	(4,750)

Balance at December 31, 2002	$435,296	$116,317	$5,173	$87,153	$29,638	$—	$673,577
Dividends payable	28,992	13,143	—	20,813	3,077	—	66,025

Balance at December 31, 2003	$464,288	$129,460	$5,173	$107,966	$32,715	—	$739,602
Dividends payable	31,009	14,670	—	25,862	3,406	—	74,947

Balance at December 31, 2004	$495,297	$144,130	$5,173	$133,828	$36,121	$—	$814,549

Common Stock
      Ziff Davis Holdings is authorized to issue 100,000,000 shares of common stock, $0.001 par value per share, of which 2,311,049 and 2,312,928 shares were issued and outstanding at December 31, 2004 and 2003, respectively. In connection with the consummation of the financial restructuring in August 2002 (see Note 12), Ziff Davis Holdings completed a reverse stock split of its common stock, pursuant to which Ziff Davis Holdings exchanged one new share for every 30 shares of its then outstanding common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders.

Restrictions on Transfer of Capital Stock
      There is an Investor Rights Agreement that restricts the transfer of certain shares of Ziff Davis Holdings’ capital stock by the parties thereto. The parties to the Investor Rights Agreement have granted Ziff Davis Holdings a right of first refusal with respect to its stock, which, if not exercised by Ziff Davis Holdings, may be exercised by Willis Stein and certain other of Ziff Davis Holdings’ stockholders. Each holder of shares generally has the right to participate in any transfer of shares by Willis Stein, with certain exceptions. In addition, Ziff Davis Holdings has agreed not to issue new equity securities (or securities with equity features) without giving Willis Stein and certain other of Ziff Davis Holdings’ stockholders an opportunity to purchase their pro rata share of the new securities on substantially the same terms, with certain exceptions. Each of Ziff Davis Holdings’ existing stockholders (other than the holders of Series E Preferred Stock or common stock obtained pursuant to the exercise of warrants) has agreed to consent to a sale of Ziff Davis Holdings or the assets of Ziff Davis Holdings if Willis Stein votes to approve the sale.

Common Stock Warrants
      In connection with the financial restructuring, the Company issued approximately 43,800,000 warrants each representing the right to purchase one share of Ziff Davis Holdings’ common stock at an exercise price of $0.001. The warrants may be exercised on any date from and after August 12, 2002 and prior to and including August 12, 2012. Warrants may be exercised by the payment of the exercise price either in cash, other equity securities of Ziff Davis Media or in a “cashless exercise”, by tendering other warrants.

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)

Liquidation Preference
      The preferred stock described above ranks behind the debt obligations of the Company and ahead of the common stockholders in terms of liquidation preference. Among the preferred stock, the Series D Preferred Stock is ranked first, the Series E Preferred Stock is ranked second, the Series B and C Preferred Stock are ranked third and the Series A Preferred Stock is ranked fourth.

Note 14 —	Contracts with ZDI
      The Company provided distribution, circulation and production services to ZDI for its Computer Shopper magazine, and ZDI paid the Company its costs in relation to the performance of these services, plus an additional $5,000 annually in fees. On January 19, 2001, the Company agreed with ZDI to terminate the services agreement and enter into a new two-year agreement with CNET effective March 1, 2001. The new two-year agreement contained substantially similar terms, except that CNET was not required to pay the Company any annual fee and was only required to reimburse the Company for out-of-pocket expenses incurred in connection with producing and distributing Computer Shopper. On March 1, 2001, CNET paid the Company a $2,000 non-refundable fee in connection with the termination of the original Computer Shopper services agreement. The Company recognized the termination fee pro rata over the initial contract term. The Company and CNET entered into a new agreement as of March 1, 2003, which was terminated effective March 2005, pursuant to which the Company was entitled to be paid a fixed monthly fee plus reimbursement of certain direct expenses in connection with circulation services for Computer Shopper.

Note 15 —	Earnings Per Share
      Earnings per share have been omitted on the basis that there are no public common shareholders.

Note 16 —	Employee Benefit Plans

401(k) Plan
      The Company has established a tax-qualified 401(k) employee savings and profit sharing plan, for all of its employees who meet the 401(k) plan’s eligibility requirement. The 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code so that contributions by employees and income earned on the 401(k) plan contributions are not taxable to the employees until withdrawn from the 401(k) plan. Employees may make contributions to the plan, which are partially matched by the Company; both employee and Company contributions are subject to certain limitations. The Company may also make additional discretionary profit-sharing contributions to the 401(k) plan. The Company did not make any discretionary profit-sharing contributions for the years ended December 31, 2004, 2003 and 2002.

Stock Option Plans

2001 Stock Option Plan
      In the fiscal year ended March 31, 2001, the Company’s Board of Directors adopted the 2001 Ziff Davis Holdings Inc. Employee Stock Option Plan (the “2001 Stock Option Plan”) which provides for the issuance of non-qualified stock options to purchase shares of Ziff Davis Holdings’ common stock to eligible employees, directors, officers, consultants and advisors (each a “participant”). Under the terms of the 2001 Stock Option Plan, options to purchase 2,630,000 shares (87,667 shares after the 1:30 stock split) of Ziff Davis Holdings’ common stock were reserved for issuance under this Plan. The option price per share of common stock was fixed at fair value by the Board of Directors and set forth in the option agreement

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
entered into with any participant. Generally, options granted have a term of ten years from the date of grant, and vest in increments of 20% per year over a five year period on the anniversary date of the grant. There were no options granted under the 2001 Stock Option Plan in the years ended December 31, 2004, 2003 and 2002.
      A summary of the status of the Company’s 2001 Stock Option Plan as of December 31, 2004, 2003 and 2002, and changes during the three fiscal years then ended, is presented below:

		Weighted Average
	Number of Shares	Price Per Share

Balance at December 31, 2001	1,382,066	0.25
Reverse stock split	(1,335,997)	0.25
Options granted	—	—
Options exercised	—	—
Options cancelled/forfeited	(19,114)	7.50

Balance at December 31, 2002	26,955	7.50
Options granted	—	—
Options exercised	—	—
Options cancelled/forfeited	(5,459)	7.50

Balance at December 31, 2003	21,496	$7.50
Options granted	—	—
Options exercised	—	—
Options cancelled/forfeited	(3,418)	7.50

Balance at December 31, 2004	18,078	$7.50

      No options were exercisable at December 31, 2004, 2003 and 2002.
      As permitted by SFAS No. 123, the Company has chosen to account for employee stock options issued pursuant to the 2001 Stock Option Plan under APB No. 25 and related interpretations. Under APB No. 25, because the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized with respect to options issued pursuant to the 2001 Stock Option Plan.
      If the Company had accounted for employee stock options under the fair value based method, pro forma net loss for the years ended December 31, 2004, 2003 and 2002 would have increased by approximately $2, $2 and $0, respectively.

2002 Stock Option Plan
      In the fiscal year ended December 31, 2002, the Company’s Board of Directors adopted the 2002 Ziff Davis Holdings Employee Stock Option Plan (the “2002 Stock Option Plan”), which provides for the issuance of non-qualified stock options to purchase shares of certain classes of Ziff Davis Holdings capital stock to eligible employees, directors, officers, consultants and advisors. Pursuant to the 2002 Stock Option Plan, as amended and restated in March 2003, the Company may issue options to purchase shares of Ziff Davis Holdings capital stock, the following number of which are reserved for issuance under the plan: 9,619,171 shares of common stock; 58,081 shares of Series A Preferred Stock; 17,344 shares of Series B Preferred Stock; and 14,117 shares of Series D Preferred Stock. The option price per share for any participant shall be determined by the Company’s compensation committee at the time of grant and

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
generally shall equal, with respect to options to purchase the Series B Preferred Stock and the Series D Preferred Stock granted after June 2003, $1,000 plus the per share dividends that have accrued on such stock from and after August 12, 2002. Generally, options granted pursuant to the 2002 Stock Option Plan will have a term of ten years from the date of grant (unless terminated earlier) and vest in increments of 20% per year over a five year period on the anniversary of the date of grant. The options shall be subject to certain restrictions on exercisability and shall be subject to repurchase by the Company in certain circumstances.
      In addition, in the event the Company pays any dividend on any one or more classes of capital stock subject to outstanding options granted pursuant to the 2002 Stock Option Plan, the exercise price with respect to such options to purchase shares of such classes of capital stock will be reduced by the applicable per share amount of such dividend (with any excess per share amount of the dividend paid to the optionee with respect to any shares of the option that are vested at the time of the dividend). Also, in the event the Company redeems or otherwise acquires any shares of the Company’s capital stock originally issued to Willis Stein, each optionee of outstanding options granted pursuant to the 2002 Stock Option Plan shall be paid the applicable per share spread value as defined with respect to (and the option shall terminate with respect to) the lesser of: (1) the number of shares of such class of stock that would have been issuable to such optionee had the option been fully vested and exercisable, multiplied by the percentage of shares of such class redeemed or otherwise acquired; and (2) the number of shares the optionee would be entitled to purchase if the vested portion of the option at the time of such event was exercisable. In the event that (a) a payment to the optionee pursuant to the preceding two sentences is less than the payment that would have been made had the option been fully vested at the time of the dividend or redemption (such amount the “Unvested Deficit”) and (b) within ninety days of such dividend or redemption, (1) a sale of the Company is consummated or (2) an agreement to sell the Company is executed and the sale pursuant to such agreement is consummated within 180 days, the optionee has rights to obtain additional payment up to the Unvested Deficit.
      During 2003, the Company’s Board of Directors or compensation committee thereof authorized the Company’s officers to execute and deliver option agreements with respect to an aggregate number of 10,651 shares of Series D Preferred Stock; 13,089 shares of Series B Preferred Stock; 43,815 shares of Series A Preferred Stock; and 6,975,000 shares of Common Stock. During the second quarter of 2004, the Company executed the options agreements and issued the options referred to above. During the fourth quarter of 2004, the Company’s officers executed and delivered additional option agreements with respect to an aggregate number of 1,650 shares of Series D Preferred Stock; 1,680 shares of Series B Preferred Stock; 5,079 shares of Series A Preferred Stock; and 1,025,000 shares of Common Stock.
      Due to the nature of the rights granted to the option holders and the debt classification of the underlying securities in the case of the options on the preferred stock, the Company accounts for the option grants under the 2002 Stock Option Plan using a fair value methodology. The Company utilizes the Black-Scholes option pricing model to calculate the value of the stock options when granted. The value of the options are remeasured at each reporting period and any changes in the value are recorded as compensation expense in that period relative to the vested portion of the outstanding options.
      As of December 31, 2004, the following securities remained available for future issuance: 2,301 of the Series D options; 3,172 of the Series B options; 11,186 of the Series A options; and 2,014,171 of the common stock options. No options were exercisable at the end of the year. The Company recognized compensation expense of $1,109 within Selling, general and administrative expenses in the Condensed Consolidated Statement of Operations during the year ended December 31, 2004 related to these options.

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
      The following table details the option activity for the year ended December 31, 2004:

	Series D Pfd.		Series B Pfd.		Series A Pfd.		Common

		Wtd Avg		Wtd Avg		Wtd Avg		Wtd Avg
	# of	Exercise	# of	Exercise	# of	Exercise	# of	Exercise
	Options	Price	Options	Price	Options	Price	Options	Price

Options Outstanding at 12/31/03	—	—	—	—	—	—	—	—
Granted	12,301	$1,096	14,769	$1,010	48,894	$0.01	8,000,000	$0.001
Forfeited	(485)	$1,106	(597)	$1,068	(1,999)	$0.01	(395,000)	$0.001
Expired	—	—	—	—	—	—	—	—
Options Outstanding at 12/31/04	11,816	$1,098	14,172	$1,007	46,895	$0.01	7,605,000	$0.001
Range of Exercise Prices		$1,000-1,610		$1,000-1,160		$0.01		$0.001
Weighted Average Remaining Life		8.6 years		8.6 years		8.5 years		8.5 years

Note 17 —	Operating Lease Commitments
      The Company is obligated under a number of operating leases which expire at various dates through 2019. As of December 31, 2004, future minimum rental commitments under non-cancelable operating leases (net of sublease proceeds) for future fiscal years are as follows:

	Gross Rental	Sublease	Net Rental
	Commitments	Income	Commitments

2005	$18,500	$8,944	$9,556
2006	17,633	8,367	9,266
2007	16,957	7,998	8,959
2008	16,929	8,059	8,870
2009	16,244	8,462	7,782
Thereafter	138,014	26,117	111,897

	$224,277	$67,947	$156,330

      The Company’s rent expense for subleased facilities amounted to approximately $15,599, $11,207 and $10,622 for the years ended December 31, 2004, 2003 and 2002, respectively. Sublease income for these facilities amounted to approximately $9,687, $7,542 and $6,924 for the years ended December 31, 2004, 2003 and 2002, respectively.

Note 18 —	Contingencies

Legal Proceedings
      On October 17, 2001, the former Publisher of The Net Economy initiated a lawsuit in the Supreme Court of the State of New York, Nassau County, alleging breach of contract, fraudulent inducement, and various other claims arising out of the termination of his employment. The Company filed a motion to dismiss in December 2001, which was subsequently denied as against Ziff Davis Media and granted as against defendants Alan Perlman and Willis Stein. In June 2003, the Appellate Division modified the lower court’s order to grant defendants’ motion to dismiss plaintiff’s claim for punitive damages and otherwise affirmed the lower court’s order. In November 2004 the Supreme Court granted in part and denied in part defendants’ motion for summary judgment, dismissing four of plaintiff’s six causes of action,

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
and dismissed defendants’ counterclaim. In December 2004 plaintiff filed a notice of appeal of that order. In March 2005 a settlement agreement was executed pursuant to which the case is to be dismissed. This matter will not have a material effect on the Company’s financial condition or results of operations.
      In May 2004, the Company gave notice of its election not to renew the then-existing license agreement pursuant to which the licensee (the “Former Licensee”) was licensed to publish the Greek edition of PC Magazine. In July 2004, the Company was informed that the Former Licensee had commenced litigation against it in Greece. In December 2004, a Greek court denied plaintiff’s request for an injunction against the Company, and granted the Company’s request for an injunction against plaintiff related to the PC Magazine trademark in Greece. In December 2004, the Company was informed that the Former Licensee sued it in Greece for damages. The Company currently does not anticipate that this matter will have a material impact on its financial condition or results of operations. The Company cannot give any assurances as to the outcome of these matters, however.
      The Company is also subject to various claims and legal proceedings that arise in the ordinary course of business. However, it does not expect any of these claims or legal proceedings, either individually or in the aggregate, to have a material adverse effect on its financial condition, results of operations or liquidity.

Off-Balance-Sheet Arrangements
      The Company enters into certain incentive agreements, from time to time, with executives and senior management that include earn-out payments that are calculated based on the achievement of future revenue and other financial thresholds. Several of these agreements currently exist with measurement dates beginning with the close of the 2006 fiscal year. As of December 31, 2004, the Company cannot provide a reasonable estimate of the likelihood and amount the Company would be required to pay to fulfill their commitments.

Note 19 —	Guarantor and Other Financial Information

Guarantor Financial Information
      Ziff Davis Holdings and Ziff Davis Media are holding companies and their only assets are the ownership of the capital stock of their subsidiaries and cash balances. All of the Company’s consolidated subsidiaries have guaranteed Ziff Davis Media’s debt on a full, unconditional, joint and several basis. There are no restrictions which limit the ability of the Company’s subsidiaries to transfer funds to Ziff Davis Media in the form of cash dividends, loans or advances. No separate financial information for Ziff Davis Media has been provided herein because Ziff Davis Holdings’ financial information is materially the same as Ziff Davis Media’s financial information as a result of the fact that: (1) Ziff Davis Holdings does not itself conduct any business but rather all of its operations are conducted by Ziff Davis Media and its direct and indirect subsidiaries; (2) Ziff Davis Holdings has no material assets other than its equity interest in Ziff Davis Media; and (3) Ziff Davis Holdings has unconditionally guaranteed the 12% Notes and the Compounding Notes.

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
      The following tables present combining financial data detailing Ziff Davis Holdings, Ziff Davis Media, the guarantor subsidiaries and related elimination entries.

	At December 31, 2004

	Ziff Davis	Ziff Davis
	Holdings Inc.	Media Inc.	Guarantors	Eliminations	Total

ASSETS
Current assets:
Cash and cash equivalents	$—	$—	$32,592	$—	$32,592
Accounts receivable, net	—	—	34,776	—	34,776
Inventories	—	—	575	—	575
Prepaid expenses and other current assets	—	—	6,661	—	6,661
Due (to) from affiliates	1	(190,067)	190,066	—	—

Total current assets	1	(190,067)	264,670	—	74,604
Property and equipment, net	—	—	15,004	—	15,004
Investments in subsidiaries, equity method	(133,989)	(34,166)	—	168,155	—
Intangible assets, net	—	—	207,141	—	207,141
Goodwill net	—	—	39,903	—	39,903
Note receivable — affiliate	—	464,800	—	(464,800)	—
Other assets, net	—	10,964	4,686	—	15,650

Total assets	$(133,988)	$251,531	$531,404	$(296,645)	$352,302

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$—	$—	$20,280	$—	$20,280
Accrued expenses and other current liabilities	—	1,329	24,475	—	25,804
Current portion of long-term debt	—	23,991	—	—	23,991
Unexpired subscriptions and deferred revenue, net	—	—	20,327	—	20,327

Total current liabilities	—	25,320	65,082	—	90,402
Long-term debt	—	284,866	—	—	284,866
Accrued interest — compounding notes	—	76,190	—	—	76,190
Note payable — affiliate	—	—	464,800	(464,800)	—
Accrued expenses — long-term	—	—	14,978	—	14,978
Mandatorily redeemable preferred stock	814,549	—	—	—	814,549
Other non-current liabilities	—	—	19,854	—	19,854

Total liabilities	814,549	386,376	564,714	(464,800)	1,300,839

Stockholders’ (deficit) equity:
Preferred stock	—	—	1,234	(1,234)	—
Common stock	17,329	—	28	(28)	17,329
Stock subscription loans	—	—	—	—	—
Additional paid-in capital	8,468	566,631	720,420	(1,287,051)	8,468
Accumulated (deficit) equity	(974,334)	(701,476)	(754,992)	1,456,468	(974,334)

Total stockholders’ (deficit) equity	(948,537)	(134,845)	(33,310)	168,155	(948,537)

Total liabilities and stockholders’ (deficit) equity	$(133,988)	$251,531	$531,404	$(296,645)	$352,302

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)

	At December 31, 2003

	Ziff Davis	Ziff Davis
	Holdings Inc.	Media Inc.	Guarantors	Eliminations	Total

ASSETS
Current assets:
Cash and cash equivalents	$—	$—	$47,308	$—	$47,308
Accounts receivable, net	—	—	32,836	—	32,836
Inventories	—	—	321	—	321
Prepaid expenses and other current assets	—	—	7,010	—	7,010
Due from (to) affiliates	1	(151,939)	151,938	—	—

Total current assets	1	(151,939)	239,413	—	87,475
Property and equipment, net	—	—	15,206	—	15,206
Investments in subsidiaries, equity method	(123,750)	(71,876)	—	195,626	—
Intangible assets, net	—	—	220,544	—	220,544
Goodwill net	—	—	38,139	—	38,139
Note receivable — affiliate	—	486,100	—	(486,100)	—
Other assets, net	—	12,712	2,832	—	15,544

Total assets	$(123,749)	$274,997	$516,134	$(290,474)	$376,908

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$—	$—	$13,938	$—	$13,938
Accrued expenses and other current liabilities	—	1,040	30,666	—	31,706
Current portion of long-term debt	—	15,766	—	—	15,766
Unexpired subscriptions and deferred revenue, net	—	—	25,170	—	25,170

Total current liabilities	—	16,806	69,774	—	86,580
Long-term debt	—	293,265	—	—	293,265
Accrued interest — compounding notes	—	89,532	—	—	89,532
Note payable — affiliate	—	—	486,100	(486,100)	—
Accrued expenses — long-term	—	—	14,027	—	14,027
Other non-current liabilities	—	—	17,253	—	17,253

Total liabilities	—	399,603	587,154	(486,100)	500,657

Redeemable preferred stock	739,602	—	—	—	739,602

Stockholders’ (deficit) equity:
Preferred stock	—	—	1,234	(1,234)	—
Common stock	17,343	—	28	(28)	17,343
Stock subscription loans	(14)	—	—	—	(14)
Additional paid-in capital	8,468	566,631	632,378	(1,199,009)	8,468
Accumulated (deficit) equity	(889,148)	(691,237)	(704,660)	1,395,897	(889,148)

Total stockholders’ deficit	(863,351)	(124,606)	(71,020)	195,626	(863,351)

Total liabilities and stockholders’ (deficit) equity	$(123,749)	$274,997	$516,134	$(290,474)	$376,908

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)

	Year Ended December 31, 2004

	Ziff Davis	Ziff Davis
	Holdings Inc.	Media Inc.	Guarantors	Eliminations	Total

Revenue, net	$—	$—	$204,477	$—	$204,477

Operating expenses:
Cost of production	—	—	59,743	—	59,743
Selling, general and administrative expenses	—	—	110,939	—	110,939
Depreciation and amortization of property and equipment	—	—	6,202	—	6,202
Amortization of intangible assets	—	—	15,226	—	15,226
Restructuring charges, net	—	—	5,491	—	5,491

Total operating expenses	—	—	197,601	—	197,601

Income from operations	—	—	6,876		6,876
Equity in (loss) income from subsidiaries	(10,239)	(50,332)	—	60,571	—
Intercompany interest income (expense)	—	57,430	(57,430)	—	—
Interest income (expense), net	(74,947)	(17,337)	460	—	(91,824)

(Loss) income before income taxes	(85,186)	(10,239)	(50,094)	60,571	(84,948)
Income tax provision (benefit)	—	—	238	—	238

Net (loss) income	$(85,186)	$(10,239)	$(50,332)	$60,571	$(85,186)

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)

	Year Ended December 31, 2003

	Ziff Davis	Ziff Davis
	Holdings Inc.	Media Inc.	Guarantors	Eliminations	Total

Revenue, net	$—	$—	$194,107	$—	$194,107

Operating expenses:
Cost of production	—	—	60,622	—	60,622
Selling, general and administrative expenses	—	—	98,973	—	98,973
Depreciation and amortization of property and equipment	—	—	10,793	—	10,793
Amortization of intangible assets	—	—	15,108	—	15,108
Restructuring charges, net	—	—	(6,238)	—	(6,238)

Total operating expenses	—	—	179,258	—	179,258

Income from operations	—	—	14,849	—	14,849
Equity in (loss) income from subsidiaries	(1,909)	(44,729)	—	46,638	—
Gain on sale of assets, net	—	2,544	65	—	2,609
Intercompany interest income (expense)	—	59,757	(59,757)	—	—
Interest (expense) income, net	—	(19,481)	339	—	(19,142)

(Loss) income before income taxes	(1,909)	(1,909)	(44,504)	46,638	(1,684)
Income tax provision	—	—	225	—	225

Net (loss) income	$(1,909)	$(1,909)	$(44,729)	$46,638	$(1,909)

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)

	Year Ended December 31, 2002

	Ziff Davis	Ziff Davis
	Holdings Inc.	Media Inc.	Guarantors	Eliminations	Total

Revenue, net	$—	$—	$209,037	$—	$209,037

Operating expenses:
Cost of production	—	—	75,835	—	75,835
Selling, general and administrative expenses	—	—	125,171	—	125,171
Depreciation and amortization of property and equipment	—	—	18,851	—	18,851
Amortization of intangible assets	—	—	18,919	—	18,919
Restructuring charges, net	—	—	48,950	—	48,950
Write-down of intangible assets	—	—	79,241	—	79,241

Total operating expenses	—	—	366,967	—	366,967

Loss from operations	—	—	(157,930)	—	(157,930)
Equity in (loss) income from subsidiaries	(196,844)	(218,963)	—	415,807	—
Gain on sale of assets, net	—	—	634	—	634
Intercompany interest income (expense)	—	61,473	(61,473)	—	—
Interest income (expense), net	4	(39,331)	41	—	(39,286)

(Loss) income before income taxes	(196,840)	(196,821)	(218,728)	415,807	(196,582)
Income tax provision	—	23	235	—	258

Net (loss) income	$(196,840)	$(196,844)	$(218,963)	$415,807	$(196,840)

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)

	Year Ended December 31, 2004

	Ziff Davis	Ziff Davis
	Holdings Inc.	Media Inc.	Guarantors	Eliminations	Total

Cash flows from operating activities:
Net (loss) income	$(85,186)	$(10,239)	$(50,332)	$60,571	$(85,186)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	—	—	21,428	—	21,428
Provision for doubtful accounts	—	—	(769)	—	(769)
Non-cash rent expense	—	—	(389)	—	(389)
Amortization of accrued interest on compounding notes, net	—	1,531	—	—	1,531
Amortization of debt issuance costs	—	2,236	—	—	2,236
Non-cash restructuring charges	—	—	—	—	—
Non-cash compensation	—	—	1,109	—	1,109
Accrued dividends on mandatorily redeemable preferred stock	74,947	—	—	—	74,947
Equity in loss of subsidiaries	10,239	50,332	—	(60,571)	—
Changes in operating assets and liabilities:
Accounts receivable	—	—	(1,171)	—	(1,171)
Inventories	—	—	(254)	—	(254)
Accounts payable and accrued expenses	—	289	33	—	322
Unexpired subscriptions and deferred revenue, net	—	—	(4,843)	—	(4,843)
Due (to) from affiliate	—	36,373	(36,373)	—	—
Prepaid expenses and other, net	—	—	840	—	840

Net cash provided (used) by operating activities	—	80,522	(70,721)	—	9,801

Cash flows from investing activities:
Capital expenditures	—	—	(5,849)	—	(5,849)
Net proceeds from sale of assets	—	—	13	—	13
Investments in subsidiaries	—	(86,287)	—	86,287	—
Acquisitions and investments, net of cash acquired	—	—	(3,146)	—	(3,146)

Net cash (used) provided by investing activities	—	(86,287)	(8,982)	86,287	(8,982)

Cash flows from financing activities:
Proceeds from capital contributions	—	—	86,287	(86,287)	—
Repayment of borrowings under senior credit facilities	—	(15,047)	—	—	(15,047)
Proceeds from collection of intercompany notes receivable	—	21,300	—	(21,300)	—
Repayment of intercompany notes payable	—	—	(21,300)	21,300	—
Debt issuance costs	—	(488)	—	—	(488)

Net cash provided (used) by financing activities	—	5,765	64,987	(86,287)	(15,535)

Net (decrease) increase in cash and cash equivalents	—	—	(14,716)	—	(14,716)
Cash and cash equivalents at beginning of period	—	—	47,308	—	47,308

Cash and cash equivalents at end of period	$—	$—	$32,592	$—	$32,592

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)

	Year Ended December 31, 2003

	Ziff Davis	Ziff Davis
	Holdings Inc.	Media Inc.	Guarantors	Eliminations	Total

Cash flows from operating activities:
Net (loss) income	$(1,909)	$(1,909)	$(44,729)	$46,638	$(1,909)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	—	—	25,901	—	25,901
Provision for doubtful accounts	—	—	557	—	557
Non-cash rent income	—	—	(1,617)	—	(1,617)
Non-cash interest expense on compounding notes, net	—	1,316	—	—	1,316
Amortization of debt issuance costs	—	2,158	—	—	2,158
Gain on sale of assets	—	—	(2,609)	—	(2,609)
Non-cash restructuring charges	—	—	(6,238)	—	(6,238)
Equity in loss (income) of subsidiaries	1,909	44,729	—	(46,638)	—
Changes in operating assets and liabilities:
Accounts receivable	—	—	(2,797)	—	(2,797)
Inventories	—	—	13	—	13
Accounts payable and accrued expenses	—	(312)	(3,016)	—	(3,328)
Unexpired subscriptions and deferred revenue, net	—	—	(4,697)	—	(4,697)
Due (to) from affiliate	(1)	(859)	860	—	—
Prepaid expenses and other, net	—	1,346	439	—	1,785

Net cash (used) provided by operating activities	(1)	46,469	(37,933)	—	8,535

Cash flows from investing activities:
Capital expenditures	—	—	(2,518)	—	(2,518)
Net proceeds from sale of assets	—	—	4,929	—	4,929
Investments in subsidiaries	—	(86,733)	—	86,733	—

Net cash (used) provided by investing activities	—	(86,733)	2,411	86,733	2,411

Cash flows from financing activities:
Proceeds from capital contributions	—	—	86,733	(86,733)	—
Repayment of borrowings under senior credit facilities	—	(4,928)	—	—	(4,928)
Proceeds from collection of intercompany notes receivable	—	16,925	—	(16,925)	—
Repayment of intercompany notes payable	—	—	(16,925)	16,925	—

Net cash provided (used) by financing activities	—	11,997	69,808	(86,733)	(4,928)

Net (decrease) increase in cash and cash equivalents	(1)	(28,267)	34,286	—	6,018
Cash and cash equivalents at beginning of period	1	28,267	13,022	—	41,290

Cash and cash equivalents at end of period	$—	$—	$47,308	$—	$47,308

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)

	Year Ended December 31, 2002

	Ziff Davis	Ziff Davis
	Holdings Inc.	Media Inc.	Guarantors	Eliminations	Total

Cash flows from operating activities:
Net (loss) income	$(196,840)	$(196,844)	$(218,963)	$415,807	$(196,840)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	—	—	37,770	—	37,770
Provision for doubtful accounts	—	—	1,331	—	1,331
Non-cash rent expense	—	—	2,452	—	2,452
Non-cash interest expense on compounding notes, net	—	459	—	—	459
Amortization of debt issuance costs	—	2,473	—	—	2,473
Gain on sale of asset	—	—	(634)	—	(634)
Non-cash restructuring charges	—	—	5,974	—	5,974
Write-down of intangible assets	—	—	79,241	—	79,241
Equity in loss (income) of subsidiaries	196,844	218,963	—	(415,807)	—
Changes in operating assets and liabilities:
Accounts receivable	—	—	12,354	—	12,354
Inventories	—	—	26	—	26
Accounts payable and accrued expenses	—	(14,601)	20,972	—	6,371
Unexpired subscriptions and deferred revenue, net	—	—	(1,327)	—	(1,327)
Due from (to) affiliate	34,896	(17,235)	(17,661)	—	—
Prepaid expenses and other, net	—	454	1,894	—	2,348

Net cash provided (used) by operating activities	34,900	(6,331)	(76,571)	—	(48,002)

Cash flows from investing activities:
Capital expenditures	—	—	(2,567)	—	(2,567)
Net proceeds from sale of assets	—	—	1,554	—	1,554
Investments in subsidiaries	(112,931)	(101,929)	—	214,860	—

Net cash (used) provided by investing activities	(112,931)	(101,929)	(1,013)	214,860	(1,013)

Cash flows from financing activities:
Proceeds from issuance of preferred stock	77,631	—	—	—	77,631
Proceeds from capital contributions	—	112,931	101,929	(214,860)	—
Net borrowings under senior credit facilities	—	21,000	—	—	21,000
Repayment of borrowings under senior credit facilities	—	(6,085)	—	—	(6,085)
Proceeds from collection of intercompany notes receivable	—	14,425	—	(14,425)	—
Repayment of intercompany notes payable		—	(14,425)	14,425	—
Debt issuance costs	—	(1,039)	—	—	(1,039)
Payments to 12% Note holders in connection with restructuring	—	(21,158)	—	—	(21,158)

Net cash provided (used) by financing activities	77,631	120,074	87,504	(214,860)	70,349

Net (decrease) increase in cash and cash equivalents	(400)	11,814	9,920	—	21,334
Cash and cash equivalents at beginning of period	401	16,453	3,102	—	19,956

Cash and cash equivalents at end of period	$1	$28,267	$13,022	$—	$41,290

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
Note 20 — Related Party Transactions
      Investment funds affiliated with Willis Stein are also shareholders of USApubs Inc. (“USApubs”), a marketer of magazine subscriptions and other services. The Company sells subscriptions to its publications both directly and through independent subscription marketing companies including USApubs. For the years ended December 31, 2004, 2003 and 2002, the Company paid $635, $1,289 and $2,500 in fees, respectively, to USApubs and had accounts payable to USApubs of $0 and $47 at December 31, 2004 and 2003, respectively.
      The Company reimburses travel and other out-of-pocket expenses of its directors and staff, including the directors from Willis Stein. During the years ended December 31, 2004, 2003 and 2002, the Company paid approximately $80, $100 and $89 of such director reimbursement expenses, respectively, and a had related $80 in accounts payable and a related prepaid asset of $54 on the Consolidated Balance Sheet at December 31, 2004 and 2003, respectively.
Note 21 — Segment Information
      Segment information is presented in accordance with SFAS 131, “Disclosures about Segments of an Enterprise and Related Information.” This standard is based on a management approach that designates the internal organization that is used by management for making operating decisions and assessing performance as the sources of the Company’s reportable segments. Operating segments are defined as components of an enterprise about which financial information is available that is evaluated on a regular basis by the chief operating decision-maker, or decision-making groups, in deciding how to allocate resources to an individual segment and in assessing performance of the segment.
      The Company has historically reported and managed its business in conjunction with the reporting requirements set forth in the Company’s Senior Credit Facility and indenture agreements which mandated certain restrictions on the source of funding provided to the Restricted Subsidiaries and Unrestricted Subsidiaries, as defined in these debt agreements. Effective July 1, 2004, the Company amended the terms of its Senior Credit Facility which eliminated the distinction between the Restricted and Unrestricted Subsidiaries and allows the Company to be viewed in its entirety for purposes of financial covenant compliance. As a result, effective July 1, 2004, the Company now reports and manages its business along the following operating segments: the Consumer Tech Group, the Enterprise Group and the Game Group.
      The Consumer Tech Group is principally comprised of three of the Company’s magazine publications, PC Magazine, Sync and ExtremeTech; a number of consumer-focused websites, including pcmag.com and extremetech.com; and the Company’s new consumer electronics event, DigitalLife.
      The Enterprise Group is comprised of several businesses in the magazine, Internet, event, research and marketing tools areas. The three magazine publications in this segment are eWEEK, CIO Insight and Baseline. The Internet properties in this segment are primarily those affiliated with the Company’s enterprise brands, including eweek.com, cioinsight.com and baselinemag.com, but also include over 30 weekly eNewsletters and the eSeminars area, which produces sponsored interactive webcasts. This segment also includes the Company’s Custom Conference Group, which creates and manages several hundred face-to-face events for marketing clients per year; Business Information Services, a research and marketing tools unit launched in 2003; and Contract Publishing, which produces custom magazines, white papers, case studies and other sales and marketing collateral for customers.
      The Game Group is focused on the videogame market and is now principally comprised of three magazine publications (Electronic Gaming Monthly, Computer Gaming World and Official U.S. PlayStation Magazine) and 1up.com, the online destination for gaming enthusiasts, which was launched in October 2003. The Game Group discontinued GMR and reduced the frequency of Xbox

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
Nation during the fourth quarter of 2004. The results of these publications are included in the financial statements.
      The Company evaluates the performance of its segments and allocates resources to them based on earnings before interest, taxes, depreciation, amortization, restructuring and certain other charges (“EBITDA”). Management believes that segment EBITDA is an appropriate measure of evaluating the operational performance of the Company’s segments. However, this measure should be considered in addition to, not as a substitute for, income (loss) from operations or other measures of financial performance prepared in accordance with generally accepted accounting principles. Any inter-segment revenues included in segment data are not material.
      The following table presents information about the reported segments for the periods ended:

	Year Ended December 31,

	2004	2003	2002

Revenue, net:
Consumer Tech Group	$80,988	$76,928	$89,816
Enterprise Group	72,925	60,234	60,631
Game Group	50,564	56,945	58,590

Total	$204,477	$194,107	$209,037

EBITDA:
Consumer Tech Group	$20,945	$22,946	$10,499
Enterprise Group	12,474	3,392	(10,352)
Game Group	1,485	8,174	7,884

Total	$34,904	$34,512	$8,031

	Year Ended December 31,

	2004	2003	2002

Reconciliation of segment EBITDA to consolidated loss before income taxes:
Total segment EBITDA	$34,904	$34,512	$8,031
Depreciation and amortization	(21,428)	(25,901)	(37,770)
Restructuring charges	(5,491)	6,238	(48,950)
Write-down of intangible assets	—	—	(79,241)
Gain on sale of assets, net	—	2,609	634
Interest expense, net	(91,824)	(19,142)	(39,286)
Non-cash compensation	(1,109)	—	—

Loss before income taxes	$(84,948)	$(1,684)	$(196,582)

      At December 31, 2004 and 2003, all of the Company’s long-lived assets were based in the United States.

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
      The following presents information about the Company’s components of revenue for the periods ending:

	Year Ended December 31,

	2004	2003	2002

Advertising	$130,301	$132,865	$146,007
Circulation	37,980	40,042	45,224
Other	36,196	21,200	17,806

Total Revenue, net	$204,477	$194,107	$209,037

      No one customer accounted for more than 6.8% of total revenue for the years ended December 31, 2004, 2003 and 2002.
Note 22 — Quarterly Financial Data (Unaudited)
      The following is summarized quarterly financial data for the years ended December 31, 2004, 2003 and 2002 for Ziff Davis Holdings:

	2004 Quarterly Periods Ending

	March 31,	June 30,	September 30,	December 31,

Revenue, net	$41,968	$51,328	$46,166	$65,015
Operating (loss) income	(2,590)	2,350	1,421	5,695
Net (loss) income	(24,706)	(20,394)	(22,200)	(17,886)

	2003 Quarterly Periods Ending

	March 31,	June 30,	September 30,	December 31,

Revenue, net	$42,091	$47,116	$45,209	$59,691
Operating (loss) income	(5,530)	2,610	1,197	16,572
Net (loss) income	(10,726)	(2,342)	(1,205)	12,364

	2002 Quarterly Periods Ending

	March 31,	June 30,	September 30,	December 31,

Revenue, net	$54,149	$56,794	$41,795	$56,299
Operating loss	(16,235)	(32,399)	(21,290)	(88,006)
Net loss	(29,283)	(45,719)	(29,067)	(92,771)

ZIFF DAVIS HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Dollars in thousands, except per share data)
Note 23 — Fair Value of Financial Instruments
      The Company’s accounting policies with respect to financial instruments are discussed in Note 2.
      The carrying amounts and fair values of the Company’s significant balance sheet financial instruments are as follows:

	December 31, 2004		December 31, 2003

	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value

Cash and equivalents	$32,592	$32,592	$47,308	$47,308
Accounts receivable, net	34,776	34,776	32,836	32,836
Accounts payable	20,280	20,280	13,938	13,938
Senior credit facility	174,141	174,141	189,188	189,188
Compounding notes	122,436	122,436	107,563	102,185
12% notes	12,280	13,140	12,280	11,789
Preferred stock	814,549	80,059	739,602	91,962

Standby Letters of Credit
      The Company is contingently liable for performance under letters of credit totaling approximately $800 primarily related to security for real estate leases. Management does not believe it is practicable to estimate the fair value of these financial instruments and does not expect any material losses from their resolution since performance is not likely to be required.
Note 24 — Subsequent Events (unaudited)
      In April 2005, the Company completed a private placement of $205.0 million of new senior secured floating rate notes. The Company used approximately $178.0 million of the proceeds to repay all of its outstanding indebtedness, including accrued interest, under its Senior Credit Facility and to pay fees and expenses related to the private placement.
      The notes were issued at 100% of principal, are due in 2012 and not callable until May 1, 2007. The interest rate of the notes is 3-month LIBOR plus 600 basis points and interest is payable in arrears on a quarterly basis with the first payment due August 1, 2005. Principal repayment is due in full upon maturity of the notes.

ZIFF DAVIS HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(dollars in thousands, except per share data)

	March 31,	December 31,
	2005	2004

ASSETS
Current assets:
Cash and cash equivalents	$21,130	$32,592
Accounts receivable, net	27,586	34,776
Inventories	558	575
Prepaid expenses and other current assets	7,042	6,661

Total current assets	56,316	74,604
Property and equipment, net	14,679	15,004
Intangible assets, net	203,263	207,141
Goodwill, net	39,903	39,903
Other assets, net	15,184	15,650

Total assets	$329,345	$352,302

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$13,725	$20,280
Accrued expenses and other current liabilities	21,279	25,804
Current portion of long-term debt	—	23,991
Unexpired subscriptions and deferred revenue, net	20,581	20,327

Total current liabilities	55,585	90,402
Long-term debt	308,748	284,866
Accrued interest — compounding notes	72,411	76,190
Accrued expenses — long-term	13,291	14,978
Mandatorily redeemable preferred stock	834,493	814,549
Other non-current liabilities	19,676	19,854

Total liabilities	1,304,204	1,300,839

Commitments and contingencies (Note 6)
Stockholders’ equity (deficit):
Common stock — $0.001 par value, 100,000,000 shares authorized, 2,311,049 shares issued and outstanding	17,329	17,329
Additional paid-in capital	8,468	8,468
Accumulated deficit	(1,000,656)	(974,334)

Total stockholders’ equity (deficit)	(974,859)	(948,537)

Total liabilities and stockholders’ equity (deficit)	$329,345	$352,302

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ZIFF DAVIS HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(dollars in thousands)

	Three Months Ended
	March 31,

	2005	2004

Revenue, net	$42,681	$41,968

Operating expenses:
Cost of production	11,781	12,933
Selling, general and administrative expenses	26,577	26,026
Depreciation and amortization of property and equipment	1,280	1,793
Amortization of intangible assets	3,955	3,806

Total operating expenses	43,593	44,558

Loss from operations	(912)	(2,590)
Interest expense, net	(25,342)	(22,027)

Loss before income taxes	(26,254)	(24,617)
Income tax provision	68	89

Net loss	$(26,322)	$(24,706)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ZIFF DAVIS HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(dollars in thousands)

	Three Months Ended
	March 31,

	2005	2004

Cash flows from operating activities:
Net loss	$(26,322)	$(24,706)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	5,235	5,599
Provision for doubtful accounts	205	192
Non-cash rent expense	41	179
Amortization of accrued interest on compounding notes, net	436	354
Amortization of debt issuance costs	604	540
Accrued dividends on mandatorily redeemable preferred stock	19,944	17,764
Changes in operating assets and liabilities:
Accounts receivable	6,985	3,557
Inventories	17	14
Prepaid expenses and other, net	(381)	(219)
Accounts payable and accrued expenses	(13,124)	(5,297)
Unexpired subscriptions and deferred revenue, net	254	1,489

Net cash used by operating activities	(6,106)	(534)

Cash flows from investing activities:
Capital expenditures	(955)	(1,342)
Acquisitions	(77)	—

Net cash used by investing activities	(1,032)	(1,342)

Cash flows from financing activities:
Repayment of borrowings under senior credit facilities	(4,324)	—

Net cash used by financing activities	(4,324)	—

Net decrease in cash and cash equivalents	(11,462)	(1,876)
Cash and cash equivalents at beginning of period	32,592	47,308

Cash and cash equivalents at end of period	$21,130	$45,432

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ZIFF DAVIS HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
(UNAUDITED)
(dollars in thousands)

	Common Stock		Additional		Total
			Paid-In	Accumulated	Stockholders’	Comprehensive
	Shares	Amount	Capital	Deficit	Deficit	Loss

Balance at December 31, 2004	2,311,049	$17,329	$8,468	$(974,334)	$(948,537)	$—
Net loss	—	—	—	(26,322)	(26,322)	(26,322)

Balance at March 31, 2005	2,311,049	$17,329	$8,468	(1,000,656)	$(974,859)	$(26,322)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ZIFF DAVIS HOLDINGS INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data)
NOTE 1 — THE COMPANY AND BASIS OF PRESENTATION
Basis of Presentation
      The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to present fairly the consolidated financial position of Ziff Davis Holdings Inc. at March 31, 2005 and the results of its consolidated operations and cash flows for the three months ended March 31, 2005 and 2004 and changes in stockholders’ deficit from December 31, 2004 to March 31, 2005 have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. For further information refer to Ziff Davis Holdings Inc.’s audited consolidated financial statements, including the notes to those statements, that are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.
Formation of Ziff Davis Holdings Inc.
      The Company is an integrated media company focused on the technology and videogame markets. The Company is an information services and marketing solutions provider of technology media including publications, websites, conferences, events, eSeminars, eNewsletters, custom publishing, list rentals, research and market intelligence. Ziff Davis Holdings Inc. (“Ziff Davis Holdings” or, collectively with its subsidiaries, the “Company”) is majority owned by various investment funds managed by Willis Stein & Partners Management III, L.L.C., a private equity investment firm. Ziff Davis Holdings is a holding company which indirectly owns 100% of Ziff Davis Media Inc. (“Ziff Davis Media”). Ziff Davis Holdings does not conduct any business, but rather all operations are conducted by Ziff Davis Media and its direct and indirect subsidiaries. Ziff Davis Holdings has no material assets other than its investment in the capital stock of Ziff Davis Media. Ziff Davis Holdings was incorporated in the state of Delaware and was formed to acquire certain publishing assets from Ziff-Davis Inc., an unrelated company. The Company’s major subsidiaries are Ziff Davis Publishing Inc., Ziff Davis Development Inc. and Ziff Davis Internet Inc.
Operations
      The Company reports and manages its business along the following operating segments: the Consumer Tech Group, the Enterprise Group and the Game Group.
      The Consumer Tech Group is principally comprised of four magazines, PC Magazine, Sync, ExtremeTech and the Company’s newest launch, DigitalLife (scheduled to debut June 2005); a number of consumer-focused websites, including pcmag.com and extremetech.com; and the Company’s consumer electronics event, DigitalLife.
      The Enterprise Group is comprised of several businesses in the magazine, Internet, event, research and marketing tools areas. The three magazines in this segment are eWEEK, CIO Insight and Baseline. The Internet properties in this segment are primarily affiliated with the Enterprise Group’s brands, including eweek.com, cioinsight.com, and baselinemag.com, but also include over 30 weekly eNewsletters and the eSeminarsTM business, which produces sponsored interactive webcasts. This segment also includes the Company’s Custom Conference Group (“CCG”), which creates and manages several hundred sponsored events per year; Business Information Services (“BIS”), a research and marketing tools unit; and Contract Publishing, which produces custom magazines, white papers, case studies and other sales and marketing collateral for customers.

ZIFF DAVIS HOLDINGS INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)
(dollars in thousands, except per share data)
NOTE 1 — THE COMPANY AND BASIS OF PRESENTATION — (continued)
      The Game Group is focused on the videogame market and is principally comprised of three magazines (Electronic Gaming Monthly, Computer Gaming World and Official U.S. PlayStation Magazine) and lup.com, an innovative online destination for gaming enthusiasts. The Game Group discontinued GMR Magazine and reduced the frequency of Xbox Nation during the fourth quarter of 2004.
      For additional information on the Company’s operating segments, see Note 8.
Principles of Consolidation
      The financial statements of the Company as of March 31, 2005 and for the three months ended March 31, 2005 and 2004 are prepared on a consolidated basis and include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.
Stock-based Compensation
2001 Stock Option Plan
      In the fiscal year ended March 31, 2001, the Company’s Board of Directors adopted the 2001 Ziff Davis Holdings Inc. Employee Stock Option Plan (the “2001 Stock Option Plan”). Statement of Financial Accounting Standard (“SFAS”) No. 123 “Accounting for Stock-Based Compensation” requires that companies with stock-based compensation plans either recognize compensation expense based on the fair value of the options granted or continue to apply the existing accounting rules and disclose pro forma net income and earnings per share assuming the fair value method had been applied. The Company has chosen to continue applying Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations in accounting for the 2001 Stock Option Plan. The table below details pro forma net loss as if the compensation cost for the Company’s 2001 Stock Option Plan was determined on the fair value basis at the respective grant dates and recognized over the vesting period (adjusted for forfeitures).

	Three Months Ended
	March 31,

	2005	2004

Net loss, as reported	$(26,322)	$(24,706)
Stock-based employee compensation expense determined under the fair value basis for all awards, net of related tax effects	(1)	(2)

Pro forma net loss	$(26,323)	$(24,708)

2002 Stock Option Plan
      Pursuant to the Company’s Amended and Restated 2002 Employee Stock Option Plan (the “2002 Stock Option Plan”), during 2003, the Company’s Board of Directors authorized the Company’s officers to execute and deliver option agreements. The Company executed the first stock option agreements related to the 2002 Stock Option Plan during the second quarter of 2004 and additional options have since been granted.
      The options granted under the 2002 Stock Option plan are variable awards and contain certain cash settlement features as described in the Company’s most recent filing on Form 10-K. They are not

ZIFF DAVIS HOLDINGS INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)
(dollars in thousands, except per share data)
NOTE 1 — THE COMPANY AND BASIS OF PRESENTATION — (continued)
exercisable until the earlier of a sale of the Company or 30 days following an initial public offering (as defined in the 2002 Stock Option Plan), or the seventh anniversary of the option grant date. Options generally vest over a five year period, however, vesting accelerates upon a sale of the Company. As of March 31, 2005, the following options were vested: 8,842 of the Series D options, 10,796 of the Series B options, 36,038 of the Series A options and 5,460,229 of the common stock options. Due to the nature of the rights granted to the option holders and the debt classification of the underlying securities in the case of the options on the preferred stock, the Company accounts for the option grants under the 2002 Stock Option Plan using a fair value methodology. The Company utilizes the Black-Scholes option pricing model to calculate the value of the stock options when granted. The value of the options are remeasured at each reporting period and any changes in the value are recorded as compensation expense in that period relative to the vested portion of the outstanding options. There were no changes in value during the three months ended March 31, 2005. The Company did not recognize compensation expense during the three months ended March 31, 2005 as compensation expense related to vesting was offset by forfeitures during the quarter related to these options.
Recent Accounting Pronouncements
      In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment”, or SFAS 123R, which replaces SFAS No. 123, “Accounting for Stock-Based Compensation”, or SFAS 123, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The pro forma disclosures previously permitted under SFAS 123, no longer will be an alternative to financial statement recognition. The Company is required to adopt SFAS 123R beginning January 1, 2006. Under SFAS 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive option, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company is evaluating the requirements of SFAS 123R and expects that the adoption of SFAS 123R will not have a material impact on its consolidated results of operations.
Reclassifications
      Certain amounts have been reclassified, where appropriate, to conform to the current financial statement presentation.

ZIFF DAVIS HOLDINGS INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)
(dollars in thousands, except per share data)
NOTE 2 — INTANGIBLE ASSETS, NET
      As of March 31, 2005 and December 31, 2004, the Company’s intangible assets and related accumulated amortization consisted of the following:

	As of March 31, 2005			As of December 31, 2004

		Accumulated			Accumulated
	Gross	Amortization	Net	Gross	Amortization	Net

Amortized intangible assets:
Advertising lists	$184,178	$(63,629)	$120,549	$184,178	$(60,146)	$124,032
Trademarks/trade names	26,097	(5,493)	20,604	14,300	(4,104)	10,196
Subscriber lists and other	13,048	(11,721)	1,327	12,973	(11,600)	1,373

Total amortized intangible assets	223,323	(80,843)	142,480	211,451	(75,850)	135,601

Unamortized intangible assets:
Trademarks/trade names	66,648	(5,865)	60,783	78,443	(6,903)	71,540
Goodwill	47,170	(7,267)	39,903	47,170	(7,267)	39,903

Total unamortized intangible assets	113,818	(13,132)	100,686	125,613	(14,170)	111,443

Total intangible assets	$337,141	$(93,975)	$243,166	$337,064	$(90,020)	$247,044

      Amortization expense associated with intangible assets at March 31, 2005 is estimated to be $3,955 for each quarter of 2005 and approximately $15,820 for each year beginning in 2006 through 2010.
NOTE 3 — ACCRUED RESTRUCTURING CHARGES
      During 2004, 2002 and 2001, the Company implemented comprehensive cost reduction and restructuring programs, which included closing or selling unprofitable operations, consolidating facilities and reducing the Company’s workforce in order to decrease excess operating costs. The Company incurred $5,491, $48,950 and $37,412 of Restructuring charges, net in its Condensed Consolidated Statements of Operations for the years ended December 31, 2004 and 2002 and the nine months ended December 31, 2001, respectively.
      As of March 31, 2005, there was $20,542 of accrued restructuring charges included on the Balance Sheet in Accrued expenses and other current liabilities and Accrued expenses — long term. The remaining accrued expenditures primarily related to facilities consolidation expenses. During the three months ended March 31, 2005, the Company made $2,755 of payments primarily related to severance and real estate leases for vacant space. The Company anticipates making further payments in 2005 of approximately $6,250, with the remaining accrued balance being paid through 2019 due to the long-term nature of related real estate lease agreements.

ZIFF DAVIS HOLDINGS INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)
(dollars in thousands, except per share data)
NOTE 3 — ACCRUED RESTRUCTURING CHARGES — (continued)
      The following table summarizes the activity with respect to the accrued restructuring charge balances for the three months ended March 31, 2005:

	As of			As of
	December 31,		Adjustment	March 31,
	2004	Payments	to Accrual	2005

Employee severance costs	$3,920	$(1,340)	$—	$2,580
Facilities consolidation and other costs	19,035	(1,415)	342	17,962

Total	$22,955	$(2,755)	$342	$20,542

      The $342 adjustment to the accrual was due primarily to interest accretion on restructured leases which were initially recorded at present value.
NOTE 4 — DEBT
      As of March 31, 2005, the Company was in compliance with all of its debt covenants, and total indebtedness was $308,748, consisting of the following:

•	$169,817 under the Senior Credit Facility, including $8,200 outstanding under the revolving portion of the Senior Credit Facility,

•	$12,280 of 12% Senior Subordinated Notes due 2010 (the “12% Notes”) and

•	$126,651 of Senior Subordinated Compounding Notes due 2009 (the “Compounding Notes”).

      At March 31, 2005, there was approximately $1,000 borrowing capacity available under the Company’s Amended and Restated Credit Agreement (the “Senior Credit Facility”) and existing borrowings bore interest at rates ranging from 7.07% to 7.57%. The Company made a scheduled principal repayment on March 31, 2005 on the Senior Credit Facility of $4,324.
      The Compounding Notes, issued in August 2002, accrue interest in semi-annual periods at rates of 12.0% to 14.0%. For the first four years, interest may be paid, at the Company’s option and subject to certain restrictions under the Senior Credit Facility (now paid off), either in cash or by compounding such interest on the Compounding Notes. During the three months ended March 31, 2005, the Company compounded interest in the amount of $4,214. The $4,324 principal repayment, partially offset by the compounded interest, accounts for the change in total debt from $308,857 at December 31, 2004 to $308,748 at March 31, 2005.
      The issuance of the Compounding Notes is being accounted for in accordance with the provisions of SFAS No. 15, and, accordingly, a liability representing accrued interest on the Compounding Notes was recorded at the date of issuance. This liability represents the difference in estimated cash payments under the new note agreements as compared to the previous note agreements. The March 31, 2005 balance of $72,411 is included within long-term liabilities in the Company’s Condensed Consolidated Balance Sheet as Accrued interest — compounding notes and is being amortized as a reduction of interest expense over the remaining term of the Compounding Notes. During the three months ended March 31, 2005, the Company amortized $3,780 as a reduction of interest expense.
      In April 2005, the Company completed a private placement transaction pursuant to which the Company issued $205,000 of senior secured notes at a floating rate of 3-month LIBOR plus 6.00% which matures in 2012. Interest on the notes is payable quarterly with the first interest payment due on August 1,

ZIFF DAVIS HOLDINGS INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)
(dollars in thousands, except per share data)
NOTE 4 — DEBT — (continued)
2005. The proceeds were used to pay-off the Senior Credit Facility, including accrued interest, and to pay related fees and expenses. The remaining balance of approximately $27,000 was added to the Company’s existing cash balance and is available for general corporate purposes. At March 31, 2005, the Company reclassified $23,991 of its short-term debt outstanding as long-term debt in accordance with the provisions of SFAS No. 6.
      The Company believes that its cash on hand, coupled with future cash generated from operations, will be sufficient to meet its liquidity, working capital and capital spending needs for 2005. Due to the recent refinancing, none of the Company’s outstanding indebtedness contains any covenants that require it to meet any financial covenants on a quarterly basis. The senior secured floating rate notes contain only incurrence- based covenants that require certain financial criteria if the Company intends to take some action such as incur additional debt or make a restricted payment.
NOTE 5 — MANDATORILY REDEEMABLE PREFERRED STOCK
      The following table details activity in the Redeemable Preferred Stock account for the three months ended March 31, 2005:

	Redeemable Preferred Stock

	Series A	Series B	Series C	Series D	Series E	Total

Balance at December 31, 2004	$495,297	$144,130	$5,173	$133,828	$36,121	$814,549
Dividends payable	7,938	3,856	—	7,260	890	19,944

Balance at March 31, 2005	$503,235	$147,986	$5,173	$141,088	$37,011	$834,493

      The Company, effective January 1, 2004, has recorded the accrued dividends on the Redeemable Preferred Stock as interest expense and classified the Redeemable Preferred Stock as a long-term liability on the Condensed Consolidated Balance Sheet pursuant to SFAS 150.
NOTE 6 — CONTINGENCIES
      The Company is subject to various claims and legal proceedings that arise in the ordinary course of business. However, it does not expect any of these claims or legal proceedings, either individually or in the aggregate, to have a material adverse effect on its financial condition, results of operations or liquidity.
NOTE 7 — GUARANTOR AND OTHER FINANCIAL INFORMATION
Guarantor Financial Information
      Ziff Davis Holdings and Ziff Davis Media are holding companies and their only assets are the ownership of the capital stock of their subsidiaries and cash balances. All of the Company’s consolidated subsidiaries have guaranteed Ziff Davis Media’s debt on a full, unconditional, joint and several basis. There are no restrictions which limit the ability of the Company’s subsidiaries to transfer funds to Ziff Davis Media in the form of cash dividends, loans or advances. No separate financial information for Ziff Davis Media has been provided herein because Ziff Davis Holdings’ financial information is materially the same as Ziff Davis Media’s financial information as a result of the fact that: (1) Ziff Davis Holdings does not itself conduct any business but rather all of its operations are conducted by Ziff Davis Media and its direct and indirect subsidiaries; (2) Ziff Davis Holdings has no material assets other than its equity interest in Ziff Davis Media; and (3) Ziff Davis Holdings has unconditionally guaranteed the 12% Notes and the Compounding Notes.

ZIFF DAVIS HOLDINGS INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)
(dollars in thousands, except per share data)
NOTE 7 — GUARANTOR AND OTHER FINANCIAL INFORMATION — (continued)
      The following tables present combining financial data detailing Ziff Davis Holdings, Ziff Davis Media, the guarantor subsidiaries and related elimination entries.

	At March 31, 2005

	Ziff Davis	Ziff Davis
	Holdings Inc.	Media Inc.	Guarantors	Eliminations	Total

ASSETS
Current assets:
Cash and cash equivalents	$—	$—	$21,130	$—	$21,130
Accounts receivable, net	—	—	27,586	—	27,586
Inventories	—	—	558	—	558
Prepaid expenses and other current assets	—	—	7,042	—	7,042
Due from (to) affiliates	1	(200,309)	200,308	—	—

Total current assets	1	(200,309)	256,624	—	56,316
Property and equipment, net	—	—	14,679	—	14,679
Investments in subsidiaries, equity method	(140,367)	(27,581)	—	167,948	—
Intangible assets, net	—	—	203,263	—	203,263
Goodwill, net	—	—	39,903	—	39,903
Notes receivable — affiliate	—	459,162	—	(459,162)	—
Other assets, net	—	10,360	4,824	—	15,184

Total assets	$(140,366)	$241,632	$519,293	$(291,214)	$329,345

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$—	$—	$13,725	$—	$13,725
Accrued expenses and other current liabilities	—	1,696	19,583	—	21,279
Current portion of long-term debt	—	—	—	—	—
Unexpired subscriptions and deferred revenue, net	—	—	20,581	—	20,581

Total current liabilities	—	1,696	53,889	—	55,585
Long-term debt	—	308,748	—	—	308,748
Accrued interest — compounding notes	—	72,411	—	—	72,411
Notes payable — affiliate	—	—	459,162	(459,162)	—
Accrued expenses — long-term	—	—	13,291	—	13,291
Mandatorily redeemable preferred stock	834,493	—	—	—	834,493
Other non-current liabilities	—	—	19,676	—	19,676

Total liabilities	834,493	382,855	546,018	(459,162)	1,304,204

Stockholders’ equity (deficit):
Preferred stock	—	—	1,234	(1,234)	—
Common stock	17,329	—	28	(28)	17,329
Stock subscription loans	—	—	—	—	—
Additional paid-in capital	8,468	566,631	741,801	(1,308,432)	8,468
Accumulated equity (deficit)	(1,000,656)	(707,854)	(769,788)	1,477,642	(1,000,656)

Total stockholders’ equity (deficit)	(974,859)	(141,223)	(26,725)	167,948	(974,859)

Total liabilities and stockholders’ equity (deficit)	$(140,366)	$241,632	$519,293	$(291,214)	$329,345

ZIFF DAVIS HOLDINGS INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)
(dollars in thousands, except per share data)
NOTE 7 — GUARANTOR AND OTHER FINANCIAL INFORMATION — (continued)

	At December 31, 2004

	Ziff Davis	Ziff Davis
	Holdings Inc.	Media Inc.	Guarantors	Eliminations	Total

ASSETS
Current assets:
Cash and cash equivalents	$—	$—	$32,592	$—	$32,592
Accounts receivable, net	—	—	34,776	—	34,776
Inventories	—	—	575	—	575
Prepaid expenses and other current assets	—	—	6,661	—	6,661
Due (to) from affiliates	1	(190,067)	190,066	—	—

Total current assets	1	(190,067)	264,670	—	74,604
Property and equipment, net	—	—	15,004	—	15,004
Investments in subsidiaries, equity method	(133,989)	(34,166)	—	168,155	—
Intangible assets, net	—	—	207,141	—	207,141
Goodwill net	—	—	39,903	—	39,903
Note receivable — affiliate	—	464,800	—	(464,800)	—
Other assets, net	—	10,964	4,686	—	15,650

Total assets	$(133,988)	$251,531	$531,404	$(296,645)	$352,302

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$—	$—	$20,280	$—	$20,280
Accrued expenses and other current liabilities	—	1,329	24,475	—	25,804
Current portion of long-term debt	—	23,991	—	—	23,991
Unexpired subscriptions and deferred revenue, net	—	—	20,327	—	20,327

Total current liabilities	—	25,320	65,082	—	90,402
Long-term debt	—	284,866	—	—	284,866
Accrued interest — compounding notes	—	76,190	—	—	76,190
Note payable — affiliate	—	—	464,800	(464,800)	—
Accrued expenses — long-term	—	—	14,978	—	14,978
Mandatorily redeemable preferred stock	814,549	—	—	—	814,549
Other non-current liabilities	—	—	19,854	—	19,854

Total liabilities	814,549	386,376	564,714	(464,800)	1,300,839

Stockholders’ (deficit) equity:
Preferred stock	—	—	1,234	(1,234)	—
Common stock	17,329	—	28	(28)	17,329
Stock subscription loans	—	—	—	—	—
Additional paid-in capital	8,468	566,631	720,420	(1,287,051)	8,468
Accumulated (deficit) equity	(974,334)	(701,476)	(754,992)	1,456,468	(974,334)

Total stockholders’ (deficit) equity	(948,537)	(134,845)	(33,310)	168,155	(948,537)

Total liabilities and stockholders’ (deficit) equity	$(133,988)	$251,531	$531,404	$(296,645)	$352,302

ZIFF DAVIS HOLDINGS INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)
(dollars in thousands, except per share data)
NOTE 7 — GUARANTOR AND OTHER FINANCIAL INFORMATION — (continued)

	Three Months Ended March 31, 2005

	Ziff Davis	Ziff Davis
	Holdings Inc.	Media Inc.	Guarantors	Eliminations	Total

Revenue, net	$—	$—	$42,681	$—	$42,681

Operating expenses:
Cost of production	—	—	11,781	—	11,781
Selling, general and administrative expenses	—	—	26,577	—	26,577
Depreciation and amortization of property and equipment	—	—	1,280	—	1,280
Amortization of intangible assets	—	—	3,955	—	3,955

Total operating expenses	—	—	43,593	—	43,593

Income from operations	—	—	(912)	—	(912)
Equity in income (loss) from subsidiaries	(6,378)	(14,796)	—	21,174	—
Intercompany interest income (expense)	—	13,944	(13,944)	—	—
Interest income (expense), net	(19,944)	(5,526)	128	—	(25,342)

Loss before income taxes	(26,322)	(6,378)	(14,728)	21,174	(26,254)
Income tax provision	—	—	68	—	68

Net income (loss)	$(26,322)	$(6,378)	$(14,796)	$21,174	$(26,322)

	Three Months Ended March 31, 2004

	Ziff Davis	Ziff Davis
	Holdings Inc.	Media Inc.	Guarantors	Eliminations	Total

Revenue, net	$—	$—	$41,968	$—	$41,968

Operating expenses:
Cost of production	—	—	12,933	—	12,933
Selling, general and administrative expenses	—	—	26,026	—	26,026
Depreciation and amortization of property and equipment	—	—	1,793	—	1,793
Amortization of intangible assets	—	—	3,806	—	3,806

Total operating expenses	—	—	44,558	—	44,558

Income from operations	—	—	(2,590)	—	(2,590)
Equity in income (loss) from subsidiaries	(6,942)	(17,142)	—	24,084	—
Gain on sale of assets, net	—	—	—	—	—
Intercompany interest income (expense)	—	14,583	(14,583)	—	—
Interest expense, net	(17,764)	(4,383)	120	—	(22,027)

Loss before income taxes	(24,706)	(6,942)	(17,053)	24,084	(24,617)
Income tax provision	—	—	89	—	89

Net income (loss)	$(24,706)	$(6,942)	$(17,142)	$24,084	$(24,706)

ZIFF DAVIS HOLDINGS INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)
(dollars in thousands, except per share data)
NOTE 7 — GUARANTOR AND OTHER FINANCIAL INFORMATION — (continued)

	Three Months Ended March 31, 2005

	Ziff Davis	Ziff Davis
	Holdings Inc.	Media Inc.	Guarantors	Eliminations	Total

Cash flows from operating activities:
Net income (loss)	$(26,322)	$(6,378)	$(14,796)	$21,174	$(26,322)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	—	—	5,235	—	5,235
Provision for doubtful accounts	—	—	205	—	205
Non-cash rent expense (income)	—	—	41	—	41
Amortization of accrued interest on compounding notes, net	—	436	—	—	436
Amortization of debt issuance costs	—	604	—	—	604
Non-cash compensation	—	—	—	—	—
Accrued dividends on mandatorily redeemable preferred stock	19,944	—	—	—	19,944
Equity in loss (income) from subsidiaries	6,378	14,796	—	(21,174)	—
Changes in operating assets and liabilities:
Accounts receivable	—	—	6,985	—	6,985
Inventories	—	—	17	—	17
Prepaid expenses and other, net	—	—	(381)	—	(381)
Accounts payable and accrued expenses	—	367	(13,491)	—	(13,124)
Unexpired subscriptions and deferred revenue, net	—	—	254	—	254
Due to (from) affiliates	—	10,180	(10,180)	—	—

Net cash provided (used) by operating activities	—	20,005	(26,111)	—	(6,106)

Cash flows from investing activities:
Capital expenditures	—	—	(955)	—	(955)
Acquisitions	—	—	(77)	—	(77)
Investments in subsidiaries	—	(21,319)	—	21,319	—

Net cash provided (used) by investing activities	—	(21,319)	(1,032)	21,319	(1,032)

Cash flows from financing activities:
Proceeds from capital contributions	—	—	21,319	(21,319)	—
Proceeds from collection of intercompany notes receivable	—	5,638	—	(5,638)	—
Repayment of borrowings under senior credit facility	—	(4,324)	—	—	(4,324)
Repayment of intercompany notes payable	—	—	(5,638)	5,638	—
Debt issuance costs	—	—	—	—	—

Net cash provided (used) by financing activities	—	1,314	15,681	(21,319)	(4,324)

Net decrease in cash and cash equivalents	—	—	(11,462)	—	(11,462)
Cash and cash equivalents at beginning of period	—	—	32,592	—	32,592

Cash and cash equivalents at end of period	$—	$—	$21,130	$—	$21,130

ZIFF DAVIS HOLDINGS INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)
(dollars in thousands, except per share data)
NOTE 7 — GUARANTOR AND OTHER FINANCIAL INFORMATION — (continued)

	Three Months Ended March 31, 2004

	Ziff Davis	Ziff Davis
	Holdings Inc.	Media Inc.	Guarantors	Eliminations	Total

Cash flows from operating activities:
Net income (loss)	$(24,706)	$(6,942)	$(17,142)	$24,084	$(24,706)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	—	—	5,599	—	5,599
Provision for doubtful accounts	—	—	192	—	192
Non-cash rent expense	—	—	179	—	179
Amortization of accrued interest on compounding notes, net	—	354	—	—	354
Amortization of debt issuance costs and non-cash interest expense	—	540	—	—	540
Non-cash restructuring charges, net	—	—	—	—	—
Accrued dividends on mandatorily redeemable preferred stock	17,764	—	—	—	17,764
Equity in loss (income) from subsidiaries	6,942	17,142	—	(24,084)	—
Changes in operating assets and liabilities:
Accounts receivable	—	—	3,557	—	3,557
Inventories	—	—	14	—	14
Accounts payable and accrued expenses	—	(394)	(4,903)	—	(5,297)
Unexpired subscriptions and deferred revenue, net	—	—	1,489	—	1,489
Due to (from) affiliate	—	5,750	(5,750)	—	—
Prepaid expenses and other, net	—	—	(219)	—	(219)

Net cash provided (used) by operating activities	—	16,450	(16,984)	—	(534)

Cash flows from investing activities:
Capital expenditures	—	—	(1,342)	—	(1,342)
Net proceeds from sale of assets	—	—	—	—	—
Investments in subsidiaries	—	(20,837)	—	20,837	—

Net cash provided (used) by investing activities	—	(20,837)	(1,342)	20,837	(1,342)

Cash flows from financing activities:
Proceeds from capital contributions	—	—	20,837	(20,837)	—
Proceeds from collection of intercompany notes receivable	—	4,387	—	(4,387)	—
Repayment of intercompany notes payable	—	—	(4,387)	4,387	—

Net cash provided (used) by financing activities	—	4,387	16,450	(20,837)	—

Net increase (decrease) in cash and cash equivalents	—	—	(1,876)	—	(1,876)
Cash and cash equivalents at beginning of period	—	—	47,308	—	47,308

Cash and cash equivalents at end of period	$—	$—	$45,432	$—	$45,432

NOTE 8 — Segment Information
      Segment information is presented in accordance with SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” This standard is typically based on a management approach that designates the internal organization used for making operating decisions and assessing performance. Operating segments are defined as business areas or lines of an enterprise about which financial

ZIFF DAVIS HOLDINGS INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)
(dollars in thousands, except per share data)
NOTE 8 — Segment Information — (Continued)
information is available and evaluated on a regular basis by the chief operating decision-makers, or decision-making groups, in deciding how to allocate capital and other resources to such lines of business.
      The Company historically reported and managed its business in conjunction with the reporting requirements set forth in the Company’s Senior Credit Facility and indenture agreements which mandate certain restrictions on the source of funding provided to the Restricted Subsidiaries and Unrestricted Subsidiaries, as defined in the Senior Credit Facility. Effective July 1, 2004, the Company amended the terms of its Senior Credit Facility which eliminated the distinction between the Restricted and Unrestricted Subsidiaries and allows the Company to be viewed in its entirety for purposes of financial covenant compliance. As a result, effective July 1, 2004, the Company now reports and manages its business along the following operating segments: the Consumer Tech Group, the Enterprise Group and the Game Group. As a result of this change, the comparable 2004 segment information has been restated to reflect the new reporting segments. This reporting change had no impact on the Company’s unaudited Condensed Consolidated Statements of Operations or Statements of Cash Flows.
      The Company evaluates the performance of its segments and allocates capital and other resources to them based on earnings before interest expense, provision for income taxes, depreciation, amortization, restructuring and non-recurring and certain non-cash charges including non-cash compensation (“Adjusted EBITDA”). Any inter-segment revenues included in segment data are not material.
      The following table presents information about the Company’s reportable segments for the periods then ended:

	Three Months
	Ended March 31,

	2005	2004

Revenue, net:
Consumer Tech Group	$14,266	$15,163
Enterprise Group	18,161	15,507
Game Group	10,254	11,298

Total	$42,681	$41,968

	Three Months
	Ended March 31,

	2005	2004

Adjusted EBITDA:
Consumer Tech Group	$1,728	$3,100
Enterprise Group	2,217	194
Game Group	378	(285)

Total	$4,323	$3,009

      Adjusted EBITDA, as defined, is not a measure of performance under generally accepted accounting principles (“GAAP”), and Adjusted EBITDA should not be considered in isolation or as a substitute for Net income/(loss), Income/(loss) from operations, Cash flows from operating activities or other cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. The Company believes Adjusted EBITDA may be commonly used by certain investors and analysts to evaluate a company’s ability to service debt. Furthermore, Adjusted EBITDA (subject to certain adjustments) was also a component of the Company’s Senior Credit Facility financial covenant calculations. However, the Company’s method of computation may not be comparable to similarly titled measures of other

ZIFF DAVIS HOLDINGS INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)
(dollars in thousands, except per share data)
NOTE 8 — Segment Information — (Continued)
companies. The most directly comparable financial measure under GAAP to Adjusted EBITDA is Income (loss) from operations. Reconciliations between Adjusted EBITDA and Loss from operations are provided below.

	Three Months
	Ended March 31,

	2005	2004

Reconciliation of segment Adjusted EBITDA to consolidated Loss from operations:
Total segment Adjusted EBITDA	$4,323	$3,009
Depreciation and amortization	5,235	5,599
Restructuring charges, net — non-cash	—	—
Non-cash compensation	—	—

Loss from operations	$(912)	$(2,590)

Ziff Davis Media Inc.

Offer to Exchange

$205,000,000 of Senior Secured Floating Rate Notes
due 2012, Series B
for any and all outstanding
$205,000,000 of Senior Secured Floating Rate Notes
due 2012

PROSPECTUS

       We have not authorized anyone to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on any unauthorized information or representations.
      Until                     , 2005, all dealers that, buy, sell or trade the exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.
                    , 2005

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 20:     Indemnification of Directors and Officers.

Delaware General Corporation Law
      Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
      Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
      Section 145(c) of the Delaware General Corporation Law provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
      Section 145(d) of the Delaware General Corporation Law provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.
      Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
      Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s capacity as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Registrants’ Certificates of Incorporation
      The certificates of incorporation of the registrants include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability for breach of duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the Delaware General Corporation Law (unlawful dividends and stock repurchases); or for transactions from which the director derived improper personal benefit.
      The certificates of incorporation of the Delaware registrants provide that these registrants must indemnify their directors and officers to the fullest extent authorized by the Delaware General Corporation Law and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.
      The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of a registrant’s certificate of incorporation, a registrant’s by laws, agreement, vote of stockholders or disinterested directors or otherwise.
      The registrants maintain insurance to protect themselves and their respective directors and officers against any such expense, liability or loss, whether or not it would have the power to indemnify them against such expense, liability or loss under applicable law.

Item 21.	Exhibits and Financial Statement Schedules.
      (a) The attached Exhibit Index is incorporated herein by reference.
      (b) No financial statement schedules are required to be filed herewith pursuant to this Item.

Item 22.	Undertakings.
      (a) The undersigned hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)

if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (b) The undersigned hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      (d) The undersigned hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.
      (e) The undersigned hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Ziff Davis Media Inc., a Delaware corporation, has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of June 2005.

ZIFF DAVIS MEDIA INC.

By:	/s/ Derek Irwin

Derek Irwin
Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 3rd day of June, 2005.

Signatures	Title

/s/ * Robert F. Callahan	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Derek Irwin Derek Irwin	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ * Bart W. Catalane	President, Chief Operating Officer and Director

/s/ * John R. Willis	Director

/s/ * Avy H. Stein	Director

/s/ * Daniel H. Blumenthal	Director

/s/ * Bradley J. Shisler	Director

/s/ * David M. Wittels	Director
      The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors and previously filed with the Securities and Exchange Commission.

By:	/s/ DEREK IRWIN Derek Irwin, Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Ziff Davis Holdings Inc., a Delaware corporation, has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City New York, State of New York, on the 3rd day of June 2005.

ZIFF DAVIS HOLDINGS INC.

By:	/s/ Derek Irwin

Derek Irwin
Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 3rd day of June, 2005.

Signature	Title

/s/ * Robert F. Callahan	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Derek Irwin Derek Irwin	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ * Bart W. Catalane	President, Chief Operating Officer and Director

/s/ * John R. Willis	Director

/s/ * Avy H. Stein	Director

/s/ * Daniel H. Blumenthal	Director

/s/ * Bradley J. Shisler	Director

/s/ * David M. Wittels	Director
      The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors and previously filed with the Securities and Exchange Commission.

By:	/s/ DEREK IRWIN Derek Irwin, Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Ziff Davis Publishing Holdings Inc., a Delaware corporation, has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of June 2005.

ZIFF DAVIS PUBLISHING HOLDINGS INC.

By:	/s/ DEREK IRWIN

Derek Irwin
Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 3rd day of June, 2005.

Signature	Title

* Robert F. Callahan	Director and Chief Executive Officer (Principal Executive Officer)

* Bart W. Catalane	Director, President and Chief Operating Officer

/s/ DEREK IRWIN Derek Irwin	Chief Financial Officer (Principal Financial and Accounting Officer)
      The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors and previously filed with the Securities and Exchange Commission.

By:	/s/ DEREK IRWIN Derek Irwin, Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Ziff Davis Publishing Inc., a Delaware corporation, has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of June 2005.

ZIFF DAVIS PUBLISHING INC.

By:	/s/ DEREK IRWIN

Derek Irwin
Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 3rd day of June, 2005.

Signature	Title

* Robert F. Callahan	Director and Chief Executive Officer (Principal Executive Officer)

* Bart W. Catalane	Director, President and Chief Operating Officer

/s/ DEREK IRWIN Derek Irwin	Chief Financial Officer (Principal Financial and Accounting Officer)
      The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors and previously filed with the Securities and Exchange Commission.

By:	/s/ DEREK IRWIN Derek Irwin, Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Ziff Davis Development Inc., a Delaware corporation, has duly caused this Amendment No. 1 Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of June 2005.

ZIFF DAVIS DEVELOPMENT INC.

By:	/s/ DEREK IRWIN

Derek Irwin
Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 Registration Statement and has been signed by the following persons in the capacities and on the dates indicated on the 3rd day of June, 2005.

Signature	Title

* Robert F. Callahan	Director and Chief Executive Officer (Principal Executive Officer)

* Bart W. Catalane	Director, President and Chief Operating Officer

/s/ DEREK IRWIN Derek Irwin	Chief Financial Officer (Principal Financial and Accounting Officer)
      The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors and previously filed with the Securities and Exchange Commission.

By:	/s/ DEREK IRWIN Derek Irwin, Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Ziff Davis Internet Inc., a Delaware corporation, has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of June 2005.

ZIFF DAVIS INTERNET INC.

By:	/s/ DEREK IRWIN

Derek Irwin
Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 3rd day of June, 2005.

Signature	Title

* Robert F. Callahan	Director and Chief Executive Officer (Principal Executive Officer)

* Bart W. Catalane	Director, President and Chief Operating Officer

/s/ DEREK IRWIN Derek Irwin	Chief Financial Officer (Principal Financial and Accounting Officer)
      The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors and previously filed with the Securities and Exchange Commission.

By:	/s/ DEREK IRWIN Derek Irwin, Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Purchase Agreement, dated April 18, 2005, by and among Ziff Davis Media Inc., the guarantors named therein and Bear, Stearns & Co. Inc. and Lehman Brothers Inc. Incorporated by reference to Ziff Davis Holdings’ Form 8-K filed on April 26, 2005.
2.1	Purchase Agreement dated December 6, 1999 among WS-ZP Acquisition, Inc., ZD Inc. and ZD Holdings (Europe) Ltd.(1)
3.1	Certificate of Incorporation for Ziff Davis Media Inc.(1)
3.2	Fifth Amended and Restated Certificate of Incorporation for Ziff Davis Holdings Inc.(2)
3.3	Certificate of Incorporation for Ziff Davis Publishing Holdings Inc.(1)
3.4	Certificate of Incorporation for Ziff Davis Internet Inc.(1)
3.5	Certificate of Incorporation for Ziff Davis Development Inc.(1)
3.6	Certificate of Incorporation for Ziff Davis Publishing Inc.(1)
3.7	By-laws of Ziff Davis Media Inc.(1)
3.8	By-laws of Ziff Davis Holdings Inc.(2)
3.9	By-laws of Ziff Davis Publishing Holdings Inc.(1)
3.10	By-laws of Ziff Davis Internet Inc.(1)
3.11	By-laws of Ziff Davis Development Inc.(1)
3.12	By-laws of Ziff Davis Publishing Inc.(1)
3.13	Certificate of Incorporation of Ziff Davis Intermediate Holdings Inc.(2)
3.14	By-laws of Ziff Davis Intermediate Holdings Inc.(2)
4.1	Indenture, dated August 12, 2002, by and between Ziff Davis Media Inc., the guarantors thereunder and Deutsche Bank Trust Company Americas.(2)
4.2	Registration Rights Agreement, dated August 12, 2002, by and among Ziff Davis Holdings Inc. and Ziff Davis Media Inc.(2)
4.3	Indenture, dated July 21, 2000 by and between Ziff Davis Media Inc., the guarantors thereunder and Bankers Trust Company.(1)
4.4	First Supplemental Indenture, dated as of August 12, 2002 by and between Ziff Davis Media, the guarantors thereunder and Deutsche Bank Trust Company Americas, supplementing that certain indenture, dated July 21, 2000, by and between Ziff Davis Media Inc., the guarantors thereunder and Bankers Trust Company.(2)
4.5	Investor Rights Agreement, dated April 5, 2000, by and among Ziff Davis Holdings Inc., Willis Stein & Partners II, L.P., Willis Stein & Partners Dutch II, L.P., Willis Stein & Partners III, L.P. (and other partnerships sharing a common general partner therewith), the investors listed on the Schedule of Co-Investors, certain executive employees of Ziff Davis Holdings Inc., and certain other stockholders listed on the Schedule of New Stockholders. Incorporated by reference to Ziff Davis Media’s Form 10-K for the year ended December 31, 2001.
4.6	Amendment No. 1 to Investor Rights Agreement, dated August 12, 2002, by and among Ziff Davis Holdings Inc., Willis Stein & Partners II, L.P., Willis Stein & Partners Dutch II, L.P., Willis Stein & Partners III, L.P. (and other partnerships sharing a common general partner therewith), the investors listed on the Schedule of Co-Investors, certain executive employees of Ziff Davis Holdings Inc., and certain other stockholders listed on the Schedule of New Stockholders.(2)
4.7	Supplemental Indenture, dated as of September 18, 2002, by and among Ziff Davis Media Inc., Ziff Davis Holdings Inc., and Deutsche Bank Trust Company Americas, supplementing the indenture, dated as of August 12, 2002, by and between Ziff Davis Media Inc., the guarantors thereunder and Deutsche Bank Trust Company Americas.(2)
4.8	Second Supplemental Indenture, dated as of September 18, 2002, by and among Ziff Davis Media Inc., Ziff Davis Holdings Inc. and Deutsche Bank Trust Company Americas, supplementing the indenture, dated as of July 21, 2000, by and between Ziff Davis Media Inc., the guarantors thereunder and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company).(2)

Exhibit
No.	Description

4.9	Form of Global Series E-l Preferred Stock Certificate.(2)
4.10	Indenture, dated April 22, 2005, by and among Ziff Davis Media Inc., the guarantors named therein and US Bank National Association, as Trustee. Incorporated by reference to Ziff Davis Holdings’ Form 8-K filed on April 26, 2005.
4.11	Registration Rights Agreement, dated April 22, 2005, by and among Ziff Davis Media Inc., the Guarantors named therein and Bear, Stearns & Co. Inc. and Lehman Brothers Inc. Incorporated by reference to Ziff Davis Holdings’ Form 8-K filed on April 26, 2005.
4.12	Form of Senior Secured Floating Rate Note. Attached as an exhibit to Exhibit 4.10 and incorporated by reference herein.
5.1	Opinion of Kirkland & Ellis LLP.**
8.1	Opinion of Kirkland & Ellis LLP.**
10.1	Series D Preferred Stock Purchase Agreement, dated August 12, 2002, by and between Ziff Davis Holdings Inc., and the purchasers thereunder.(2)
10.2	Stock Purchase Agreement, dated as of April 30, 2002, by and among Ziff Davis Holdings Inc. and the purchasers thereunder.(2)
10.3	Stock Purchase Agreement, dated as of May 31, 2002, by and among Ziff Davis Holdings Inc. and the purchasers thereunder.(2)
10.4	Stock Purchase Agreement, dated as of June 28, 2002, by and among Ziff Davis Holdings Inc. and the purchasers thereunder.(2)
10.5	Stock Purchase Agreement, dated as of August 8, 2002, by and among Ziff Davis Holdings Inc. and the purchasers thereunder.(2)
10.6	Warrant Agreement, dated August 12, 2002, by and among Ziff Davis Holdings Inc. and Willis Stein & Partners II, L.P.(2)
10.7	Warrant Agreement, dated August 12, 2002, by and among Ziff Davis Holdings Inc. and Deutsche Bank Trust Company Americas.(2)
10.8	Distribution and Payment Agreement, dated August 12, 2002, by and between Ziff Davis Holdings Inc. and Willis Stein & Partners II, L.P.(2)
10.9	2002 Ziff Davis Holdings Inc. Amended and Restated Employee Stock Option Plan. Incorporated by reference to Ziff Davis Holdings’ Form 10-Q for the quarter ended March 31, 2003.†
10.10	License Agreement, dated April 5, 2000 with ZD Inc.(1)
10.11	License Agreement, dated April 5, 2000 with ZD Inc. (ZD logo).(1)
10.12	License Agreement, dated April 5, 2000 with ZD Inc. (Interactive).(1)
10.13	Executive Agreement by and between Ziff Davis Holdings Inc. and Mr. Thomas McGrade, dated as of April 5, 2000.(1)†
10.14	Amendment to License Agreement, dated January 19, 2001 with ZDNet, Inc.(1)
10.15	Amended and Restated Executive Agreement by and between Ziff Davis Holdings Inc., Ziff Davis Publishing Inc. and Mr. Robert F. Callahan, dated as of October 1, 2001. Incorporated by reference to Ziff Davis Media’s Form 10-Q for the quarter ended June 30, 2002.†
10.16	Amended and Restated Executive Agreement by and between Ziff Davis Holdings Inc., Ziff Davis Publishing Inc. and Mr. Bart Catalane, dated as of November 26, 2001. Incorporated by reference to Ziff Davis Media’s Form 10-Q for the quarter ended June 30, 2002.†
10.17	Executive Agreement by and between Ziff Davis Media Inc. and Mr. Paul O’Reilly, dated as of September 17, 2003. Incorporated by reference to Ziff Davis Holdings’ Form 10-K for the year ended December 31, 2004.†
10.18	Stock Purchase Agreement by and among Ziff Davis Holdings Inc. and the stock purchasers thereunder, dated May 20, 2001. Incorporated by reference to Ziff Davis Media’s Form 10-Q for the quarter ended September 30, 2001.
10.19	Stock Purchase Agreement by and among Ziff Davis Holdings Inc. and the stock purchasers thereunder, dated July 13, 2001. Incorporated by reference to Ziff Davis Media’s Form 10-Q for the quarter ended September 30, 2001.

Exhibit
No.	Description

10.20	Stock Purchase Agreement by and among Ziff Davis Holdings Inc. and the stock purchasers thereunder, dated August 30, 2001. Incorporated by reference to Ziff Davis Media’s Form 10-Q for the quarter ended September 30, 2001.
10.21	Sale and Purchase Agreement relating to certain Print-Based Publishing Assets in the UK, Germany and France, dated June 20, 2000 with VNU N.V., View Group B.V., VNU Business Publications Limited, VNU Holding Deutschland GMBH, VNU Business Publications France S.A.(1)
10.22	Stock Purchase Agreement, dated as of July 3, 2002, by and among Ziff Davis Media Inc., Ziff Davis Development Inc. and Lionbridge Technologies, Inc.(2)
10.23	Amendment No. 1 to Stock Purchase Agreement, dated as of August 12, 2002 by and among Ziff Davis Holdings, Inc., Willis Stein & Partners Dutch III-B, L.P. and Willis Stein & Partners III-C, L.P. (relating to Stock Purchase Agreement, dated as of April 30, 2002).(2)
10.24	Amendment No. 1 to Stock Purchase Agreement, dated as of August 12, 2002 by and among Ziff Davis Holdings, Inc., Willis Stein & Partners Dutch III-B, L.P. and Willis Stein & Partners III-C, L.P. (relating to Stock Purchase Agreement, dated as of May 31, 2002).(2)
10.25	Amendment No. 1 to Stock Purchase Agreement, dated as of August 12, 2002 by and among Ziff Davis Holdings, Inc., Willis Stein & Partners Dutch III-B, L.P. and Willis Stein & Partners III-C, L.P. (relating to Stock Purchase Agreement, dated as of June 28, 2002).(2)
10.26	Amendment No. 1 to Stock Purchase Agreement, dated as of August 12, 2002 by and among Ziff Davis Holdings, Inc., Willis Stein & Partners Dutch III-B, L.P. and Willis Stein & Partners III-C, L.P. (relating to Stock Purchase Agreement, dated as of August 8, 2002).(2)
10.27	Executive Agreement by and between Ziff Davis Holdings Inc., Ziff Davis Publishing Inc. and Mr. Gregory Barton, dated as of October 23, 2002. Incorporated by reference to Ziff Davis Holdings’ Form 10-K for the year ended December 31, 2002.†
10.28	Offer Letter by and between Ziff Davis Media Inc. and Mr. Derek Irwin, dated as of November 15, 2002. Incorporated by reference to Ziff Davis Holdings’ Form 10-K for the year ended December 31, 2003.†
10.29	Executive Agreement by and between Ziff Davis Media Inc. and Ms. Jasmine Alexander, dated as of March 1, 2003. Incorporated by reference to Ziff Davis Holdings’ Form 10-K for the year ended December 31, 2003.†
10.30	Executive Agreement by and between Ziff Davis Media Inc. and Mr. Jason Young, dated as of June 1, 2003. Incorporated by reference to Ziff Davis Holdings’ Form 10-K for the year ended December 31, 2003.†
10.31	Executive Agreement by and between Ziff Davis Media Inc. and Mr. Timothy Castelli, dated as of August 1, 2003. Incorporated by reference to Ziff Davis Holdings’ Form 10-K for the year ended December 31, 2003.†
10.32	Executive Agreement by and between Ziff Davis Media Inc. and Mr. Sloan Seymour, dated as of August 1, 2003. Incorporated by reference to Ziff Davis Holdings’ Form 10-K for the year ended December 31, 2003.†
10.33	Amendment dated December 30, 2004 to Amended and Restated Executive Agreement by and between Ziff Davis Holdings Inc., Ziff Davis Publishing Inc. and Mr. Robert F. Callahan. Incorporated by reference to Ziff Davis Holdings’ Form 10-K for the year ended December 31, 2004.†
10.34	Amendment dated December 30, 2004 to Amended and Restated Executive Agreement by and between Ziff Davis Holdings Inc., Ziff Davis Publishing Inc. and Mr. Bart Catalane. Incorporated by reference to Ziff Davis Holdings’ Form 10-K for the year ended December 31, 2004.†
10.35	Amendment dated February 28, 2005 to Amended and Restated Executive Agreement by and between Ziff Davis Holdings Inc., Ziff Davis Publishing Inc. and Mr. Robert F. Callahan. Incorporated by reference to Ziff Davis Holdings’ Form 10-K for the year ended December 31, 2004.†
10.36	Amendment dated February 28, 2005 to Amended and Restated Executive Agreement by and between Ziff Davis Holdings Inc., Ziff Davis Publishing Inc. and Mr. Bart Catalane. Incorporated by reference to Ziff Davis Holdings’ Form 10-K for the year ended December 31, 2004.†

Exhibit
No.	Description

10.37	Executive Agreement by and between Ziff Davis Media Inc. and Mr. Michael Miller, dated as of October 1, 2004. Incorporated by reference to Ziff Davis Holdings’ Form 10-K for the year ended December 31, 2004.†
10.38	Executive Agreement by and between Ziff Davis Media Inc. and Mr. Scott McCarthy, dated as of October 15, 2004. Incorporated by reference to Ziff Davis Holdings’ Form 10-K for the year ended December 31, 2004.†
10.39	Amendment dated December 31, 2004 to Executive Agreement by and between Ziff Davis Media Inc. and Mr. Scott McCarthy. Incorporated by reference to Ziff Davis Holdings’ Form 10-K for the year ended December 31, 2004.†
10.42	Letter dated September 23, 2004 from the Registrant to David Wittels. Incorporated by reference to Ziff Davis Holdings’ Form 10-K for the year ended December 31, 2004.
10.43	First Lien Security Agreement, dated as of April 22, 2005, by and among Ziff Davis Media Inc., the guarantors named therein and US Bank National Association, as Trustee. Incorporated by reference to Ziff Davis Holdings’ Form 8-K filed April 26, 2005.
12.1	Ratio of earnings to fixed charges.**
21.1	Subsidiaries of Ziff Davis Holdings Inc.(2)
23.1	Consent of PricewaterhouseCoopers LLP.**
23.2	Consent of Kirkland & Ellis LLP (included in Exhibits 5.1 and 8.1).**
24.1	Powers of Attorney (included on signature pages hereto).*
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of US Bank National Association, as Trustee.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Tender Instructions.*
99.3	Form of Notice of Guaranteed Delivery.*

*	Previously filed.

**	Filed herewith.

†	Denotes management contract or compensatory plan or arrangement.

(1)	Incorporated by reference to Ziff Davis Media’s Registration Statement on Form S-4 (No. 333-48014) initially filed October 16, 2000.

(2)	Incorporated by reference to Ziff Davis Media’s Registration Statement on Form S-4 (No. 333-99939) initially filed September 20, 2002.